                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
             Registration Statement Under the Securities Act of 1933

                             WESTERN SIERRA BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

         CALIFORNIA                      6021                     68-0390121
----------------------------   -------------------------     -------------------
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
    of Incorporation or        Industrial Classification     Identification No.)
        Organization)                Code Number)


      3350 COUNTRY CLUB DRIVE, SUITE 202, CAMERON PARK, CALIFORNIA 95682,
                                 (530)677-5600
      -------------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices)

       3350 COUNTRY CLUB DRIVE, SUITE 202, CAMERON PARK, CALIFORNIA 95682
       ------------------------------------------------------------------
                    (Address of Principal Place of Business)

                          GARY D. GALL, PRESIDENT & CEO
      3350 COUNTRY CLUB DRIVE, SUITE 202, CAMERON PARK, CALIFORNIA 90064,
                                 (530) 677-5600
      -------------------------------------------------------------------
               (Name, Address and Telephone of Agent for Service)

                                    Copy to:
           Gary Steven Findley, Esq., Gary Steven Findley & Associates
      1470 North Hundley Street, Anaheim, California 92806, (714) 630-7136

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
Title of each Class                 Proposed Maximum  Proposed Maximum
of Securities to     Amount to be   Offering Price    Aggregate          Amount of
be Registered        Registered     Per Unit          Offering Price     Registration Fee
-----------------------------------------------------------------------------------------
Common stock(1)      831,877(2)     Not applicable    Not applicable(3)  $1,403.17(3)
(No Par Value)
=========================================================================================

(1) This Registration Statement relates to shares of Common Stock of the Registrant issuable to holders of common stock, $10.00 par value ("Sentinel Common Stock") of Sentinel Community Bank ("Sentinel"), a federal savings and loan association, in the proposed merger (the "Merger") of Sentinel into Registrant's subsidiary Western Sierra National Bank.

(2) Based upon the estimated maximum number of shares of Registrant's Common Stock required to be issued under the agreement providing for the Merger. This Registration Statement also includes any additional shares of Registrant's Common Stock which may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the sum of the book value of Sentinel Common Stock at February 29, 2000 ($5,315,017).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            JOINT PROXY STATEMENT OF
               WESTERN SIERRA BANCORP AND SENTINEL COMMUNITY BANK
                                AND PROSPECTUS OF
                             WESTERN SIERRA BANCORP

We are proposing to merge Sentinel Community Bank with Western Sierra Bancorp.

- TO WESTERN SIERRA SHAREHOLDERS: The Board of Directors of Western Sierra is asking you to vote on the merger between Western Sierra and Sentinel Community. Western Sierra will issue shares of its common stock to shareholders of Sentinel Community in the merger. Western Sierra expects that it will issue a maximum of 831,877 shares of its common stock in the merger. Western Sierra is also holding its annual meeting of shareholders to amend its Bylaws to eliminate cumulative voting and to elect directors. More information on these matters is included in the joint proxy statement/prospectus.

- TO SENTINEL COMMUNITY SHAREHOLDERS: The Board of Directors of Sentinel Community is asking you to vote on the merger between Western Sierra and Sentinel Community. IF THE MERGER IS COMPLETED, SENTINEL COMMUNITY SHAREHOLDERS WHO DO NOT EXERCISE DISSENTERS' RIGHTS WILL RECEIVE FROM WESTERN SIERRA SHARES OF WESTERN SIERRA COMMON STOCK FOR THEIR SHARES OF SENTINEL COMMUNITY COMMON STOCK. BASED ON THE SALES PRICE OF WESTERN SIERRA COMMON STOCK AS OF _________, 2000, YOU WOULD RECEIVE THE EQUIVALENT OF $____ PER SHARE FOR EACH SHARE OF SENTINEL COMMUNITY COMMON STOCK. Western Sierra common stock is traded on the NASDAQ National Market under the symbol WSBA.

THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED. FOR A DISCUSSION OF FACTORS IMPORTANT TO THE DECISION TO APPROVE THE MERGER, SEE "RISK FACTORS" ON PAGE __. IN ADDITION, THE SHARES OF COMMON STOCK OFFERED ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE WESTERN SIERRA COMMON STOCK TO BE ISSUED IN THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The date of this joint proxy statement/prospectus is ___________, 2000 and is first being mailed to shareholders on or about ___________, 2000

                                TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
Questions and Answers About the Merger..............................................................1

Summary ............................................................................................2

Risk Factors.......................................................................................13

Introduction.......................................................................................17
         Matters to be Considered at the Shareholders' Meetings....................................17
         Record Dates..............................................................................17
         Outstanding Securities and Voting Rights..................................................18
         Recommendations of the Boards of Directors................................................18
         Revocability of Proxies...................................................................19
         Cost of Solicitation of Proxies...........................................................20
         Beneficial Ownership of Principal Shareholders and Management.............................20

Description of the Merger..........................................................................25
         General...................................................................................25
         Background and Reasons for the Merger.....................................................25
         Conversion Rate and Exchange of Shares and Options........................................29
         Interests of Certain Persons in the Merger and Material Contracts with
                  Sentinel Community and its Affiliates............................................33
         Regulatory Approval and Completion of the Merger..........................................35
         Conditions to the Merger..................................................................35
         Waiver, Amendment, and Termination........................................................37
         Liquidated Damages........................................................................38
         Federal and California Income Tax Consequences............................................43
         Rights of Dissenting Shareholders of Western Sierra and Sentinel Community................45

Description of the Capital Stock of Western Sierra and Sentinel Community..........................50
         Western Sierra............................................................................50
         Sentinel Community........................................................................51
         Western Sierra Following the Merger.......................................................51

Market Prices......................................................................................52
         Western Sierra............................................................................52
         Sentinel Community........................................................................52

Dividends..........................................................................................54
         Western Sierra............................................................................54
         Sentinel Community........................................................................54
         Western Sierra Following the Merger.......................................................55


                                                  TABLE OF CONTENTS
                                                                                                  PAGE
                                                                                                  ----
Pro Forma Financial Statements.....................................................................56
         The Merger................................................................................56

Regulatory Capital Adequacy........................................................................63

Description of Western Sierra......................................................................64

Description of Sentinel Community.................................................................102

Information Concerning Western Sierra and Sentinel Community......................................136

Description of Western Sierra Following the Merger................................................141

Western Sierra Proposal 2:  Amendment of Bylaws to Eliminate Cumulative Voting....................144

Western Sierra Proposal 3:  Election of Directors.................................................146

Change in Accountants.............................................................................148

Experts ..........................................................................................148

Legal Matters.....................................................................................149

Other Business....................................................................................149

Index to Financial Statements.....................................................................150


Exhibit I Agreement and Plan of Reorganization and Merger by and among Western Sierra and Sentinel Community and First Amendment

Exhibit II       Opinion of Hoefer & Arnett to Sentinel Community

Exhibit III      Sections 1300-1312 of the California General Corporation Law

Exhibit IV       Sections 552.14 of the Regulations of the Office of Thrift
                 Supervision

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q1. Why is Sentinel Community being acquired by Western Sierra in the merger?

A. We believe that shareholders of Sentinel Community and Western Sierra will benefit from the merger because the potential for the combined company exceeds what each company could accomplish individually. We believe the similar and complementary financial products and services provided by Western Sierra and Sentinel Community in different markets in Northern California will contribute to the future performance of the combined company and provide a larger number of shareholders. We believe that having more shareholders will increase the liquidity of the shares of Western Sierra common stock when the merger is completed.

Q2.      What am I being asked to vote on?

A. You are being asked to approve the merger between Western Sierra and Sentinel Community. If you are a shareholder of Western Sierra, you are also being asked to approve an amendment of Western Sierra's Bylaws to eliminate cumulative voting and to elect directors.

Q3.      What do I need to do now?

A. You need to read this joint proxy statement/prospectus, complete and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible.

Q4.      Should I send in my stock certificates now?

A. No. If you are a Sentinel Community shareholder and the merger is completed, Western Sierra will send you written instructions for exchanging your shares of common stock.

Q5.      Will I receive any cash if the merger is completed?

A. Yes. Even though the merger will occur through a stock for stock exchange, a small amount of cash will be paid for fractional shares of Western Sierra common stock to be issued in the merger. In addition, cash will be paid to shareholders of Western Sierra and Sentinel Community who exercise dissenters' rights.

Q6.      What is Western Sierra's dividend policy?

A. Western Sierra has never paid any CASH dividends and does not have any present intention to do so in the near future. However, Western Sierra has paid STOCK dividends in the past and does anticipate continuing to do so in the future.

Q7.      When is the merger expected to be completed?

A.       We expect the merger to be completed by ________, 2000.

                                     SUMMARY

This summary highlights selected information from this document and does not contain all of the information that is important. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this entire document and the documents to which we have referred you. See also, "Who Can Help Answer Your Questions" on page _.

THE COMPANIES (PAGES ___ AND ___)

WESTERN SIERRA BANCORP
3350 Country Club Drive, Suite 202
Cameron Park, California 95682
(530) 677-5600

Western Sierra is a bank holding company headquartered in Cameron Park, California. Western Sierra has three subsidiary banks, Western Sierra National Bank which serves El Dorado, Sacramento and Placer Counties, Roseville 1st National Bank which serves Placer County, and Lake Community Bank which serves Lakeport and its surrounding communities. Western Sierra has filed an application to merge Roseville 1st National Bank into Western Sierra National Bank. The completion of the Roseville 1st National Bank merger may occur prior to the merger with Sentinel Community. At December 31, 1999, Western Sierra National Bank had assets of $143.5 million and one head office and six branch offices, Roseville 1st National Bank had assets of $64.9 million and one head office and one branch office, and Lake Community Bank had assets of $88.8 million and one head office and one branch office.

SENTINEL COMMUNITY BANK

229 South Washington Street
Sonora, California 95370
(209) 533-3011

Sentinel Community is a federal savings and loan association headquartered in Sonora, California serving Sonora and the surrounding communities. At December 31, 1999, Sentinel Community had $92.6 million in assets and one head office and two branch offices.

THE MERGER (PAGE __)

The merger will combine the businesses of Western Sierra and Sentinel Community under Western Sierra. Sentinel Community will be merged with Western Sierra's subsidiary bank, Western Sierra National Bank. Sentinel Community will no longer exist after the merger.

Sentinel Community shareholders will, after completion of the merger, receive from Western Sierra shares of Western Sierra common stock for their shares of Sentinel Community common stock. The number of shares of Western Sierra common stock to be issued for the shares of Sentinel Community common stock will be determined before the merger. However, Sentinel Community shareholders as a group will receive no fewer than 558,138 shares and no more than

831,877 shares of Western Sierra common stock, except in the event the average trading price of Western Sierra common stock falls below $12.00 per share, in which case more shares of Western Sierra common stock may be issued. The equivalent dollar value of Western Sierra common stock to be issued per share of Sentinel Community common stock based on the sales price of Western Sierra common stock of $13.125 at February 29, 2000 would be $19.57 per share of Sentinel Community common stock. The number of shares of Western Sierra common stock to be issued will be based on the average closing bid and ask price of Western Sierra common stock during the twenty consecutive trading days ending with the end of the fifth trading day immediately prior to the date of completion of the merger.

If the merger is completed, it is expected that Sentinel Community shareholders will own between 18% and 25% of Western Sierra.

RECOMMENDATIONS TO SHAREHOLDERS (PAGES _____)

Western Sierra's and Sentinel Community's Boards of Directors unanimously recommend a vote "FOR" approval of the merger. Western Sierra's Board of Directors also unanimously recommends a vote "FOR" approval of the amendment of the Bylaws to eliminate cumulative voting and "FOR" each of the nominees for directors.

THE MEETINGS

The Western Sierra meeting will be held at the Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California, at 4:30 p.m., on Tuesday, ________, 2000.

The Sentinel Community meeting will be held in the conference room at the Humane Society of Tuolumne County located at 10040 Victoria Way, Jamestown, California, at 9:00 a.m., on ______, ________, 2000.

RECORD DATE, VOTING POWER AND VOTE REQUIRED (PAGE __)

On ___________, 2000, the record date for the Western Sierra meeting, there were 2,522,409 shares of Western Sierra common stock outstanding. On ___________, 2000, the record date for the Sentinel Community meeting, there were 483,529 shares of Sentinel Community common stock outstanding.

Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Western Sierra common stock and two-thirds of the outstanding shares of Sentinel Community common stock.

SENTINEL COMMUNITY'S FINANCIAL ADVISOR ISSUES OPINION THAT MERGER CONSIDERATION IS FAIR (PAGES _____)

Hoefer & Arnett has issued a fairness opinion that states that the terms of the agreement are fair, from a financial point of view, to the shareholders of Sentinel Community. Sentinel Community paid Hoefer & Arnett a fee of $25,000 for its opinion and will pay an additional 1.50% of the aggregate consideration to be received by Sentinel Community in the merger.

We encourage you to read this opinion carefully.

THE BOARDS EXPECT THE MERGER TO BE TAX FREE (PAGES _____)

Perry-Smith & Co., LLP has issued an opinion as to material federal and California state income tax consequences for the merger. The opinion states that Sentinel Community shareholders in the merger will not recognize gain or loss for federal and California income tax purposes as a result of the merger, unless they receive cash for fractional shares or dissenting shares.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGES _____)

Each Sentinel Community director has entered into a director's agreement with Western Sierra which provides that the director agrees to vote all shares of Sentinel Community common stock as to which the director has voting power in favor of the merger. The directors of Sentinel Community collectively own 19% of the outstanding shares of Sentinel Community common stock.

The directors' agreements also provide that the directors will not for a period of two years after the completion of the merger, directly or indirectly, without the prior written consent of Western Sierra, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the Federal Deposit Insurance Corporation that has its head office or a branch office within 50 miles of the head office of Sentinel Community.

Further, Western Sierra intends to enter into an employment contract with Don Cusey, President and Chief Executive Officer of Sentinel Community. Mr. Cusey is expected to serve as Regional President for Western Sierra National Bank following the merger.

REQUIREMENTS TO BE MET IN THE MERGER (PAGES _____)

There are a number of requirements which must be met before the merger is completed. Among these requirements are the following:

-        shareholder approvals of the agreement must be obtained;

-        all necessary banking regulatory agency approvals must be obtained;

- Perry-Smith & Co., LLP must have issued a tax opinion that the merger will qualify as a reorganization and an opinion that the merger may be accounted for as a pooling of interests;

-        opinions of counsel of the parties to the merger must be issued;

-        no lawsuit or threatened lawsuit regarding the merger can be pending;

- dissenters' shares will not exceed 10% of the outstanding shares of Sentinel Community; and

- the shares of Western Sierra common stock shall be listed on the NASDAQ National Market.

MERGER TO BE ACCOUNTED FOR AS POOLING OF INTERESTS (PAGE __)

Western Sierra will account for the merger as a pooling of interests. Pooling of interests accounting treatment avoids the creation of goodwill in the merger and allows Western Sierra to avoid charges against future earnings from amortizing goodwill. This accounting method also means that after the merger, Western Sierra will report financial results as if Sentinel Community had always been combined with Western Sierra. If Western Sierra is not able to use pooling of interests accounting in the merger, the merger will not be completed.

APPRAISAL RIGHTS IN THE MERGER (PAGES _____, EXHIBIT III AND EXHIBIT IV)

If you are a shareholder of Western Sierra, you may be entitled to dissenters' rights if you dissent from the merger and other conditions are satisfied. You may dissent by voting against, abstaining or not voting in favor of the merger. You must also write a letter to Western Sierra requesting the purchase of your dissenting shares and send the letter so that it is received within 30 days of the date of mailing of a notice that will be sent to you announcing the approval by shareholders of the merger. Dissenters' rights will not be available to shareholders of Western Sierra unless demands for payment for the exercise of dissenters' rights are filed by shareholders holding an aggregate of 5% or more of the outstanding shares of Western Sierra common stock.

If you are a shareholder of Sentinel Community, you may dissent from the merger and demand payment in cash equal to the fair value of your shares. You may dissent by delivering to Sentinel Community before voting on the merger a writing stating that you intend to demand appraisal of, and payment for, your shares of Sentinel Community common stock. Valid dissenting shares of Sentinel Community common stock will not be converted into shares of Western Sierra common stock.

DIFFERENCES IN RIGHTS OF SHAREHOLDERS (PAGES _____)

The provisions of Western Sierra's Articles of Incorporation contain provisions not included in the Articles of Incorporation of Sentinel Community which may prevent a change in control of Western Sierra. Specifically, Western Sierra's Articles of Incorporation have a provision which requires an approving vote of 66 2/3% of the outstanding shares of Western Sierra common stock for some business combinations. In addition, if the proposed amendment of Western Sierra's Bylaws is approved, there will no longer be cumulative voting available in the election of directors.

WESTERN SIERRA BYLAW AMENDMENT AND ELECTION OF DIRECTORS (PAGES ___ - ___)

Western Sierra shareholders will also be asked to vote on the amendment of Bylaws to eliminate cumulative voting and to elect directors at the Western Sierra meeting.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you have more questions about the merger you should contact:

                    IF YOU ARE A WESTERN SIERRA SHAREHOLDER:

                             Western Sierra Bancorp
                       3350 Country Club Drive, Suite 202
                         Cameron Park, California 95682
                      Attention: Gary Gall, President & CEO
                          Telephone No.: (530) 677-5600

                  IF YOU ARE A SENTINEL COMMUNITY SHAREHOLDER:

                             Sentinel Community Bank
                           229 South Washington Street
                            Sonora, California 95370
                   Attention: Donald M. Cusey, President & CEO
                          Telephone No.: (209) 533-3011

                              ORGANIZATIONAL CHART

Companies before the merger:

               --------------                       --------------
                  Western                              Sentinel
                  Sierra                               Community
                  Bancorp                                Bank
               --------------                       --------------
----------------------------------------------
---------------  -----------   ---------------
    Western         Lake        Roseville 1st
    Sierra        Community       National
 National Bank      Bank            Bank
---------------  -----------   ---------------

Companies after the merger if the merger of Roseville 1st National Bank with Western Sierra National Bank is not completed before the merger with Sentinel
Community:

                           --------------
                              Western
                              Sierra
                              Bancorp
                           --------------
 ---------------------------------------------------------------
 --------------         --------------         ---------------
     Western                 Lake               Roseville 1st
     Sierra               Community                National
  National Bank              Bank                    Bank
 --------------         --------------         ---------------

Companies after the merger if the merger of Roseville 1st National Bank with Western Sierra National Bank is completed before the merger with Sentinel
Community:

              --------------
                  Western
                  Sierra
                  Bancorp
              --------------
-----------------------------------------
--------------             --------------
   Western                      Lake
   Sierra                     Community
National Bank                   Bank
--------------             --------------

SUMMARY OF FINANCIAL INFORMATION

The tables on pages __ and __ summarize the historical financial results of Western Sierra and Sentinel Community. This information is provided to show growth and earnings trends for each institution over the last five years. The next table summarizes the pro forma financial information shown at "Pro Forma Financial Statements" as if the merger had taken place at the beginning of each period presented. The pro forma financial information combines the historical financial information shown in the first two tables to reflect what the results might have been had the institutions merged in each of the earlier periods presented. The pro forma financial information does not take into consideration operational efficiencies or additional expenses that might have occurred as a result of combining the institutions, including merger expenses. The management of Western Sierra and the management of Sentinel Community believe its merger expenses in the merger will be approximately $200,000 and $670,000, respectively. In addition, this pro forma information is not necessarily indicative of the results that would have been realized had the merger been completed at the beginning of the periods presented.

The financial information presented includes the following sections:

- Summary of Earnings - This section shows the significant components of earnings.

- Financial Position - This section shows significant assets, liabilities and shareholders' equity.

- Per Share Data - This section shows net income, dividends and shareholders' equity on a per share basis.

         Basic income per share reflects net income divided by the weighted-average shares of common stock outstanding during the period. Diluted income per share reflects the potential reduction in income per share that could occur if stock options currently outstanding were exercised and resulted in the issuance of stock that also shared in net income.

         Book value is determined by dividing total shareholders' equity by the number of shares outstanding at the end of the period presented.

- Selected Financial Ratios - This section includes ratios showing the return on average assets and return on average shareholders' equity, which are commonly used to evaluate the performance of companies.

This summary should be read with the Financial Statements and notes to the Financial Statements for Western Sierra and Sentinel Community included at the end of this joint proxy statement/prospectus.

                        COMPARATIVE HISTORICAL FINANCIAL
                             DATA FOR WESTERN SIERRA
                                   (UNAUDITED)

(Dollars in thousands,
except per share numbers)


                                                           Year Ended December 31,
                                        ---------------------------------------------------------
                                           1999        1998        1997        1996        1995
                                        ---------   ---------   ---------   ---------   ---------
SUMMARY OF EARNINGS:
Net interest income                      $ 13,787    $ 12,138    $ 11,608    $  9,955    $  9,131
Provision for credit losses                   540         775       1,070       1,024         345
Noninterest income                          3,103       3,760       3,007       2,598       2,034
Noninterest expense                        12,130      13,503      10,445       9,136       8,374
     Net income                            $2,805    $  1,101    $  1,951    $  1,516    $  1,630

FINANCIAL POSITION:
Total assets                             $299,260    $290,628    $244,968    $204,671    $193,902
Total net loans and leases                210,527     161,343     155,526     140,084     124,809
Total deposits                            265,417     263,720     221,097     183,151     172,967
Total shareholders' equity                $25,505    $ 23,930    $ 21,623     $19,644    $ 16,688

PER SHARE DATA:
Net income-basic                         $   1.12    $   0.46    $   0.85    $   0.72    $   0.81
Net income-diluted                           1.09        0.44        0.82        0.70        0.78
Cash dividends declared                      0.00        0.00        0.14        0.11        0.12
Book value per share                     $  10.14    $  10.28    $   9.40    $   9.16    $   8.72

SELECTED FINANCIAL RATIOS:
Return on average assets                     0.98%       0.42%       0.86%       0.77%       0.92%
Return on average shareholders' equity      12.24%       4.84%       9.56%       8.52%      10.27%

                         COMPARATIVE HISTORICAL FINANCIAL
                           DATA FOR SENTINEL COMMUNITY
                                   (UNAUDITED)

(Dollars in thousands,
except per share numbers)


                                                      Year Ended December 31,
                                   -----------------------------------------------------------
                                      1999        1998        1997        1996          1995
                                   ---------   ---------   ---------   ----------    ---------
SUMMARY OF EARNINGS:
Net interest income                 $  3,863    $  3,721    $  3,053    $   2,617     $  2,502
Provision for credit losses              380         235         173          382          104
Noninterest income                       477         524         477          429          801
Noninterest expense                    3,271       3,053       3,902        2,817        2,299
     Net income (loss)              $    503        $601    $   (320)   $     (93)    $    528

FINANCIAL POSITION:
Total assets                        $ 92,623    $ 91,876    $ 76,771    $  62,834     $ 57,165
Total net loans and leases            60,035      51,080      38,770       35,950       39,978
Total deposits                        77,767      79,722      71,357       57,306       51,409
Total shareholders' equity            $5,410    $  5,378    $  4,763    $   5,083     $  5,291

PER SHARE DATA:
Net income (loss)-basic             $   1.04    $   1.27    $   (.68)   $    (.20)    $   1.13
Net income (loss)-diluted               1.00        1.26        (.68)        (.20)        1.11
Cash dividends declared                  .31         .28          --          .26          .23
Book value per share                $  11.19    $  11.15    $  10.13    $   10.81     $  11.27

SELECTED FINANCIAL RATIOS:
Return on average assets                 .53%        .70%       (.45%)       (.15%)       1.02%
Return on average
  shareholders' equity                  9.43%      11.91%      (6.36%)      (1.79%)      10.40%

                              PRO FORMA FINANCIAL DATA
               BASED ON THE POOLING OF INTERESTS METHOD OF ACCOUNTING
                       WESTERN SIERRA AND SENTINEL COMMUNITY
                                  (UNAUDITED)

(Dollars in thousands,
except per share numbers)

                                                     Year Ended December 31,
                                     ---------------------------------------------------------
                                        1999        1998        1997        1996        1995
                                     ---------   ---------   ---------   ---------   ---------
SUMMARY OF EARNINGS:
Net interest income                   $ 17,650    $ 15,859    $ 14,661    $ 12,572    $ 11,633
Provision for credit losses                920       1,010       1,243       1,406         449
Noninterest income                       3,580       4,284       3,484       3,027       2,835
Noninterest expense                     15,401      16,556      14,347      11,953      10,673
     Net income                         $3,308    $  1,702    $  1,631    $  1,423    $  2,158

FINANCIAL POSITION:
Total assets                          $391,883    $382,504    $321,739    $267,505    $251,067
Total net loans and leases             270,562     212,423     194,296     176,034     164,787
Total deposits                         343,184     343,442     292,454     240,457     224,376
Total shareholders' equity             $30,915     $29,308    $ 26,386    $ 24,727    $ 21,979

PER SHARE DATA:
Net income-basic                      $   1.03    $   0.55    $   0.55    $   0.51    $   0.79
Net income-diluted                    $   1.00    $   0.53    $   0.53    $   0.49    $   0.77
Cash dividends declared               $   0.05    $   0.04    $   0.11    $   0.13    $   0.13
Book value per share                  $   9.55    $   9.62    $   8.79    $   8.71    $   8.03

SELECTED FINANCIAL RATIOS:
Return on average assets                   .87%        .49%        .55%        .55%        .94%
Return on average
 shareholders' equity                    11.71%       6.13%       6.41%       6.20%      10.33%

MARKET PRICES OF WESTERN SIERRA COMMON STOCK AND SENTINEL COMMUNITY COMMON STOCK

Western Sierra common stock is listed on the NASDAQ National Market under the symbol WSBA. The following tables show the average of the last reported bid and asked price per share for Western Sierra common stock and Sentinel Community common stock on December 24, 1999, the trading day prior to the public announcement of the merger and equivalent pro forma market value per share for Sentinel Community common stock. The equivalent pro forma market value per share of Sentinel Community common stock is calculated by multiplying the last reported sales price per share of Western Sierra common stock by the conversion rate of 1.4910. THE ACTUAL CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH ABOVE. See also, "Description of the Merger--Conversion Rate and Exchange of Shares and Options."

                                       Historical                       Equivalent Pro Forma
                                  Market Value Per Share                    Market Value
                      -------------------------------------------       --------------------
                       Sentinel Community         Western Sierra         Sentinel Community
                      --------------------       ----------------       --------------------
December 24, 1999            $16.00                   $12.50                   $18.64


                                  RISK FACTORS

MERGER-RELATED RISK FACTORS

DIFFICULTIES OF INTEGRATING THE COMPANIES COULD HURT WESTERN SIERRA'S FUTURE PERFORMANCE. The earnings, financial condition and prospects of Western Sierra after the merger depend in large part on Western Sierra's ability to successfully integrate the operations and management of Sentinel Community with Western Sierra National Bank. We cannot guarantee that Western Sierra will be able to effectively and profitably integrate the operations and management of Sentinel Community and Western Sierra National Bank. In addition, we cannot guarantee that Western Sierra will be able to realize any revenue improvement or cost savings as a result of the merger. Furthermore, any cost savings which are realized could be offset by losses in revenues or other charges to earnings. In addition, existing customers may not be retained by the combined company or additional expenses could be incurred in retaining them. Failure to successfully integrate the operations of the company acquired could materially adversely affect future results of operations of Western Sierra following the merger.

ADVERSE PERFORMANCE OF COMBINED LOAN PORTFOLIOS COULD HURT WESTERN SIERRA'S FUTURE PERFORMANCE. Western Sierra's performance and prospects after the merger are largely dependent on the performance of the combined loan portfolios of Sentinel Community and Western Sierra National Bank, and ultimately on the financial condition of their respective borrowers and other customers. The existing loan portfolios of Sentinel Community and Western Sierra National Bank differ to some extent in the types of borrowers, industries and credits represented. In addition, there are differences in the documentation, classifications, credit ratings and management of the portfolios. Failure of Western Sierra's management to effectively manage the combined loan portfolio could have a material adverse effect on the business, financial condition and results of operations of Western Sierra after the merger. For information about Western Sierra's loan portfolio, see "Description of Western Sierra--Western Sierra's Management's Discussion and Analysis of Financial Condition and Results of Operations--Loan Portfolio." For information about Sentinel Community's loan portfolio, see "Description of Sentinel Community--Sentinel Community's Management's Discussion and Analysis of Financial Condition and Results of Operations--Loan Portfolio."

LOSS OF DEPOSITS AFTER THE MERGER COULD HURT WESTERN SIERRA'S FUTURE PERFORMANCE. The amount of deposits at any of Sentinel Community's branch offices could decrease between the date of this joint proxy statement/prospectus and the date the merger is completed, or at any time after the merger. If the amount of the deposits declines before or after the merger, Western Sierra's return on equity may be reduced because the amount of leverage on Western Sierra's capital will be less than currently anticipated by Western Sierra's management. Although Western Sierra anticipates that as a result of the merger, some of Sentinel Community's depositors will choose to move their deposits elsewhere, achievement of the anticipated benefits of the merger is dependent upon a substantial portion of the deposits remaining with Western Sierra after the merger. The market for financial services is extremely competitive and we cannot guarantee that Sentinel Community's current deposit customers will remain depositors of Western Sierra National Bank after the merger. See "Risk Factors--Risk Factors Related to Companies' Business and Operations--Financial Services Business is Highly Competitive."

ASSUMPTION OF SENTINEL COMMUNITY'S LEGAL LIABILITY AFTER MERGER COULD HURT WESTERN SIERRA'S FUTURE PERFORMANCE. Sentinel Community is a named defendant in at least two lawsuits. Sentinel Community has yet to be served in one lawsuit; and in the other lawsuit, Sentinel Community's insurance carrier believes that it may not be obligated to provide insurance coverage to Sentinel Community. Assuming completion of the merger, Western Sierra will be required to defend these lawsuits and will be responsible for expenses and losses, if any, as a result of these lawsuits. See "Description of Sentinel Community--Legal Proceedings."

RISKS RELATED TO COMPANIES' BUSINESS AND OPERATIONS

DETERIORATION OF LOCAL ECONOMIC CONDITIONS COULD HURT PROFITABILITY OF BANKS. The operations of Western Sierra and Sentinel Community are primarily located in Northern California and are concentrated along the Highway 50 and Interstate 80 corridors in the eastern Sacramento region, the Lake County area and Tuolumne County. As a result of this geographic concentration, Western Sierra's and Sentinel Community's results depend largely upon economic conditions in these areas. Adverse local economic conditions in the eastern Sacramento region, Lake County and/or Tuolumne County areas may have a material adverse effect on the financial condition and results of operations of Western Sierra and Sentinel Community.

FINANCIAL SERVICES BUSINESS IS HIGHLY COMPETITIVE WHICH COULD ADVERSELY AFFECT THE BANKS' EARNINGS AND PROFITABILITY AND STOCK PRICE OF WESTERN SIERRA. The banking and financial services business in California generally, and Western Sierra's and Sentinel Community's market areas specifically, is highly competitive. Western Sierra and Sentinel Community compete for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than Western Sierra and Sentinel Community. There can be no assurance that Western Sierra or Sentinel Community will be able to compete effectively in their respective markets, and the results of operations of Western Sierra and Sentinel Community could be materially and adversely affected if circumstances affecting the nature or level of competition change. See "Information Concerning Western Sierra and Sentinel Community--Competition."

LOAN AND LEASE LOSSES COULD HURT BANKS' OPERATING RESULTS. A significant source of risk for financial institutions like Western Sierra and Sentinel Community arises from the possibility that losses will be sustained because borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. Western Sierra and Sentinel Community have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that each company's respective management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the respective credit portfolios. These policies and procedures, however, may not prevent unexpected losses which could materially adversely affect the respective companies' results of operations. For information about Western Sierra's loan loss experience, see "Description of Western Sierra--Western Sierra's Management's Discussion and Analysis of Financial Condition and Results of Operations--Summary of Loan Loss Experience."

For information about Sentinel Community's loan loss experience, see "Description of Sentinel Community--Sentinel Community's Management's Discussion and Analysis of Financial Condition and Results of
Operations--Summary of Loan Loss Experience."

DETERIORATION OF REAL ESTATE MARKET COULD HURT BANKS' PERFORMANCE. At December 31, 1999, approximately 81% of Western Sierra's and Sentinel Community's combined loans were secured by real estate. The ability of Western Sierra to continue to originate real estate secured loans may be impaired by adverse changes in local and regional economic conditions in the real estate market, by increasing interest rates, or by acts of nature, including earthquakes and flooding, either of which may cause uninsured damage and other loss of value to real estate that secures Western Sierra's and Sentinel Community's loans. Due to the concentration of real estate collateral, these events could have a material adverse impact on the value of the collateral in which case Western Sierra or Sentinel Community may not recover adequate value from liquidation of collateral to cover the carrying value of the loans. For information about Western Sierra's real estate loans, see "Description of Western Sierra--Western Sierra's Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Loans" and "--Real Estate Loans." For information about Sentinel Community's real estate loans, see "Description of Sentinel Community--Sentinel Community's Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Loans" and "--Real Estate Loans."

INTEREST RATE FLUCTUATIONS COULD HURT OPERATING RESULTS. The income of Western Sierra and Sentinel Community depends to a great extent on "interest rate differentials" and the resulting net interest margins, that is, the difference between the interest rates earned on their respective interest-earning assets such as loans and investment securities, and the interest rates paid on their respective interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond their control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve. Generally, both Western Sierra and Sentinel Community are adversely affected by declining interest rates. In addition, changes in monetary policy, including changes in interest rates, influence the origination of loans, the purchase of investments and the generation of deposits and affect the rates received on loans and investment securities and paid on deposits, which could have a material adverse effect on Western Sierra's business, financial condition and results of operations. For a discussion of Western Sierra's interest rate sensitivity, see "Description of Western Sierra--Western Sierra's Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Matters--Quantitative and Qualitative Disclosures About Market Risk." For a discussion of Sentinel Community's interest rate sensitivity, see "Description of Sentinel Community--Sentinel Community's Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Matters--Quantitative and Qualitative Disclosures About Market Risk."

GOVERNMENT REGULATION AND LEGISLATION COULD HURT BUSINESS AND PROSPECTS OF BANKS. Western Sierra and Sentinel Community are subject to extensive state and federal regulation, supervision and legislation which govern almost all aspects of their respective operations. Their businesses are particularly susceptible to being affected by the enactment of federal and state legislation which may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities or enhancing the competitive position of other financial institutions. These laws are subject to change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds and not for the protection of shareholders of Western Sierra or Sentinel Community. Western Sierra cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on its business and prospects, but it could be material and adverse. For information about supervision and regulation of banks, bank holding companies and legislation, see "Information Concerning Western Sierra and Sentinel Community."

LOSS OF KEY EMPLOYEES COULD HURT PERFORMANCE OF WESTERN SIERRA NATIONAL BANK. Western Sierra and Sentinel Community are dependent upon the continued services of their respective key employees. The loss of the services of any such employee, or the failure of Western Sierra to attract and retain other qualified personnel, could have a material adverse effect on Western Sierra's business, financial condition and results of operations. For information about Western Sierra's key employees, see "Description of Western Sierra--Management." For information about Sentinel Community's key employees, see "Description of Sentinel Community--Management."

ENVIRONMENTAL LIABILITY ASSOCIATED WITH COMMERCIAL LENDING COULD RESULT IN LOSSES. In the course of business, Western Sierra and Sentinel Community have each acquired, and may in the future acquire, through foreclosure, properties securing loans they have originated or purchased which are in default. In commercial real estate lending, there is a risk that hazardous substances could be discovered on these properties after acquisition by Western Sierra or Sentinel Community, as the case may be. In this event, Western Sierra or Sentinel Community, as the case may be, might be required to remove these substances from the affected properties at its sole cost and expense. The cost of this removal could substantially exceed the value of affected properties. Western Sierra or Sentinel Community, as the case may be, may not have adequate remedies against the prior owner or other responsible parties or could find it difficult or impossible to sell the affected properties, the occurrence of any of which could have a material adverse effect on Western Sierra's business, financial condition and operating results.

THE BANKS RELY HEAVILY ON TECHNOLOGY AND COMPUTER SYSTEMS AND COMPUTER FAILURE COULD RESULT IN LOSS OF BUSINESS AND ADVERSELY AFFECT THE STOCK PRICE OF WESTERN SIERRA. Advances and changes in technology can significantly impact the business and operations of Western Sierra and Sentinel Community. Western Sierra and Sentinel Community face many challenges including the increased demand for providing computer access to bank accounts and the systems to perform banking transactions electronically. Western Sierra's and Sentinel Community's ability to compete depends on its ability to continue to adapt their respective technology on a timely and cost-effective basis to meet these demands. In addition, their respective businesses and operations are susceptible to negative impacts from computer system failures, communication and energy disruption and unethical individuals with the technological ability to cause disruptions or failures of their respective data processing systems.

                                  INTRODUCTION

WE HAVE MADE FORWARD-LOOKING STATEMENTS IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS," "CONSIDERS" AND WORDS OF SIMILAR IMPORT. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS OF WESTERN SIERRA OR SENTINEL COMMUNITY OR THE MERGER TO BE MATERIALLY DIFFERENT FROM THE FUTURE RESULTS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, AMONG OTHERS, THE FACTORS DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE __ OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

SHAREHOLDERS SHOULD NOT RELY HEAVILY ON THE FORWARD-LOOKING STATEMENTS. WESTERN SIERRA AND SENTINEL COMMUNITY DO NOT HAVE A DUTY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY CHANGES TO ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

We are sending you this joint proxy statement/prospectus for the solicitation of proxies by the Boards of Directors of Western Sierra and Sentinel Community for use at their respective meetings of shareholders for the purpose of considering and voting upon the matters set forth in their respective notices of meeting.

The information contained in this joint proxy statement/prospectus concerning Western Sierra has been furnished by Western Sierra and is its responsibility. The information contained in this joint proxy statement/prospectus concerning Sentinel Community has been furnished by Sentinel Community and is its responsibility.

The mailing of this joint proxy statement/prospectus commenced on or about ___________, 2000.

MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS' MEETINGS

The Western Sierra meeting has been called so its shareholders can vote upon the agreement, vote upon the amendment of the Bylaws to eliminate cumulative voting and elect directors. The Sentinel Community meeting has been called so its shareholders can vote upon the agreement. The merger will be accomplished by the merger of Sentinel Community with Western Sierra National Bank, a subsidiary of Western Sierra. After the merger, Sentinel Community will cease to exist.

RECORD DATES

WESTERN SIERRA. The close of business on ___________, 2000, has been fixed as the Western Sierra record date for the determination of Western Sierra shareholders entitled to notice of, and to vote at, the Western Sierra meeting.

SENTINEL COMMUNITY. The close of business on ___________, 2000, has been fixed as the Sentinel Community record date for the determination of Sentinel Community shareholders entitled to notice of, and to vote at, the Sentinel Community meeting.

OUTSTANDING SECURITIES AND VOTING RIGHTS

WESTERN SIERRA. There were 2,522,409 shares of Western Sierra common stock outstanding as of the Western Sierra record date held by approximately 1,293 record holders. Each holder of Western Sierra common stock can cast one vote for each share of Western Sierra common stock held as of the Western Sierra record date on any matter presented for a vote of the shareholders at the Western Sierra meeting. In addition, if Proposal 2 regarding the amendment of the Bylaws of Western Sierra to eliminate cumulative voting is not approved, then cumulative voting will be allowed in the election of directors under Proposal 3. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If Proposal 2 is not approved, then, in connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Western Sierra meeting gives notice at the Western Sierra meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of Western Sierra gives this notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors.

Approval of the merger and approval of the amendment of Western Sierra's Bylaws to eliminate cumulative voting requires the affirmative vote of the holders of a majority of the outstanding shares of Western Sierra common stock. The fifteen nominees for directors receiving the most votes will be elected as directors.

The effect of broker nonvotes is that these votes are not counted as being voted; however these votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that the vote is not counted as a vote for or against the matter, but is counted as an abstention.

SENTINEL COMMUNITY. There were 483,529 shares of Sentinel Community common stock outstanding as of the Sentinel Community record date held by approximately 360 record holders. Each holder of Sentinel Community common stock can cast one vote for each share of Sentinel Community common stock held as of the Sentinel Community record date on any matter presented for a vote of the shareholders at the Sentinel Community meeting.

Approval of the merger requires the affirmative vote of the two-thirds of the outstanding shares of Sentinel Community common stock.

The effect of broker nonvotes is that these votes are not counted as being voted; however these votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that the vote is not counted as a vote for or against the matter, but is counted as an abstention.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

The Boards of Directors of Western Sierra and Sentinel Community have each unanimously voted in favor of the proposals relating to the merger, and the individual members of Sentinel

Community's Board of Directors have indicated that they will vote all shares of Sentinel Community common stock as to which they have voting power "FOR" approval of the agreement. Both the Boards of Directors of Western Sierra and Sentinel Community recommend that their respective shareholders also vote "FOR" approval of the agreement. See "Introduction--Beneficial Ownership of Principal Shareholders and Management."

As of the Western Sierra record date, the directors and executive officers of Western Sierra held approximately 25% of the outstanding shares of Western Sierra common stock entitled to vote at the Western Sierra meeting. Each of these directors and executive officers has indicated that they intend to vote "FOR" approval of the agreement.

As of the Sentinel Community record date, the directors and executive officers of Sentinel Community held approximately 19% of the outstanding shares of Sentinel Community common stock entitled to vote at the Sentinel Community meeting and Sentinel Community directors holding approximately 19% of the outstanding shares have entered into director's agreements providing that they will each vote "FOR" approval of the agreement. As a result, holders of an additional 48% of the outstanding shares of Sentinel Community common stock are needed to approve the agreement. See "Description of the Merger--Interests of Certain Persons in the Merger and Material Contracts with Sentinel Community and its Affiliates."

REVOCABILITY OF PROXIES

A proxy for use at the Western Sierra meeting or the Sentinel Community meeting, as the case may be, is enclosed. A shareholder executing and returning a proxy may revoke it at any time before the vote is taken by filing with the Secretary of Western Sierra or the Secretary of Sentinel Community, as the case may be, an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the Western Sierra meeting or the Sentinel Community meeting, as the case may be, and elects to vote in person by advising the chairman of the Western Sierra meeting or the Sentinel Community meeting, as the case may be, of his or her election to vote in person, and voting in person at the Western Sierra meeting or the Sentinel Community meeting, as the case may be. Subject to revocation or suspension, all shares represented by a properly executed proxy received in time for the Western Sierra meeting or the Sentinel Community meeting, as the case may be, will be voted by the proxyholders in accordance with the instructions specified on the proxy. If no directions are given to the contrary on the proxy, the shares of Western Sierra common stock represented by the proxy will be voted at the Western Sierra meeting "FOR" approval of the agreement, "FOR" approval of the amendment of Bylaws to eliminate cumulative voting and "FOR" the election of each of the nominees for directors. If no directions are given to the contrary on the proxy, the shares of Sentinel Community represented by the proxy will be voted at the Sentinel Community meeting "FOR" approval of the agreement. It is not anticipated that any matters will be presented at the Western Sierra meeting or the Sentinel Community meeting other than as set forth in the respective notices of the meetings. If, however, other matters are properly presented at any of the meetings, the proxy will be voted in accordance with the best judgment and discretion of the proxyholders.

COST OF SOLICITATION OF PROXIES

Western Sierra and Sentinel Community shall each pay its own expenses of preparing, assembling, printing and mailing this joint proxy statement/prospectus and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited through the mail, but officers, directors and regular employees of Western Sierra and Sentinel Community may solicit proxies for their respective meetings personally. Although there is no formal agreement to do so, Western Sierra and Sentinel Community may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, Western Sierra and Sentinel Community may pay for and utilize the services of individuals or companies not regularly employed by any of them in the solicitation of Proxies for their respective meetings if the Board of Directors of Western Sierra or Sentinel Community determines that this is advisable.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following tables show the beneficial ownership of shares of Western Sierra common stock and Sentinel Community common stock held by the principal shareholders and management of each corporation. The beneficial owner of a security is a person who, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, the security or (b) investment power which includes the power to dispose, or to direct the disposition, of the security. The beneficial owner of a security is also a person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting himself of beneficial ownership of a security or preventing the vesting of beneficial ownership. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over the securities. Shares subject to options presently exercisable or exercisable within 60 days of March 15, 2000 are deemed to be beneficially owned by the holder but are not treated as outstanding for computing the beneficial ownership of any other person.

WESTERN SIERRA PRINCIPAL SHAREHOLDERS. Western Sierra's Board of Directors knows of no person who owns beneficially more than 5% of the outstanding shares of Western Sierra common stock as of March 15, 2000 except for the persons in the following table:



                                                                   Western Sierra Common Stock
                                                                         Beneficially Owned
                                                                ---------------------------------
                                           Relationship           Number of            Percent
     Name and Address(1)                With Western Sierra        Shares              of Class
-----------------------------        -------------------------  --------------       ------------
Gary D. Gall                         President/CEO, Director       147,425               5.8
Richard C. Seeba                     EVP, Director                 136,992               5.4
Joseph A. Surra                      Director                      129,671               5.1
-------------------

(1) Messrs. Gall's, Seeba's and Surra's addresses are c/o Western Sierra Bancorp, 3350 Country Club Drive, Suite 202, Cameron Park, California 95682.

WESTERN SIERRA MANAGEMENT. The following table shows as of March 15, 2000, the number of shares of Western Sierra common stock beneficially owned by each director and named executive officer of Western Sierra and by all Western Sierra directors and executive officers as a group.


                                       Western Sierra Common Stock           Percent
Beneficial Owner                           Beneficially Owned               Of Class(1)
----------------                       ---------------------------          -----------


Directors and Named Executive Officers:
---------------------------------------
Robert G. Albrecht                                88,745(2)                      3.5
Charles W. Bacchi                                 10,640(3)                        *
Barbara L. Cook                                    9,300                           *
Kirk Dowdell                                       5,696(4)                        *
Kirk Doyle                                        14,000(5)                        *
William J. Fisher                                 12,061(6)                        *
Gary D. Gall                                     147,425(7)                      5.8
Richard L. Golemon                               121,603(8)                      4.8
John Helms                                        38,143(9)                      1.5
Howard Jahn                                       20,840(10)                       *
Thomas Manz                                       29,565(11)                     1.2
Harold S. Prescott, Jr                            64,268(12)                     2.5
Darol B. Rasmussen                                55,812(13)                     2.2
Osvaldo I. Scariot                               104,850(14)                     4.2
Richard C. Seeba                                 136,992(15)                     5.4
Joseph A. Surra                                  129,671(16)                     5.1
Howard Van Lente                                  26,100(17)                     1.0

All Directors and Executive                      735,484(18)                    28.1
Officers as a Group (20 in all)
----------------------

*     Less than 1%.

(1) Includes shares subject to options held by the directors and executive officers that are exercisable within 60 days of March 15, 2000. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

(2) Mr. Albrecht has shared voting and investment powers as to 80,476 of these shares. The amount includes 6,997 shares acquirable by exercise of stock options.

(3) Mr. Bacchi has shared voting and investment powers as to 8,540 of these shares. The amount includes 2,100 shares acquirable by exercise of stock options.

(4) Mr. Dowdell has shared voting and investment powers as to 278 of these shares. The amount includes 4,788 shares acquirable by exercise of stock options.

(5) Mr. Doyle has shared voting and investment powers as to all of these shares.

                  (Footnotes continued on the following page.)

(6) Mr. Fisher has shared voting and investment powers as to 5,064 of these shares. The amount includes 6,997 shares acquirable by exercise of stock options.

(7) Mr. Gall has shared voting and investment powers as to 99,856 of these shares as to which 98,798 shares were owned by Mr. Gall as co-trustee for Western Sierra's KSOP and Western Sierra's Employee Stock Ownership Plan. The amount includes 33,102 shares acquirable by exercise of stock options.

(8) Mr. Golemon has shared voting and investment powers as to 98,798 of these shares as co-trustee for Western Sierra's KSOP and Western Sierra's Employee Stock Ownership Plan. The amount includes 6,997 shares acquirable by exercise of stock options.

(9) Mr. Helms has shared voting and investment powers as to all of these shares.

(10) Mr. Jahn has shared voting and investment powers as to 15,278 of these shares.

(11) Mr. Manz has shared voting and investment powers as to 13,919 of these shares. The amount includes 5,722 shares acquirable by exercise of stock options.

(12) Mr. Prescott has shared voting and investment powers as to 53,911 of these shares.

(13) Dr. Rasmussen has shared voting and investment powers as to 35,326 of these shares. The amount includes 2,100 shares acquirable by exercise of stock options.

(14) Mr. Scariot has shared voting and investment powers as to 12,750 of these shares. The amount includes 2,100 shares acquirable by exercise of stock options.

(15) Mr. Seeba has shared voting and investment powers as to 118,651 of these shares as to which 98,798 shares were owned by Mr. Seeba as co-trustee for Western Sierra's KSOP and Western Sierra's Employee Stock Ownership Plan. The amount includes 5,915 shares acquirable by exercise of stock options.

(16) Mr. Surra has shared voting and investment powers as to 122,373 of these shares as to which 98,798 shares were owned by Mr. Surra as co-trustee for Western Sierra's KSOP and Western Sierra's Employee Stock Ownership Plan. The amount includes 6,997 shares acquirable by exercise of stock options.

(17) Mr. Van Lente has shared voting and investment powers as to all of these shares.

(18) The amount includes 94,875 shares acquirable by exercise of stock options.

As of March 15, 2000, no director or executive officer of Western Sierra owned any shares of Sentinel Community common stock.

SENTINEL COMMUNITY PRINCIPAL SHAREHOLDERS. Sentinel Community's Board of Directors knows of no person who owns beneficially more than 5% of the outstanding shares of Sentinel Community common stock as of March 15, 2000 except for the persons in the following table:

                                                                         Sentinel Community
                                                                            Common Stock
                                                                         Beneficially Owned
                                                                     -------------------------
                                         Relationship                 Number of     Percent
 Name and Address(1)                 with Sentinel Community           Shares       of Class
-----------------------              -------------------------       -----------   -----------
Alan J. Kleinert                     Chairman                           25,240         5.2
Joe Martin                           Director                           25,985         5.3
Paul von Savoye                      Director                           25,008         5.1

-------------------

(1) Messrs. Kleinert's, Martin's and Savoye's addresses are c/o Sentinel Community Bank, 229 South Washington Street, Sonora, California 95370.

SENTINEL COMMUNITY MANAGEMENT. The following table shows as of March 15, 2000, the number of shares of Sentinel Community common stock beneficially owned by each director and named executive officer and by all directors and executive officers as a group.

                                                       Sentinel Community
                                                          Common Stock        Percent
Beneficial Owner                                       Beneficially Owned   of Class(1)
----------------                                      -------------------   -----------

Directors and Named Executive Officers:
---------------------------------------

James D. Costello                                           1,886(2)              *
Donald M. Cusey                                            23,731(3)            4.7
Kim C. Daters                                               6,569(4)            1.3
Gary P. Dambacher                                           1,700(5)              *
Lary A. Davis                                              10,893(6)            2.2
Robert Johnson                                             19,742(7)            4.0
Alan J. Kleinert                                           25,240(8)            5.2
Joe Martin                                                 25,985(9)            5.3
Paul von Savoye                                            25,008(10)           5.1

All Directors and Executive Officers
 as a Group (13 in all)                                   145,543(11)          27.1

-------------------
* Less than 1%.

(1) Includes shares subject to options held by the directors and executive officers that are exercisable within 60 days of March 15, 2000. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

                  (Footnotes continued on the following page.)

(2)      Includes 200 shares acquirable upon the exercise of stock options.

(3)      Includes 19,983 shares acquirable upon the exercise of stock options.

(4)      Includes 4,892 shares acquirable upon the exercise of stock options.

(5)      Includes 200 shares acquirable upon the exercise of stock options.

(6)      Includes 4,892 shares acquirable upon the exercise of stock options.

(7)      Includes 4,892 shares acquirable upon the exercise of stock options.

(8)      Includes 4,892 shares acquirable upon the exercise of stock options.

(9)      Includes 4,892 shares acquirable upon the exercise of stock options.

(10)     Includes 4,892 shares acquirable upon the exercise of stock options.

(11)     Includes 52,606 shares acquirable upon the exercise of stock options.

As of March 15, 2000, no director or principal officer of Sentinel Community owned any shares of Western Sierra common stock.

PRINCIPAL SHAREHOLDERS OF WESTERN SIERRA FOLLOWING THE MERGER. The Boards of Directors of Western Sierra and Sentinel Community anticipate that if the merger is completed, no one will own beneficially more than 5% of Western Sierra common stock. See "Description of the Merger--Conversion Rate and Exchange of Shares and Options."

                            DESCRIPTION OF THE MERGER

GENERAL

This section of the joint proxy statement/prospectus contains information furnished by the Boards of Directors of Western Sierra and Sentinel Community in their respective solicitations of proxies for the Western Sierra meeting and the Sentinel Community meeting to approve the agreement. The agreement sets out the terms of the merger of Sentinel Community with Western Sierra National Bank, a wholly-owned subsidiary of Western Sierra.

The Boards of Directors of Western Sierra and Sentinel Community are asking their respective shareholders to vote upon the agreement. Under the terms of the agreement, Sentinel Community will be merged with and into Western Sierra National Bank and Western Sierra National Bank shall be the surviving financial institution of the merger. Upon completion of the merger, each share of Sentinel Community common stock, other than shares held by shareholders who exercise and perfect dissenters' rights, shall be converted into the right to receive from Western Sierra the number of shares of Western Sierra common stock equal to the conversion rate. See "Description of the Merger--Conversion Rate and Exchange of Shares and Options." As a result of the merger, Sentinel Community will cease to exist.

A copy of the agreement is attached to this joint proxy statement/prospectus as
Exhibit I and is included in this joint proxy statement/prospectus.

BACKGROUND AND REASONS FOR THE MERGER

WESTERN SIERRA'S ANALYSIS. During the past two years, Western Sierra has been expanding its services to the businesses and residents of El Dorado, Sacramento, Lake and Placer Counties through its banking operations. During March 1999, Western Sierra had preliminary discussions with Sentinel Community regarding a potential merger of the two institutions. After consideration, Western Sierra's Board of Directors and Senior Management determined that the merger of Sentinel Community with and into Western Sierra National Bank provided an opportunity for Western Sierra to serve the Tuolumne County market area through the acquisition of a bank with offices in Sonora and Twain Harte. In addition, Western Sierra's Board of Directors believes the merger will help Western Sierra to achieve increased benefits through asset diversification; will provide an opportunity to increase the number of outstanding shares and liquidity of Western Sierra common stock; and is expected to be accretive to the shareholders of Western Sierra. Western Sierra's Board of Directors believes that having more shareholders and more outstanding shares of Western Sierra common stock will increase the liquidity of the shares of Western Sierra common stock owned by Western Sierra and Sentinel Community shareholders after the merger is completed. In addition, management of Western Sierra estimated that the merger would be accretive to the shareholders based upon an estimated increase in earnings per share of eight percent per year, based upon historical experience of Western Sierra and Sentinel Community and potential cost savings resulting from the consolidation of data processing, reduction in professional fees and reduction in personnel costs and other noninterest expense. This estimate was based on an internal analysis prepared by

Western Sierra's management and the actual results may vary significantly for numerous reasons, including the factors set forth in "Risk Factors" at page
__.

After discussions between Western Sierra and Sentinel Community, the parties executed a Confidentiality Agreement dated May 7, 1999. On December 27, 1999, Western Sierra and Sentinel Community entered into the agreement. Under the terms of the agreement, Sentinel Community will be merged with and into Western Sierra National Bank, a subsidiary of Western Sierra.

The Board of Directors of Western Sierra believes the merger to be in the best interests of Western Sierra, its shareholders and banking customers. The Board of Directors of Western Sierra expects Western Sierra, following the merger, to be stronger in terms of capital, management, growth opportunities and profitability than is either corporation at present.

Western Sierra has been profitable and has shown strong asset growth over the past several years. Following the merger, Sentinel Community will have the advantage of the consolidation and centralization of certain management functions and certain resulting economies of scale. Management of Western Sierra estimated that the costs savings as a result of the merger would be approximately 30% of Sentinel Community's noninterest expense based upon reduction in personnel costs, consolidation of data processing and reduction in professional fees and other noninterest expense which are normal for bank merger transactions. This estimate was based on an internal analysis prepared by Western Sierra's management and the actual results may vary significantly for numerous reasons, including the factors set forth in "Risk Factors" at page __. Furthermore, it is believed that the merger will result in a bank which will be a strong and viable independent financial institution better able to compete with the major banks in the areas now served by Sentinel Community.

SENTINEL COMMUNITY'S ANALYSIS. During the past three years, Sentinel Community has been slowly changing its business focus toward becoming more like a community bank. During this same period, Sentinel Community was able to realize rapid growth, both in deposits and in loans. Because of this rapid growth, and because of commercial lending restrictions due to its savings and loan charter, Sentinel Community's Board of Directors faced the challenges of trying to convert its charter to a state or national bank charter, while at the same time raising capital to support additional growth. Both of these challenges were viewed as expensive and time consuming.

Further, early in 1999, the Financial Accounting Standards Board announced its intention to eliminate the pooling of interests method of accounting for business combinations. Based on information gathered by Sentinel Community Directors and management, Sentinel Community believed that its value would decline after this favorable accounting treatment disappears, which was anticipated to occur by December 31, 2000.

Based upon the above, Sentinel Community engaged the services of the investment banking firm of Hoefer & Arnett, to determine if there were any interested financial institutions with which Sentinel Community could merge and which would be compatible with Sentinel Community's history of being committed to the communities it serves. Hoefer & Arnett approached several different financial institutions on Sentinel Community's behalf. Sentinel Community had preliminary discussions with three community financial institutions, including Western Sierra, regarding a potential merger of Sentinel Community. Only one of these financial institutions proposed a serious stock offer besides Western Sierra. Sentinel Community received a letter of intent from one of the two other financial institutions which was subsequently withdrawn. During October, 1999, extensive negotiations commenced with Western Sierra. During the course of negotiations, the Board of Directors consulted with respective senior management and its financial advisor, as well as its legal counsel. A continuing consideration was a stock structure that would result in a tax-free stock exchange for Sentinel
Community shareholders. The agreement was signed by both parties on December
27, 1999, calling for the currently agreed upon pricing and stock exchange ratios.

Over the course of these negotiations and discussions, Sentinel Community's Board of Directors and senior management determined that the merger might provide the following opportunities:

         - Expansion of Sentinel Community's lending limits in Tuolumne County, from its current amount of approximately $925,000, to a proposed amount of approximately $3 million;

         - Improved earnings through consolidation of certain back office functions, such as accounting, computer processing, personnel and stock transactions;

         - Further diversity of Sentinel Community's asset base, especially in the areas of commercial deposits and loans;

         - Increased stability of capital, through acquisition of a larger shareholder balance and base;

         - Favorable acquisition price and increased liquidity for Sentinel Community shareholders; and

         - Retention, to the greatest degree possible, of local staff and possibly the Sentinel Community name.

The Sentinel Community Board of Directors also considered the potential problems of management compatibility, the complexity of the data processing conversion, the integrating of a loan portfolio primarily based on real estate and the ability to effectively combine the operations of Sentinel Community and Western Sierra National Bank. Meetings between Sentinel Community's and Western Sierra National Bank's management teams and Boards of Directors brought out the similarity of banking and customer attention philosophies which the two entities share.

At the Board of Directors' meeting approving the merger, Sentinel Community's financial advisor orally presented its analysis. The following material factors were considered at the meeting:

         - The economic conditions and prospects for the markets in which Sentinel Community operates, and competitive pressures in the financial services industry in general and the banking industry in particular;

         - The enhancement of Sentinel Community's competitiveness and Sentinel Community's ability to serve its customers, depositors, creditors, other constituents and the communities in which Sentinel Community operates as a result of a business combination with a national bank such as Western Sierra National Bank;

         - Information concerning the business, results of operations, asset quality and financial condition of Sentinel Community on a stand-alone basis and on a combined basis with Western Sierra National Bank, and the future growth prospects following the merger;

         - The cost savings in operations which the management of Sentinel Community believes may be achieved as a result of the merger;

         - An assessment that, in the current economic environment, a tax free exchange common stock acquisition is most economically advantageous to Sentinel Community's shareholders when compared to other alternatives, such as dilution of shareholder value through additional capital raising, or a conversion to a national bank charter;

         - The terms and conditions of the merger agreement and related agreements;

         - The potential downside of the merger. These were principally the challenges of merging two distinctively different entities into one well-managed institution and related credit risk if a severe economic downturn were to occur in the near future; and

         - Sentinel Community's financial advisor's analysis of the financial condition, results of operations, business, prospects and stock prices and comparison of Sentinel Community and Western Sierra compared to other California banks and bank holding companies operating in Northern California.

Sentinel Community's Board of Directors and management believe that the issuance of shares of Western Sierra stock in exchange for all of the shares of Sentinel Community common stock will increase the liquidity of the shares held by Sentinel Community's shareholders. Sentinel Community's Board of Directors and management also believe the merger will be beneficial to shareholders because of the potential cost savings resulting from the consolidation of data processing, reduction of professional fees and reduction in personnel costs and other noninterest expense.

The above discussion of the factors considered by the Sentinel Community Board of Directors is not intended to be exhaustive. In view of the variety and nature of the factors considered, the Sentinel Community Board of Directors did not find it practicable to assign relative weights to the specific factors considered in reaching its decision.

CONVERSION RATE AND EXCHANGE OF SHARES AND OPTIONS

CONVERSION RATE. Each share of Sentinel Community common stock which is outstanding immediately prior to the merger, other than shares to which its holders have exercised and perfected dissenters' rights, will automatically be canceled and will be converted into the right to receive from Western Sierra the number of shares of Western Sierra common stock equal to the conversion rate.

The Boards of Directors of Western Sierra and Sentinel Community determined the formula for calculating the conversion rate in an arms length negotiation. Specifically, the conversion rate shall mean the result of a fraction

         -        the numerator of which is equal to the per share merger price;
                  and

         - the denominator of which is equal to the average closing bid and ask price for a share of Western Sierra common stock as reported on the NASDAQ National Market during the twenty consecutive trading days ending on the fifth trading day immediately before the merger. However, for purposes of the calculation, the denominator shall not be less than $13.8710 or more than $17.9167 unless the average closing bid and ask price for a share of Western Sierra common stock is less than $12 and Western Sierra determines in its sole discretion to continue with the merger, then the lower average closing bid and ask price will be used.

However, in the event that Western Sierra announces the acquisition of a majority interest in Western Sierra common stock by means of a merger with a party other than Sentinel Community prior to the completion of the merger, the denominator shall be not less than $15.6364.

The per share merger price is equal to the total of $20.6819 less the amount, if any, of the quotient of the adjustment to Sentinel Community's shareholders' equity divided by 514,943.

The adjustment to Sentinel Community's shareholders' equity account will be the amount by which its shareholders' equity as of the last business day of the calendar month immediately before the month in which the merger takes place is less than $5,600,000. However, the $5,600,000 amount provides for an adjustment up to a maximum of

         -        $100,000 for legal and accounting fees in the merger,

         -        $368,000 for termination of the FISERV agreement,

         -        $75,000 for investment banking fees,

         - $235,000 for unrealized losses on securities available for sale, and

         - adjustments made to the loan loss reserves or other reserves requested by Western Sierra National Bank under the terms of the agreement.

The $5,600,000 in shareholders' equity requirement also excludes any payment received by Sentinel Community for the purchase of shares of Sentinel Community common stock upon the exercise of any outstanding Sentinel Community stock option between March 17, 2000 and the date of completion of the merger.

The calculation of aggregate merger price shall be performed by Western Sierra's accountants, Perry-Smith & Co., LLP and agreed to by Sentinel Community's accountants, Moss Adams LLP.

For purposes of illustration only, assuming

- February 29, 2000 is used as the date for calculating the conversion rate;

- the average bid and ask price of Western Sierra common stock is $13.125, therefore, the amount of $13.8710 is used; and

- the adjusted Sentinel Community shareholders' equity is $5,600,000 or more;

then the conversion rate would be 1.4910. Therefore, if the assumptions used in arriving at this sample conversion rate were to remain unchanged until the completion of the merger, each share of Sentinel Community common stock would be converted into 1.4910 shares of Western Sierra common stock. Assuming the holders of all of the outstanding shares of Sentinel Community common stock convert their shares into shares of Western Sierra common stock at the conversion rate of 1.4910, there would be approximately 3,243,351 shares of Western Sierra common stock outstanding immediately following completion of the merger, made up of 2,522,409 shares of Western Sierra common stock outstanding prior to the merger and approximately 720,942 shares of Western Sierra common stock to be issued in the merger. If any of the above assumptions used in arriving at this pro forma conversion rate were to change prior to completion of the merger, the conversion rate would most likely be different.

The following table shows the conversion rate based upon the average closing bid and ask price of Western Sierra common stock in increments of $0.25 and the adjusted Sentinel Community shareholders' equity at a high of $5.6 million and reducing in $.2 million increments, ending at a low of $5.0 million.


                                                         Sentinel Community
 Western Sierra                                     Adjusted Shareholders' Equity
  Average Bid                      -----------------------------------------------------------------
 and Ask Price                     $5.6 Million     $5.4 Million      $5.2 Million      $5.0 Million
---------------                    ------------     ------------      ------------      ------------
     $10.00                            2.0682           2.0294            1.9905           1.9517
     $10.25                            2.0178           1.9799            1.9420           1.9041
     $10.50                            1.9697           1.9327            1.8957           1.8587
     $10.75                            1.9239           1.8878            1.8516           1.8155
     $11.00                            1.8802           1.8449            1.8096           1.7743
     $11.25                            1.8384           1.8039            1.7693           1.7348
     $11.50                            1.7984           1.7647            1.7309           1.6971
     $11.75                            1.7602           1.7271            1.6941           1.6610
     $12.00                            1.4910           1.4630            1.4350           1.4070
     $12.25                            1.4910           1.4630            1.4350           1.4070
     $12.50                            1.4910           1.4630            1.4350           1.4070
     $12.75                            1.4910           1.4630            1.4350           1.4070
     $13.00                            1.4910           1.4630            1.4350           1.4070
     $13.25                            1.4910           1.4630            1.4350           1.4070
     $13.50                            1.4910           1.4630            1.4350           1.4070
     $13.75                            1.4910           1.4630            1.4350           1.4070
     $14.00                            1.4773           1.4495            1.4218           1.3941
     $14.25                            1.4514           1.4241            1.3969           1.3696
     $14.50                            1.4263           1.3996            1.3728           1.3460
     $14.75                            1.4022           1.3758            1.3495           1.3232
     $15.00                            1.3788           1.3529            1.3270           1.3011
     $15.25                            1.3562           1.3307            1.3053           1.2798
     $15.50                            1.3343           1.3093            1.2842           1.2591
     $15.75                            1.3131           1.2885            1.2638           1.2392
     $16.00                            1.2926           1.2683            1.2441           1.2198
     $16.25                            1.2727           1.2488            1.2249           1.2010
     $16.50                            1.2535           1.2299            1.2064           1.1828
     $16.75                            1.2347           1.2116            1.1884           1.1652
     $17.00                            1.2166           1.1937            1.1709           1.1480
     $17.25                            1.1990           1.1764            1.1539           1.1314
     $17.50                            1.1818           1.1596            1.1374           1.1152
     $17.75                            1.1652           1.1433            1.1214           1.0995
     $18.00 or more                    1.1543           1.1327            1.1110           1.0893

THE ACTUAL CONVERSION RATE MAY BE HIGHER OR LOWER THAN SET FORTH ABOVE.

No fractional shares of Western Sierra common stock will be issued in the merger. Instead, shareholders of Sentinel Community will receive an amount in cash equal to the product, rounded to the nearest hundredth, obtained by multiplying

- the closing price of Western Sierra common stock as of the last trading day prior to the completion of the merger by

- the fraction of a share of Western Sierra common stock to which the holder would be entitled if fractional shares were issued.

EXCHANGE PROCEDURE. Each holder of a certificate representing shares of Sentinel Community common stock shall surrender the certificate, duly endorsed as Western Sierra may require, to American Securities Transfer and Trust which will act as the exchange agent. Each holder shall then receive from Western Sierra in exchange for the certificate:

- a certificate representing the number of whole shares of Western Sierra common stock to which the holder shall have become entitled based upon the conversion rate, and

-        a check for any fractional share.

When a Sentinel Community shareholder surrenders his or her certificates for shares of Sentinel Community common stock, along with the letter of transmittal which will be sent to each of the Sentinel Community shareholders, the exchange agent shall, promptly after the completion of the merger, deliver to that shareholder certificates for shares of Western Sierra common stock and a check for payment of fractional shares.

Until the Sentinel Community shareholder surrenders his or her certificates, each outstanding certificate for shares of Sentinel Community common stock shall be deemed to represent the number of shares of Western Sierra common stock into which the number of shares of Sentinel Community common stock will be converted. No dividends or other distributions which are declared on Western Sierra common stock will be paid to a Sentinel Community shareholder until the shareholder surrenders his or her certificates to the exchange agent. However, when the certificate is surrendered, all dividends or other distributions, from and after the completion of the merger, will be paid to that shareholder. No shareholder will be entitled to receive any interest on the dividends or other distributions.

No shareholder will be liable for any transfer taxes unless a certificate for Western Sierra common stock is to be issued in a name other than the shareholder's. If a Sentinel Community shareholder requests that a certificate for shares of Western Sierra common stock be issued in a different name, that shareholder must properly endorse his or her certificate for shares of Sentinel Community common stock and pay to either Western Sierra or the exchange agent any transfer taxes owed for that transfer or for any prior transfer or establish to the satisfaction of Western Sierra or the exchange agent that the taxes have been paid or are not payable.

If any shareholder of Sentinel Community common stock is unable to surrender his or her certificates for shares of Sentinel Community common stock because the certificates have been lost or destroyed, that shareholder may instead deliver an affidavit and indemnity undertaking and, if required, with surety, which is satisfactory to the exchange agent and Western Sierra.

EXCHANGE OF OUTSTANDING STOCK OPTIONS FOR SHARES OF SENTINEL COMMUNITY COMMON STOCK. All outstanding rights to acquire Sentinel Community common stock under existing stock options for shares of Sentinel Community common stock will be substituted for stock options to acquire shares of Western Sierra common stock at the conversion rate with an appropriate adjustment in the option price.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
AND MATERIAL CONTRACTS WITH SENTINEL COMMUNITY AND ITS AFFILIATES

In considering the recommendations of the Boards of Directors of Western Sierra and Sentinel Community for approval of the merger, the shareholders of Western Sierra and Sentinel Community should be aware that certain members of the Boards of Directors of Western Sierra and Sentinel Community may have a substantial interest in the merger as described below.

Upon completion of the merger,

- one director of Sentinel Community shall be appointed as a director of both Western Sierra and Western Sierra National Bank,

- one director of Sentinel Community shall be appointed as a director of Western Sierra, and

- one director of Sentinel Community shall be appointed as a director of Western Sierra National Bank.

The Sentinel Community directors to be appointed to Western Sierra's and Western Sierra National Bank's boards shall be determined by Western Sierra and Sentinel Community. In addition, one of the two directors of Sentinel Community who is appointed to the Board of Directors of Western Sierra shall also be appointed to Western Sierra's executive committee.

At the time of the merger, there will be 17 members of the Board of Directors of Western Sierra, consisting of the then existing 15 members of the current Board of Directors of Western Sierra, and two new members from the Board of Directors of Sentinel Community. At the time of the merger, there shall also be 13 members of the Board of Directors of Western Sierra National Bank, consisting of the then existing 11 members of the current Board of Directors of Western Sierra National Bank, and two new members from the Board of Directors of Sentinel Community.

Western Sierra has also agreed to use its best efforts to appoint the two new Sentinel Community directors to the Board of Directors of Western Sierra National Bank on an annual basis and to nominate the two new Sentinel Community directors to the Board of Directors of Western Sierra at its annual meeting of shareholders. It is presently anticipated that Alan J. "Pete" Kleinert and

Lary Davis will be appointed as directors of Western Sierra, and that Alan J. "Pete" Kleinert and Kim C. Daters will be appointed as directors of Western Sierra National Bank.

In addition, each director of Sentinel Community has entered into a director's agreement with Western Sierra which provides that the director agrees:

- to recommend that the shareholders of Sentinel Community approve the agreement, and to advise Sentinel Community's shareholders to reject any subsequent proposal or offer received by Sentinel Community relating to any purchase, sale, acquisition, merger or other form of business combination involving Sentinel Community or any of its assets, equity securities or debt securities and to proceed with the merger with Western Sierra, unless the director of Sentinel Community has been advised by outside legal counsel that he should not take that action;

- not to take any action that will alter or affect in any way the right to vote the shares of Sentinel Community common stock, except with the prior written consent of Western Sierra or to change the right from that of a shared right of the director to vote the shares of Sentinel Community common stock to a sole right of the director to vote the shares of Sentinel Community common stock; and

- to vote all shares of Sentinel Community common stock which the director has power to vote in favor of the merger.

The director's agreements also provide that the directors shall not for a period of two years after the completion of the merger, directly or indirectly, without the prior written consent of Western Sierra, own more than 1% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the FDIC that has its head office or a branch office within 50 miles of the head office of Sentinel Community.

Gary D. Gall, who is currently the President and Chief Executive Officer of Western Sierra and Western Sierra National Bank, Richard C. Seeba, who is currently the Executive Vice President of Western Sierra and the President and Chief Executive Officer Roseville 1st National Bank, Kirk Dowdell, who is currently the Executive Vice President and Chief Credit Officer of Western Sierra and Western Sierra National Bank, Lesa Fynes, who is currently the Senior Vice President and Chief Financial Officer of Western Sierra, Western Sierra National Bank and Roseville 1st National Bank, Thomas C. Warren, who is currently the Senior Vice President and Manager of Information Systems of Western Sierra, and Douglas A. Nordell, who is currently the President and Chief Executive Officer of Lake Community Bank, are expected to serve in those same positions with the companies following the merger. In addition, Donald M. Cusey, who is currently the President and Chief Executive Officer of Sentinel Community, is expected to serve as the Regional President of Western Sierra National Bank following the merger. In addition, the Board of Directors of Western Sierra will appoint from time to time such other officers of Western Sierra and the subsidiary banks as may be necessary. It is anticipated that most other present officers and employees of Western Sierra and Sentinel Community will initially continue in the same or similar capacities with Western Sierra and Western Sierra National Bank at the same or comparable compensation levels. For information regarding Western Sierra's employee benefit plans see the descriptions of Western Sierra's employee benefit plans below in "Description of Western Sierra--Management--Compensation of Directors and Executive Officers."

REGULATORY APPROVAL AND COMPLETION OF THE MERGER

The merger was approved by the Office of the Comptroller of the Currency on March 8, 2000 and by letter dated February 23, 2000, the Office of Thrift Supervision advised the parties that it did not object to the merger. THE APPROVAL OF THE MERGER BY THE OFFICE OF THE COMPTROLLER OF THE CURRENCY AND THE NONOBJECTION TO THE MERGER BY THE OFFICE OF THRIFT SUPERVISION IS NOT A RECOMMENDATION OR ENDORSEMENT OF THE MERGER BY EITHER OF THEM. The merger is anticipated to take place on a day which shall not be later than 30 days after:

- the receipt of the last required regulatory approval and expiration of all applicable waiting periods, and

- satisfaction of the conditions precedent to the obligations of each of Western Sierra and Sentinel Community or the written waiver of the conditions by Western Sierra or Sentinel Community, as applicable.

Western Sierra National Bank will submit a request to the Office of the Comptroller of the Currency for the effective time of the merger. The merger will be deemed completed at the time specified in the certificate issued by the Office of the Comptroller of the Currency approving the merger. It is presently anticipated that the merger will be completed during the second quarter of this year.

CONDITIONS TO THE MERGER

The agreement provides that the completion of the merger is subject to various conditions which must be satisfied before the completion of the merger, including the following:

- The agreement and the merger shall have been approved by the vote of the holders of a majority of the outstanding stock of Western Sierra and two-thirds of the outstanding stock of Sentinel Community, respectively;

- All approvals or permits required to be obtained, and all waiting periods required to expire, for the merger shall have been obtained or expired, without the imposition of any materially burdensome condition on any party to the merger as determined by the party affected;

- There shall not be any action taken, or any law, regulation or order enacted, enforced or deemed applicable to the merger, by any government entity which:

         -        makes the completion of the merger illegal;

         - requires the divestiture by Western Sierra of any material asset or of a material portion of the business of Western Sierra; or

         - imposes any condition upon Western Sierra or its subsidiaries which in the judgment of Western Sierra would be materially burdensome;

- Western Sierra's Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No action or proceeding shall have been instituted to restrain or prohibit the transactions contemplated in the agreement;

- Western Sierra and Sentinel Community shall have received a determination from Perry-Smith & Co., LLP that the merger will qualify for the pooling of interests accounting method;

- The representations and warranties of each of Western Sierra and Sentinel Community set forth in the agreement shall be true in all material respects as of the date of completion of the merger; each of Western Sierra and Sentinel Community shall have duly performed and complied in all material respects with all agreements required by the agreement, except where the failure to so perform and comply would not have or would not be reasonably likely to have a material adverse effect on Western Sierra, Sentinel Community or Western Sierra National Bank as the surviving corporation of the merger; and none of the events or conditions entitling either party to terminate the agreement shall have occurred and be continuing;

- Western Sierra and Sentinel Community shall have received certificates of officers of the other party stating that the representations and warranties as set forth in the agreement are true and correct, and opinions of counsel for the other party;

- No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by the agreement which presents a substantial risk that the transactions will be restrained or that either Western Sierra or Sentinel Community may suffer material damages;

- The holders of no more than 10% of the outstanding shares of Sentinel Community common stock have exercised dissenters' rights. Dissenters of Western Sierra shall be included in the calculation;

- There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of Western Sierra and its subsidiaries, taken as a whole, from December 31, 1998 to the date of completion of the merger that results in a material adverse effect as to Western Sierra and its subsidiaries, taken as a whole;

- No event or circumstance shall have occurred which has had or could reasonably be expected to have a material adverse effect on Sentinel Community; and

- Sentinel Community shall have received a written opinion from Hoefer & Arnett confirming the fairness of the terms of the merger to Sentinel Community and its shareholders from a financial perspective, and this opinion shall not have been withdrawn prior to the date of completion of the merger.

On March 8, 2000, the Office of the Comptroller of the Currency approved the merger subject to approval of the shareholders of Western Sierra National Bank and Sentinel Community, and by letter dated February 23, 2000, the Office of Thrift Supervision advised the parties that it did not object to the merger. In addition, on March 17, 2000, Hoefer & Arnett rendered its written opinion to Sentinel Community's Board of Directors that the merger consideration to be received in the merger is fair, from a financial point of view, to the shareholders of Sentinel Community.

WAIVER, AMENDMENT, AND TERMINATION

Any term or provision of the agreement, other than regulatory approval or any of the provisions required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits of the term or provision.

The agreement provides that it may be terminated prior to the completion of the merger:

- By mutual consent of the Boards of Directors of Western Sierra and Sentinel Community;

- By Western Sierra or Sentinel Community upon the failure to satisfy any conditions specified in the agreement if the failure is not caused by any action or inaction of the party requesting termination;

- By Western Sierra or Sentinel Community if an acquisition event, as defined below, involving the other party shall have occurred;

- By either Western Sierra or Sentinel Community if there shall have been a material breach of any of the representations or warranties of the other party, which breach, in the reasonable opinion of the terminating party, by its nature cannot be cured or is not cured prior to the closing and which breach would, in the reasonable opinion of the terminating party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party, or upon the completion of the merger;

- By Western Sierra or Sentinel Community after the occurrence of a default by the other party and the continuance of the default for a period of 20 business days after written notice of the default, if the default, in the reasonable opinion of the terminating party, cannot be cured prior to the completion of the merger;

- By Western Sierra or Sentinel Community if the updated schedules to the agreement prepared and delivered by the other party disclose the occurrence of an event or the existence of any facts or circumstances, not previously disclosed, that has had or could reasonably be expected to have a material adverse effect on the other party, or on the completion of the merger; or

- By Western Sierra or Sentinel Community upon the failure of any of the conditions specified in the agreement to have been satisfied prior to June 30, 2000.

An "acquisition event" is defined as an authorization, recommendation, public proposal or public announcement of an intention or entering into a letter of intent or an agreement for a merger or sale of assets of either Sentinel Community or Western Sierra or the sale of at least 15 percent of the shares of either Sentinel Community or Western Sierra.

LIQUIDATED DAMAGES

If an acquisition event occurs involving Sentinel Community, then Sentinel Community shall pay to Western Sierra the sum of Five Hundred Thousand Dollars ($500,000) in cash. If an acquisition event occurs involving Western Sierra, then Western Sierra shall pay to Sentinel Community the sum of Five Hundred Thousand Dollars ($500,000) in cash.

If the agreement is terminated by Sentinel Community as a result of the revocation of the Sentinel Community fairness opinion; or a termination of the agreement by Western Sierra because

-   Sentinel Community's shareholders do not approve the agreement, or

- of a breach of Sentinel Community's representations or warranties, a default by Sentinel Community, or disclosure in the updated schedules to the agreement of a material adverse event,

then, Sentinel Community shall pay to Western Sierra the sum of Two Hundred Thousand Dollars ($200,000), in cash. However, if Sentinel Community enters into an acquisition agreement within one hundred eighty (180) days following termination by Western Sierra, Sentinel Community shall pay to Western Sierra an additional Three Hundred Thousand Dollars ($300,000) in cash.

If the agreement is terminated by Western Sierra because:

-   Western Sierra's shareholders do not approve the agreement, or

- of a breach of Western Sierra's representations and warranties, a default by Western Sierra, or disclosure in the updated schedules to the agreement of a material adverse event,

then, Western Sierra shall pay to Sentinel Community the sum of Two Hundred Thousand Dollars ($200,000), in cash.

OPINION OF SENTINEL COMMUNITY'S FINANCIAL ADVISOR

GENERAL. On November 24, 1999, Sentinel Community engaged Hoefer & Arnett to act as its exclusive financial advisor in connection with the merger. Hoefer & Arnett agreed to assist Sentinel Community in analyzing, structuring, negotiating, and effecting a transaction with

Western Sierra. Sentinel Community selected Hoefer & Arnett because Hoefer & Arnett is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Sentinel Community and its business. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of Hoefer & Arnett attended the meeting of the Sentinel Community Board held on December 23, 1999 during which the Board considered and approved the agreement. At the December 23, 1999 meeting, Hoefer & Arnett rendered an oral opinion (subsequently confirmed in writing) that, as of that date, the merger consideration was fair to Sentinel Community and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of the date of this joint proxy statement/prospectus.

The full text of Hoefer & Arnett's updated written opinion is attached as
Exhibit II to this joint proxy statement/prospectus and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hoefer & Arnett.

Hoefer & Arnett's opinion is directed to the Sentinel Community's Board of Directors and addresses only the merger consideration. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to you as to how you should vote at the Sentinel Community meeting with respect to the merger or any matter related thereto.

In rendering its opinion, Hoefer & Arnett:

-   Reviewed, among other things:

    --  the agreement;

    --  Annual Reports to Shareholders of Sentinel Community and
        Western Sierra;

    -- Consolidated Reports of Sentinel Community filed with regulatory agencies;

    --  Quarterly Reports on Form 10-Q of Western Sierra; and

    -- certain internal financial data for Sentinel Community and Western Sierra prepared by their respective managements.

- Held discussions with members of senior management of Sentinel Community and Western Sierra regarding:

    --  past and current business operations;

    --  regulatory relationships;

    --  financial condition; and

    --  future prospects of the respective companies.

- Compared certain financial and stock market information for Sentinel Community and Western Sierra with similar information for certain other companies with publicly traded securities;

- Reviewed the financial terms of certain recent business combinations in the banking industry; and

-   Performed other studies and analyses that it considered appropriate.

The projections furnished to Hoefer & Arnett and used by it in certain of its analyses were prepared by the senior management of Sentinel Community. Sentinel Community does not publicly disclose internal management projections of the type provided to Hoefer & Arnett in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

The following is a summary of the material analyses performed that Hoefer & Arnett presented to the Sentinel Community Board on December 23, 1999 in connection with its December 23, 1999 oral opinion:

SUMMARY OF PROPOSAL. Hoefer & Arnett calculated the merger consideration to be paid pursuant to the conversion rate as a multiple of Sentinel Community's trailing twelve months earnings per share, book value per share, tangible book value per share, and one month prior stock price. This computation assumed Sentinel Community's trailing twelve months earnings per share of $1.01, book value per share of $11.12, tangible book value per share of $10.85, one month prior stock price of $16.00 and a proposed conversion rate of 1.49100 for each Sentinel Community share. Based on those assumptions, this analysis indicated that Sentinel Community shareholders would receive shares of Western Sierra common stock worth $19.38 for each share of Sentinel Community common stock held.

DISCOUNTED DIVIDEND ANALYSIS. Hoefer & Arnett estimated the present value of future cash flows that would accrue to a holder of a share of Sentinel Community common stock assuming that the shareholder held the stock of five years and then sold it. The analysis was based on balance sheet and earnings forecasts prepared by management on a stand-alone, independent basis beginning October 1999 and ending in December 2003. Annual dividend cash flows were assumed for Sentinel Community based on a minimum required tangible common equity to tangible assets ratio of 8.0%. Sentinel Community's value at the end of 2003 was determined by using terminal price to earnings multiples from 11.0 times to 13.0 times. The terminal value and the dividends received were discounted at a rate of 12.5% and 15.0%. These rates were selected because, in Hoefer & Arnett's experience, it represents the risk-adjusted rates of return that investors in securities such as the Sentinel Community common stock would require. On the basis of these assumptions, Hoefer & Arnett calculated a range of present values ranging from $6.72 to $9.44. These values were compared to the $19.38 offer from Western Sierra.

SELECTED TRANSACTIONS ANALYSIS. Hoefer & Arnett reviewed certain financial data related to comparable nationwide thrift transactions from January 1, 1999 to December 23, 1999 with announced transaction values less than $50.0 million, return on average assets equal to or less than 1.0%, and equity to assets ratio less than 10.0%.

Hoefer & Arnett compared multiple of price to various factors for the Sentinel Community/Western Sierra merger to the same multiples for this comparable group's mergers at the time those mergers were announced. The results were as follows:

                                             Multiple of Price to Factor

                                   Comparable       Comparable      Sentinel Community/
                                     Group            Group           Western Sierra
   Factor Considered                  Low             Median               Merger
 --------------------             ------------      ----------      -------------------
Trailing Twelve
  Months Earnings                    12.9x            22.0x               19.6x
Book Value                            1.5x             1.9x                1.8x
Tangible Book Value                   1.5x             1.9x                1.8x
One Month Prior
  Market Price Premium               28.6%            36.4%               24.0%

No company or transaction used as a comparison in the above analysis is identical to Sentinel Community, Western Sierra or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

CONTRIBUTION ANALYSIS. Hoefer & Arnett reviewed the relative contribution of each Sentinel Community and Western Sierra to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

Sentinel Community Contribution To:
      Combined Shareholders' Equity                                       17.7%
      Combined 1999 Estimated Net Income without Cost Savings             18.0%
      Combined Total Assets                                               23.1%
Sentinel Community Estimated Pro Forma Ownership                          23.2%

Hoefer & Arnett compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Sentinel Community shareholders based on a conversion rate of 1.49100.

SELECTED PEER GROUP ANALYSIS. Hoefer & Arnett compared the financial performance and market performance of Western Sierra to those of a group of comparable banks and bank holding companies. The comparisons were based on:

-   various financial measures, including:

    -   earnings performance;

    -   operating efficiency;

    -   capital adequacy; and

    -   asset quality.

-   various measures of market performance, including;

    -   market to book values and

    -   price to earnings.

To perform this analysis, Hoefer & Arnett used the financial information as of and for the nine months and quarter ended September 30, 1999 and market price information as of December 16, 1999. The companies in the peer group were California regional banks that had total assets ranging from $150.0 million to $600.0 million.

Hoefer & Arnett's analysis showed the following concerning Western Sierra's financial performance:

                                                                Western     Group
Performance Measure                                             Sierra     Averages
-------------------                                             ------     --------
Most Recent Quarter Return on Equity, annualized                 1.02%       1.38%
Most Recent Quarter Return on Assets, annualized                12.29%       15.4%
Net Interest Margin, year to date                                5.40%       5.65%
Efficiency Ratio, year to date                                   71.1%       60.3%
Equity to Assets                                                  8.1%        9.0%
Nonperforming  Assets and Past Due
  Loans to Total Assets                                          0.65%       0.51%
Loan Loss Reserve to Nonperforming
  Assets and Past Due Loans                                     138.0%      301.7%

Price to Trailing Twelve Months Earnings                         9.7x        16.7x
Price to Book Value Multiples                                   1.12x        2.18x

OTHER ANALYSES: Hoefer & Arnett reviewed the relative financial and market performance of Sentinel Community and Western Sierra to a variety of relevant industry peer groups and indices. Hoefer & Arnett also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for Western Sierra.

In connection with its opinion dated as of the date of this joint proxy statement/prospectus, Hoefer & Arnett performed procedures to update, as necessary, certain of the analyses described above. Hoefer & Arnett reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Hoefer & Arnett did not perform any analysis in addition to those described above in updating its December 23, 1999 oral opinion.

Hoefer & Arnett has not independently verified the information described above and for purposes of this opinion has assumed the accuracy, completeness and fairness thereof. With respect to information relating to the joint proxy statement/prospectus, Hoefer & Arnett has assumed that such information reflects the best currently available estimates and judgments of the management of Sentinel Community and Western Sierra, respectively, as to the likely future financial performance of Sentinel Community and Western Sierra. Hoefer & Arnett also assumed, without independent verification, that the aggregate allowances for loan losses for Sentinel Community and Western Sierra are adequate to cover those losses. Hoefer & Arnett did not make or obtain any evaluations or appraisals of the property of Sentinel Community or Western Sierra, and Hoefer & Arnett did not examine any individual credit files.

The Sentinel Community Board of Directors has retained Hoefer & Arnett as an independent contractor to act as financial advisor to Sentinel Community regarding the merger. As part of its investment banking business, Hoefer & Arnett is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Hoefer & Arnett may, from time to time, purchase securities from, and sell securities to, Sentinel Community and Western Sierra. As a market maker in securities Hoefer & Arnett may from time to time have a long or short position in, and buy or sell, debt or equity securities of Sentinel Community and Western Sierra for Hoefer & Arnett's own account and for the accounts of its customers.

Sentinel Community and Hoefer & Arnett have entered into an agreement relating to the services to be provided by Hoefer & Arnett in connection with the merger. Sentinel Community has agreed to pay Hoefer & Arnett, at the time of closing, a cash fee equal to 1.50% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Sentinel Community in the merger. Pursuant to the Hoefer & Arnett engagement agreement, Sentinel Community also agreed to reimburse Hoefer & Arnett for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Hoefer & Arnett against certain liabilities, including liabilities under the federal securities laws.

FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

The following is a description of all material federal and California income tax consequences of the merger. This following is not a complete description of all tax consequences of the merger. Each shareholder's individual circumstances may affect the tax consequences of the merger to him or her. In addition, the following description does not address the tax consequences of the merger under applicable state or local laws, other than California law. CONSEQUENTLY, EACH SENTINEL COMMUNITY SHAREHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER.

An opinion of Perry-Smith & Co., LLP, independent accountants for Western Sierra, has been delivered to Western Sierra which states that for federal and related California income tax purposes, under current law, assuming that the merger and related transactions will take place as described in the agreement, the merger will constitute a reorganization under Section 368 of the Code. Assuming the opinion is not withdrawn or changed due to changes in laws, or otherwise, prior to the date of the merger, material federal and related California income tax consequences of the merger, in the opinion of Perry-Smith & Co., LLP, will be as follows:

- No gain or loss will be recognized by Sentinel Community or Western Sierra in the merger;

- The basis and holding periods of the assets of Sentinel Community will carry over to Western Sierra;

- No gain or loss will be recognized by the holders of Sentinel Community common stock upon their receipt of Western Sierra common stock upon conversion of their Sentinel Community common stock;

- The receipt of cash in lieu of fractional share interests of Western Sierra common stock by holders of Sentinel Community common stock will result in gain or loss equal to the difference between the payment and the tax basis allocated to their fractional share interests. Whether the gain or loss will constitute capital gain or loss for a particular shareholder will depend upon whether that shareholder's Sentinel Community common stock is held as a capital asset at the date of the merger;

- The receipt of cash upon exercise of dissenters rights by holders of Western Sierra common stock or Sentinel Community common stock will result in gain or loss equal to the difference between the payment and the tax basis of their shares. Whether the gain or loss shall constitute capital gain or loss for a particular shareholder will depend upon whether that shareholder's Western Sierra common stock or Sentinel Community common stock is held as a capital asset at the date of the merger, and whether the requirements of Section 302(b) of the Code are met in the shareholder's exchange;

- The tax basis of Western Sierra common stock received by the holders of Sentinel Community common stock will be the same as the tax basis of the Sentinel Community common stock converted in the merger; and

- The holding period of Western Sierra common stock in the hands of the shareholders of Sentinel Community will include the period during which the Sentinel Community common stock converted in the merger was held, provided the Sentinel Community common stock was held as a capital asset on the date of the merger.

In developing its opinion, Perry-Smith & Co., LLP relied upon facts and representations provided to it by Western Sierra's management and Sentinel Community's management and made no independent determination of the facts and representations. The representations that Western Sierra's management and Sentinel Community's management made were factual in nature. In addition, Perry-Smith & Co., LLP's opinion was based upon the analysis of the current

Code, the California and Revenue Taxation Code, the Regulations under the tax codes, current case law and published rulings. The foregoing are subject to change, and any change may be retroactively effective. If so, Perry-Smith & Co., LLP's opinion may be affected and may not be relied upon. Perry-Smith & Co., LLP assumes no responsibility to update its opinion after the date of the merger because of such change. Further any variation or differences in the facts or representations, for any reason, may affect Perry-Smith & Co., LLP's opinion, perhaps in an adverse manner, and make it inapplicable.

RIGHTS OF DISSENTING SHAREHOLDERS OF WESTERN SIERRA AND SENTINEL COMMUNITY

WESTERN SIERRA. Shareholders of Western Sierra who do not vote in favor of the merger either by voting against the merger or by abstaining from voting may be entitled to certain rights under Chapter 13 of the California General Corporation Law. Chapter 13 is reprinted in Exhibit III to this joint proxy statement/prospectus. Please note that all references in Chapter 13 and in this section to a "shareholder" are to the record holder of dissenting shares. A person having a beneficial interest in shares of Western Sierra common stock held of record in the name of another person, like a broker or nominee, and wishing to exercise his or her dissenter's rights should act promptly to cause the shareholder of record to follow the steps summarized below properly and in a timely manner to perfect his or her dissenter's rights.

The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by Exhibit III which is included in this joint proxy statement/ prospectus. This discussion and Exhibit III should be reviewed carefully by any shareholders who wish to exercise dissenters' rights or who wish to preserve the right to do so since failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.

If the merger is completed, those shareholders of Western Sierra who elect to exercise their dissenters' rights and who properly and timely perfect such rights may be entitled to receive the "fair market value", in cash, of their shares. Pursuant to Section 1300(a) of the California General Corporation Law, "fair market value" would be determined as of December 24, 1999, the trading day before the first announcement of the terms of the merger, excluding any appreciation caused by the merger. See "Market Prices." Since the shares of Western Sierra common stock are listed on the NASDAQ National Market, dissenters' rights will be available only if demands for payment for the exercise of dissenters' rights are filed by shareholders holding an aggregate of 5% or more of the outstanding shares of Western Sierra common stock.

If the agreement is approved at the Western Sierra meeting and the Sentinel Community meeting, Western Sierra will within 10 days of the approval mail a notice to the holders of record of shares of Western Sierra common stock which were not voted in favor of the agreement stating that the required shareholder approval of the merger was obtained. The notice of approval will set forth the price determined by Western Sierra to represent the "fair market value" of any dissenting shares, and will set forth the procedures (which are also described below) to be followed by dissenting shareholders who wish to pursue further their statutory rights. The procedures include a timely written demand that must be made on Western Sierra in order to perfect the right to dissent. The notice of approval will include a copy of Sections 1300 through 1304 of the California General Corporation Law.

Under Section 1301(a) of the California General Corporation Law, the statement in the notice of approval of the determination of the fair market value of Western Sierra common stock may constitute an offer by Western Sierra to purchase from its shareholders any dissenting shares at the price stated, assuming the merger is completed and Western Sierra receives demands for payment by shareholders holding an aggregate of 5% or more of the outstanding shares of Western Sierra common stock. However, the determination by Western Sierra of fair market value is not binding on its shareholders, and if a dissenting shareholder chooses not to accept that offer, he or she may have the right during a period of six months following the mailing of the notice of approval to commence a lawsuit to have the fair market value, as described in Section 1300(a), determined by a court. The fair market value as determined by the court in those circumstances could be higher or lower than the amount offered by Western Sierra in the notice of approval, and any such determination would be binding on both the dissenting shareholder or shareholders involved in the lawsuit and Western Sierra.

ANY HOLDER OF RECORD OF WESTERN SIERRA COMMON STOCK WHO WISHES TO EXERCISE DISSENTER'S RIGHTS, OR TO PRESERVE THE RIGHT TO DO SO, MUST MAKE A WRITTEN DEMAND UPON WESTERN SIERRA THAT WESTERN SIERRA PAY THE SHAREHOLDER IN CASH THE FAIR MARKET VALUE OF HIS OR HER DISSENTING SHARES, AS DEFINED ABOVE.

The demand by holders of Western Sierra common stock should be sent to Western Sierra Bancorp, 3350 Country Club Drive, Suite 202, Cameron Park, California 95682, Attention: President. The written demand must state the number of shares held of record by the shareholder and the number of shares which the shareholder demands that Western Sierra purchase for cash and must also contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares, as of the day before the announcement of the proposed merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to Western Sierra at that price. The certificates for shares of Western Sierra common stock must also be included with the written demand.

A proxy card directing a vote against the merger is not sufficient to meet the requirements for a written demand. THE WRITTEN DEMAND AND THE DISSENTING SHAREHOLDER'S SHARE CERTIFICATE(S) MUST BE RECEIVED BY WESTERN SIERRA WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH THE NOTICE OF APPROVAL WAS MAILED TO THE SHAREHOLDER. The certificate(s) will be stamped or endorsed with a statement that the shares are dissenting shares and returned to the dissenting shareholder.

IN ADDITION, THOSE SHAREHOLDERS MAY NOT HAVE VOTED IN FAVOR OF APPROVAL OF THE AGREEMENT, EITHER IN PERSON OR BY PROXY. A shareholder may vote in favor of approval of the agreement as to part of his or her shares without jeopardizing the dissenting status of those shares not voted in favor of approval of the agreement. However, a shareholder should clearly specify the number of shares not voted in favor of approval of the agreement.

If shareholders holding an aggregate of 5% or more of the outstanding shares of Western Sierra common stock do not exercise dissenters' rights, then no shareholder of Western Sierra will be entitled to exercise dissenters' rights. If the shareholder votes in favor of approval of the agreement, either in person or by proxy, or if Western Sierra does not receive his or her written demand within thirty (30) days after the notice of approval was mailed to the shareholder, or if the shareholder otherwise fails to comply in a timely manner with the procedures of Chapter 13 as described herein or contained in Exhibit III, that shareholder shall be bound by the terms of the agreement and shall lose the right to receive the fair market value of his or her shares in cash.

Dissenting shares may lose their status as such if any of the following occurs: the merger is abandoned; shareholders holding an aggregate of 5% or more of the outstanding shares of Western Sierra common stock do not demand payment for their shares; the shares are transferred before being submitted to Western Sierra for endorsement; the shareholder withdraws his or her demand with the consent of Western Sierra in the absence of an agreement between the shareholder and Western Sierra as to the price of his or her shares; or the shareholder fails to file suit against Western Sierra or otherwise fails to become a party to the suit within six months following the mailing of the notice of approval.

Assuming dissenters' rights are available, Western Sierra will pay the fair market value of dissenting shares at the later of 30 days following an agreement as to the amount to be paid or within 30 days after all statutory and contractual conditions to the merger are satisfied; provided that in the event that the payment cannot be made due to the provisions set forth in California Financial Code Section 640 et seq. or California General Corporation Law Section 500 et seq. dealing with restrictions on a corporation's ability to distribute funds or assets to a shareholder, then those shareholders holding dissenting shares shall become creditors of Western Sierra and their claims will be payable as soon as permissible under the provisions. See "Description of the Capital Stock of Western Sierra and Sentinel Community" and "Market Prices."

The foregoing summarizes certain provisions of Chapter 13 of the California General Corporation Law, but shareholders of Western Sierra considering the exercise of their rights under those sections should read in full Chapter 13, which is reproduced in Exhibit III and should consult their own legal advisors. The receipt of cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by the dissenting shareholders. See "Description of the Merger--Federal and California Income Tax Consequences," above.

SENTINEL COMMUNITY. Shareholders of Sentinel Community may elect to exercise dissenters' rights by delivering to Sentinel Community, before voting on the merger, a writing which identifies the shareholder and states that the shareholder intends to demand appraisal of, and payment for, the shareholder's shares of Sentinel Community common stock. The demand must be in addition to, and separate from, the proxy. The rights of Sentinel Community shareholders to dissent are set forth in Section 552.14 of the regulations of the Office of Thrift Supervision. Section 552.14 is reprinted in Exhibit IV to this joint proxy statement/prospectus. A person having a beneficial interest in shares of Sentinel Community common stock held of record in the name of another person, like a broker or nominee, and wishing to exercise his or her dissenter's rights should act promptly to cause the shareholder of record to follow the steps summarized below properly and in a timely manner to perfect his or her dissenter's rights.

The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by Exhibit IV which is included in this joint proxy statement/ prospectus. This discussion and Exhibit IV should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so since failure to comply with the procedures set forth in Section 552.14 will result in the loss of dissenters' rights.

If the merger is completed, those shareholders of Sentinel Community who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive a sum of cash equal to the appraised value of the shares of Sentinel Community common stock held by the shareholder at the time the merger is completed. The sum may be more or less than the fair market value of Western Sierra common stock to be received in the merger.

If the merger is completed, Western Sierra shall, within 10 days of the completion of the merger, mail a notice to the holders of record of shares of Sentinel Community common stock who have complied with the provisions stated above, of the completion of the merger. In the notice, Western Sierra will also make a written offer to each dissenting shareholder of Sentinel Community to pay for dissenting shares at a price deemed by Western Sierra to be the fair value. The notice will also inform each dissenting shareholder of Sentinel Community that, within sixty (60) days of the date of the completion of the merger, each dissenting shareholder must file a petition with the Office of Thrift Supervision and submit his or her stock certificates to the exchange agent. A current balance sheet of Sentinel Community and a statement of income and interim financial statements of Sentinel Community will be included with the notice.

If within sixty (60) days of the completion of the merger, the fair value is agreed upon between the dissenting shareholder and Western Sierra, the payment shall be made by Western Sierra within ninety (90) days of the completion of the merger.

If within sixty (60) days of the completion of the merger, the dissenting shareholder and Western Sierra do not agree as to the fair value, then the dissenting shareholder may file a petition with the Office of Thrift Supervision, with a copy by registered or certified mail to Western Sierra, demanding a determination of the fair market value of the stock of all the dissenting shareholders. A dissenting shareholder who fails to file the petition within sixty days of the completion of the merger shall be deemed to have accepted the terms offered under the merger.

Within sixty (60) days of the completion of the merger, each dissenting shareholder shall submit to the exchange agent his or her stock certificates for notation on the certificate that an appraisal and payment have been demanded with respect to the stock and that appraisal proceedings are pending. Any dissenting shareholder who fails to submit his or her stock certificates for notation shall no longer be entitled to appraisal rights and shall be deemed to have accepted the terms offered under the merger.

Notwithstanding the above, at any time within sixty (60) days after the completion of the merger, any dissenting shareholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered under the merger.

The Director of the Office of Thrift Supervision shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office of Thrift Supervision to appraise the shares to determine their fair market value of the completion of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Appropriate staff of the Office of Thrift Supervision shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director of the Office of Thrift Supervision, after consideration of the appraisal report and the advice of the appropriate staff, shall, if he or she concurs in the valuation of the shares, direct payment by Western Sierra of the appraised fair market value of the shares, upon surrender of the certificates representing the stock. Payment shall be made together with interest from the date of completion of the merger at a rate deemed equitable by the Director of the Office of Thrift Supervision.

The costs and expenses of any proceeding for appraisal may be apportioned and assessed by the Director of the Office of Thrift Supervision as he or she may deem equitable against all or some of the parties. In making this determination, the Director of the Office of Thrift Supervision shall consider whether any party has acted arbitrarily, vexatiously or not in good faith in respect to the rights provided by Section 552.14.

Any dissenting shareholder who has demanded appraisal rights shall neither be entitled to vote the stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distributions payable to, or a vote to be taken by shareholders or record of Sentinel Community at a date which is on or prior to, the date of completion of the merger); provided, however, that if any shareholder of Sentinel Community becomes unentitled to appraisal and payment of appraised value with respect to the stock and accepts or is deemed to have accepted the terms offered under the merger, that shareholder shall be entitled to vote and receive the distributions described above.

ANY HOLDER OF RECORD OF SENTINEL COMMUNITY COMMON STOCK WHO WISHES TO EXERCISE DISSENTERS' RIGHTS, OR TO PRESERVE THE RIGHT TO DO SO, MUST MAKE A WRITTEN DEMAND UPON SENTINEL COMMUNITY THAT SENTINEL COMMUNITY PAY THE SHAREHOLDER IN CASH THE FAIR VALUE OF HIS OR HER DISSENTING SHARES, AS DEFINED ABOVE.

The demand must be in addition to and separate from the proxy. The letter should be sent to Sentinel Community Bank, 229 South Washington Street, Sonora, California 95370, Attention: President. A proxy card directing a vote against the merger is not sufficient to meet the requirements for a written demand.

The foregoing summarizes certain provisions of Section 552.14, but shareholders of Sentinel Community considering the exercise of their rights under that section should read in full Section 552.14, which is reproduced in Exhibit IV and should consult their own legal advisors. The receipt of cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by the dissenting shareholders. See "Description of the Merger--Federal and California Income Tax Consequences," above.

                       DESCRIPTION OF THE CAPITAL STOCK OF
                      WESTERN SIERRA AND SENTINEL COMMUNITY

WESTERN SIERRA

The authorized capital stock of Western Sierra consists of 10,000,000 shares of Western Sierra common stock, no par value per share and 10,000,000 shares of Western Sierra preferred stock, of which 2,522,409 shares of Western Sierra common stock and no shares of Western Sierra preferred stock were outstanding as of March 15, 2000. In addition, 490,605 shares of Western Sierra common stock were reserved for issuance pursuant to stock options and other employee stock plans. Each share has the same rights, privileges and preferences as every other share and would share equally in Western Sierra's net assets upon liquidation or dissolution. The shares of Western Sierra common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. Each share is entitled to one vote, except that in the election of directors, Western Sierra shareholders may vote their shares cumulatively, except if Proposal 2 to eliminate cumulative voting is approved. All of the outstanding shares of Western Sierra common stock are fully paid and nonassessable and each participates equally in dividends, which are payable when and as declared by Western Sierra's Board of Directors out of funds legally available therefor.

Western Sierra's Articles of Incorporation (the "Western Sierra Articles") also incorporate provisions which may have the effect of delaying, deferring or preventing a change in control of Western Sierra in certain circumstances. These provisions will be controlling upon completion of the merger and after the merger shareholders of Sentinel Community will be subject to these provisions. Specifically, Western Sierra Articles provide that the shareholder vote required to approve a "Business Combination" (as defined) shall be at least 66-2/3% of Western Sierra's outstanding shares of voting stock voting together as a single class. A "Business Combination" is defined as any

- merger or consolidation of Western Sierra or a subsidiary of Western Sierra where the shareholders of Western Sierra immediately prior to the merger or consolidation will own immediately after the merger or consolidation (A) no equity securities of the surviving entity after the merger or consolidation or (B) equity securities (excluding options, warrants and rights) of the surviving entity after the merger or consolidation with less than 50% of the voting power of the surviving entity after the merger or consolidation or

- any sale, exchange, transfer or other disposition of 50% or more of the assets of Western Sierra or combined assets of Western Sierra and its subsidiaries.

The amendment or repeal of this provision of Western Sierra's Articles requires the affirmative vote of the holders of 66 2/3% or more of the outstanding shares.

SENTINEL COMMUNITY

The authorized capital stock of Sentinel Community consists of 1,000,000 shares of Sentinel Community common stock, $10.00 par value per share, of which 483,529 shares of Sentinel Community common stock were outstanding as of March 15, 2000. In addition, 74,403 shares of Sentinel Community common stock were reserved for issuance pursuant to outstanding stock options under the Sentinel Community 1983, 1993, 1996 and 1999 Stock Option Plans. Holders of shares of Sentinel Community common stock are entitled to cast one vote for each share held of record on all matters to be voted on, except that holders are entitled to cumulate their votes in the election of directors upon compliance with certain conditions. The holders of Sentinel Community common stock are entitled to receive dividends, if any, as may be declared from time to time by Sentinel Community's Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of Sentinel Community, the holders of Sentinel Community common stock are entitled to receive pro rata all assets remaining available for distribution to shareholders. The Sentinel Community common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All the outstanding shares of Sentinel Community common stock are fully paid and nonassessable.

WESTERN SIERRA FOLLOWING THE MERGER

The Articles of Incorporation and Bylaws of Western Sierra will continue as the Articles of Incorporation and Bylaws of Western Sierra following the merger. The authorized capital stock of Western Sierra following the merger will consist of 10,000,000 shares of Western Sierra common stock and 10,000,000 shares of Western Sierra preferred stock. The rights, preferences and privileges of Western Sierra common stock following the merger will be the same as those described above for Western Sierra common stock, except if Proposal 2 is approved, in which case there will no longer be cumulative voting available in the election of directors.

                                  MARKET PRICES

WESTERN SIERRA

Western Sierra common stock is listed on the NASDAQ National Market under the symbol WSBA. Management of Western Sierra is aware that the San Francisco office of Hoefer & Arnett, Incorporated, Sutro & Co., Dean Witter, Paine Webber, Prudential, Resource Trust, 1st National Bank, Solomon Booth, Northern Trust, Philadep, South West, Midwest & Co., Schwab, Edward D. Jones, Donaldson, Old Discount Brokerage and CEDE handle trades in Western Sierra common stock (the "Western Sierra securities dealers").

The following table shows the high and low bid quotations for Western Sierra common stock, as reported by Western Sierra securities dealers during the calendar quarters for the years 1999 and 1998. These quotations reflect the price that would be received by the seller, without retail mark-up, mark-down or commissions and may not have represented actual transactions:

                                                 Bid Prices
                                           -----------------------                Quarter
          Quarter                            High           Low                   Volume
      ----------------                     --------       --------                -------
      4th Quarter 1999                      $14.25         $11.50                 166,416
      3rd Quarter 1999                      $15.125        $11.786                197,254
      2nd Quarter 1999                      $16.00         $12.50                  78,100
      1st Quarter 1999                      $16.75         $15.50                  38,100

      4th Quarter 1998                      $19.00         $16.00                  20,500
      3rd Quarter 1998                      $20.25         $15.00                  35,707
      2nd Quarter 1998                      $21.00         $18.50                  72,806
      1st Quarter 1998                      $19.50         $17.25                  46,976

The last sales price of Western Sierra common stock on or before December 24, 1999, the trading day prior to the date of the first public announcement of the proposed merger, was $12.50, which reflects a sale that occurred on December 24, 1999. The last sales price of Western Sierra common stock on or before __________, 2000, the last practicable date before printing of this joint proxy statement/prospectus, was $_____, which reflects a sale that occurred on __________, 2000. The "bid" and "asked" prices of Western Sierra common stock on
________, 2000 were $_____ and $_____, respectively.

As of March 15, 2000, the outstanding shares of Western Sierra common stock were held by approximately 1,293 record holders.

SENTINEL COMMUNITY

Trading in Sentinel Community common stock has not been extensive and the trades cannot be characterized as amounting to an active trading market. Sentinel Community common stock is not listed on any exchange, nor is it listed with NASDAQ. Sentinel Community common stock is quoted on the OTC Bulletin Board under the symbol SENC. Management of Sentinel

Community is aware that various brokers facilitate trades in Sentinel Community common stock. The following table summarizes those trades in the market of which Sentinel Community's management has knowledge setting forth the approximate high and low sale prices for the periods indicated. These quotations reflect the price that would be received by the seller, without retail mark-up, mark-down or commissions:

                                                Sales Prices
                                           ---------------------                  Quarter
           Quarter                           High           Low                   Volume
      ----------------                     -------        -------                ----------
      4th Quarter 1999                      $16.00         $15.00                   2,400
      3rd Quarter 1999                      $17.50         $15.00                   2,600
      2nd Quarter 1999                      $18.00         $14.25                   4,900
      1st Quarter 1999                      $17.33         $12.67                  35,550

      4th Quarter 1998                      $13.50         $13.50                       0
      3rd Quarter 1998                      $13.50         $11.00                  31,500
      2nd Quarter 1998                      $11.66         $ 8.66                  21,900
      1st Quarter 1998                      $10.33         $10.33                     750

The last sales price of Sentinel Community common stock on or before December 24, 1999, the day prior to the date of the first public announcement of the proposed merger, was $16.00, which reflects a sale that occurred on November 9, 1999. The last sales price of Sentinel Community common stock on or before __________, 2000, the last practicable date before printing of this joint proxy statement/prospectus, was $_____, which reflects a sale that occurred on _________, ____. The "bid" and "asked" prices of the Sentinel Community common stock on __________, 2000 were $_____ and $_____, respectively. As of ___________, 2000, the outstanding shares of Sentinel Community common stock were held by approximately 360 record holders.

                                    DIVIDENDS

WESTERN SIERRA

Western Sierra shareholders are entitled to receive dividends when and as declared by its board of directors, out of funds legally available therefor, as provided in the California General Corporation Law. The California General Corporation Law provides that a corporation may make a distribution to its shareholders if its retained earnings immediately prior to the dividend payout at least equal the amount of the proposed distribution. In the event that sufficient retained earnings are not available for the proposed distribution, a corporation may, nevertheless, make a distribution if it meets both the "quantitative solvency" and the "liquidity" tests, as set forth in the California General Corporation Law. In general, the quantitative solvency test requires that the sum of the assets of the corporation equal at least 1-1/4 times its liabilities. The liquidity test generally requires that a corporation have current assets at least equal to current liabilities, or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years, then current assets must equal at least 1-1/4 times current liabilities.

Western Sierra paid stock dividends of 7% per share on April 17, 1995, 4% per share on October 20, 1995, 6% per share on April 30, 1997, 10% per share on October 20, 1997 and 5% per share on November 1, 1999.

The amount and payment of dividends by Western Sierra are set by Western Sierra's Board of Directors with numerous factors involved including Western Sierra's earnings, financial condition and the need for capital for expanded growth and general economic conditions. While it is anticipated that Western Sierra will continue to declare stock dividends based upon the recommendations of the Board of Directors of Western Sierra, there can be no assurance that such dividends will occur. Under the agreement, Western Sierra has agreed that it will not declare or pay any dividend on its shares of Western Sierra common stock, other than regular cash dividends consistent with past practices. This restriction would no longer be applicable in the event the merger is not approved by the shareholders, and will not restrict Western Sierra's ability to pay dividends following the merger.

SENTINEL COMMUNITY

The shareholders of Sentinel Community are entitled to cash dividends when and as declared by Sentinel Community's Board of Directors out of funds legally available therefor, governed by federal prompt corrective action capital regulations.

Sentinel Community has paid cash dividends on its shares of Sentinel Community common stock. On January 4, 2000, the Board of Directors of Sentinel Community declared a cash dividend of $0.34 per share payable to shareholders of record as of December 31, 1999. The amount and payment of dividends by Sentinel Community are set by Sentinel Community's Board of Directors with numerous factors involved including Sentinel Community's earnings, financial condition, and the need for capital for expanded growth and general economic conditions. No assurance can be given that cash or stock dividends will be paid in the future. Under the agreement, Sentinel Community has agreed that it will not declare or pay any dividend on its shares of Sentinel Community common stock, other than regular cash dividends consistent with past practices. This restriction would no longer be applicable in the event the merger is not approved by the shareholders.

WESTERN SIERRA FOLLOWING THE MERGER

If the merger is completed, no assurance can be given that the trading market for Western Sierra common stock will be more active than that which currently exists for Western Sierra common stock. While it is anticipated that Western Sierra following the merger will continue to consider declaring cash and stock dividends based upon the recommendations of the Board of Directors of Western Sierra, there can be no assurance that either cash or stock dividends will be declared. The payment of dividends will depend, in any event, upon Western Sierra's earnings, financial condition, the need for capital for expanded growth and general economic conditions.

                         PRO FORMA FINANCIAL STATEMENTS

CERTAIN MATTERS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED BELOW. THEREFORE, THE INFORMATION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF WESTERN SIERRA AND SENTINEL COMMUNITY ON AN INDIVIDUAL AND CONSOLIDATED BASIS.

Western Sierra will account for the merger as a pooling of interests. Pooling of interests accounting treatment avoids the creation of goodwill in the merger and allows Western Sierra to avoid charges against future earnings from amortizing goodwill. This accounting method also means that after the merger, Western Sierra will report financial results as if Sentinel Community had always been combined with Western Sierra. If Western Sierra is not able to use pooling of interests method of accounting in the merger, the merger will not be completed.

The Statement of Income tables that follow contain information that is calculated by using "weighted average shares." The weighted average share calculation takes into consideration both the number of shares outstanding and the length of time the shares were outstanding during the period. The weighted average share calculation is then used to calculate basic and diluted earnings per share.

THE MERGER

The following pro forma financial information combines the historical financial information of Western Sierra and Sentinel Community to reflect what the results might have been had the institutions merged in each of the earlier periods presented. The pro forma financial information does not take into consideration operational efficiencies or additional expenses that might have occurred as a result of combining the institutions. The following tables show the pro forma consolidated condensed balance sheets of Western Sierra following the merger as of December 31, 1999 and pro forma consolidated condensed income statements of Western Sierra following the merger for the years ended December 31, 1999, 1998 and 1997 (collectively referred to as the " Merger Pro Forma Financial Information.")

The Merger Pro Forma Financial Information and related notes are based on the historical financial statements of Western Sierra and Sentinel Community, giving effect to the merger under the pooling of interests method of accounting and the assumptions and adjustments in the accompanying notes to the Merger Pro Forma Financial Information. The pro forma consolidated condensed balance sheets assume the merger was completed on December 31, 1999 and the pro forma consolidated condensed income statements assume the merger was completed at the beginning of each period. The Merger Pro Forma Financial Information further assumes the issuance of approximately 720,942 shares of Western Sierra common stock in exchange for all of the outstanding shares of Sentinel Community common stock at December 31, 1999. The Merger Pro Forma Financial Information is not necessarily indicative of the financial position or results of operations of Western Sierra following the merger as it may be in the future or as it might have been had the merger been effected on the assumed dates.

The Merger Pro Forma Financial Information should be read in conjunction with the historical financial statements of Western Sierra and Sentinel Community and the notes related thereto, presented elsewhere in this joint proxy statement/prospectus. See "Index to Financial Statements."

MERGER PRO FORMA FINANCIAL INFORMATION
BASED ON POOLING OF INTERESTS METHOD OF ACCOUNTING

               EXISTING AND PRO FORMA CONSOLIDATED CAPITALIZATION
                                   (UNAUDITED)

The following table shows the existing capitalization of Western Sierra and Sentinel Community and the pro forma consolidated capitalization of Western Sierra following the merger at December 31, 1999 (dollars in thousands).


                                                                                        Pro Forma
                                                                                       Consolidated
                                                                                         Surviving
                             Western Sierra    Sentinel Community   Adjustments(1)    Western Sierra(1)
                             --------------    ------------------   --------------    -----------------
Shareholders' equity:
Common stock                  $      15,911     $       2,901                          $      18,812
Retained earnings                    11,534             2,807                                 14,341
Unearned ESOP shares                   (300)                                                    (300)
Net unrealized gains on
 available-for-sale
 securities                          (1,640)             (298)                                (1,938)
                              -------------     -------------                          -------------
    Total shareholders'
     equity                   $      25,505            $5,410                          $      30,915
                              =============     =============                          =============
Authorized shares of
 common stock                    10,000,000         1,000,000                             10,000,000
                              =============     =============        =============     =============
Outstanding shares                2,515,192           483,529                              3,236,134
                              =============     =============        =============     =============

-----------------
(1) Assumes that holders of 100% of Sentinel Community common stock convert their shares into Western Sierra common stock and that an aggregate of 720,942 shares of Western Sierra common stock are issued in the merger.

                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999


                                                                                                   Pro Forma
(Dollars in thousands)                            Western           Sentinel                      Consolidated
                                                  Sierra           Community      Adjustments     Balance Sheet
                                                 --------          ---------      -----------     -------------
ASSETS
Cash and due from banks                          $  15,738          $   5,262                       $  21,000
Federal funds sold                                   6,075                                              6,075
Loans held for sale                                    964                                                964
Interest-bearing deposits in banks                     198                693                             891
Investment securities:
  Available-for-sale                                44,071             11,418                          55,489
  Held-to-maturity                                   2,268             11,937                          14,205
  Trading securities                                   175                                                175
                                                 ---------          ---------                       ---------
      Total investments                             46,514             23,355                          69,869

Loans and leases:
  Commercial                                        29,174                                             29,174
  Real estate                                      126,294             53,105                         179,399
  Real estate construction                          36,012              5,746                          41,758
  Lease financing                                    1,763                                              1,763
  Agricultural                                      15,370                                             15,370
  Consumer                                           5,315              2,365                           7,680
                                                 ---------          ---------                       ---------
      Total loans                                  213,928             61,216                         275,144
  Deferred fees and costs, net                        (515)              (273)                           (788)
  Allowance for loan and lease losses               (2,886)              (908)                         (3,794)
                                                 ---------          ---------                       ---------
      Net loans                                    210,527             60,035                         270,562

Other real estate                                      715                                                715
Bank premises and equipment, net                     8,871              1,100                           9,971
Accrued interest receivable and other assets         9,658              2,178                          11,836
                                                 ---------          ---------                       ---------
                                                 $ 299,260          $  92,623                       $ 391,883
                                                 =========          =========                       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                            $  63,865          $   7,729                       $  71,594
  Interest-bearing                                 201,552             70,038                         271,590
                                                 ---------          ---------                       ---------
      Total deposits                               265,417             77,767                         343,184

Other borrowings                                     6,300              9,000                          15,300
Accrued interest payable and other liabilities       2,038                446                           2,484
                                                 ---------          ---------                       ---------
      Total liabilities                            273,755             87,213                         360,968

Shareholders' equity:
  Common stock                                      15,911              2,901                          18,812
  Retained earnings                                 11,534              2,807                          14,341
  Unearned ESOP shares                                (300)                                              (300)
  Unrealized gains on available-for-sale
     investment securities, net of taxes            (1,640)              (298)                         (1,938)
                                                 ---------          ---------                       ---------
      Total shareholders' equity                    25,505              5,410                          30,915
                                                 ---------          ---------                       ---------
                                                 $ 299,260          $  92,623                       $ 391,883
                                                 =========          =========                       =========

                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


                                                      For the Year Ended December 31, 1999
                                               ------------------------------------------------------
(Dollars in thousands                          Western       Sentinel                      Pro Forma
except per share amounts)                      Sierra        Community    Adjustments    Consolidated
                                               -------       ---------    -----------    ------------
Interest income
  Interest and fees on loans and leases        $17,551       $ 5,296                     $22,847
  Interest on deposits in banks                    114            98                         212
  Interest on investment securities              3,023         1,483                       4,506
  Interest on federal funds sold                   826           117                         943
                                               -------       -------                     -------
      Total interest income                     21,514         6,994                      28,508

Interest expense on deposits                     7,589         2,802                      10,391
Interest expense on short-term borrowings          138           329                         467
                                               -------       -------                     -------
      Total interest expense                     7,727         3,131                      10,858

           Net interest income                  13,787         3,863                      17,650

Provision for loan and lease losses                540           380                         920

      Net interest income after provision
        for loan and lease losses               13,247         3,483                      16,730

Noninterest income:
  Service charges and fees                       1,186           437                       1,623
  Gain on sale of loans                          1,214                                     1,214
  Other                                            703            40                         743
                                               -------       -------                     -------
      Total noninterest income                   3,103           477                       3,580

Other expenses:
  Salaries and employee benefits                 6,089         1,701                       7,790
  Occupancy                                        877           286                       1,163
  Equipment                                      1,044           194                       1,238
  Other                                          4,120         1,090                       5,210
                                               -------       -------                     -------
      Total other expenses                      12,130         3,271                      15,401

      Income before income taxes                 4,220           689                       4,909

Income taxes                                     1,415           186                       1,601
                                               -------       -------                     -------
      Net income                               $ 2,805       $   503                     $ 3,308
                                               =======       =======                     =======
Basic earnings per share                       $  1.12       $  1.04                     $  1.03

Weighted average shares of common stock      2,500,976       482,545                   3,220,451(1)

Diluted earnings per share                     $  1.09       $  1.00                     $  1.00

Weighted average shares of common stock
 and common stock equivalents                2,575,694       502,023                   3,324,210(1)

----------
(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity were determined by adding the weighted average shares for Sentinel Community before the combination multiplied by the conversion rate of 1.4910 to the weighted average shares Western Sierra before the combination. THE ACTUAL CONVERSION RATE MAY BE HIGHER OR LOWER THAN 1.4910.

                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME


                                                      For the Year Ended December 31, 1998
(Dollars in thousands                         ---------------------------------------------------------
except per share amounts)                     Western        Sentinel                   Pro Forma
                                               Sierra        Community   Adjustments   Consolidated
                                              -------        ---------   -----------   ------------
Interest income
  Interest and fees on loans and leases        $15,944       $ 4,563                    $20,507
  Interest on deposits in banks                    286           312                        598
  Interest on investment securities              2,749         1,831                      4,580
  Interest on federal funds sold                 1,030           138                      1,168
                                               -------       -------                    -------
      Total interest income                     20,009         6,844                     26,853

Interest expense on deposits                     7,870         2,813                     10,683
Interest expense on short-term borrowings            1           310                        311
                                               -------       -------                    -------
      Total interest expense                     7,871         3,123                     10,994

           Net interest income                  12,138         3,721                     15,859

Provision for loan and lease losses                775           235                      1,010

      Net interest income after provision
        for loan and lease losses               11,363         3,486                     14,849

Noninterest income:
  Service charges and fees                       1,272           371                      1,643
  Gain on sale of loans                          1,839                                    1,839
  Gain on sale of investment securities              8                                        8
  Other                                            641           153                        794
                                               -------       -------                    -------
      Total noninterest income                   3,760           524                      4,284

Other expenses:
  Salaries and employee benefits                 6,423         1,613                      8,036
  Occupancy                                        812           227                      1,039
  Equipment                                      1,140           155                      1,295
  Other                                          5,128         1,058                      6,186
                                               -------       -------                    -------
      Total other expenses                      13,503         3,053                     16,556

      Income before income taxes                 1,620           957                      2,577

Income taxes                                       519           356                        875
                                               -------       -------                    -------
      Net income                               $ 1,101       $   601                    $ 1,702
                                               =======       =======                    =======
Basic earnings per share                       $  0.46       $  1.27                    $  0.55

Weighted average shares of common stock      2,368,415       473,216                  3,073,980(1)

Diluted earnings per share                       $0.44         $1.26                      $0.53

Weighted average shares of common stock
 and common stock equivalents                2,491,308       478,277                  3,204,419(1)

----------

(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity were determined by adding the weighted average shares for Sentinel Community before the combination multiplied by the conversion rate of 1.4910 to the weighted average shares Western Sierra before the combination. THE ACTUAL CONVERSION RATE MAY BE HIGHER OR LOWER THAN 1.4910.

                 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                        For the Year Ended December 31, 1997
                                               --------------------------------------------------------------
(Dollars in Thousands                          Western       Sentinel                        Pro Forma
except per share amounts)                      Sierra       Community       Adjustments     Consolidated
                                               -------       ---------      -----------     ------------
Interest income
  Interest and fees on loans and leases        $15,793       $ 3,973                         $19,766
  Interest on deposits in banks                    233           518                             751
  Interest on investment securities              2,103           912                           3,015
  Interest on federal funds sold                   756           229                             985
                                               -------       -------                         -------
      Total interest income                     18,885         5,632                          24,517

Interest expense on deposits                     7,275         2,579                           9,854
Interest expense on short-term borrowings            2                                             2
                                               -------       -------                         -------
      Total interest expense                     7,277         2,579                           9,856

      Net interest income                       11,608         3,053                          14,661

Provision for loan and lease losses              1,070           173                           1,243

      Net interest income after provision
        for loan and lease losses               10,538         2,880                          13,418

Noninterest income:
  Service charges and fees                       1,265           252                           1,517
  Gain on sale of loans                          1,104                                         1,104
  Gain on sale of investment securities              8                                             8
  Other                                            630           225                             855
                                               -------       -------                         -------
      Total noninterest income                   3,007           477                           3,484

Other expenses:
  Salaries and employee benefits                 5,422         1,416                           6,838
  Occupancy                                        790           181                             971
  Equipment                                        841           130                             971
  Settlement and related legal expenses                        1,099                           1,099
  Other                                          3,392         1,076                           4,468
                                               -------       -------                         -------
      Total other expenses                      10,445         3,902                          14,347

      Income (loss) before income taxes          3,100          (545)                          2,555

Income taxes (benefit)                           1,149          (225)                            924
                                               -------       -------                         -------

      Net income (loss)                        $ 1,951       $  (320)                        $ 1,631
                                               =======       =======                         =======


Basic earnings per share                       $  0.85       $  (.68)                        $  0.55

Weighted average shares of common stock      2,285,445       470,192                       2,986,501(1)

Diluted earnings (loss) per share              $  0.82       $  (.68)                        $  0.53

Weighted average shares of common stock
 and common stock equivalents                2,389,897       470,192                       3,090,953(1)

------------
(1) Weighted average shares of common stock and common stock equivalents for the pro forma consolidated entity were determined by adding the weighted average shares for Sentinel Community before the combination multiplied by the conversion rate of 1.4910 to the weighted average shares Western Sierra before the combination. THE ACTUAL CONVERSION RATE MAY BE HIGHER OR LOWER THAN 1.4910.

                           COMPARATIVE PER SHARE DATA
                                   (UNAUDITED)

The following table shows the selected historical financial information for Western Sierra and Sentinel Community and pro forma consolidated financial information in the merger. The table assumes that the merger was completed at the beginning of the periods presented, and that each outstanding share of Sentinel Community common stock is converted into 1.4910 shares of Western Sierra common stock. THE ACTUAL CONVERSION RATE MAY BE HIGHER OR LOWER THAN THAT SET FORTH ABOVE. See "Description of the Merger--Conversion Rate and Exchange of Shares and Options."

                                                           Year Ended
                                                           December 31,
                                         ----------------------------------------------------
                                            1999                1998                   1997
                                         ---------            --------               --------
Amounts per common share:
 Western Sierra historical
  Net income(1)(2)                        $ 1.09               $ 0.44                 $ 0.82
  Book value(3)                           $10.14               $10.28                 $ 8.63
  Dividends declared                        $.00               $  .00                 $ 0.14
Sentinel Community historical
  Net income (loss)(1)(2)                 $ 1.00               $ 1.26                 $(0.68)
  Book value(3)                           $11.19               $11.15                 $10.13
  Dividends declared                      $ 0.31               $ 0.28                 $  .00
Pro forma amounts per
 common share of Western Sierra
  Net income(1)(4)                        $ 1.00               $ 0.53                 $ 0.53
  Book value(5)                           $ 9.55               $ 9.62                 $ 8.79
Pro forma amounts per
 common share of Sentinel Community
  Net income(1)(6)                        $ 1.49               $ 0.79                 $ 0.79
  Book value(6)                           $14.24               $14.34                 $13.11

------------------
(1)      All net income (loss) per share data are diluted per share data.

(2) Diluted income per share calculations use the weighted average common stock and common stock equivalent shares outstanding for each period for Western Sierra and Sentinel Community.

(3) Book value per share is based on the actual number of shares outstanding at the end of the period.

(4) Pro forma net income per share is determined in the same manner as footnote (2) above except the Sentinel Community common shares are multiplied by the conversion rate of 1.4910.

(5) Pro forma book value per share is determined in the same manner as footnote (3) above except the Sentinel Community common shares are multiplied by the conversion rate of 1.4910.

(6) Sentinel Community pro forma equivalents are computed by multiplying the pro forma per share data of the consolidated entity by the conversion rate of 1.4910.

                           REGULATORY CAPITAL ADEQUACY

The following table shows, as of December 31, 1999, the regulatory capital ratios of Western Sierra and Sentinel Community on a historical basis, Western Sierra on a pro forma basis assuming completion of the merger, and the minimum regulatory capital ratios.

                                                         Western               Sentinel
                                   Minimum                Sierra               Community
                                   -------               -------               ---------
Leverage ratio                       5.0%                   9.3%                   5.9%
Tier 1 risk-based
  capital ratio                      4.0%                  11.3%                   9.6%
Total risk-based
  capital ratio                      8.0%                  12.6%                  10.7%

                                                      Western Sierra
                                   Minimum         Following the Merger
                                   -------         --------------------
Leverage ratio                       5.0%                   8.5%
Tier 1 risk-based
  capital ratio                      4.0%                  11.0%
Total risk-based
  capital ratio                      8.0%                  12.2%

                          DESCRIPTION OF WESTERN SIERRA

BUSINESS

GENERAL. Western Sierra was incorporated under the laws of the State of California on July 11, 1996. Western Sierra was organized pursuant to a plan of reorganization for the purpose of becoming the parent corporation of Western Sierra National Bank, and on December 31, 1996, the reorganization was effected and shares of Western Sierra Common Stock were issued to the shareholders of Western Sierra National Bank for the common shares held by Western Sierra National Bank's shareholders. In April 1999, Western Sierra acquired Roseville 1st National Bank and Lake Community Bank in a stock for stock exchange. Western Sierra is a registered bank holding company under the Bank Holding Company Act. Western Sierra conducts its operations at 3350 Country Club Drive, Suite 202, Cameron Park, California 95682.

Western Sierra National Bank was organized under national banking laws and commenced operations as a national bank on January 4, 1984. Western Sierra National Bank is a member of the Federal Reserve System and its deposits are insured to the maximum amount permitted by law by the FDIC. Western Sierra National Bank's head office is located at 4011 Plaza Goldorado Circle, Cameron Park, California and its branch offices are located at 2661 Sanders Drive, Pollock Pines, 3970 J Missouri Flat Road, Placerville, 1450 Broadway, Placerville, 3919 Park Drive, El Dorado Hills, 571 5th Street, Lincoln, and 1900 Point West Way, Suite 270, Sacramento. Western Sierra National Bank does not have any affiliates or subsidiaries, other than Roseville 1st National Bank and Lake Community Bank.

Roseville 1st National Bank was founded in 1983 as Countryside Thrift and Loan ("Countryside"). Countryside operated as an industrial loan company until its conversion to a national bank in 1992. On July 1, 1992, Countryside converted to a national bank. Roseville 1st National Bank is a member of the Federal Reserve System and its deposits are insured to the maximum amount permitted by law by the FDIC. Roseville 1st National Bank's head office is located at 1801 Douglas Boulevard, Roseville, California and its branch office is located at 6951 Douglas Boulevard, Granite Bay, California. Roseville 1st National Bank does not have any affiliates or subsidiaries, other than Western Sierra National Bank and Lake Community Bank. Western Sierra has filed an application to merge Roseville 1st National Bank into Western Sierra National Bank. The completion of the Roseville 1st National Bank merger may occur prior to the merger with Sentinel Community.

Lake Community Bank was incorporated as a banking corporation under the laws of the State of California on March 9, 1984. Lake Community commenced operations as a California state-chartered bank on November 15, 1984. Lake Community Bank is an insured bank under the Federal Deposit Insurance Act and is not a member of the Federal Reserve System. Lake Community Bank engages in the general commercial banking business in Lake County in the State of California from its headquarters banking office located at 805 Eleventh Street, Lakeport, California, and its branch located at 4280 Main Street, Kelseyville, California. Lake Community Bank does not have any affiliates or subsidiaries, other than Western Sierra National Bank and Roseville 1st National Bank.

BANKING SERVICES. Western Sierra is a locally owned and operated bank holding company, and its primary service area is the Northern California communities of Cameron Park, Pollock Pines, Placerville, El Dorado Hills, Lincoln, Sacramento, Roseville, Granite Bay, Lakeport and its surrounding communities. Western Sierra's primary business is servicing the banking needs of these communities and its marketing strategy stresses its local ownership and commitment to serve the banking needs of individuals living and working in Western Sierra's primary service areas and local businesses, including retail, professional and real estate-related activities in those service areas.

Western Sierra offers a broad range of services to individuals and businesses in its primary service area with an emphasis upon efficiency and personalized attention. Western Sierra provides a full line of consumer services and also offers specialized services, such as courier services to small businesses, middle market companies and professional firms. Each of Western Sierra's subsidiary banks offer personal and business checking and savings accounts (including individual interest-bearing negotiable orders of withdrawal ("NOW"), money market accounts and/or accounts combining checking and savings accounts with automatic transfer), IRA accounts, time certificates of deposit and direct deposit of social security, pension and payroll checks and computer cash management with plans to institute PC Banking during 2000. Western Sierra's subsidiary banks also make available commercial, construction, accounts receivable, inventory, automobile, home improvement, real estate, commercial real estate, single family mortgage, Small Business Administration, office equipment, leasehold improvement and installment loans (as well as overdraft protection lines of credit), issues drafts and standby letters of credit, sells travelers' checks (issued by an independent entity), offers ATM's tied in with major statewide and national networks, extends special considerations to senior citizens and offers other customary commercial banking services.

Most of Western Sierra's deposits are obtained from commercial businesses, professionals and individuals. At December 31, 1999, Western Sierra National Bank had a total of 6,642 accounts consisting of demand deposit, NOW and money market accounts with an average balance of approximately $8,902; 3,133 savings accounts with an average balance of approximately $2,623; time certificates of $100,000 or more with an average balance of approximately $208,022; and other time deposits with an average balance of approximately $22,262. At December 31, 1999, Roseville 1st National Bank had a total of 1,759 accounts consisting of demand deposit, NOW and money market accounts with an average balance of approximately $20,566; 907 savings accounts with an average balance of approximately $1,106; time certificates of $100,000 or more with an average balance of approximately $191,872; and other time deposits with an average balance of approximately $25,027. At December 31, 1999, Lake Community Bank had a total of 4,215 accounts consisting of demand deposit, NOW and money market accounts with an average balance of approximately $5,951; 2,861 savings accounts with an average balance of approximately $4,045; time certificates of $100,000 or more with an average balance of approximately $113,903; and other time deposits with an average balance of approximately $23,220. None of Western Sierra's subsidiary banks has obtained any deposits through deposit brokers and there is no present intention of using brokered deposits. There is no concentration of deposits or any customer with 5% or more of any of the subsidiary banks' deposits other than one locally-owned title company which holds 5.85% of Western Sierra National Bank's deposits.

Other special services and products include economy personal and business checking products, computer cash management products and mortgage products and services.

EMPLOYEES. At December 31, 1999, Western Sierra and its subsidiaries employed 155 persons on a full-time equivalent basis. Western Sierra believes its employee relations are excellent.

PROPERTIES. Western Sierra and Western Sierra National Bank own the real property located at 4011 Plaza Goldorado Circle, Cameron Park, California. The building situated on the property consists of 6,842 square feet and houses the head office, note department and mortgage division of Western Sierra National Bank.

Western Sierra and Western Sierra National Bank also own the real property located at 3970 J Missouri Flat Road, Placerville, California. The building situated on the property consists of approximately 3,707 square feet and houses the West Placerville branch office of Western Sierra National Bank.

Western Sierra and Western Sierra National Bank also own the real property located at the corner of Park Drive and El Dorado Hills Boulevard, El Dorado Hills, California. The building to be completed on the property will consist of approximately 7,000 square feet and will house the El Dorado Hills branch office of Western Sierra National Bank.

Western Sierra also owns the additional property adjacent to Western Sierra National Bank's executive and head offices at 4011 Plaza Goldorado Circle. It is Western Sierra's intention to construct a new administrative building on this site. It is anticipated that construction will begin in the third quarter of 2000.

Western Sierra and Roseville 1st National Bank own the real property located at 1801 Douglas Boulevard, Roseville, California. The building situated on the property consists of 7,960 square feet and houses the executive and head offices of Roseville 1st National Bank.

Western Sierra and Lake Community Bank own Lake Community Bank's headquarters office located at 805 Eleventh Street, Lakeport, California. The headquarters office is built on 47,188 square feet of land.

Western Sierra and Lake Community Bank also own the modular building which housed Lake Community Bank's former headquarters banking office. This building with the addition now consists of approximately 4,027 square feet of interior space. Western Sierra and Lake Community Bank have sublet this space.

Western Sierra leases the premises of its head office located at 3350 Country Club Drive, Suite 202, Cameron Park, California. The lease is presently for a term expiring May 31, 2001. The office space consists of approximately 2,400 square feet.

Western Sierra and Western Sierra National Bank lease the premises of Western Sierra National Bank's Placerville branch office located at 1450 Broadway, Placerville, California. The lease is presently for a term expiring June 30, 2002. The office space at this branch consists of approximately 6,500 square feet.

Western Sierra and Western Sierra National Bank lease the premises of Western Sierra National Bank's Pollock Pines branch office located at 2661 Sanders Drive, Pollock Pines, California. The premises are leased for a term expiring on July 31, 2000. The office space at this branch consists of approximately 1,520 square feet.

Western Sierra and Western Sierra National Bank lease the premises of Western Sierra National Bank's Lincoln branch office located at 571 5th Street, Lincoln, California. The premises are leased for a term expiring on September 30, 2002. The office space of this branch consists of approximately 5,500 square feet.

Western Sierra and Western Sierra National Bank lease the premises of Western Sierra National Bank's Point West branch at 1900 Point West Way, Suite 270, Sacramento, California. The premises are leased for a term expiring on March 31, 2000. The office space at this site consists of approximately 2,450 square feet.

Western Sierra and Western Sierra National Bank lease the premises of Western Sierra National Bank's current El Dorado Hills branch office located at 3840 El Dorado Hills Boulevard, El Dorado Hill, California. The premises are leased for a term expiring on August 13, 2003. The office space at this site consists of approximately 2,000 square feet. When Western Sierra National Bank moves to its new office which is currently being built, Western Sierra National Bank will sublease these premises.

Western Sierra and Roseville 1st National Bank lease the premises of Roseville 1st National Bank's Granite Bay branch office located at 6951 Douglas Boulevard, Granite Bay, California. The lease is presently for a term expiring July 1, 2000. The office space at this branch consists of approximately 1,400 square feet.

Western Sierra and Lake Community Bank lease the premises of Lake Community Bank's Kelseyville branch office located at 4280 Main Street, Kelseyville, California. The lease is presently for a term expiring December 18, 2003. The office space at this branch consists of approximately 2,140 square feet.

LEGAL PROCEEDINGS. From time to time, Western Sierra and/or it subsidiary banks is a party to claims and legal proceedings arising in the ordinary course of business. Western Sierra's management is not aware of any material pending litigation proceedings to which either it or any of its subsidiary banks is a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of Western Sierra taken as a whole.

SUPERVISION AND REGULATION. Western Sierra is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with and is subject to the supervision of the Board of Governors of the Federal Reserve System (the "FRB"). Generally, a bank holding company is required to obtain the approval of the FRB before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, the bank holding company would own or control more than 5% of the voting shares of such bank. The FRB's approval is also required for the merger or consolidation of bank holding companies.

Western Sierra is required to file reports with the FRB and provide such additional information as the FRB may require. The FRB also has the authority to examine Western Sierra and each of its subsidiaries, as well as any arrangements between Western Sierra and any of its subsidiaries, with the cost of any such examination to be borne by Western Sierra.

Banking subsidiaries of bank holding companies are also subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain restrictions set forth in the Federal Reserve Act, a bank can loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, or issue a guarantee, acceptance, or letter of credit on behalf of an affiliate; provided that the aggregate amount of the above transactions of the bank and its subsidiaries does not exceed 10 percent of the capital stock and surplus of the bank on a per affiliate basis or 20 percent of the capital stock and surplus of the bank on an aggregate affiliate basis. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices and, in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as that term is defined in the Federal Reserve Act. Such restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. Further, Western Sierra and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services.

A bank holding company is prohibited from itself engaging in or acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaged in nonbanking activities. One of the principal exceptions to the prohibition is for activities found by the FRB by order or regulation to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making these determinations, the FRB considers whether the performance of such activities by a bank holding company would offer advantages to the public which outweigh possible adverse effects.

Federal Reserve Regulation "Y" sets out those activities which are regarded as closely related to banking or managing or controlling banks, and thus, are permissible activities that may be engaged in by bank holding companies subject to approval in individual cases by the FRB. Most of these activities are now permitted for national banks. There has been litigation challenging the validity of certain activities authorized by the FRB for bank holding companies, and the FRB has various regulations in this regard still under consideration. The future scope of permitted activities is uncertain.

Western Sierra National Bank and Roseville 1st National Bank are subject to primary supervision, examination and regulation by the Comptroller and are also subject to applicable regulations of the FDIC and the FRB, and in addition the provisions of California law, insofar as they are not preempted by federal banking law. Lake Community Bank is subject to primary supervision, examination and regulation by the California Department of Financial Institutions and the FDIC and is subject to applicable regulations of the FRB. The deposits of all three financial institutions are insured by the FDIC to applicable limits. As a consequence of the extensive regulation of commercial banking activities in California and the United States, the subsidiary banks' businesses are particularly susceptible to changes in California and federal legislation and regulations, which may have the effect of increasing the cost of doing business, limiting permissible activities or increasing competition.

Various other requirements and restrictions under the laws of the United States and the State of California affect the operations of the subsidiary banks. Federal and California statutes and regulations relate to many aspects of the banks' operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, branching, capital requirements and disclosure obligations to depositors and borrowers. The Comptroller regulates the number and locations of the branch offices of a national bank, but may only permit a national bank to maintain branches in locations and under the conditions imposed by state laws upon state banks. California law presently permits a bank to locate a branch office in any locality in the state. Additionally, California law exempts banks, including national banks, from California usury laws.

SUMMARY OF EARNINGS

The following consolidated Summary of Earnings of Western Sierra and subsidiaries for the three years ended December 31, 1999 has been derived from financial statements audited by Perry-Smith & Co., LLP, independent certified public accountants, as described in their report included elsewhere in this joint proxy statement/prospectus. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere herein.

(Dollars in thousands,                                             Year Ended December 31,(1)
 except per share data)                              ------------------------------------------------------
                                                         1999                 1998                 1997
                                                     ------------         ------------         ------------
Interest income                                       $    21,514          $    20,009          $   18,885
Interest expense                                            7,727                7,871               7,277
Net interest income                                        13,787               12,138              11,608
Provision for loan and lease losses                           540                  775               1,070
Net interest income after
  provision for loan and lease losses                      13,247               11,363              10,538
Other noninterest income                                    3,103                3,760               3,007
Noninterest expense                                        12,130               13,503              10,445
Earnings before income taxes                                4,220                1,620               3,100
Provision for income taxes                                  1,415                  519               1,149
Net income                                                  2,805                1,101               1,951
Basic earnings per share                              $      1.12          $      0.46          $     0.85
Number of shares used in basic
  earnings per share calculation                        2,500,976            2,368,415           2,285,445
Diluted earnings per share                            $      1.09          $      0.44          $     0.82
Number of shares used in diluted
  earnings per share calculation                        2,575,694            2,491,308           2,389,897

The following table sets forth selected ratios for the periods indicated:


(Unaudited)                                                          Year Ended  December 31,
                                                     ------------------------------------------------------
                                                         1999                 1998                 1997
                                                     ------------         ------------         ------------
Net earnings to average
  shareholders' equity                                  12.24%                4.84%                9.56%
Net earnings to average
  total assets                                           0.98%                0.42%                0.86%
Total interest expense to
  total interest income                                 35.92%               39.34%               38.53%
Other operating income to
  other operating expense                               25.58%               27.85%               28.79%

WESTERN SIERRA'S MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is Western Sierra's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1999, 1998 and 1997.

INTRODUCTION. This discussion is designed to provide a better understanding of significant trends related to Western Sierra's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Western Sierra's audited financial statements and notes thereto and the other financial information appearing elsewhere in this joint proxy statement/prospectus.

NET INTEREST INCOME AND NET INTEREST MARGIN. Total interest income increased from $18.9 million in 1997 to $20.0 million in 1998, and to $21.5 million in 1999, representing a 6.0% increase in 1998 over 1997 and a 7.5% increase in 1999 over 1998. The total interest income increases in the periods discussed were primarily the result of growth in Western Sierra's established market areas. Total interest expense increased from $7.3 million in 1997 to $7.9 million in 1998 and decreased to $7.7 million in 1999, representing an 8.2% increase in 1998 over 1997 and a 1.8% decrease in 1999 from 1998. The increase in interest expense from 1997 to 1998 was primarily the result of an increase in the balance of certificates of deposit. The decrease in interest expense in 1999 from 1998 was primarily the result of lower rates paid on certificates of deposit.

Western Sierra's net interest margin (net interest income divided by average earning assets) was 5.82% in 1997, 5.32% in 1998, and 5.37% in 1999. The
overall yield on the investment portfolio decreased from 7.36% in 1997 to 6.92% in 1998 and to 6.06% in 1999. During the same periods, the yield on the loan portfolio decreased from 10.26% in 1997 to 9.78% in 1998, and to 9.24% in 1999.

Western Sierra's net interest income increased from $11.6 million in 1997 to $12.1 million in 1998 and to $13.8 million in 1999, representing a 4.6% increase in 1998 over 1997 and a 13.6% increase in 1999 over 1998. The increases in the periods discussed were primarily the result of the overall growth of Western Sierra, with average interest-earning assets increasing 12.6% to $256.9 million in 1999 from $228.3 million in 1998 and 14.5% from $199.3 million in 1997. During these same periods, the net interest margin increased to 5.37% in 1999 from 5.32% in 1998 and decreased from 5.82% in 1997. However, the increase in volume due to Western Sierra's growth from 1997 to 1998 outweighed the decrease in the net interest margin which resulted in the significant growth in net interest income for the same period.

The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

ANALYSIS OF CHANGES IN NET INTEREST INCOME.


(Dollars in thousands)                                        Year Ended December 31,
                                    ---------------------------------------------------------------------------
                                             1999 Versus 1998                         1998 Versus 1997
                                    ----------------------------------      -----------------------------------

                                                 Change         Change                     Change        Change
                                     Total       Due to         Due to        Total        Due to        Due to
                                    Change        Rate          Volume       Change         Rate         Volume
                                  ----------   ----------    ----------    ----------    ----------    ----------
Federal funds sold                $  (204)      $    93       $  (297)      $   274       $  (158)      $   432
Investment securities                 102          (443)          545           699          (196)          895
Loans, gross                        1,607        (1,029)        2,636           151          (776)          927
                                  -------       -------       -------       -------       -------       -------
      Total interest-
      earnings assets               1,505        (1,379)        2,884         1,124        (1,130)        2,254

NOW, MMDA                             133           (23)          156           (51)          (89)           38
Savings                               (15)          (32)           17           (28)          (11)          (17)
Certificates of deposit              (399)         (534)          135           674          (217)          891
Short-term borrowings                 137          (104)          241            (1)            1            (2)
                                  -------       -------       -------       -------       -------       -------
      Total interest-
      bearing liabilities            (144)         (693)          549           594          (316)          910

Net interest income               $ 1,649       $  (686)      $ 2,335       $   530       $  (814)      $ 1,344

The change in interest income or interest expense that is attributable to both changes in rate and changes in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amounts of changes in each.

The following is an unaudited summary of changes in earnings of Western Sierra for the years ended December 31, 1999 and 1998. In the opinion of Western Sierra's management, the following summary of changes in earnings reflects all adjustments which Western Sierra considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes relating thereto appearing elsewhere herein.

                                            Year Ended December 31,
                                  ---------------------------------------------
(Dollars in thousands)               1999 over 1998           1998 over 1997
                                  ---------------------   ---------------------
(Unaudited)                       Amount of     % of      Amount of      % of
                                   Change      Change       Change      Change
                                  --------    --------     --------    --------
INTEREST INCOME
Interest and fees on loans        $  1,607       10.08%    $    151        0.96%
Interest on securities                 274        9.97%         646       30.72%
Interest on deposits in banks         (172)     (60.14%)         53       22.75%
Interest on federal funds sold        (204)     (19.81%)        274       36.24%
                                  --------    --------     --------    --------
      Total interest income       $  1,505        7.52%    $  1,124        5.95%

INTEREST EXPENSE
Interest on deposits              $   (281)      (3.57%)   $    595        8.18%
Interest on borrowed funds             137    13700.00%          (1)     (50.00%)
                                  --------    --------     --------    --------
      Total interest income       $   (144)      (1.83%)   $    594        8.16%

Net interest income               $  1,649       13.59%    $    530        4.57%

PROVISION FOR LOAN LOSSES         $   (235)     (30.32%)   $   (295)     (27.57%)
Net interest income after
  provision for loan losses       $  1,884       16.58%    $    825        7.83%

NONINTEREST INCOME
Service charges                   $    (86)      (6.76%)   $      7        0.55%
Other income                          (571)     (22.95%)        746       42.82%
                                  --------    --------     --------    --------
      Total noninterest income    $   (657)     (17.47%)   $    753       25.04%

OTHER EXPENSES
Salaries and related benefits     $   (334)      (5.20%)   $  1,001       18.46%
Occupancy and equipment expense        (31)      (1.59%)        321       19.68%
Other                             $ (1,008)     (19.66%)   $  1,736       51.18%
                                  --------    --------     --------    --------
Total other expenses                (1,373)     (10.17%)      3,058       29.28%
Income before income taxes        $  2,600      160.49%    $ (1,480)     (47.74%)

PROVISION FOR INCOME TAXES        $    896      172.64%    $   (630)     (54.83%)

NET INCOME                        $  1,704      154.77%    $   (850)     (43.57%)

NONINTEREST INCOME. Noninterest income increased from $3.0 million in 1997 to $3.8 million in 1998 and decreased to $3.1 million in 1999, representing a 25.0% increase in 1998 over 1997 and a 17.5% decrease in 1999 from 1998. The increases in noninterest income in 1998 and the decrease in 1999 were primarily the result of changes in the volume of mortgage loan activity due to market rates.

OTHER EXPENSES. The continued growth of Western Sierra required additional staff and overhead expense to support general and administrative services and increased the cost of occupying Western Sierra's offices. Salaries were also adjusted to be competitive with the industry and to reward performance. Other expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses. Other expenses increased from $10.4 million in 1997 to $13.5 million in 1998, and decreased to $12.1 million in 1999, representing a 29.3% increase in 1998 over 1997 and a 10.2% decrease in 1999 from 1998. The increase in total other expenses in 1998 versus 1997 was due to the continued growth of Western Sierra including the majority of the acquisition costs of Roseville 1st National Bank and Lake Community Bank in April of 1999. The decrease in 1999 from 1998 was due to many of the expected cost savings from the mergers being realized.

The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 1999, 1998 and 1997. (Dollars in thousands except percentage amounts.)

                                            Salaries            Occupancy              Other
    Year Ended              Average       and Related          & Equipment           Operating
   December 31,            Assets(1)        Benefits             Expenses             Expenses
------------------        -----------     -----------        ---------------         ---------
      1999                 $286,552          2.1%                 .7%                  1.4%(2)
      1998                  259,438          2.5%                 .8%                  2.0%(2)
      1997                 $226,658          2.4%                 .7%                  1.5%

------------------
(1)      Based on the average of daily balances.

(2)      Included merger costs.

PROVISION FOR LOAN LOSSES. The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgment, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.

Management allocated $540 thousand as a provision for loan losses in 1999, $775 thousand in 1998 and $1.07 million in 1997. Loans charged off net of recoveries in 1999 were $85 thousand, in 1998 were $968 thousand and in 1997 were $314 thousand. The ratio of the allowance for loan losses to total gross loans was 1.35% in 1999, 1.48% in 1998, and 1.66% in 1997.

In management's opinion, the balance of the allowance for loan losses at December 31, 1999 was sufficient to sustain any foreseeable losses in the loan portfolio at that time. However, no assurances can be given that Western Sierra will not sustain substantially higher loan and lease losses.

INCOME TAXES. Income taxes were $1.42 million in 1999, $519 thousand in 1998, and $1.15 million in 1997, representing effective tax rates of 33.5%, 32.1% and 37.1%, respectively.

NET INCOME. The net income and basic earnings per share of Western Sierra were $2.8 million and $1.12 per share in 1999, $1.1 million and $.46 per share in 1998, and $1.9 million and $.85 per share in 1997, respectively. The decrease in net income in 1998 from 1997 was largely attributable to expenses associated with the merger of Lake Community Bank and Roseville 1st National Bank. The increase in net income in 1999 over 1998 was due to increased interest income generated from increased loan volume as well as decreased operating expenses due to efficiencies gained from the merger.

LIQUIDITY. Western Sierra has an asset and liability management program allowing it to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Western Sierra at December 31, 1999 was 14.7%, at December 31, 1998 was 38.1%, and at December 31, 1997 was 28.0% based on liquid assets (consisting of cash and due from banks, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. Western Sierra's management believes it maintains adequate liquidity levels.

CAPITAL RESOURCES. The shareholders' equity accounts of Western Sierra increased from $21.6 million at December 31, 1997, to $23.9 million at December 31, 1998 and to $25.5 million at December 31, 1999. These increases are attributable to retained earnings and the exercise of stock options less unrealized losses on available-for-sale securities. Western Sierra is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Western Sierra must meet specific capital guidelines that involve quantitative measures of Western Sierra's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Western Sierra's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Western Sierra to maintain minimum amounts and ratios of total and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1999, that Western Sierra exceeds all capital adequacy requirements to which it is subject.

As of June 30, 1999, the most recent notification from the FDIC categorized Western Sierra as well capitalized under Regulation Y. To be categorized as well capitalized, Western Sierra must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the next table. There are no conditions or events since that notification which management believes have changed Western Sierra's categorization.

Western Sierra's actual capital ratios are presented below.

                                                              Minimum
                                            Minimum            Well              Actual
                                            Capital         Capitalized        December 31,
                                           Requirement      Requirement           1999
                                          -------------    -------------      -------------
Capital ratios:

  Tier 1 risk-based to
    risk-weighted assets                       4%                6%                11.3%
  Total risk-based to
    risk-weighted assets                       8%               10%                12.6%
   Leverage to total
    average assets                           4-5%                5%                 9.3%

SCHEDULE OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY. The following schedule shows the unaudited average balances of Western Sierra's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the daily average balances, for the periods indicated.


(Dollars in thousands)                                                  Year Ended December 31,
(Unaudited)                                ------------------------------------------------------------------------------
                                                     1999                      1998                       1997
                                           -------------------------  ------------------------  -------------------------
                                              AMOUNT      PERCENT(1)    AMOUNT      PERCENT(1)     AMOUNT      PERCENT(1)
                                           ----------    -----------  ---------    -----------  ----------    -----------
ASSETS
Cash and due from banks                    $  15,273         5.33%    $  16,926         6.52%   $  14,484         6.39%
Investment securities                         51,741        18.06        43,880        16.91       31,729        14.00
Federal funds sold                            15,221         5.31        21,392         8.25       13,603         6.00
Loans:
  Commercial                                  43,729        15.26        60,604        23.36       52,126        23.00
  Installment                                  5,443         1.90         9,471         3.65       11,000         4.85
  Real estate                                141,208        49.28        93,463        36.03       91,540        40.39
Less deferred costs                             (429)       (0.15)         (537)       (0.21)        (698)       (0.31)
Less allowance for loan and lease losses      (2,632)       (0.92)       (2,592)       (1.00)      (2,021)       (0.89)
  Net loans                                  187,319        65.37       160,409        61.83      151,947        67.04
Bank premises and equipment, net               7,692         2.68         7,929         3.06        7,607         3.36
Other real estate                              1,349         0.47         1,916         0.74        2,578         1.14
Other assets                                   7,957         2.78         6,986         2.69        4,710         2.08
                                           ---------     ---------    ---------    ----------   ---------     ---------
      TOTAL ASSETS                         $ 286,552       100.00%    $ 259,438       100.00%   $ 226,658       100.00%
                                           =========     =========    =========    ==========   =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Demand                                   $  63,262        22.08%    $  48,243        18.60%   $  35,302        15.58%
  NOW and money market                        54,465        19.01        48,307        18.62       46,912        20.70
  Savings                                     21,563         7.52        20,788         8.01       21,555         9.51
  Time                                        72,986        25.47        82,274        31.71       76,161        33.60
  Time > $100,000                             46,635        16.27        34,788        13.41       24,638        10.87
Short-term borrowings                          2,485         0.87             2         0.00           29         0.01
Other liabilities                              2,232         0.78         2,301         0.89        1,662         0.73
                                           ---------     ---------    ---------    ----------   ---------     ---------
    Total liabilities                        263,628        92.00       236,703        91.24      206,259        91.00
Shareholders' equity:
  Common stock                                10,645         3.71        10,647         4.10        9,807         4.33
  Retained earnings                           12,861         4.49        11,904         4.59       10,684         4.71
  Unearned ESOP shares                                                                                (20)       (0.01)
  Unrealized (loss) gain on AFS
   investment securities, net                   (582)       (0.20)          184         0.07          (72)       (0.03)
                                           ---------     ---------    ---------    ----------   ---------     ---------
    Total shareholders' equity                22,924         8.00        22,735         8.76       20,399         9.00
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                      $ 286,552       100.00%    $ 259,438       100.00%   $ 226,658       100.00%
                                           =========     =========    =========    ==========   =========     =========

-------------------------
(1) Percentages of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

INVESTMENT PORTFOLIO. The following table summarizes the amounts, terms, distributions and yields of Western Sierra's investment securities as of December 31, 1999 and December 31, 1998. (Dollars in thousands)

                           One Year         After One Year      After Five Years
                           or Less           to Five Years        to Ten Years       After Ten Years             Total
                     ------------------  -------------------   ------------------   ------------------   ------------------
December 31, 1998     Amount      Yield    Amount      Yield    Amount      Yield    Amount      Yield    Amount      Yield
-----------------    -------     ------  --------      -----   -------      -----   -------      -----   -------      -----
Municipals           $   537      6.00%  $  1,703      5.20%   $ 1,286      5.50%   $11,376      5.10%   $14,902      5.18%
Agencies/SBA Pools       103      6.50%     9,361      5.80%     6,932      6.80%    10,161      7.00%    26,557      6.52%
Corporates                 0      0.00%     3,204      5.90%         0      0.00%         0      0.00%     3,204      5.90%
Trust Preferreds           0      0.00%         0      0.00%         0      0.00%       461      9.00%       461      9.00%
Stock                    175      0.00%         0      0.00%         0      0.00%     1,215      6.00%     1,390      6.00%
                     -------             --------              -------              -------              -------
      Total          $   815      6.08%   $14,268      5.75%   $ 8,218      6.60%   $23,214      6.06%   $46,514      6.06%

                           One Year         After One Year      After Five Years
                           or Less           to Five Years        to Ten Years       After Ten Years             Total
                     ------------------  -------------------   ------------------   ------------------   ------------------
December 31, 1998     Amount     Yield    Amount       Yield   Amount       Yield   Amount       Yield    Amount       Yield
-----------------    -------     ------  --------      -----   -------      -----   -------      -----   -------      -----
Treasuries           $   500      6.25%   $     0      0.00%   $     0      0.00%   $     0      0.00%   $   500      6.25%
Municipals               504      5.00%     3,127      5.00%     1,154      5.50%    11,417      5.10%    16,202      5.11%
Agencies/SBA Pools       168      7.50%     8,474      6.00%    11,881      6.50%    15,335      7.10%    35,858      6.64%
Corporates               754      6.00%     3,310      5.90%         0      0.00%         0      0.00%     4,064      5.92%
Trust Preferreds           0      0.00%         0      0.00%         0      0.00%         0      0.00%         0      0.00%
Stock                      5      0.00%         0      0.00%         0      0.00%       863      6.00%       868      6.00%
                     -------             --------              -------              -------              -------
      Total          $ 1,931      7.03%   $14,911      5.77%   $13,035      6.41%   $27,615      6.24%   $57,492      6.15%

LOAN PORTFOLIO. Western Sierra's largest historical lending categories are real estate loans and commercial loans. These categories accounted for approximately 67.4% and 19.5%, respectively, of Western Sierra's total loan portfolio at December 31, 1998, and approximately 75.9% and 14.5%, respectively, of Western Sierra's total loan portfolio at December 31, 1999. Loans are carried at face amount, less payments collected and the allowance for possible loan losses. Interest on all loans is accrued monthly on a simple interest basis. Typically, once a loan is placed on nonaccrual status, Western Sierra reverses interest accrued through the date of transfer. Loans are placed on nonaccrual status when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt for loans for which the ultimate collectibility of principal is not in doubt. Problem loans are maintained on accrual status only when management of Western Sierra is confident of full repayment within a reasonable period of time.

The rates of interest charged on variable rate loans are set at specified increments in relation to Western Sierra's published lending rate and vary as Western Sierra's lending rate varies. At December 31, 1998, approximately 52.6% of Western Sierra's loan portfolio was comprised of variable interest rate loans, and at December 31, 1999, approximately 50.2% of Western Sierra's loan portfolio was comprised of variable interest rate loans.

DISTRIBUTION OF LOANS. The distribution of Western Sierra's total loans by type of loan as of the dates indicated is shown in the following table (dollars in thousands):

                                                     December 31,
                              -------------------------------------------------------------
Type of Loan                     1999         1998         1997         1996        1995
--------------                ---------    ---------    ---------    ---------    ---------
Real estate                   $ 162,306    $ 110,625    $ 109,351    $ 103,156    $  87,191
Commercial                       30,937       31,963       29,339       23,981       25,558
Agriculture                      15,370       16,268       13,942        9,410        7,363
Installment                       5,315        5,323        6,158        6,168        7,366
                              ---------    ---------    ---------    ---------    ---------
      TOTAL                     213,928      164,179      158,790      142,715      127,478

Less:

  Deferred loans fees              (515)        (405)        (640)        (762)        (707)
  Allowance for loan losses      (2,886)      (2,431)      (2,624)      (1,869)      (1,962)
                              ---------    ---------    ---------    ---------    ---------

      TOTAL NET LOANS         $ 210,527    $ 161,343    $ 155,526    $ 140,084    $ 124,809
                              =========    =========    =========    =========    =========

COMMERCIAL LOANS. Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans," which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

Western Sierra also extends lines of credit to business customers. On business credit lines, Western Sierra specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Western Sierra. The purpose for which such loans will be used and the security therefor, if any, are generally determined before Western Sierra's commitment is extended. Normally, Western Sierra does not make loan commitments in material amounts for periods in excess of one year.

REAL ESTATE LOANS. Real estate loans are primarily made for the purpose of purchasing, improving or constructing single family residences and commercial and industrial properties.

At December 31, 1999, approximately 77% of Western Sierra's real estate construction loans consisted of loans secured by first trust deeds on the construction of owner-occupied single family dwellings, and the remaining 23% consisted of loans secured by first trust deeds on speculative single family dwellings. Construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 75 to 80%. The risk associated with speculative construction lending includes the borrower's inability to complete and sell the project, the borrower's incorrect estimate of necessary construction funds and/or time for completion and economic changes, including depressed real estate values and increased interest rates. Management has established underwriting criteria to minimize losses on speculative construction loans by lending only to experienced developers and contractors with proven track records. To date Western Sierra has not suffered any significant losses through its speculative real estate construction loans. See also "Risk Factors--Risks Related to Companies' Business and Operations."

MATURITY OF LOANS AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth the amounts of loans outstanding of Western Sierra as of December 31, 1999 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years or in more than five years. Management has increased the fixed rate portion of Western Sierra's loan portfolio in 1999 in order to diversify its loan repricing options as part of its overall asset/liability management program.


(Dollars in                 Less than       One Year to      After
thousands)                  One Year         Five Years    Five Years       Total
                            ---------       -----------    ----------      --------
DECEMBER 31, 1999
Fixed rate                  $ 23,929          $ 29,924      $ 52,331       $106,184
Variable                      85,946            19,346         1,937        107,229
                            --------          --------      --------       --------
      Total                 $109,875          $ 49,270      $ 54,268       $213,413

LOAN COMMITMENTS. The following table shows Western Sierra's loan commitments at the dates indicated:

                                                December 31,
                                 -----------------------------------------
(Dollars in thousands)             1999             1998             1997
                                 -------          -------          -------
Commercial                       $22,800          $26,529          $19,383
Real estate                       29,238           21,614           16,847
Consumer                           3,794            3,712            5,634
                                 -------          -------          -------
      Total commitments          $55,832          $51,855          $41,864

Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 60% of the commitments at December 31, 1999 will be exercised during 2000.

SUMMARY OF LOAN LOSS EXPERIENCE. As a natural corollary to Western Sierra's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. Western Sierra attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.

Western Sierra maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans which Western Sierra's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by Western Sierra's Loan Committee. Loans for which it is probable that Western Sierra will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The recorded investment in impaired loans totaled $454 thousand at December 31, 1999. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection. Loans totaling approximately $543 thousand were on nonaccrual status as of December 31, 1999. Western Sierra classifies certain loans on nonaccrual status as impaired.

Financial difficulties encountered by certain borrowers may cause Western Sierra to restructure the terms of their loans to facilitate loan payments. As of December 31, 1999 and 1998, Western Sierra had $0 and $289 thousand, respectively, in troubled debt restructured loans. Interest foregone on nonaccrual loans during the years ended December 31, 1999 and 1998 amounted to approximately $27 thousand and $67 thousand, respectively.

Western Sierra charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Western Sierra's allowance for loan losses.

The following table sets forth the amount of loans on Western Sierra's books which were 30 to 89 days past due at the dates indicated:

                                   December 31,
                                ----------------
(Dollars in thousands)           1999      1998
                                ------    ------
Commercial                       $ 24      $ 55
Real estate                        85       662
                                 ----      ----
      Total                      $109      $717

The following table sets forth the amount of loans on Western Sierra's books which were on nonaccrual status at the dates indicated:

                                   December 31,
                                ----------------
(Dollars in thousands)            1999     1998
                                -------   ------
Commercial                       $    0   $  293
Real estate                         543    1,113
                                 ------   ------
      Total                      $  543   $1,406

The following table summarizes Western Sierra's loan loss experience for the periods indicated:

                                                  Year Ended December 31,
                                ---------------------------------------------------------------
(Dollars in thousands)            1999          1998          1997          1996          1995
                                --------      --------      --------      --------      -------
BALANCES

Loans:
  Average loans                 $189,951      $163,001      $153,968      $134,363      $118,466
  Loans at end of period         213,413       163,774       158,150       141,952       126,772
Loans charged off                    220         1,044           360         1,471           243
Recoveries of loans
 previously charged off              135            76            46            51            65
Net loans charged off                 85           968           314         1,417           178
Allowance for loan
 and lease losses                  2,886         2,431         2,624         1,868         1,961
Provisions for loan
 and lease losses               $    540      $    775      $  1,070      $  1,024      $    345

Ratios:
Net loan charge-offs to
 average loans                      0.05%         0.59%         0.20%         0.23%         0.27%
Net loan charge-offs to
 loans at end of period             0.04%         0.59%         0.20%         1.00%         0.14%
Allowance for possible loan
 losses to average loans            1.52%         1.49%         1.70%         1.39%         1.66%
Allowance for possible
 loan losses to loans at
 end of period                      1.35%         1.48%         1.66%         1.32%         1.55%
Net loan charge-offs to
 allowance for possible
 loan losses                        2.98%        39.82%        11.97%        75.86%         9.08%
Net loan charge-offs to
 provision for possible
 loan losses                       15.74%       124.90%        29.35%       138.38%        51.59%

Western Sierra's allowance for loan and lease losses is to provide for losses which can be reasonably anticipated. The allowance for loan and lease losses is established through charges to operating expenses in the form of provisions for loan and lease losses. Provisions for loan and lease losses amounted to $540 thousand in 1999, $775 thousand in 1998 and $1.07 million in 1997. The decreased charge-offs and provision in 1999 reflect an improved economic market and stronger underwriting standards implemented by Western Sierra. Actual loan and lease losses or recoveries are charged or credited, respectively, directly to the allowance for loan and lease losses. The amount of the allowance is determined by management of Western Sierra. Among the factors considered in determining the allowance for loan and lease losses are the current financial condition of Western Sierra's borrowers and the value of the security, if any, for their loans. Estimates of future economic conditions and their impact on various industries and individual borrowers are also taken into consideration, as are Western Sierra's historical loan loss experience and reports of banking regulatory authorities. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Western Sierra may not sustain loan and lease losses substantially higher in relation to the size of the allowance for loan and lease losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

At December 31, 1999, 1998 and 1997, the allowance was 1.35%, 1.48%, and 1.66%, of the loans then outstanding, respectively. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

Management of Western Sierra reviews with Western Sierra's Board of Directors the adequacy of the allowance for loan and lease losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of Western Sierra charged off approximately $220 thousand in 1999, $1.04 million in 1998 and $360 thousand in 1997. Recoveries of loans previously charged off were $135 thousand in 1999, $76 thousand in 1998 and $46 thousand in 1997. Management does not believe there has been any significant deterioration in Western Sierra's loan portfolio. Management also believes that Western Sierra has adequately reserved for all individual items in its portfolio which may result in a loss material to Western Sierra. See "Description of Western Sierra--Western Sierra's Management's Discussion and Analysis of Financial Condition and Results of Operations--Provision for Loan Losses".

INVESTMENT SECURITIES. Western Sierra has invested $48.8 million in federal instruments, securities issued by states and political subdivisions and other debt securities, which yielded approximately 6.0% per annum during 1999. Western Sierra's present investment policy is to invest excess funds in federal funds, U.S. Treasuries, securities issued by the U.S. Government, securities issued by states and political subdivisions, corporate bonds and trust preferred securities.

INTEREST RATES AND DIFFERENTIALS. Certain information concerning interest-earning assets and interest-bearing liabilities and yields thereon (unaudited) is set forth in the following table. Amounts outstanding are daily average balances:


(Dollars in thousands)                           Year Ended December 31,
                                          ------------------------------------
(Unaudited)                                 1999         1998           1997
                                          --------      -------       --------
Interest-earning assets:
  Federal funds sold:
      Average outstanding                 $ 15,221      $ 21,392      $ 13,603
      Average yield                           5.43%         4.81%         5.56%
      Interest income                     $    826      $  1,030      $    756
  Investment securities:
      Average outstanding                 $ 51,741      $ 43,880      $ 31,729
      Average yield                           6.06%         6.92%         7.36%
      Interest income                     $  3,137      $  3,035      $  2,336
  Loans:
      Average outstanding                 $189,951      $163,001      $153,968
      Average yield                           9.24%         9.78%        10.26%
      Interest income                     $ 17,551      $ 15,944      $ 15,793
  Total interest-earning assets:
      Average outstanding                 $256,913      $228,273      $199,300
      Average yield                           8.37%         8.77%         9.48%
      Interest income                     $ 21,514      $ 20,009      $ 18,885
Interest-bearing liabilities:
  NOW and money market
   demand accounts:
      Average outstanding                 $ 54,465      $ 48,307      $ 46,912
      Average yield                           2.49%         2.53%         2.71%
      Interest expense                    $  1,355      $  1,222      $  1,273
  Savings deposits:
      Average outstanding                 $ 21,563      $ 20,788      $ 21,555
      Average yield                           2.02%         2.17%         2.22%
      Interest expense                    $    436      $    451      $    479
  Time deposits:
      Average outstanding                 $119,621      $117,062      $100,799
      Average yield                           4.85%         5.29%         5.48%
      Interest expense                    $  5,798      $  6,197      $  5,523
  Other borrowings:
      Average outstanding                 $  2,485      $      2      $     29
      Average yield                           5.55%        50.00%         6.90%
      Interest expense                    $    138      $      1      $      2
  Total interest-bearing liabilities:
      Average outstanding                 $198,134      $186,159      $169,295
      Average yield                           3.90%         4.23%         4.30%
      Interest expense                    $  7,727      $  7,871      $  7,277
Net interest income                       $ 13,787      $ 12,138      $ 11,608
  Average net yield on
   interest-earning assets                    5.37%         5.32%         5.82%

LIQUIDITY MANAGEMENT. To augment short-term liquidity, Western Sierra National Bank, Roseville 1st National Bank and Lake Community Bank have unsecured short-term borrowing agreements with their correspondent banks in the amounts of $5 million, $2 million and $2 million, respectively. Western Sierra National Bank and Roseville 1st National Bank can also borrow up to $1.5 million, and $759 thousand, respectively, on an overnight basis from the FRB. In addition, Western Sierra National Bank has the ability to borrow up to $980 thousand on a short-term basis from the Federal Home Loan Bank secured by investment securities. Western Sierra National Bank and Roseville 1st National Bank can also borrow $9 million and $4 million, respectively, from the Federal Home Loan Bank secured by mortgage loans totaling $10.2 million and $5.2 million, respectively. At December 31, 1999, Western Sierra National Bank had $6 million in outstanding borrowings. There were no outstanding borrowings for Roseville 1st National Bank and Lake Community Bank at December 31, 1999.

Policies have been developed by Western Sierra's management and approved by Western Sierra's Board of Directors which establish guidelines for the investments and liquidity of Western Sierra. These policies include an Investment Policy and an Asset Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Western Sierra's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of Western Sierra.

The following table shows Western Sierra's average deposits for each of the periods indicated below, based upon average daily balances:

                                                    Year Ended
                                                    December 31,
                       -------------------------------------------------------------------------
                                 1999                   1998                      1997
                       -----------------------  -----------------------  -----------------------
(Dollars in thousands)  Average       Percent    Average       Percent    Average       Percent
(Unaudited)             Balance       of Total   Balance       of Total   Balance       of Total
                       --------     ----------  --------     ----------  --------       --------
Demand deposits        $ 63,262        24.43%   $ 48,243        20.58%   $ 35,302        17.26%
NOW accounts             21,415         8.27%     22,531         9.61%     22,267        10.88%
Savings deposits         21,563         8.33%     20,788         8.87%     21,555        10.54%
Money market
 deposits                33,050        12.77%     25,776        11.00%     24,645        12.05%
Time deposits           119,621        46.20%    117,062        49.94%    100,799        49.27%
                       --------     ----------  --------     ----------  --------       --------
    Total deposits     $258,911       100.00%   $234,400       100.00%   $204,568       100.00%

LIABILITY MANAGEMENT. It is management's policy to restrict the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than one year. The maturities of such time certificates of deposit ("TCD's"), as well as other time deposits, were as follows:

                                                            December 31, 1999
                                                     -------------------------------
                                                        TCD's                Other
(Dollars in thousands)                                  over                 Time
(Unaudited)                                          $100,000              Deposits
                                                     --------              ---------
Less than three months                                $24,559               $30,724
Over three months through twelve months                20,253                41,698
Over twelve months through five years                   1,117                 6,396
Over five years                                             0                    12
                                                      -------               -------
      Total                                           $45,929               $78,830

While the deposits of Western Sierra may fluctuate up and down somewhat with local and national economic conditions, management of Western Sierra does not believe that such deposits, or the business of Western Sierra in general, are seasonal in nature. Liability management is monitored by Western Sierra's Board of Directors which meets monthly.

REGULATORY MATTERS.

CAPITAL ADEQUACY. The capital adequacy of banking institutions has become increasingly important in recent years. The deregulation of the banking industry during the 1980's has resulted in, among other things, a broadening of business activities beyond that of traditional banking products and services. Because of this volatility within the banking industry, regulatory agencies have increased their focus upon ensuring that banking institutions meet certain capital requirements as a means of protecting depositors and investors against such volatility.

The federal banking agencies have adopted regulations requiring insured institutions to maintain a minimum leverage ratio of Tier 1 capital (the sum of common shareholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, minus intangible assets, identified losses and investments in certain subsidiaries) to total assets. Institutions which have received the highest composite regulatory rating and which are not experiencing or anticipating significant growth are required to maintain a minimum leverage capital ratio of 3% Tier 1 capital to total assets. All other institutions are required to maintain a minimum leverage capital ratio of at least 100 to 200 basis points above the 3% minimum requirement.

The federal banking agencies have also adopted a statement of policy, supplementing its leverage capital ratio requirements, which provided definitions of qualifying total capital (consisting of Tier 1 capital and supplementary capital, including the allowance for loan losses up to a maximum of 1.25% of risk-weighted assets) and sets forth minimum risk-based capital ratios. Insured institutions are required to maintain a ratio of qualifying total capital to risk-weighted assets of 8%, at least one-half (4%) of which must be in the form of Tier 1 capital.

The following table sets forth Western Sierra's capital positions at December 31, 1999 under the regulatory guidelines discussed above:

                                                        December 31, 1999
                                                      Actual Capital Ratios           Minimum Capital Ratios
                                                      ---------------------           ------------------------
Total risk-based capital ratio                               12.6%                                8.0%
Tier 1 capital to risk-weighted assets                       11.3%                                4.0%
Leverage ratio                                                9.3%                                3.0%

As is indicated by the above table, Western Sierra exceeded all applicable regulatory capital guidelines at December 31, 1999. Western Sierra's management believes that, under the current regulations, Western Sierra will continue to meet its minimum capital requirements in the foreseeable future.

DIVIDENDS. Western Sierra National Bank and Roseville 1st National Bank, as national banks, are subject to dividend restrictions set forth by the Comptroller. Under such restrictions, neither Western Sierra National Bank nor Roseville 1st National Bank may, without the prior approval of the Comptroller, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years, provided that bank's surplus fund is a least equal to its common capital. If the capital surplus falls below the balance of the common capital account, then further restrictions apply. This is not the case with either Western Sierra National Bank or Roseville 1st National Bank. Neither Western Sierra National Bank nor Roseville 1st National Bank paid any dividends during the year ended December 31, 1999.

Dividends payable by Lake Community Bank are restricted under California law to the lesser of Lake Community Bank's retained earnings, or Lake Community Bank's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the Department of Financial Institutions, to the greater of the retained earnings of Lake Community Bank, the net income of Lake Community Bank for its last fiscal year or the net income of Lake Community Bank for its current fiscal year.

The FDIC has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

In addition to the regulations concerning minimum uniform capital adequacy requirements discussed above, the FDIC has established guidelines regarding the maintenance of an adequate allowance for loan and lease losses. Therefore, the payment of cash dividends by Lake Community Bank will generally depend, in addition to regulatory constraints, upon Lake Community Bank's earnings during any fiscal period, the assessment of Lake Community Bank's Board of Directors of the capital requirements of the institution and other factors, including the maintenance of an adequate allowance for loan and lease losses.

Lake Community Bank is not subject to any restrictions on the payment of dividends other than compliance with law as stated above. Dividends of $1,850,000 were paid by Lake Community Bank to Western Sierra during the year ended December 31, 1999.

RESERVE BALANCES. Western Sierra National Bank and Roseville 1st National Bank are required to maintain and Lake Community Bank maintains reserve balances with the FRB. At December 31, 1999, Western Sierra National Bank's qualifying balance with the FRB was approximately $1.0 million and $2.1 million, respectively, consisting of vault cash and balances, Roseville 1st National Bank's qualifying balance with the FRB was approximately $25 thousand and $685 thousand, respectively, consisting of vault cash and balances, and Lake Community Bank's qualifying balance with the FRB was approximately $600 thousand and $1.1 million, respectively, consisting of vault cash and balances.

YEAR 2000 COMPLIANCE. Western Sierra previously recognized the material nature of the business issues surrounding computer processing of dates into and beyond the Year 2000 and began taking corrective action as required pursuant to the interagency statements issued by the Federal Financial Institutions Examination Council. Management believes Western Sierra has completed all of the activities within its control to ensure that Western Sierra's systems are Year 2000 compliant. Western Sierra has not experienced any interruptions to normal operations due to the start of the Year 2000.

Western Sierra's Year 2000 readiness costs were approximately $109,000. Western Sierra does not currently expect to apply any further funds to address Year 2000 issues.

As of February 29, 2000, Western Sierra has not had any material disruptions of its internal computer systems or software applications and has not experienced any problems with the computer systems or software applications of its third party vendors, suppliers or service providers. Western Sierra will continue to monitor these third parties to determine the impact, if any, on the business of Western Sierra and the actions it must take, if any, in the event of noncompliance by any of these third parties. Based upon Western Sierra's assessment of compliance by third parties, there appears to be no material business risk posed by any such noncompliance.

Although Western Sierra's Year 2000 rollover did not present any material business disruption, there are some remaining Year 2000 related risks, including risks due to the fact that the Year 2000 is a leap year. Management believes that appropriate actions have been taken to address these remaining Year 2000 issues and contingency plans are in place to minimize the financial impact to Western Sierra. Management, however, cannot be certain that Year 2000 issues affecting customers, suppliers or service providers of Western Sierra will not have a material adverse impact on Western Sierra.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK. Market risk is the risk of loss from adverse changes in market prices and rates. Western Sierra's market risk arises primarily from interest rate risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Western Sierra does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Western Sierra has a positive gap. In addition, Western Sierra uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon Western Sierra's shock simulations, net interest income is expected to rise with increasing rates and fall with declining rates.

Western Sierra's positive gap is the result of the majority of Western Sierra's investments having terms greater than five years on the asset side. On the liability side, the majority of Western Sierra's time deposits have average terms of approximately six months while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to three month category because they do not have a contractual maturity date.

Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. Western Sierra has added loans tied to indices which change at a slower rate than prime and more closely match Western Sierra's liabilities. In addition, Western Sierra holds the majority of its investments in the available-for-sale category in order to be able to react to changes in interest rates.

The following table sets forth the distribution of repricing opportunities of Western Sierra's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1999. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Western Sierra.

                                                                                December 31, 1999
                                                  ------------------------------------------------------------------------
                                                                 Over Three
                                                                    Months         Over
                                                   Next Day         Through      One Year
(Dollars in thousands)                             to Three         Twelve        Through          Over
(Unaudited)                                         Months          Months       Five Years      Five Years        Total
                                                  ----------      ---------      ----------      ----------      ---------
Assets:
      Federal funds sold                          $   6,075       $       0       $       0       $       0      $   6,075
      Interest-bearing due from time                    198               0               0               0            198
      Taxable investment securities                     175             103          12,565          18,768         31,611
      Nontaxable investment securities                    0             537           1,703          12,663         14,903
      Loans                                          89,331          20,769          49,095          54,218        213,413
           Total interest-earning assets          $  95,779       $  21,409       $  63,363       $  85,649      $ 266,200
Liabilities:
      Savings deposits(1)                         $  76,793       $       0       $       0       $       0      $  76,793
      Time deposits                                  55,283          61,951           7,513              12        124,759
      Other borrowings                                6,300               0               0               0          6,300
           Total interest-bearing liabilities     $ 138,376       $  61,951       $   7,513       $      12      $ 207,852

Net (interest-bearing liabilities)
 interest-earning assets                          $ (42,597)      $ (40,542)      $  55,850       $  85,637      $  58,348

Cumulative net (interest-bearing liabilities)
 interest-earning assets ("GAP")                  $ (42,597)      $ (83,139)      $ (27,289)      $  58,348

Cumulative GAP as a percentage of
 total interest-earning assets                       (16.00%)        (31.23%)        (10.25%)         21.92%

----------------
(1)      Savings deposits include interest-bearing transaction accounts.

The following table sets forth the distribution of the expected maturities of Western Sierra's interest-earning assets and interest-bearing liabilities as of December 31, 1999 as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts, which have no stated maturity, are included in the 1999 maturity category.

                               EXPECTED MATURITIES


(Dollars in thousands)
(Unaudited)                              2000        2001        2002        2003        2004    Thereafter     Total    Fair Value
                                     --------    --------    --------    --------    --------    ----------  --------    ----------
Federal funds sold                   $  6,075    $      0    $      0    $      0    $      0    $      0    $  6,075    $  6,075
      Weighted average rate              5.62%       0.00%       0.00%       0.00%       0.00%       0.00%       5.62%
Interest-bearing due from banks      $    198    $      0    $      0    $      0    $      0    $      0    $    198    $    198
      Weighted average rate              5.80%       0.00%       0.00%       0.00%       0.00%       0.00%       5.80%
Investment securities(1)             $    814    $  1,196    $  2,132    $  6,163    $  4,802    $ 31,407    $ 46,514    $ 46,441
      Weighted average rate              5.58%       6.42%       6.06%       5.93%       5.94%       5.83%       5.88%
Fixed rate loans                     $ 23,932    $  2,978    $ 12,246    $  3,069    $ 11,629    $ 52,331    $106,185    $109,571
      Weighted average rate              8.14%       9.12%       9.88%       9.20%       9.11%       8.05%       8.46%
Variable rate loans(2)               $ 85,946    $  2,219    $  1,968    $  8,355    $  6,804    $  1,936    $107,228    $107,228
      Weighted average rate              9.56%       7.51%       8.97%       8.58%       8.70%       8.10%       9.35%

Total interest-bearing assets        $116,965    $  6,393    $ 16,346    $ 17,587    $ 23,235    $ 85,674    $266,200    $269,513

Savings deposits(3)                  $ 76,793    $      0    $      0    $      0    $      0    $      0    $ 76,793    $ 76,793
      Weighted average rate              2.05%       0.00%       0.00%       0.00%       0.00%       0.00%       2.05%
Time deposits                        $117,234    $  5,974    $  1,382    $      0    $    157    $     12    $124,759    $125,713
      Weighted average rate              5.00%       5.25%       5.29%       0.00%       5.25%       2.02%       5.02%
Other borrowings                     $  6,300    $      0    $      0    $      0    $      0    $      0    $  6,300    $  6,300
      Weighted average rate              5.89%       0.00%       0.00%       0.00%       0.00%       0.00%       5.89%

Total interest-bearing liabilities   $200,327    $  5,974    $  1,382    $      0    $    157    $     12    $207,852    $208,806

------------
(1) Interest rates on tax exempt obligations have not been tax effected to include the related tax benefit in calculating the weighted average yield.
(2)      Of the total variable rate loans, 91% reprice in one year or less.
(3)      Savings deposits include interest-bearing transaction accounts.

MANAGEMENT

INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information, as of March 15, 2000, with respect to those persons who are directors and executive officers of Western Sierra and its subsidiaries:

                                           Year First
                                            Appointed
                                           Director or
            Name                  Age        Officer                Title
------------------------------- -------- --------------- ----------------------------------------------------------
Joseph A. Surra                    58           1983        Chairman of the Board of Western Sierra and Western
                                                            Sierra National Bank

Robert G. Albrecht                 81           1983        Director of Western Sierra

Charles W. Bacchi                  56           1993        Director of Western Sierra

Barbara L. Cook                    68           1993        Director of Western Sierra

Kirk Dowdell                       37           1997        Executive Vice President and Chief Credit Officer of
                                                            Western Sierra and Western Sierra National Bank.

Kirk C. Doyle                      46           1999        Director of Western Sierra

William J. Fisher                  52           1993        Director of Western Sierra

Lesa Fynes                         41           1987        Senior Vice President and Chief Financial Officer of
                                                            Western Sierra, Western Sierra National Bank and
                                                            Roseville 1st National Bank

Gary D. Gall                       48           1993        Director, President and Chief Executive Officer of
                                                            Western Sierra and Western Sierra National Bank.

Richard L. Golemon                 67           1983        Director of Western Sierra

John H. Helms                      74           1999        Director of Western Sierra

Howard A. "Skip" Jahn              54           1999        Director of Western Sierra

Thomas Manz                        50           1999        Director of Western Sierra and Chairman of the Board of
                                                            Roseville 1st National Bank

Douglas A. Nordell                 51           1999        President and Chief Executive Officer of Lake Community
                                                            Bank

Harold S. Prescott, Jr.            68           1983        Director of Western Sierra

Darol B. Rasmussen                 78           1987        Director of Western Sierra

Osvaldo I. Scariot                 73           1983        Director of Western Sierra

                                           Year First
                                            Appointed
                                           Director or
            Name                  Age        Officer                Title
------------------------------- -------- --------------- ----------------------------------------------------------
Richard C. Seeba                   61           1999        Director and Executive Vice President of Western Sierra
                                                            and President and Chief Executive Officer of Roseville
                                                            1st National Bank

Howard "Bud" Van Lente             73           1999        Director of Western Sierra and Chairman of the Board of
                                                            Lake Community Bank

Thomas C. Warren                   62           1999        Secretary of Western Sierra and Senior Vice President
                                                            and Manager of Information Systems of Western Sierra

The business experience of each of the directors and executive officers for the past five years is described below.

JOSEPH A. SURRA has been the Assistant Superintendent of Business and Facilities for Auburn Union School district for fifteen years. He also owned and operated Gold Country Hardware Inc. for fifteen years. He was Director of Business Affairs to Sacramento State University and was responsible for budgeting, accounting and general services for eight years. He currently serves as a director on a nonprofit board.

ROBERT G. ALBRECHT was part owner of Wisner and Becker Contractor Engineers for thirty-three years and served as the President and Chief Executive Officer for twelve years. He retired in 1983. Mr. Albrecht bought Coyote Creek Ranch in Winnemucca, Nevada in 1982 and still runs the ranch today.

CHARLES W. BACCHI is a partner in Bacchi Ranch, Lotus, California. He was employed at the California State Legislature for over five years. The government of Guam also employed him as a political consultant of the governor for five years.

BARBARA L. COOK was an owner and partner with Cook and Cook Real Estate for thirteen years. She was also the co-owner of Coker and Cook Real Estate for three years. The business was sold in 1998 to Caldwell Banker where Ms. Cook continues as a Broker Associate.

KIRK DOWDELL has been Executive Vice President and Chief Credit Officer of Western Sierra since May, 1999 and Executive Vice President and Chief Credit Officer of Western Sierra National Bank since September, 1997. Prior to coming to Western Sierra National Bank he was Regional Vice President for the Banking Division of Commerce Security Bank. He has nine years banking experience.

KIRK DOYLE has been a director of Western Sierra since April 1999 and has served on the board of directors of Roseville 1st National Bank since 1994. Mr. Doyle is the founder and President of Kirk Doyle Realtor, a residential real estate company located in Roseville, California, and has held the position since 1983.

WILLIAM J. FISHER is an attorney and is the President and broker of Pacific States Development Corporation, a real estate development and marketing firm.

LESA FYNES has been with Western Sierra National Bank since 1987. She was promoted to Assistant Controller in August of 1989, and was promoted to Controller of Western Sierra National Bank in September of 1990. In October of 1998, Ms. Fynes was promoted to Chief Financial Officer of Western Sierra National Bank. She currently serves as the Senior Vice President and Chief Financial Officer of Western Sierra, Western Sierra National Bank and Roseville 1st National Bank. In 1997, Ms. Fynes successfully passed the Certified Public Accountant exam.

GARY D. GALL has been President and Chief Executive Officer of Western Sierra National Bank since 1993. He has been President and Chief Executive Officer of Western Sierra since its formation in 1996. He previously served as the President and Chief Executive Officer of Delta National Bank for seven years. He has 27 years of banking experience. He currently serves on the Board of Trustees of Simpson College in Redding, California.

RICHARD GOLEMON was in the heating and air conditioning business for over thirty years. He moved to the area in 1970 and reactivated a dormant business, Mays Sheet Metal, which he successfully operated for fifteen years. He sold the business in 1985. He is semi-retired and manages his real estate investments.

JOHN H. HELMS founded Helms Petroleum Products Company in Lakeport in 1966. Mr. Helms has been in the petroleum distribution and marketing business for thirty-two years. His company has owned Two Jack's Mini Stop Stores since 1978, the Helms General Tire Company since 1970 and Lampson Field Chevron Service since 1981. In addition, Mr. Helms is a founding organizer and director of Lake Community Bank.

HOWARD JAHN has been a director of Roseville 1st National Bank since 1992. Mr. Jahn is a founder and member of Jackson and Jahn, LLC, a real estate development company organized in 1997. Prior to his involvement with Jackson and Jahn, LLC, Mr. Jahn was a senior vice president of CB Commercial, a commercial real estate brokerage firm, for over 20 years.

THOMAS MANZ has been on the board of directors and served as Chairman of the Board of Roseville 1st National Bank since 1992. Mr. Manz is the founder and President of TJM Enterprises, a real estate development company organized in 1993. From 1993 to 1997, Mr. Manz was a general partner of Buzz Oates Enterprise, a partnership engaged in the business of real estate development.

DOUGLAS A. NORDELL has been the President and Chief Executive Officer of Lake Community Bank since November, 1998. He also served as the Executive Vice President and Chief

Operating Officer of Roseville 1st National Bank since November, 1994. From December, 1991 through November, 1994 he was co-owner of three convenience mini marts known as Square Deal Marts, Inc. in Chico, California. Prior to that he served in various banking management positions for nineteen years.

HAROLD S. PRESCOTT, JR. is licensed to practice engineering in Washington, Oregon and California. He founded Prescott Engineering in 1973 as a sole proprietor. Today he is a consulting engineer and semi-retired.

DAROL B. RASMUSSEN practiced dentistry for thirty years in Carmichael, California. He is now retired. Dr. Rasmussen currently serves as a Director on the Sacramento College Foundation board.

OSVALDO I. SCARIOT owned and operated El Dorado Disposal Service and Western El Dorado Recovery System for over 50 years. He sold the business in 1998. He is now retired.

RICHARD C. SEEBA has served as Executive Vice President of Western Sierra since April, 1999 and as the President and Chief Executive Officer of Roseville 1st National Bank since 1990 and has been a director of Roseville 1st National Bank since 1990. Prior to joining Roseville 1st National Bank, Mr. Seeba had been employed in the banking industry for over 40 years.

HOWARD ("BUD") VAN LENTE is a long time resident of the Lakeport area, and serves as the Chairman of the Board of Directors of Lake Community Bank. Mr. Van Lente was a licensed real estate broker. He was a seven-year member of the Lakeport Planning Commission, and the former Mayor of the City of Lakeport. Mr. Van Lente is a partner in a real estate investment company and has owned a real estate brokerage firm. He and his wife, Gwen, have also owned several business operations in Lakeport. Mr. Van Lente is a founding organizer of the Lake Community Bank and chaired the organizing committee.

THOMAS C. WARREN has served as Senior Vice President and Manager of Information Systems of Western Sierra since April, 1999. He also served as Senior Vice President and Chief Financial Officer of Roseville 1st National Bank until July, 1999. Prior to joining Roseville 1st National Bank, he was engaged as a consultant to a community development bank and various start-up companies in San Diego, California. Mr. Warren has served as a senior officer with the Federal Reserve System and other financial institutions for over 30 years.

WESTERN SIERRA'S BOARD OF DIRECTORS AND COMMITTEES. Western Sierra's Board of Directors met fifteen (15) times in 1999. None of Western Sierra's directors attended less than 75 percent of all of Western Sierra's Board of Directors' meetings and committee meetings (of which they were a member).

Western Sierra has an Audit Committee which met seven (7) times in 1999. The Audit Committee consists of Robert Albrecht, Charles Bacchi, Barbara Cook and Harold Prescott. The purpose of the Audit Committee is to review all internal and external examination reports, review internal audit findings and during 1999, to monitor Year 2000 progress and to select Western Sierra's independent certified public accountants.

Western Sierra has an Executive Committee which met fifteen (15) times in 1999. The Executive Committee consists of Robert Albrecht, Kirk Doyle, Gary Gall, Osvaldo Scariot, Richard Seeba, Joseph Surra and Howard Van Lente. The purpose of the Executive Committee is to review policies, review human resource issues, grant stock options and approve other personnel matters which are in excess of management's authority, consider mergers and acquisitions, develop marketing programs and participate in strategic planning.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

DIRECTOR COMPENSATION. During 1999, outside directors received $300 per month from Western Sierra for director fees and directors of each of the subsidiary banks received $300 per month from the subsidiary banks on which they serve, for director fees, except the Chairman of the Board of Western Sierra, who received $1,000 per month from Western Sierra and the Chairmen of the Boards of each of the subsidiary banks who received $500 per month from the subsidiary banks on which they serve as Chairman. The outside directors of each of the subsidiary banks will also receive $200 per month from the subsidiary banks on which they serve as loan committee members.

In November, 1996, each of the then directors of Western Sierra, other than Mr. Gall, was granted stock options to acquire 4,897 shares of Western Sierra common stock, all at an exercise price of $8.17 per share. The options are for a term of ten years expiring in November, 2006. These options were fully vested upon the grant.

In May, 1999, each of the directors of Western Sierra who was a director in 1998, other than Mr. Gall, was granted stock options to acquire 2,100 shares of Western Sierra common stock, all at an exercise price of $12.143 per share. The options are for a term of ten years expiring in May, 2009. These options were fully vested upon the grant.

During 1999, each of the directors of Western Sierra also participated in Western Sierra's incentive compensation plan and each, other than Mr. Gall and Mr. Seeba earned a bonus as follows: Western Sierra directors prior to the merger date of April 30, 1999 - $8,767.20 and Western Sierra directors who became directors after the merger date of April 30, 1999 - $6,187.33.

EXECUTIVE COMPENSATION. The executive officers of Western Sierra received during 1999, and will receive in 2000, cash compensation in their capacities as executive officers of Western Sierra and the subsidiary banks.

The following table sets forth a summary of the compensation paid during Western Sierra's past three fiscal years for services rendered in all capacities to Gary
D. Gall, the President and Chief Executive Officer of Western Sierra and Western Sierra National Bank and to Kirk Dowdell, the Executive Vice President and Chief Credit Officer of Western Sierra and Western Sierra National Bank, the only executive officers of Western Sierra and/or the subsidiary banks whose annual base compensation and bonus exceeded $100,000 during Western Sierra's 1999 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term Compensation
                                                                           -------------------------------
          Annual Compensation                                                     Awards       Payouts
----------------------------------------------------------------------------------------------------------
                  (a)                       (b)    (c)     (d)     (e)        (f)        (g)      (h)         (i)
-----------------------------------------------------------------------------------------------------------------------
                                                                  Other
                                                                  Annual   Restricted                     All Other
               Name and                                           Compen-     Stock              LTIP      Compen-
               Principal                         Salary   Bonus  sation(1)   Award(s)  Options/  Payouts   sation(3)
               Position                    Year    ($)     ($)      ($)        ($)     SARs(2)    ($)        ($)
------------------------------------------ ---- ------- -------- -------- ------------ -------- -------- --------------
Gary D. Gall, President,                   1999 155,219   87,972  12,922        0      23,100      0
CEO and Director                           1998 140,500  106,486  11,147        0           0      0         9,129
of Western Sierra and Western Sierra       1997 127,500   67,529   8,497        0      28,875      0        10,773
National Bank

Kirk Dowdell, Executive                    1999 100,980   23,424   9,570        0       1,575      0
Vice President and                         1998  89,900    6,100   8,305        0           0      0           180
Chief Credit Officer of                    1997  23,816   16,100       0        0       6,930      0            96
Western Sierra and
Western Sierra National Bank(4)


(1) These amounts represent perquisites consisting of country club fees for all officers and automobile allowance and family health insurance premiums for Mr. Gall.

(2) These amounts are adjusted for stock dividends. Western Sierra has no SARs.

(3) This amount represents Western Sierra's contribution for the cost of premiums for life insurance and 401(k) Plan and ESOP.

(4) Mr. Dowdell began his employment with Western Sierra National Bank in September, 1997.

                             OPTION/SAR GRANTS TABLE
                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------
                                                    Individual Grants(1)
--------------------------- ------------------ ---------------------------------- ------------------- ---------------------
               (a)                 (b)                        (c)                         (d)                    (e)
--------------------------- ------------------ ---------------------------------- ------------------- ---------------------
                              Options/SARs          % of Total Options/SARs           Exercise or
                                 Granted             Granted to Employees             Base Price             Expiration
              Name                 (#)                  in Fiscal Year                 ($/Share)                Date
--------------------------- ------------------ ---------------------------------- ------------------- ---------------------
Gary D. Gall                     23,100                      54.6                     $12.143             May 19, 2009
Kirk Dowdell                      1,575                       3.7                     $12.143             April 7, 2009
--------------------------- ------------------ ---------------------------------- ------------------- ---------------------

(1) Western Sierra has no SARs and the number of options and exercise price are adjusted for stock dividends.


               OPTION/SAR EXERCISES AND YEAR END VALUE TABLE
      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR END
                                   OPTION/SAR VALUE

               (a)              (b)                    (c)                      (d)                           (e)
---------------------- ---------------------- ------------------ ----------------------------- -------------------------------
                                                                       Number of Unexercised         Value of Unexercised
                                                                          Options/SARs at                In-the-Money
                                                                           Year End (#)                  Options/SARs
                        Shares Acquired on       Value Realized            Exercisable/                 at Year End ($)
         Name              Exercise (#)                ($)               Unexercisable(1)        Exercisable/Unexercisable(1)
---------------------- ---------------------- ------------------ ----------------------------- -------------------------------
Gary D. Gall                    0                     N/A              33,102/32,479              $149,840/$98,397
Kirk Dowdell                    0                     N/A                4,473/4,032              $14,019/$11,558
---------------------- ---------------------- ------------------ ----------------------------- -------------------------------

N/A means not applicable.

(1)      Western Sierra has no SARs.

On December 4, 1997, Western Sierra National Bank entered into an agreement with Mr. Gall to provide him with severance benefits of up to two years' worth of his regular compensation at the time of severance of employment in the event of

- any merger or consolidation where Western Sierra National Bank is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Western Sierra at the time immediately prior to such merger will own less than 50% on a direct or indirect basis of the voting equity interests of the surviving corporation after such merger,

- upon transfer of all or substantially all of the assets of Western Sierra National Bank, or

- a sale of the equity securities of Western Sierra representing more than 50% of the aggregate voting power of all outstanding equity securities of Western Sierra to any person or entity, or any group of persons and/or entities acting in concert (any of these events shall be referred to as an "Acquisition").

The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Gall is not given a new employment agreement that is satisfactory to him in his sole discretion within 15 days prior to the date of consummation of the Acquisition, then Western Sierra National Bank shall pay him the severance payment in a lump sum.

Mr. Gall also has a salary continuation agreement which provides that Western Sierra National Bank will pay him $75,000 per year for 15 years following his retirement from Western Sierra National Bank at age 65 or later ("Retirement Age"). In the event of disability while Mr. Gall is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra National Bank. In the event Mr. Gall dies while actively employed by Western Sierra National Bank prior to Retirement Age, his beneficiary will receive from Western Sierra National Bank a lump sum benefit amount equal to the present value (using an 8% discount rate) of $75,000 per year for fifteen years, as if such amount is to be paid starting one month after his death. In the event of termination with or without cause or voluntary termination, Mr. Gall shall receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Gall attains age 65 or beginning with the month following his death, if earlier. Mr. Gall may also elect to receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below upon early retirement which is after at least 15 years of service beginning January 9, 1995. The vesting schedule is 5% per year of service for the first seventeen years beginning January 9, 1995, and decreases to an additional 3% per year of service for the last five years. Payment of salary continuation benefits to Mr. Gall is subject to his not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Western Sierra National Bank.

On December 4, 1997, Western Sierra National Bank entered into an agreement with Mr. Dowdell to provide him with severance benefits of up to two years' worth of his regular compensation at the time of severance of employment in the event of

- any merger or consolidation where Western Sierra National Bank is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Western Sierra at the time immediately prior to such merger will own less than 50% on a direct or indirect basis of the voting equity interests of the surviving corporation after such merger,

- upon transfer of all or substantially all of the assets of Western Sierra National Bank, or

- a sale of the equity securities of Western Sierra representing more than 50% of the aggregate voting power of all outstanding equity securities of Western Sierra to any person or entity, or any group of persons and/or entities acting in concert (any of these events shall be referred to as an "Acquisition").

The amount of the severance payment will be calculated as stated in the severance agreement and is determined by the total assets of Western Sierra National Bank at the time of the Acquisition. The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Dowdell is not retained by the resulting corporation for at least one to two years in a position comparable to that of the highest level senior vice president of the resulting corporation or a position accepted by Mr. Dowdell, or the resulting corporation reduces his base salary from his base salary at the time of the Acquisition during the next one to two years following the Acquisition, then the resulting corporation shall pay him the severance payment in a lump sum.

CERTAIN TRANSACTIONS

Some of the directors and executive officers of Western Sierra and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Western Sierra in the ordinary course of Western Sierra's business, and Western Sierra expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

                        DESCRIPTION OF SENTINEL COMMUNITY

BUSINESS

GENERAL. Sentinel Community was incorporated under the laws of the State of California on December 24, 1980, and commenced operations on April 2, 1982. The corporation was formed as a State Chartered Savings and Loan Association. Sentinel Community converted its charter to a Federal Savings and Loan Association on June 9, 1989. In October of 1996, Sentinel Community changed its name to Sentinel Community Bank, while remaining chartered as a Federal Savings and Loan Association. Sentinel Community is a member of the Federal Reserve System and the Federal Home Loan Bank of San Francisco, and its deposits are insured to the maximum amount permitted by law under the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). Its primary regulator is the Office of Thrift Supervision ("OTS"), a division of the Department of the Treasury. Sentinel Community conducts its operations at its main office located at 229 S. Washington Street, Sonora, California 95370. Its branch offices are located at 13753-A Mono Way, Sonora, California 95370, and 18711 Tiffeni Drive, Twain Harte, California 95383. Sentinel Community also has a Loan Production Office in Calaveras County, which is located at 1111 Dunbar Road, Suite 100A, Arnold, California. Sentinel Community has an inactive subsidiary, Sentinel Associates, Inc., which is administered out of the main office. Sentinel Associates, Inc., was formed in October, 1983, for the purpose of developing single family residential real estate.

BANKING SERVICES. Sentinel Community is a locally owned and operated savings and loan association, and its primary service area is the Western Tuolumne County communities of Sonora, Twain Harte, Columbia and Jamestown. Sentinel Community also services Calaveras County through its Loan Production Office in Arnold.

The mission of Sentinel Community is to profitably deliver high quality customer services that meet the financial needs of its community, its businesses and its citizens. Products are designed and employees are hired and trained to meet the needs of customers.

Sentinel Community offers a broad range of products and services, including commercial checking, business loans (secured and unsecured), merchant banking, treasury tax deposits, coin and currency service, SBA loans, and consumer loans, as well as all the traditional personal deposits and loans of a savings and loan association.

Sentinel Community's marketing stresses the "local" aspect of its operations. Sentinel Community makes loan decisions locally, offers competitive interest rates, offers friendly, flexible service and is committed to the community.

Sentinel Community takes pride in providing personalized service to the local community. Sentinel Community offers a wide variety of business and personal loans designed to meet individual financial needs, including commercial loans, equipment loans, lines of credit, consumer loans and real estate construction and long term financing. Sentinel Community offers traditional personal services, such as certificates of deposit, IRA accounts, direct deposit and several types of checking accounts, business checking and merchant account services, as well as ATM's at each branch.

Sentinel Community also offers automatic payments of loans and a 24-hour-a-day, seven-day-a-week voice response system to obtain account balances, transfer funds or find out other information about transactions on customer accounts.

Most of Sentinel Community's deposits have traditionally been obtained from individuals, professionals and small businesses. At December 31, 1999, Sentinel Community had a total of 10,606 accounts consisting of noninterest-bearing accounts with an average balance of approximately $3,482, interest-bearing checking accounts with an average balance of approximately $6,377, money market checking and savings accounts with an average balance of approximately $3,454, regular certificates of deposit with an average balance of approximately $22,927 and jumbo certificates of deposit with an average balance of approximately $72,422. Sentinel Community has not obtained any deposits through deposit brokers and has no present intention of using brokered deposits. There is no concentration of deposits or any customer with 5% or more of Sentinel Community's deposits.

Sentinel Community conducts a commercial savings and loan business which includes accepting demand, savings and time deposits and making commercial, real estate and installment loans. It also offers installment note collections, issues cashier's checks, sells traveler's checks and provides safe deposit boxes and other customary banking services. Sentinel Community does not offer trust services or international banking services and does not plan to do so in the near future. There have been no significant changes in the kinds of services rendered, the principal markets for or the methods of distribution of such services during the last three fiscal years.

EMPLOYEES. At December 31, 1999, Sentinel Community employed 52 employees (47.25 full-time equivalents). Sentinel Community believes its employee relations are excellent.

PROPERTIES. Sentinel Community owns the real property located at 225 & 229 S. Washington Street, Sonora, California 95370. The buildings situated on this property consist of approximately 6,000 square feet, and house Sentinel Community's main branch, as well as its administrative offices. Sentinel Community also owns real property located at 231 S. Shepherd Street, Sonora, California 95370. This building houses Sentinel Community's loan administration functions, including underwriting, processing and servicing.

Sentinel Community leases the premises of Sentinel Community's Junction Branch office located at 13753-A Mono Way, Sonora, California 95370. The lease is presently for a term expiring December 31, 2005. The office space at this branch consists of approximately 2,000 square feet.

Sentinel Community leases the premises of Sentinel Community's Twain Harte Branch office located at 18711 Tiffeni Drive, Twain Harte, California 95383. The lease is presently for a term expiring September 30, 2004. The office space at this branch consists of approximately 2,900 square feet.

The Arnold Loan Production Office was under a one year operating lease which expired on June 30, 1999, and is now being rented on a month to month basis. The office space is approximately 300 square feet.

Total lease expenses for all of Sentinel Community's leased premises were $87,919 and $84,386 for the years ended December 31, 1999 and 1998, respectively.

LEGAL PROCEEDINGS. In the normal course of business, Sentinel Community is occasionally made a party to legal proceedings. Sentinel Community is involved in the following legal proceedings.

On December 14, 1998, John Wade Fisher & Kimeron Fisher filed suit against Sentinel Community and certain of its officers, including Mr. Cusey, and Mr. Dambacher, a director of Sentinel Community, in the United States Bankruptcy Court, Eastern District of California, Bankruptcy Case No. 97-28263-B-7. Plaintiffs are alleging twelve causes of action of which seven are for willful violation of the two bankruptcy stays, and the remaining causes include federal civil rights claims, conspiracy with Tuolumne County district attorney's office, breach of oral contract, negligent interference with a prospective economic advantage, negligence and fraud all related to the Fishers' personal and business bankruptcy. Plaintiffs are seeking compensatory damages, attorney fees and punitive damages in the aggregate of $9 million which is in an amount in excess of the Sentinel Community's insurance coverage. Further, not all of the plaintiff's twelve causes of action are covered by insurance. Currently, although the case is being defended by Sentinel Community's insurance carriers, the insurance carriers have sent a letter to Sentinel Community stating that they may seek a determination as to whether or not they are required to defend and insure Sentinel Community.

The Fisher proceeding is in its initial stages and discovery has been initiated. No assurances can be given Sentinel Community will be successful in the defense of the case or that Sentinel Community's insurance carriers will continue to be responsible for the expenses and payment of losses, if any, related to this case. An adverse decision in this proceeding may have a material adverse effect on Sentinel Community's financial condition.

On February 17, 1999, a complaint was file against Sentinel Community in Amador County (No. 99 CV 0056) entitled WELLER VS. NEW YORK RANCH. The plaintiff alleges that as a result of an assignment of a construction contract, Sentinel Community is responsible for payment of a contractor's billing in the amount of $147,797. This lawsuit has not been served on Sentinel Community. If Sentinel Community is served with the complaint, it will be required to defend this suit and incur the attendant fees and costs.

Sentinel Community has filed suit against its insurance liability carrier, Lloyd's of London, in the Tuolumne Superior Court (Case No. CV 44919) for declaratory relief and bad faith regarding Lloyd's failure to pay for defense cost and indemnification in a lawsuit filed by Sentinel Community's former Chief Executive Officer, Pat Hennessy in 1996, and settled in 1997. In December 1998, the court granted Lloyd's Motion for Summary Judgment against Sentinel Community. On January 5, 1999, Sentinel Community filed a motion to appeal. The appeal is in its initial stage.

SUPERVISION AND REGULATION. As a federally chartered savings and loan association, Sentinel Community is subject to regulation, supervision and periodic examination by the Office of Thrift Supervision. Sentinel Community is not a member of the Federal Reserve System, but is nevertheless subject to certain regulations of the FRB. Sentinel Community's deposits are insured by the FDIC to the maximum amount permitted by law, which is currently $100,000 per depositor in most cases.

Federal savings and loan associations, such as Sentinel Community, specialize in real estate lending, particularly loans for single-family homes and other residential properties. These institutions originally offered only savings accounts or time deposits. Over the past two decades, however, savings and loan associations have acquired a wider range of financial powers, and now offer checking accounts (demand deposits) and make business and consumer loans as well as mortgages. Generally, savings and loan associations are insured by the SAIF of the FDIC. The Office of Thrift Supervision, a bureau of the U.S. Treasury, regulates and supervises the nation's thrift industry.

To ensure their emphasis on the provision of home mortgage credit, savings and loan associations are subject to several specific lending constraints. For example, a thrift institution must pass the qualified thrift lender (QTL) test, which requires that at least 65 percent of a thrift's portfolio assets be residential mortgages and related investments. The Economic Growth and Regulatory Paperwork Reduction Act of 1996, enacted on September 30, 1996, somewhat relaxed the QTL test by expanding the list of qualified investments to include small-business loans, and by increasing the amount of consumer-oriented loans that can be counted as qualifying assets, such as education loans, small business loans and credit card loans. Additional lending constraints require that loans made by thrifts secured by nonresidential real estate may not exceed 400 percent of capital. Commercial loans may not exceed 20 percent of assets, and amounts in excess of 10 percent must be used for small-business loans. Unsecured residential construction loans may not exceed the greater of 5 percent of assets or 100 percent of capital. As a corollary of the QTL test, in combination, consumer loans, commercial paper and corporate debt securities may not exceed 35 percent of assets. In addition, federal savings associations may invest up to 3 percent of their assets in service corporations which may engage in such activities reasonably related to the activities of a federal savings association as the Office of Thrift Supervision may determine and approve. Federal savings associations are required to be members of the Federal Home Loan Bank System. Banks may also join the Federal Home Loan Bank System if they meet certain requirements, most notably if at least 10 percent of their assets is in residential mortgage loans.

Although their lending powers are more restricted, federal thrifts retain a few options not available to banks, such as broader powers for their holding companies and service corporations, and more expansive branching powers. The federal thrift charter confers the broadest geographic expansion authority of any federally insured depository institution charter. Federally chartered savings and loan associations that meet the QTL test can branch nationally with no state "opting in" or "opting out" requirement as applied to banks. Savings and loan associations also are not subject to any intrastate branching restrictions whereas banks are subject to a range of restrictions on their statewide branching. However, these branching advantages that thrifts have historically enjoyed over banks have been diminished considerably by recent legislation. The Riegle-Neal

Interstate Banking and Branching Efficiency Act of 1994 reduced much of the historical branching advantage of savings institutions. Under the terms of the Riegle-Neal legislation, adequately capitalized and managed bank holding companies may now acquire a bank in any state.

The regulations of these state and federal bank regulatory agencies govern most aspects of Sentinel Community's business and operations, including but not limited to, the scope of its business, its investments, its reserves against deposits, the nature and amount of any collateral for loans, the timing of availability of deposited funds, the issuance of securities, the payment of dividends, bank expansion and bank activities, including real estate development and insurance activities, and the maximum rates of interest allowed on certain deposits. Sentinel Community is also subject to the requirements and restrictions of various consumer laws and regulations.

SUMMARY OF EARNINGS

The following Summary of Earnings of Sentinel Community for the three years ended December 31, 1999 has been derived from financial statements audited by Moss Adams LLP, independent certified public accountants for the year ended December 31, 1999, and Grant Thornton LLP, independent certified public accountants for the two years ended December 31, 1998, as described in their reports included elsewhere in this joint proxy statement/prospectus. These statements should be read in conjunction with the Financial Statements and the Notes relating thereto which appear elsewhere herein.

(Dollars in thousands,                                   Year Ended December 31,(1)
 except per share data)                       -----------------------------------------------
                                                 1999               1998               1997
                                              ---------          ---------          ---------
Interest income                               $   6,994          $   6,844          $   5,632
Interest expense                                  3,131              3,123              2,579
Net interest income                               3,863              3,721              3,053
Provision for loan and lease losses                 380                235                173
Net interest income after
 provision for loan and lease losses              3,483              3,486              2,880
Other noninterest income                            477                524                477
Noninterest expense                               3,271              3,053              3,902
Earnings before income taxes                        689                957               (545)
Provision for income taxes(2)                       186                356               (225)
Net income (loss)                                   503                601               (320)
Basic earnings (loss) per share               $    1.04          $    1.27          $   (0.68)
Number of shares used in basic
 earnings per share calculation(3)              482,545            473,216            470,192
Diluted earnings (loss) per share             $    1.00          $    1.26          $   (0.68)
Number of shares used in diluted
 earnings per share calculation(4)              502,023            478,277            470,192

-------------------
(1) See Notes to Financial Statements for a summary of significant accounting policies and other related data.

                 (Footnotes continued on the following page.)

(2)      See Notes to Financial Statements for an explanation of income taxes.

(3) Basic earnings (loss) per share information is based on the weighted average number of shares of common stock outstanding during each period.

(4) Diluted earnings (loss) per share information is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period.

The following table sets forth selected ratios for the periods indicated:

                                                         Year Ended
(Unaudited)                                             December 31,
                                        --------------------------------------------
                                          1999              1998              1997
                                        --------          --------          --------
Net earnings (loss) to average
 shareholders' equity                      9.43%            11.91%            (6.36%)
Net earnings (loss) to average
 total assets                               .53%              .70%             (.45%)
Total interest expense to
 total interest income                    44.76%            45.62%            45.79%
Other operating income to
 other operating expense                  14.58%            17.15%            12.22%


SENTINEL COMMUNITY'S MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CERTAIN MATTERS DISCUSSED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THIS "SENTINEL COMMUNITY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF SENTINEL COMMUNITY.

The following is Sentinel Community's management's discussion and analysis of the significant changes in income and expense accounts presented in the Summary of Earnings for the years ended December 31, 1999, 1998 and 1997.

INTRODUCTION. This discussion is designed to provide a better understanding of significant trends related to Sentinel Community's financial condition, results of operations, liquidity, capital resources and interest rate sensitivity. It should be read in conjunction with Sentinel Community's audited financial statements and notes thereto and the other financial information appearing elsewhere in this joint proxy statement/prospectus.

NET INTEREST INCOME AND NET INTEREST MARGIN. Total interest income increased from $5.6 million in 1997 to $6.8 million in 1998, and to $7.0 million in 1999, representing a 21.5% increase in 1998 over 1997 and a 2.2% increase in 1999 over 1998. The increase in interest income from 1997 to 1998 resulted from an increase in average interest-earning assets from

$67.1 million to $81.6 million. The increase from 1998 to 1999 resulted from an increase in average interest-earning assets from $81.6 million to $88.1 million. Total interest expense increased from $2.6 million in 1997 to $3.1 million in 1998 and was $3.1 million in 1999, representing a 21.1% increase in 1998 over 1997 and a 0.2% increase in 1999 over 1998.

Sentinel Community's net interest margin (net interest income divided by average earning assets) was 4.55% in 1997, 4.56% in 1998, and 4.38% in 1999. Total
interest expense increased from 1998 to 1999 due primarily to an increase in borrowings during that period. Sentinel Community's net interest income increased from $3.1 million in 1997 to $3.7 million in 1998 and to $3.9 million in 1999, representing a 21.9% increase in 1998 over 1997 and a 3.8% increase in 1999 over 1998.

The following table sets forth the changes in interest income and expense attributable to changes in rates and volumes:

ANALYSIS OF CHANGES IN NET INTEREST INCOME.


(Dollars in thousands)                                       Year Ended December 31,
                                ------------------------------------------------------------------------
                                        1999 Versus 1998                       1998 Versus 1997
                                --------------------------------      ----------------------------------
                                             Change       Change                    Change      Change
                                 Total       Due to       Due to       Total        Due to      Due to
                                Change         Rate       Volume       Change         Rate       Volume
                               --------     -------      -------      -------      -------      --------
CDs in other institutions      $  (213)     $   (58)     $  (155)     $  (206)     $    95      $  (301)
Federal funds sold                 (20)          20          (40)         (92)          (6)         (86)
Investment securities             (344)        (181)        (163)         927          317          610
Loans, gross                       732           84          648          590         (579)       1,169
Other investments                   (5)          (2)          (3)          (7)          (8)           1
    Total interest-
    earnings assets                150         (137)         287        1,212         (181)       1,393

FHLB borrowings                     19         (137)         156          310            0          310
NOW, MMDA                           34           --           34           45           (2)          47
Savings                             56           35           21         (188)        (220)          32
Certificates of deposit           (101)         209         (310)         377          (11)         388
    Total interest-
    bearing liabilities              8          107          (99)         544         (233)         777

Net interest income            $   142      $  (244)     $   386      $   668      $    52      $   616


The change in interest income or interest expense that is attributable to both changes in rate and changes in volume has been allocated to the change due to rate and the change due to volume in proportion to the relationship of the absolute amounts of changes in each.

The following is an unaudited summary of changes in earnings of Sentinel Community for the years ended December 31, 1999 and 1998. In the opinion of Sentinel Community's management, the following summary of changes in earnings reflects all adjustments which Sentinel Community considers necessary for a fair presentation of the results of its operations for these periods. This summary of changes in earnings should be read in conjunction with the Financial Statements and Notes relating thereto appearing elsewhere herein.

                                                    Year Ended December 31,
                                     -------------------------------------------------
(Dollars in Thousands)                    1999 Over 1998             1998 Over 1997
                                     -----------------------    ----------------------
(Unaudited)                          Amount of      % of        Amount of      % of
                                      Change      Change(1)      Change      Change(1)
                                     ---------    ----------    ---------    ---------
INTEREST INCOME
  Interest and fees on loans         $   732         16.0%      $   590         14.9%
  Interest on securities                (344)       (19.1%)         927        106.2%
  Interest of certificates
     of deposit                         (213)       (68.4%)        (206)       (39.8%)
  Interest on federal funds sold         (20)       (14.7%)         (92)       (40.0%)
  Interest on other investments           (5)        (2.2%)          (7)       (18.3%)
     Total interest income               150          2.2%        1,212         21.5%

INTEREST EXPENSE
  Interest on deposits                   (11)        (0.4%)         234          9.0%
  Interest on FHLB advances               19          6.2%          310          N/A
     Net interest income                 142          3.8%          668         21.9%

PROVISION FOR
  LOAN LOSSES                            145         61.6%           62         35.8%
    Net interest income after
     provision for loan losses            (3)        (0.1%)         606         21.1%

NONINTEREST INCOME
  Service charges                         54         18.1%           85         40.2%
  Loan servicing fees                     13         17.2%           34         85.8%
  Gain or loss on sale of assets        (102)      (286.4%)          36          N/A
  Gain or loss on sale of
    foreclosed real estate               (81)      (761.5%)         (97)       (90.2%)
  Other income                            69         65.8%          (11)        (9.1%)
     Total noninterest income            (47)        (8.9%)          47          9.8%

OTHER EXPENSES
  Salaries and related benefits           75          5.1%          178         14.0%
  Occupancy and
    operations expense                    62         10.4%           55         10.2%
  Data processing                         57         17.2%            6          1.8%
  Payroll taxes and insurance             14          8.4%           19         13.2%
  Professional services                   50         43.1%           29         32.7%
  Settlement and related
    legal expenses                        --           --        (1,099)      (100.0%)
  Provision for losses on
    foreclosed real estate               (53)       (69.0%)         (64)       (45.5%)
  Other                                   12          4.1%           27          9.5%
     Total other expenses                217          7.1%         (849)       (21.7%)
     Income before income taxes         (267)       (27.9%)       1,502        275.5%

PROVISION FOR
 INCOME TAXES                           (170)       (47.8%)         581        258.2%

     NET INCOME                          (97)       (16.2%)         921        287.7%

-----------------
(1)  Increase or (decrease) over previous year amount.

NONINTEREST INCOME. Noninterest income increased from $477 thousand in 1997 to $524 thousand in 1998 and decreased to $477 thousand in 1999, representing a 9.8% increase in 1998 over 1997 and an 8.9% decrease in 1999 from 1998.

OTHER EXPENSES. Other expenses are comprised of salaries and related benefits, occupancy, equipment and other expenses. Other expenses decreased from $3.9 million in 1997 to $3.1 million in 1998, and increased to $3.3 million in 1999, representing a 21.7% decrease in 1998 from 1997 and a 7.1% increase in 1999 over 1998. The decrease in other expenses in 1998 from 1997 related primarily to a legal settlement and legal expenses relating to the settlement which occurred in 1997. The single largest component of other expenses is salary and employee benefits expense, which was $1.5 million, $1.5 million and $1.3 million in 1999, 1998 and 1997, respectively. The number of full-time equivalent employees was 47, 47 and 44 at December 31, 1999, 1998 and 1997, respectively.

The following table compares the various elements of other expenses as a percentage of average assets for the years ended December 31, 1999, 1998 and 1997. (Dollars in thousands except percentage amounts.)

                                               Salaries                     Other
                                    Average   and Related   Occupancy &   Operating
     Period                        Assets(1)   Benefits      Operations    Expenses
---------------                    ---------  -----------   -----------   ---------
    Year Ended
   December 31,
---------------
      1999                          $93,495     1.63%          0.70%        1.16%
      1998                          $87,479     1.66%          0.68%        1.15%
      1997                          $70,934     1.80%          0.76%        2.94%

------------------
(1)      Based on the average of daily balances.

PROVISION FOR LOAN LOSSES. The provision for loan losses corresponds directly to the level of the allowance that management deems sufficient to offset potential loan losses. The balance in the loan loss allowance reflects the amount which, in management's judgment, is adequate to provide for these potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan experience and such other factors as deserve recognition in estimating loan losses.

Management allocated $380 thousand as a provision for loan losses in 1999, $235 thousand in 1998 and $173 thousand in 1997. Loans charged off net of recoveries in 1999 were $28 thousand, $69 thousand in 1998 and $84 thousand in 1997. The ratio of the allowance for loan losses to total gross loans was 1.48% in 1999, 1.07% in 1998, and 0.99% in 1997.

In management's opinion, the balance of the allowance for loan losses at December 31, 1999 was sufficient to sustain any foreseeable losses in the loan portfolio at that time.

INCOME TAXES (BENEFIT). Income taxes (benefit) were $186 thousand in 1999, $356 thousand in 1998 and $(225) thousand in 1997.

NET INCOME (LOSS). The net income (loss) and basic earnings (loss) per share of Sentinel Community were $503 thousand and $1.04 per share in 1999, $601 thousand and $1.27 per share in 1998, and ($320) thousand and ($.68) per share in 1997. The income for these periods was primarily due to net interest income, service charges and fees.

LIQUIDITY. Sentinel Community has an asset and liability management program allowing Sentinel Community to maintain its interest margins during times of both rising and falling interest rates and to maintain sufficient liquidity. Liquidity of Sentinel Community at December 31, 1999 was 15.5%, at December 31, 1998 was 28.0%, and at December 31, 1997 was 35.6% based on liquid assets (consisting of cash and due from banks, deposits in other financial institutions, investments not pledged, federal funds sold and loans available-for-sale) divided by total liabilities. Sentinel Community's management believes it maintains adequate liquidity levels.

CAPITAL RESOURCES. The shareholders' equity accounts of Sentinel Community increased from $4.8 million at December 31, 1997, to $5.4 million at December 31, 1998 and was $5.4 million at December 31, 1999. The increase was primarily attributable to earnings of Sentinel Community in 1998 and 1999 adjusted for cash dividends paid to shareholders. Sentinel Community is subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Sentinel Community must meet specific capital guidelines that involve quantitative measures of Sentinel Community's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Sentinel Community's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Sentinel Community to maintain minimum amounts and ratios of total and Tier 1 capital (primarily common stock and retained earnings less goodwill) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1999, that Sentinel Community exceeds all capital adequacy requirements to which it is subject.

As of December 31, 1999, the most recent notification from the FDIC categorized Sentinel Community as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Sentinel Community must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification which management believes have changed Sentinel Community's category.

Sentinel Community's actual capital ratios are presented below.

                                                            Minimum
                                       Minimum                Well                      Actual
                                       Capital             Capitalized               December 31,
                                     Requirement           Requirement                   1999
                                     -----------           -----------               ------------
Capital ratios:
  Tier 1 risk-based to
    risk-weighted assets                  4%                    6%                       9.59%
  Total risk-based to
    risk-weighted assets                  8%                   10%                      10.74%
   Leverage to total
    average assets                      4-5%                    5%                       5.94%

SCHEDULE OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY. The following schedule shows the unaudited average balances of Sentinel Community's assets, liabilities and shareholders' equity accounts and the percentage distribution of the items, computed using the monthly average balances, for the periods indicated.

(Dollars in thousands)                                         Year Ended December 31,
                                           -----------------------------------------------------------------------
(Unaudited)                                         1999                    1998                     1997
                                           ----------------------   ---------------------    ---------------------
                                            Amount    Percent(1)     Amount    Percent(1)     Amount    Percent(1)
                                           --------   -----------   --------   ----------    --------   ----------
ASSETS
------
Cash and due from banks                    $  4,439        4.75%    $  4,538        5.19%    $  2,405        3.39%
Certificates of deposit                       1,564        1.67%       5,030        5.75%       8,248       11.63%
Investment securities                        25,372       27.14%      28,225       32.26%      14,077       19.85%
Federal funds sold                            2,391        2.56%       2,748        3.14%       4,373        6.16%
Federal Home Loan Bank stock                    478         .51%         502         .58%         323         .46%
Loans:
  Commercial                                  4,343        4.65%       2,678        3.06%         712        1.00%
  Consumer                                    1,970        2.11%       1,452        1.66%       1,311        1.85%
  Real estate                                51,996       55.61%      40,931       46.79%      38,056       53.65%
Less deferred costs                            (285)       (.30%)       (247)       (.28%)       (279)       (.39%)
Less allowance for loan and lease losses       (703)       (.75%)       (466)       (.53%)       (347)       (.49%)
  Net loans                                  57,321       61.32%      44,348       50.70%      39,453       55.62%
Bank premises and equipment, net              1,160        1.24%         853         .98%         765        1.08%
OREO                                            483         .52%         675         .76%         900        1.27%
Other assets                                    287         .29%         560         .64%         390         .54%
                                           --------      -------    --------      -------    --------      -------
      TOTAL ASSETS                         $ 93,495      100.00%    $ 87,479      100.00%    $ 70,934      100.00%

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Deposits:
  Demand                                   $  7,730        8.27%    $  6,648        7.60%    $  3,250        4.58%
  NOW and money market                       22,578       24.15%      18,397       21.03%      16,385       23.10%
  Savings                                     7,945        8.50%       6,300        7.20%       7,916       11.16%
  Time                                       31,300       33.48%      33,745       38.57%      29,655       41.81%
  Time > $100,000                            10,800       11.55%       9,105       10.41%       8,199       11.56%
                                           --------      -------    --------      -------    --------      -------
Total deposits                               80,353       85.95%      74,195       84.81%      65,405       92.21%
Other liabilities                             7,805        8.35%       8,239        9.42%         497         .70%
                                           --------      -------    --------      -------    --------      -------
    Total liabilities                        88,158       94.30%      82,434       94.23%      65,902       92.91%
Shareholders' equity:
  Common stock                                2,159        2.31%       2,007        2.29%       1,973        2.78%
  Retained earnings                           3,323        3.55%       3,032        3.47%       3,059        4.31%
  Unrealized gain (loss) on AFS
   investment securities, net                  (145)       (.16%)          6         .01%          --          --
                                           --------      -------    --------      -------    --------      -------
    Total shareholders' equity                5,337        5.70%       5,045        5.77%       5,032        7.09%
                                           --------      -------    --------      -------    --------      -------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                      $ 93,495      100.00%    $ 87,479      100.00%    $ 70,934      100.00%

-------------------
(1) Percentages of categories under assets, liabilities and shareholders' equity are shown as percentages of average total assets.

INVESTMENT PORTFOLIO. The following table summarizes the amounts, terms, distributions and yields of Sentinel Community's investment securities at carrying value as of December 31, 1999 and December 31, 1998. (Dollars in thousands)

                                     One Year         After One Year      After Five Years
                                     or Less           to Five Years        to Ten Years       After Ten Years          Total
                                ----------------    -----------------    -----------------    -----------------    ----------------
December 31, 1999               Amount     Yield    Amount     Yield     Amount      Yield    Amount      Yield    Amount     Yield
-----------------               ------    ------    ------    -------    ------     ------    -------    ------    --------  ------
U.S. Government agencies        $                   $  991       7.00      $470       6.48    $ 1,825      6.76    $ 3,286    6.79
Municipals                                                                                      2,932      5.03      2,932    5.03
Corporate Notes/Bonds                                2,801       5.89                                                2,801    5.89
Mortgage-backed securities                             695       6.82       761       6.48     10,803      5.93     12,259    6.01
Mutual funds                                                                                    2,077      5.95      2,077    5.95
      Total                     $    0         0    $4,487       6.28    $1,231       6.48    $17,637      5.87    $23,355    5.95

                                     One Year         After One Year      After Five Years
                                     or Less           to Five Years        to Ten Years       After Ten Years             Total
                                ----------------    -----------------    -----------------    -----------------    ----------------
December 31, 1998               Amount     Yield    Amount      Yield    Amount     Yield     Amount      Yield    Amount     Yield
-----------------               ------    ------    ------    -------    ------     ------    -------    ------    --------  ------
U.S. Government agencies        $                   $                    $6,792       6.68    $ 3,235      6.77    $10,027    6.71
Municipals                                                                                      1,969      4.69      1,969    4.69
Corporate Notes/Bonds                                  523       6.11                                                  523    6.11
Mortgage-backed securities       1,176      6.46     1,089       5.83       950       5.77      8,558      6.78     11,773    6.58
Mutual funds                                                                                    2,015      5.89      2,015    5.89
      Total                     $1,176      6.46    $1,612       5.92    $7,742       6.57    $15,777      6.40    $26,307    6.43

YEAR-END BALANCE. The following table summarizes the year-end carrying value and distributions of Sentinel Community's investment securities held on December 31, 1999 and 1998. (Dollars in thousands):

                                    December 31,
                               -------------------
                                 1999        1998
                               -------     -------
U.S. Government agencies       $ 3,286     $10,027
Municipals                       2,932       1,969
Corporate Notes/Bonds            2,801         523
Mortgage-backed securities      12,259      11,773
Mutual funds                     2,077       2,015
                               -------     -------
      Total                    $23,355     $26,307

LOAN PORTFOLIO. Sentinel Community's largest historical lending categories are real estate loans, commercial loans and consumer loans. These categories accounted for approximately 91.2%, 6.2% and 2.6%, respectively, of Sentinel Community's total loan portfolio at December 31, 1998, approximately 88.4%, 7.8% and 3.8%, respectively, of Sentinel Community's total loan portfolio at December 31, 1999. Loans are carried at face amount, less payments collected and the allowance for loan losses. Interest on all loans is accrued daily on a simple interest basis. Typically, once a loan is placed on nonaccrual status, Sentinel Community reverses interest accrued through the date of transfer. Loans are placed on a nonaccrual basis when principal or interest on a loan is past due 90 days or more, unless the loan is both well-secured and in the process of collection. Interest actually received for loans on nonaccrual status is recognized as income at the time of receipt. Problem loans are maintained on accrual status only when management of Sentinel Community is confident of full repayment within a reasonable period of time.

The rates of interest charged on variable rate loans are set at specified increments in relation to Sentinel Community's published lending rate and vary as Sentinel Community's lending rate varies. At December 31, 1998, approximately 58.2% of Sentinel Community's loan portfolio was comprised of variable interest rate loans and at December 31, 1999, approximately 52.1% of Sentinel Community's loan portfolio was comprised of variable interest rate loans.

DISTRIBUTION OF LOANS. The distribution of Sentinel Community's total loans by type of loan as of the dates indicated is shown in the following table:

(Unaudited)
(Dollars in thousands)
                                                                   December 31,
                                          --------------------------------------------------------
 TYPE OF LOAN                               1999                    1998                    1997
---------------------------               --------                --------                --------
Real estate                               $ 54,078                $ 47,310                $ 37,704
Commercial                                   4,795                   3,219                   1,009
Consumer                                     2,343                   1,363                     720
                                          --------                --------                --------
      TOTAL                                 61,216                  51,892                  39,433

Less:

  Deferred loans fees                         (273)                   (256)                   (273)
  Allowance for loan losses                   (908)                   (556)                   (390)

      TOTAL NET LOANS                     $ 60,035                $ 51,080                $ 38,770

COMMERCIAL LOANS. Commercial loans are made for the purpose of providing working funds, financing the purchase of equipment or inventory and for other business purposes. Such loans include loans with maturities ranging from 30 to 360 days, and "term loans", which are loans with maturities normally ranging from one to five years. Short term business loans are generally used to finance current transactions and typically provide for periodic interest payments, with principal being payable at maturity or periodically. Term loans normally provide for monthly payments of both principal and interest.

Sentinel Community also extends lines of credit to business customers. On business credit lines, Sentinel Community specifies a maximum amount which it stands ready to lend to the customer during a specified period in return for which the customer agrees to maintain its primary banking relationship with Sentinel Community. The purpose for which such loans will be used and the security therefor, if any, are generally determined before Sentinel Community's commitment is extended. Normally, Sentinel Community does not make loan commitments in material amounts for periods in excess of one year.

REAL ESTATE LOANS. Real estate loans are primarily made for the purpose of purchasing, improving or constructing single family residences, and commercial and industrial properties.

All of Sentinel Community's real estate construction loans consist of loans secured by first trust deeds on the construction of owner-occupied single family dwellings. Construction loans are generally written with terms of six to twelve months and usually do not exceed a loan to appraised value ratio of 80%.

CONSUMER LOANS. Most consumer loans are short-term loans, made for a period of up to five years. Automobile loans are normally made with up to a five-year amortization period.

MATURITY OF LOANS AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES. The following table sets forth the amounts of loans outstanding as of December 31, 1999 which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years.


(Dollars in                    Less Than              One Year to             After
thousands)                      One Year              Five Years            Five Years             Total
                                --------              ----------            ----------            -------
DECEMBER 31, 1999

Fixed rate                      $ 3,883               $ 9,889               $15,546               $29,318
Variable                         15,647                12,696                 3,555                31,898
                                -------               -------               -------               -------

      Total                     $19,530               $22,585               $19,101               $61,216

LOAN COMMITMENTS. The following table shows Sentinel Community's loan commitments at the dates indicated:


                                                         December 31,
                                       -------------------------------------------------
(Dollars in thousands)                 1999                  1998                  1997
                                      -------               -------               -------
Commercial                            $ 1,610               $   858               $ 3,018
Real estate                            11,355                 9,423                12,937
Consumer                                1,855                 1,159                 1,318
                                      -------               -------               -------
      Total commitments               $14,820               $11,440               $17,273

Based upon prior experience and prevailing economic conditions, it is anticipated that approximately 90% of the commitments at December 31, 1999 will be exercised during 2000. All commercial commitments in the preceding table are commitments to grant such loans.

SUMMARY OF LOAN LOSS EXPERIENCE. As a natural corollary to Sentinel Community's lending activities, some loan losses are experienced. The risk of loss varies with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To some extent, the degree of perceived risk is taken into account in establishing the structure of, and interest rates and security for, specific loans and for various types of loans. Sentinel Community attempts to minimize its credit risk exposure by use of thorough loan application and approval procedures.

Sentinel Community maintains a program of systematic review of its existing loans. Loans are graded for their overall quality. Those loans which Sentinel Community's management determines require further monitoring and supervision are segregated and reviewed on a periodic basis. Significant problem loans are reviewed on a monthly basis by Sentinel Community's Internal Asset Review (IAR). Loans for which it is probable that Sentinel Community will be unable to collect all amounts due (including principal and interest) are considered to be impaired. The recorded investment in impaired loans totaled $235 thousand at December 31, 1999. In addition, when principal or interest on a loan is past due 90 days or more, such loan is placed on nonaccrual status unless it is both well-secured and in the process of collection. Loans totaling approximately $235 thousand were on nonaccrual status as of December 31, 1999. Sentinel Community also classifies certain loans on nonaccrual status as impaired. Accordingly, certain loans on nonaccrual status at December 31, 1999 are included with the impaired loans disclosed above.

Financial difficulties encountered by certain borrowers may cause Sentinel Community to restructure the terms of their loans to facilitate loan payments. As of December 31, 1999 and 1998, Sentinel Community had no troubled debt restructured loans. Interest foregone on nonaccrual loans and troubled debt restructurings outstanding during the years ended December 31, 1999 and 1998 amounted to approximately $5 thousand and $0, respectively.

Sentinel Community charges off that portion of any loan which management or bank examiners consider to represent a loss. A loan is generally considered by management to represent a loss in whole or in part when an exposure beyond any collateral value is apparent, servicing of the unsecured portion has been discontinued or collection is not anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. The principal amount of any loan which is declared a loss is charged against Sentinel Community's allowance for loan losses.

The following table sets forth the amount of loans on Sentinel Community's books which were 30 to 89 days past due at the dates indicated:


                                             December 31,
                                    ---------------------------
(Dollars in thousands)               1999                 1998
                                    ------               ------
Real estate                         $  205               $2,026
Consumer                               101                    8
                                    ------               ------
      Total                         $  306               $2,034
                                    ======               ======

The following table sets forth the amount of loans on Sentinel Community's books which were on nonaccrual status at the dates indicated:


                                           December 31,
                                     -----------------------
(Dollars in thousands)               1999               1998
                                     ----               ----
Commercial                           $                  $
Real estate                           235                160
Consumer                                0                 17
                                     ----               ----
      Total                          $235               $177
                                     ====               ====

The following table summarizes Sentinel Community's loan loss experience for the periods indicated:


                                               Year Ended December 31,
(Unaudited)                        --------------------------------------------
(Dollars in thousands)               1999              1998              1997
                                   --------          --------          --------
BALANCES
Loans:
  Average loans                    $ 58,309          $ 45,061          $ 40,079
  Loans at end of period             61,216            51,892            39,433
Loans charged off                       (64)              (69)              (88)
Recoveries of loans
 previously charged off                  36                 0                 4
Net loans charged off                   (28)              (69)              (84)
Allowance for loan losses               908               556               390
Provisions for loan losses         $    380          $    235          $    173
Ratios:
Net loan charge-offs to
 average loans                          .05%              .15%              .21%
Net loan charge-offs to
 loans at end of period                 .05%              .13%              .21%
Allowance for loan
 losses to average loans               1.56%             1.23%              .97%
Allowance for loan losses
 to loans at end of period             1.48%             1.07%              .99%
Net loan charge-offs to
 allowance for  loan losses            3.08%            12.38%            21.51%
Net loan charge-offs to
 provision for loan losses             7.36%            29.29%            48.47%


Sentinel Community's allowance for loan losses is to provide for loan losses which can be reasonably anticipated. The allowance for loan losses is established through charges to operating expenses in the form of provisions for loan losses. Provisions for possible loan losses amounted to $380 thousand in 1999 and $235 thousand in 1998. The provision increased in 1998 and 1999 as a result of identified losses in the loan portfolio totaling $69 thousand and $64 thousand, respectively, which were charged-off. Actual loan losses or recoveries are charged or credited, respectively, directly to the allowance for loan losses. The amount of the allowance is determined by the management of Sentinel Community. Among the factors considered in determining the allowance for loan losses are the current financial condition of Sentinel Community's borrowers and the value of the security, if any, for their loans. Estimates of future economic conditions and their impact on various industries and individual borrowers are also taken into consideration, as are Sentinel Community's historical loan loss experience and reports of banking regulatory authorities. Because these estimates and evaluations are primarily judgmental factors, no assurance can be given that Sentinel Community may not sustain loan losses substantially higher in relation to the size of the allowance for loan losses or that subsequent evaluation of the loan portfolio may not require substantial changes in such allowance.

At December 31, 1999, 1998 and 1997, the allowance was 1.48%, 1.07% and 0.99% of the loans then outstanding, respectively. Although the current level of the allowance is deemed adequate by management, future provisions will be subject to continuing reevaluation of risks in the loan portfolio.

Management of Sentinel Community reviews with the Board of Directors the adequacy of the allowance for loan losses on a monthly basis and adjusts the loan loss provision upward where specific items reflect a need for such an adjustment. Management of Sentinel Community charged off approximately $64 thousand in 1999 and $69 thousand in 1998. Recoveries of loans previously charged off were $36 thousand in 1999 and $0 in 1998. Management also believes that Sentinel Community has adequately reserved for all individual items in its portfolio which may result in a loss material to Sentinel Community.

INVESTMENT SECURITIES. Sentinel Community has invested $24 million in federal instruments, securities issued by states and political subdivisions, other debt securities and bank certificates of deposit, which yielded approximately 5.95% per annum during 1999. Sentinel Community's present investment policy is to invest excess funds in federal funds, certificates of deposits in financial institutions, securities issued by the U.S. Government, investment-grade corporate securities and securities issued by states and political subdivisions.


(Dollars in thousands)                                   Year Ended December 31,
(Unaudited)                                    -----------------------------------------
                                                 1999            1998            1997
                                               ---------        ---------      ---------
Interest-earning assets:
  Federal funds sold:
      Average outstanding                      $ 2,391         $ 2,748         $ 4,373
      Average yield                               4.89%           5.02%           5.24%
      Interest income                          $   117         $   138         $   229
  Certificates of deposit:
      Average outstanding                      $ 1,564         $ 5,030         $ 8,248
      Average yield                               6.27%           6.20%           6.28%
      Interest income                          $    98         $   312         $   518
  Investment securities:
      Average outstanding                      $25,372         $28,225         $14,077
      Average yield                               5.74%           6.38%           6.34%
      Interest income                          $ 1,456         $ 1,803         $   892
  Loans:
      Average outstanding                      $58,309         $45,061         $40,079
      Average yield                               9.08%          10.13%           9.46%
      Interest income                          $ 5,296         $ 4,563         $ 3,973
  FHLB stock:
      Average outstanding                      $   478         $   502         $   323
      Average yield                               5.64%           5.58%           6.19%
      Interest income                          $    27         $    28         $    20
  Total interest-earning assets:
      Average outstanding                      $88,114         $81,566         $67,100
      Average yield                               7.94%           8.39%           8.39%
      Interest income                          $ 6,994         $ 6,844         $ 5,632
Interest-bearing liabilities:
  NOW and money market demand accounts:
      Average outstanding                      $22,578         $18,397         $16,385
      Average yield                               1.68%           1.68%           1.66%
      Interest expense                         $   381         $   309         $   272
  Savings deposits:
      Average outstanding                      $ 7,945         $ 6,300         $ 7,916
      Average yield                               2.96%           2.95%           2.88%
      Interest expense                         $   235         $   186         $   228
  Time deposits:
      Average outstanding                      $42,100         $42,850         $37,854
      Average yield                               5.19%           5.41%            5.5%
      Interest expense                         $ 2,186         $ 2,318         $ 2,079
  Other borrowings:
      Average outstanding                      $ 6,708         $ 6,125              --
      Average yield                               4.91%           5.06%             --
      Interest expense                         $   329         $   310              --
  Total interest-bearing liabilities:
      Average outstanding                      $79,331         $73,672         $62,155
      Average yield                               3.95%           4.24%           4.15%
      Interest expense                         $ 3,131         $ 3,123         $ 2,579
Net interest income                            $ 3,863         $ 3,721         $ 3,053
  Average net yield on
   interest-earning assets                        4.38%           4.56%           4.55%


LIQUIDITY MANAGEMENT. Sentinel Community has a line of credit with the Federal Home Loan Bank of $32 million. When Sentinel Community has excess funds over its reserve requirements or short-term liquidity needs, Sentinel Community increases/or decreases its securities investments and/or sells federal funds.

Policies have been developed by Sentinel Community's management and approved by the Board of Directors which establish guidelines for the investments and liquidity of Sentinel Community. These policies include an Investment Policy, an Interest Rate Risk Policy and an Asset/Liability Policy. The goals of these policies are to provide liquidity to meet the financial requirements of Sentinel Community's customers, maintain adequate reserves as required by regulatory agencies and maximize earnings of Sentinel Community.

The following table shows Sentinel Community's average deposits for each of the periods indicated below, based upon average daily balances:


                                                           Year Ended
                                                           December 31,
                           --------------------------------------------------------------------------
                                   1999                       1998                       1997
                           --------------------       --------------------       --------------------
(Dollars in thousands)     Average      Percent       Average      Percent       Average      Percent
(Unaudited)                Balance      of Total      Balance      of Total      Balance      of Total
                           -------      -------       -------      -------       -------      -------
Demand deposits            $ 7,730          9.6%      $ 6,648          9.0%      $ 3,250          4.9%
NOW accounts                16,649         20.7%       14,159         19.1%       11,248         17.2%
Savings deposits             7,945          9.9%        6,300          8.5%        7,916         12.1%
Money market deposits        5,929          7.4%        4,238          5.7%        5,137          7.9%
Time deposits               42,100         52.4%       42,850         57.7%       37,854         57.9%
                           -------      -------       -------      -------       -------      -------
    Total deposits         $80,353        100.0%      $74,195        100.0%      $65,405        100.0%


LIABILITY MANAGEMENT. It is management's policy to restrict the maturities of a majority of its certificates of deposit in denominations of $100,000 or more to less than one year. The maturities of such time certificates of deposit ("TCD's"), as well as other time deposits, were as follows:


                                                             December 31, 1999
                                                      -----------------------------
                                                        TCD's                Other
(Dollars in thousands)                                  over                 Time
(Unaudited)                                           $100,000             Deposits
                                                      --------             --------
Less than three months                                $ 2,156               $ 5,287
Over three months through twelve months                 7,844                21,308
Over twelve months through five years                     103                 2,003
Over five years                                             0                     2
                                                      -------               -------
      Total                                           $10,103               $28,600


While the deposits of Sentinel Community may fluctuate up and down somewhat with local and national economic conditions, management of Sentinel Community does not believe that such deposits, or the business of Sentinel Community in general, are seasonal in nature. Liability management is monitored by Sentinel Community's Board of Directors which meets monthly.

REGULATORY MATTERS.

CAPITAL ADEQUACY. Sentinel Community is subject to the FDIC's regulations governing capital adequacy for nonmember banks. Additional capital requirements may be imposed on banks based on market risk.

The FDIC has established capital adequacy regulations for nonmember banks, which set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital and "supplemental capital elements," or Tier 2 capital. At least fifty percent (50%) of the qualifying total capital base must consist of Tier 1 capital. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to one-hundred percent (100%) of Tier 1 capital, net of goodwill.

Nonmember banks are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of eight percent (8%), at least one-half of which must be in the form of Tier 1 capital. Risk-based capital ratios are calculated with reference to risk-weighted assets, including both on and off-balance sheet exposures, which are multiplied by certain risk weights assigned by the FDIC to those assets.

The FDIC has established a minimum leverage ratio of three percent (3%) Tier 1 capital to total assets for nonmember banks that have received the highest composite regulatory rating and are not anticipating or experiencing any significant growth. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3% minimum for a minimum of four percent (4%) or five percent (5%).

Set forth below are Sentinel Community's risk-based and leverage capital ratios as of December 31, 1999 (dollars in thousands):


RISK-BASED CAPITAL RATIOS
-------------------------
                                                  December 31, 1999
                                                  -----------------

                                                        Amount              Risk-Based Ratio
                                                       --------             ----------------
Tier 1 capital                                         $ 5,488                   9.59%
Total capital                                          $ 6,143                  10.74%
Total capital minimum requirement                      $ 4,577                   8.0%
Excess                                                 $ 1,566
Total risk-weighted assets                             $57,214


LEVERAGE RATIO

                                                  December 31, 1999
                                                  -----------------


                                                                  Amount              Leverage Ratio(1)
                                                                  ------              -----------------
Tier 1 capital                                                   $ 5,488                  5.94%

Minimum leverage ratio                                           $ 3,696                  4.00%

Excess                                                           $ 1,792

Average assets                                                   $92,406(2)


----------------------------------------

(1)      Tier 1 capital to adjusted total average assets.

(2)      As adjusted for intangibles and FAS 115.

The risk-based capital ratios discussed above focus principally on broad categories of credit risk, and may not take into account many other factors that can affect a bank's financial condition. These factors include overall interest rate risk exposure; liquidity, funding and market risks; the quality and level of earnings; concentrations of credit risk; certain risks arising from nontraditional activities; the quality of loans and investments; the effectiveness of loan and investment policies; and management's overall ability to monitor and control financial and operating risks, including the risk presented by concentrations of credit and nontraditional activities. The FDIC has addressed many of these areas in related rule-making proposals and under FDICIA (as defined below), some of which are discussed herein. In addition to evaluating capital ratios, an overall assessment of capital adequacy must take account of each of these other factors including, in particular, the level and severity of problem and adversely classified assets. For this reason, the final supervisory judgment on a bank's capital adequacy may differ significantly from the conclusions that might be drawn solely from the absolute level of the bank's risk-based capital ratio. In light of the foregoing, the FDIC has stated that banks generally are expected to operate above the minimum risk-based capital ratio. Banks contemplating significant expansion plans, as well as those institutions with high or inordinate levels of risk, should hold capital commensurate with the level and nature of the risks to which they are exposed.

Recently adopted regulations by the federal banking agencies have revised the risk-based capital standards to take adequate account of concentrations of credit and the risks of nontraditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type. Nontraditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas. In addition, the agencies have promulgated guidelines for institutions to develop and implement programs for interest rate risk management, monitoring and oversight.

Further, the banking agencies recently have adopted modifications to the risk-based capital regulations to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners will consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management.

Finally, institutions with significant trading activities must measure and hold capital for exposure to general market risk arising from fluctuations in interest rates, equity prices, foreign exchange rates and commodity prices and exposure to specific risk associated with debt and equity positions in the trading portfolio. General market risk refers to changes in the market value of on-balance-sheet assets and off-balance-sheet items resulting from broad market movements. Specific market risk refers to changes in the market value of individual positions due to factors other than broad market movements and includes such risks as the credit risk of an instrument's issuer. The additional capital requirements apply effective January 1, 1998 to institutions with trading assets and liabilities equal to 10% or more of total assets or trading activity of $1 billion or more. The federal banking agencies may apply the market risk regulations on a case by case basis to institutions not meeting the eligibility criteria if necessary for safety and soundness reasons.

In connection with the recent regulatory attention to market risk and interest rate risk, the federal banking agencies will evaluate an institution in its periodic examination on the degree to which changes in interest rates, foreign exchange rates, commodity prices or equity prices can affect a financial institution's earnings or capital. In addition, the agencies will focus in the examination on an institution's ability to monitor and manage its market risk, and will provide management with a clearer and more focused indication of supervisory concerns in this area.

In certain circumstances, the FDIC may determine that the capital ratios for an FDIC-insured bank must be maintained at levels which are higher than the minimum levels required by the guidelines or the regulations. A bank which does not achieve and maintain the required capital levels may be issued a capital directive by the FDIC to ensure the maintenance of required capital levels.

DIVIDENDS. Dividends payable by Sentinel Community are governed by federal prompt corrective action capital regulations.

The FDIC has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

In addition to the regulations concerning minimum uniform capital adequacy requirements discussed above, the FDIC has established guidelines regarding the maintenance of an adequate allowance for loan and lease losses. Therefore, the future payment of cash dividends by Sentinel Community will generally depend, in addition to regulatory constraints, upon Sentinel Community's earnings during any fiscal period, the assessment of Sentinel Community's Board of Directors of the capital requirements of the institution and other factors, including the maintenance of an adequate allowance for loan and lease losses.

RESERVE BALANCES. Sentinel Community maintains average reserve balances with the FRB. At December 31, 1999, Sentinel Community's qualifying balance with the FRB was approximately $643 thousand, consisting of vault cash and balances.

YEAR 2000 COMPLIANCE. The Year 2000 problem arises when computer programs have been written having two digits rather than four to define the applicable year. As a result, date-sensitive software and/or hardware may recognize a date having 00 as the year 1900 rather than the year 2000. This could result in a system failure or other disruption of operations and impede normal business activities.

The total cost associated with required modifications to become Year 2000 compliant is not expected to be material to Sentinel Community's financial position. The estimated total cost of the Year 2000 project is approximately $84,000 which was expensed as incurred.

Sentinel Community completed all phases of its Year 2000 compliance project and as of February 29, 2000, Sentinel Community has not encountered any material Year 2000 problems.

Although Sentinel Community's Year 2000 rollover did not present any material business disruption, there are some remaining Year 2000 related risks, including risks due to the fact that the Year 2000 is a leap year. Management believes that appropriate actions have been taken to address these remaining Year 2000 issues and contingency plans are in place to minimize the financial impact to Sentinel Community. Management, however, cannot be certain that Year 2000 issues affecting customers, suppliers or service providers of Sentinel Community will not have a material adverse impact on Sentinel Community.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK. Market risk is the risk of loss from adverse changes in market prices and rates. Sentinel Community's market risk arises primarily from interest rate risk inherent in its loan and deposit functions and management actively monitors and manages this interest rate risk exposure. Sentinel Community does not have any market risk sensitive instruments entered into for trading purposes. Management uses several different tools to monitor its interest rate risk. One measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within such period is greater than the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Sentinel Community has a negative gap for time periods up to five years. In addition, Sentinel
Community uses interest rate shock simulations to estimate the effect of certain hypothetical rate changes. Based upon Sentinel Community's shock simulations, net interest income is expected to marginally decline with increasing rates and increase with declining rates.

Sentinel Community's overall cumulative positive gap is the result of the majority of loans held in the portfolio having longer maturity dates. On the liability side, the majority of the Sentinel Community's time deposits have average terms of approximately nine months while savings accounts and other interest-bearing transaction accounts are recorded for gap analysis in the next day to six month category because they do not have a contractual maturity date.

Taking into consideration that savings accounts and other interest-bearing transaction accounts typically do not react immediately to changes in interest rates, management has taken the following steps to manage its positive gap position. Sentinel Community has reduced interest rates on time deposits and focused on increasing noninterest-bearing deposits and floating rate loans. In addition, Sentinel Community holds approximately one-half of its investments in the available-for-sale category in order to maintain flexibility in matching its investments with repricing changes which occur in its liabilities.

The following table sets forth the distribution of repricing opportunities of Sentinel Community's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e. interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of December 31, 1999. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Sentinel Community.

                                                                    December 31, 1999
                                             --------------------------------------------------------------
                                                        Over Three
                                                          Months       Over
                                              Next Day    Through    One Year
(Dollars in thousands)                        to Three    Twelve      Through          Over
(Unaudited)                                    Months     Months    Five Years      Five Years      Total
                                            ----------   ---------  ----------      ----------    ---------

Assets:
      Federal funds sold                     $    600   $             $              $             $   600
      Interest-bearing deposits                    99        297           396                          792
      Investment securities                     3,992      5,745         4,509          9,109        23,355
      Loans                                    10,188     21,552        12,774         16,702        61,216
      FHLB stock                                  456                                                   456
                                             --------   ---------     --------       --------      --------
         Total interest-earning assets         15,335     27,594        17,679         25,811        86,419

Liabilities:
      FHLB borrowings                           9,000                                                 9,000
      Savings deposits(1)                      31,334                                                31,334
      Time deposits                            23,035     13,560         2,106              2        38,703
                                             --------   ---------     --------       --------      --------
         Total interest-bearing liabilities    63,369     13,560         2,106              2        79,037

Net (interest-bearing liabilities)
 interest-earning assets                     $(48,034)  $ 14,034      $ 15,573       $ 25,809      $  7,382

Cumulative net (interest-bearing liabilities)
 interest-earning assets ("GAP")             $(48,034)  $(34,000)    $ (18,427)      $  7,382

Cumulative GAP as a percentage of
 total interest-earning assets                  (55.6)     (39.3)        (21.3)           8.5

----------------

(1)      Savings deposits include interest-bearing transaction accounts.

The following table sets forth the distribution of the expected maturities of Sentinel Community's interest-earning assets and interest-bearing liabilities as of December 31, 1999 as well as the fair value of these instruments. Expected maturities are based on contractual agreements. Savings accounts and interest-bearing transaction accounts, which have no stated maturity, are included in the 2000 maturity category.

                               EXPECTED MATURITIES

(Dollars in thousands)

(Unaudited)                             2000        2001        2002        2003       2004      Thereafter     Total    Fair Value
                                       -------     -------     ------     -------     ------     ----------    ------    ---------
Federal funds sold                     $   600                                                                 $   600     $   600
      Weighted average rate               5.53                                                                    5.53
Interest-bearing deposits in banks     $    99     $   297     $   396                                         $   792     $   792
      Weighted average rate               5.63        6.27        6.63                                            6.38
Investment securities(1)                           $ 1,808     $   508     $   991     $   485     $19,563     $23,355     $23,236
      Weighted average rate                           5.89        5.96         7.0        6.55        5.90        5.95
Fixed rate loans                       $ 3,883     $ 2,678     $ 2,878     $ 1,966     $ 2,367     $15,546     $29,318     $28,086
      Weighted average rate               9.71        9.27        9.35        9.03        9.18        8.26        8.78
Variable rate loans(2)                 $ 2,952     $ 2,652     $ 2,762     $ 2,962     $ 1,962     $18,608     $31,898     $31,898
      Weighted average rate               8.79        8.70        8.34        8.58        8.24        8.45        8.49
FHLB stock                                                                                         $   456     $   456     $   456
      Weighted average rate                                                                           5.57        5.57

Total interest-bearing assets          $ 7,534     $ 7,435     $ 6,544     $ 5,919     $ 4,814     $54,173     $86,419     $85,068

Savings deposits(3)                    $31,334                                                                 $31,334     $31,334
      Weighted average rate               2.22                                                                    2.22
Time deposits                          $36,595     $ 1,991     $    35     $    30     $    50     $     2     $38,703     $38,671
      Weighted average rate               4.96        5.39        6.57        5.96        5.95        4.47        4.99
Borrowings                             $ 9,000                                                                 $ 9,000     $ 9,000
      Weighted average rate               5.74                                                                    5.74

Total interest-bearing liabilities     $76,929     $ 1,991     $    35     $    30     $    50     $     2     $79,037     $79,005

------------

(1) Interest rates on tax exempt obligations have not been tax effected to include the related tax benefits in calculating the weighted average yield.

(2)      All variable rate loans reprice in one year or less.

(3)      Savings deposits include interest-bearing transaction accounts.

MANAGEMENT

INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information, as of March 15, 2000, with respect to those persons who are directors and executive officers of Sentinel Community:

                                               Year First
                                                Appointed
                                               Director or
Name                                 Age         Officer                             Title
-------------------------------   --------- ----------------- ---------------------------------------------------
Katherine A. Boyer                    36             1993         Vice President and Chief Savings Officer

Grady R. Buck                         52             1998         Senior Vice President and Chief Credit Officer

James D. Costello                     56             1992         Director

Donald M. Cusey(1)                    50             1984         President, Chief Executive Officer and Director

Gary P. Dambacher                     49             1997         Director

Kim C. Daters                         44             1990         Director

Lary A. Davis                         46             1992         Director

Robert K. Johnson                     66             1981         Director

Alan J. Kleinert                      55             1981         Chairman of the Board

Mark L. Lovewell                      39             1996         Senior Vice President and Chief Financial Officer

Joseph W. Martin                      70             1995         Director

Paul E. von Savoye                    59             1981         Director

Philip S. Wood                        56             1997         Executive Vice President and Chief Operations
                                                                  Officer
-------------

(1) Donald M. Cusey was hired as Vice President and Chief Financial Officer in May 1984. He was appointed as President, Chief Executive Officer and Director in June 1996.


The business experience of each of the directors and executive officers for the past five years is described below.

KATHERINE A. BOYER has served as Vice President and Chief Savings Officer of Sentinel Community since April 1993. From October 1983 to April 1993, she served in various deposit functions, starting as a teller and working her way up through supervisory positions.

GRADY R. BUCK has served as Senior Vice President and Chief Credit Officer of Sentinel Community since August 1998. From 1996 to August 1998, he served as Vice President and Regional Manager for Tri Counties Bank in Bakersfield, California. Prior to joining Tri Counties, he served in various senior credit positions with several California banks for over 24 years.

JAMES D. COSTELLO was appointed a director of Sentinel Community in April 1992. He resigned from the Board in July 1997, after leaving the area for employment reasons, and was reappointed to the Board in February 1999 after returning to the area. Mr. Costello is a Consultant, after serving more than 25 years in various senior management positions in the forest products industry, primarily Fibreboard Corporation.

DONALD M. CUSEY has served as President, Chief Executive Officer and a director of Sentinel Community since June 1996. From May 1984 to June 1996, he served as Chief Financial Officer of Sentinel Community. Mr. Cusey is a CPA and has over 20 years experience in the financial services industry.

GARY P. DAMBACHER has been a director since August 1997. Mr. Dambacher has been an attorney with a private practice in Sonora, California, since 1981.

KIM C. DATERS has been a director since August 1990. Mr. Daters has been self-employed as a Certified Financial Planner since 1983. Prior to becoming a Certified Financial Planner, Mr. Daters worked as an industrial engineer for Proctor & Gamble in Modesto, California.

LARY A. DAVIS has been a director since June 1992. Mr. Davis is the President of Sonora Community Hospital, a position he has held since 1989. Mr. Davis has over 20 years experience in the medical services industry.

ROBERT K. JOHNSON has been a director of Sentinel Community since its inception in 1981. Mr. Johnson, currently retired, has owned and operated various businesses, including the Wilsonia Lodge in Kings Canyon National Park, Stuft Pizza in Sonora, and a travel agency in Fresno.

ALAN J. KLEINERT has been Chairman of the Board of Sentinel Community since its inception in 1981. Mr. Kleinert has owned and operated Cutler Segerstrom Insurance Agency for over 25 years.

MARK L. LOVEWELL has served as Senior Vice President and Chief Financial Officer of Sentinel Community since June 1996. From October 1995 to June 1996, he served in various accounting positions at Sentinel Community, most recently as Vice President and Controller.

JOSEPH W. MARTIN has been a director of Sentinel Community since September 1995. Mr. Martin has owned and operated Joe Martin Logging and Trucking, Inc., for over 40 years, as well as several other related businesses.

PAUL E. VON SAVOYE has been a director of Sentinel Community since its inception in 1981. Mr. von Savoye has owned and operated Cutler Segerstrom Insurance Agency for over 25 years.

PHILIP S. WOOD has served as Executive Vice President and Chief Operating Officer of Sentinel Community since July 1997. From 1992 to 1997, he served as Vice President/Branch Administrator of El Capitan National Bank (subsequently Valliwide Bank), Sonora, California. Mr. Wood has over 20 years banking experience.

SENTINEL COMMUNITY'S BOARD OF DIRECTORS AND COMMITTEES. Sentinel Community's Board of Directors met fourteen (14) times in 1999. All of Sentinel Community's directors attended at least 75 percent of all of Sentinel Community's Board of Directors' meetings and committee meetings (of which they were a member), except James D. Costello (appointed February 25, 1999), who attended 64% of such meetings.

Sentinel Community's Board of Directors has established the following standing committees, with membership as noted.

Sentinel Community's Internal Asset Review Committee is composed of Don Cusey, Paul von Savoye, Lary Davis, Mark Lovewell, Phil Wood and Grady Buck. Sentinel Community's Internal Asset Review Committee met twelve times during 1999. The Internal Asset Review Committee reviews asset quality, asset classifications, loan delinquencies/maturities, allowance for loan and lease losses, portfolio of REO properties, LTOB and LTV exceptions, and randomly reviews large loans for quality control.

Sentinel Community's Budget/Audit Committee is composed of Lary Davis, Joe Martin and Gary Dambacher. Advisory Members are Don Cusey, Phil Wood, Grady Buck and Mark Lovewell. The Budget/Audit Committee met three times during 1999. The Budget/Audit Committee reviews external and internal audit reports, regulatory exam reports, meets with auditors and regulators, as needed, and reviews procedures for compliance of audit reports.

Sentinel Community's Loan Committee is composed of Pete Kleinert, Chairman, Gary Dambacher, Don Cusey, Kim Daters, Bob Johnson and Grady Buck. Sentinel Community's Loan Committee meets weekly, as needed. They review loan applications, loan policies and procedures and loan pricing.

Sentinel Community's Executive Committee is composed of Pete Kleinert, Chairman, Don Cusey, Jim Costello, Kim Daters and Lary Davis. Sentinel Community's Executive Committee meets as needed. They act on items of a Board level nature which, because of time demands, must be acted on between regularly scheduled Board meetings. They also review strategic planning, personnel matters including policies and procedures, investment options including policies and procedures, and mergers and acquisitions.

Sentinel Community does not maintain a nominating committee. The functions of a nominating committee are performed by the full Board of Directors of Sentinel Community.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

DIRECTOR COMPENSATION. Effective April 1, 1999, each director, with the exception of Chairman of the Board Kleinert and CEO Cusey, receives fees totaling $500 per month. Mr. Kleinert receives fees totaling $667 per month. No additional fees are given for Committee participation. Fees are received regardless of Board or Committee meeting attendance. During the fiscal year ended December 31, 1999, the aggregate amount paid to all directors as a group was $43,800.

EXECUTIVE COMPENSATION. The following table sets forth a summary of the compensation paid during each of Sentinel Community's last three completed fiscal years for services rendered in all capacities to Donald M. Cusey, the Chief Executive Officer of Sentinel Community during the last three fiscal years. No other employee of Sentinel Community earned over $100,000 during the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                         Long Term Compensation
                                                                 -----------------------------------
                     Annual Compensation                                  Awards           Payouts
---------------------------------------------------------------  ----------------------   ----------
     (a)                  (b)        (c)      (d)        (e)         (f)         (g)          (h)        (i)
---------------------  ---------  -------- ---------- ---------  ------------ ----------  ---------- ------------
                                                       Other
                                                       Annual      Restricted                          All Other
   Name and                                            Compen-       Stock                   LTIP       Compen-
   Principal                       Salary    Bonus     sation(1)    Award(s)    Options/    Payouts    sation(2)
   Position              Year        ($)      ($)        ($)          ($)        SARs        ($)         ($)
---------------------  ---------  -------- ---------- ---------  ------------ ----------  ---------- ------------
Donald M. Cusey,          1999     115,180   20,453      4,200         0          0           0         3,417
President, CEO and     ---------  -------- ---------- ---------  ------------ ----------  ---------- ------------
Director of Sentinel      1998     114,108        0      4,200         0          0           0         3,315
Community              ---------  -------- ---------- ---------  ------------ ----------  ---------- ------------
                          1997     111,480        0      4,200         0          0           0         2,437
                       ---------  -------- ---------- ---------  ------------ ----------  ---------- ------------

(1)      Consists of an annual automobile allowance.

(2) Represents Sentinel Community's contribution for the cost of premiums for disability insurance and 401(k) employer matching contribution.


                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
          AND YEAR END OPTION/SAR VALUE

      (a)                      (b)                    (c)                   (d)                    (e)
----------------------- --------------------   --------------------- -------------------- ----------------------
                                                                                                Value of
                                                                           Number of          Unexercised In-
                                                                         Unexercised           the-Money
                                                                        Options/SARs at      Options/SARs at
                                                                         Year End (#)         Year End ($)
                         Shares Acquired on       Value Realized         Exercisable/         Exercisable/
       Name                Exercise (#)                ($)              Unexercisable        Unexercisable
----------------------- --------------------   --------------------- -------------------- ----------------------
Donald M. Cusey                1,073                 $11,159            20,973/4,460       $130,624/$20,622
                                                                        Options Only
----------------------- --------------------   --------------------- -------------------- ----------------------

Effective July 1, 1999, Mr. Cusey entered into a two year employment agreement which terminates on July 1, 2001. Under the terms of Mr. Cusey's employment agreement, Mr. Cusey shall serve as President and Chief Executive Officer of Sentinel Community, at a salary of $115,000 per annum. The Board of Sentinel Community may terminate Mr. Cusey without cause in which he shall receive six months severance pay. Further, in the event there is a change in control or merger and Mr. Cusey is not retained as President and Chief Executive Officer, Mr. Cusey shall receive 12 months severance pay.

CERTAIN TRANSACTIONS

Some of the Sentinel Community's directors and executive officers and their immediate families, as well as the companies in which they may have interest, have had loans with Sentinel Community in the ordinary course of the Sentinel Community's business. In addition, Sentinel Community expects to have loans with these persons in the future. In management's opinion, all these loans and commitments to lend were made in the ordinary course of business, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The outstanding balance under extensions of credit by Sentinel Community to directors and executive officers of Sentinel Community and to the companies that these directors and executive officers may have an interest was $439,417, and $71,000 as of December 31, 1999 and 1998, respectively.

At no time since January 1, 1999 has Sentinel Community had outstanding aggregate extensions of credit to any of its directors, officers, principal security holders or their respective associates in excess of 10% of the equity accounts of Sentinel Community.

Other than disclosed above, there have been no transactions since January 1, 1999, nor are there any presently proposed transactions, to which Sentinel Community was or is to be a party in which any of Sentinel Community's officers and directors had or have a direct or indirect material interest other than the proposed merger.

                             INFORMATION CONCERNING
                      WESTERN SIERRA AND SENTINEL COMMUNITY

COMPETITION

The banking business in California generally, and in the market areas served by Western Sierra and Sentinel Community, is highly competitive with respect to both loans and deposits. Western Sierra and Sentinel Community compete for loans and deposits with other commercial banks, savings and loan associations, finance companies, money market funds, credit unions and other financial institutions, including a number that are much larger than Western Sierra or Sentinel Community. As of June 30, 1998 there were 120 banking offices, including 34 offices of four major chain banks, operating within Western Sierra's primary market areas in El Dorado, Sacramento, Placer and Lake Counties, and there were 21 banking offices, including nine offices of six major chain banks operating within Sentinel Community's primary market area in Tuolumne County. There has been increased competition for deposit and loan business over the last several years as a result of deregulation. Additionally, with the enactment of interstate banking legislation in California, bank holding companies headquartered outside of California may enter the California market and provide further competition for Western Sierra and Sentinel Community. See "Effect of Governmental Policies and Recent Legislation" below. Many of the major commercial banks operating in Western Sierra's and Sentinel Community's market areas offer certain services, such as trust and international banking services, which Western Sierra and Sentinel Community do not offer directly. Additionally, banks with larger capitalization have larger lending limits and are thereby able to serve larger customers.

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by Western Sierra and Sentinel Community on their deposits and their other borrowings and the interest rate received by Western Sierra and Sentinel Community on loans extended to its customers and securities held in Western Sierra's and Sentinel Community's portfolio comprise the major portion of Western Sierra's and Sentinel Community's earnings. These rates are highly sensitive to many factors which are beyond the control of Western Sierra and Sentinel Community. Accordingly, the earnings and growth of Western Sierra and Sentinel Community are subject to the influence of domestic and foreign economic conditions, including inflation, recession and unemployment.

The earnings and growth of Western Sierra and Sentinel Community are also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as to curb inflation and combat recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rates applicable to borrowing by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future change in monetary policies cannot be predicted.

CURRENT ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board issued Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This Statement is effective for fiscal years beginning after June 15, 1999 but may be adopted as of the beginning of any fiscal quarter that begins after the issuance of the Statement. Management of Western Sierra and Sentinel Community have not yet completed their analysis to determine the effect implementation of Statement No. 133 will have on their respective financial statements.

RECENT LEGISLATION AND OTHER CHANGES

From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. Certain of the potentially significant changes which have been enacted recently and others which are currently under consideration by Congress or various regulatory or professional agencies are discussed below.

The Financial Services Modernization Act ("FSMA") was enacted in late 1999. FSMA among other things repeals the Glass-Steagall Act. The Glass-Steagall Act enacted in the Depression era prohibits banks from affiliating with securities firms. In addition, FSMA will allow for a new type of bank holding company under the Bank Holding Company Act. The new bank holding company will be allowed to engage in insurance and securities underwriting, merchant banking and insurance company portfolio investment activities. Currently, bank holding companies are strictly limited in the amount of insurance and securities underwriting activities in which they may engage.

FSMA will also allow bank holding company companies to engage in any activity considered "financial" in nature or incidental to such financial activities. Under the existing Bank Holding Company Act, incidental activities are limited to those that are "banking" in nature or incidental to such banking activities.

Financial activities include as well as lending, providing insurance as an agent, broker or as principal, issuing annuities, underwriting, and dealing in or making a market in securities. All insurance activities that are to be conducted must be conducted in compliance with applicable state laws. In connection with insurance sales the United States Supreme Court case of BARNETT BANK OF MARION COUNTY N.A. V. NELSON, 116 S. Ct. 1103 (1996) is followed by FSMA, and FSMA further provides that "no state may, by statute, regulation, order, interpretation, or other action, prevent or significantly interfere with the ability of an insured depository institution, or a subsidiary or affiliate thereof, to engage, directly or indirectly, either by itself or in conjunction with a subsidiary, affiliate, or any other party, in any insurance sales, solicitation, or cross-marketing activity."

The Community Reinvestment Act provisions in FSMA require that any new bank holding company that is formed meet the conditions that all of the company's insured depository institutions are well capitalized and well managed or received at least a satisfactory rating in the most recent Community Reinvestment Act examination.

Other key aspects of FSMA include the following:

    - streamlining bank holding company supervision by defining the roles of the Federal Reserve and other federal and state regulators;

    - prohibiting FDIC assistance to affiliates and subsidiaries of banks and thrifts;

    - allowing a national bank that is well capitalized and well managed to establish new operating subsidiaries that may engage in financial activities other than insurance underwriting, merchant banking, insurance company portfolio investments, real estate development and real estate investment, so long as the aggregate assets of all financial subsidiaries do not exceed 45% of the parent's assets or $50 billion, whichever is less;

    -    permitting national banks to underwrite municipal bonds;

    - providing that securities activities conducted by a bank subsidiary will be subject to regulation by the Securities and Exchange Commission;

    - providing that insurance activities conducted by a bank subsidiary will be subject to regulation by the applicable state insurance authority;

    - replacing broker-dealer exemptions allowed to banks with limited exemptions;

    - providing that de novo unitary thrift holding company applications received by the Office of Thrift Supervision after May 4, 1999 shall not be approved;

    - providing that existing unitary thrift holding companies may only be sold to financial companies;

    - adopting new privacy provisions which allow customers to "opt out" of sharing nonpublic personal information with nonaffiliated third parties subject to certain exceptions;

    - requiring that ATM's which impose a fee on noncustomers to disclose on the ATM screen the amount of the fee prior to a transaction becoming irrevocable on the ATM;

    - providing regulatory relief to smaller banks with less than $250 million in total assets with respect to the frequency of CRA examinations. The time between examinations may be as long as five years for small banks and savings and loans; and

    -    requiring plain language for federal banking agency regulations.

On October 1, 1998, the FDIC adopted two new rules governing minimum capital levels that FDIC-supervised banks must maintain against the risks to which they are exposed. The first rule makes risk-based capital standards consistent for two types of credit enhancements (i.e., recourse arrangements and direct credit substitutes) and requires different amounts of capital for different risk positions in asset securitization transactions. The second rule permits limited amounts of unrealized gains on equity securities to be recognized for risk-based capital purposes. These rules may be applied by Western Sierra and Sentinel Community.

In August 1997, Governor Wilson of California signed Assembly Bill 1432 ("AB1432") which provides for certain changes in the banking laws of California. Effective January 1, 1998 AB1432 eliminates the provisions regarding impairment of contributed capital and the assessment of shares when there is an impairment of capital. AB1432 now allows the DFI to close a bank, if the DFI finds that the bank's tangible shareholders' equity is less than the greater of 3% of the bank's total assets or $1 million. AB1432 also moved administration of the Local Agency Program from the California Department of Financial Institutions to the California State Treasurer's office.

The Economic Growth and Regulatory Paperwork Reduction Act (the "1996 Act") as part of the Omnibus Appropriations Bill was enacted on September 30, 1996 and includes many banking related provisions. The most important banking provision is the recapitalization of the Savings Association Insurance Fund ("SAIF"). The 1996 Act provides for a one time assessment, payable on November 30, 1996, of approximately 65 basis points per $100 of deposits of SAIF insured deposits including SAIF insured deposits which were assumed by banks in acquisitions of savings associations. For the years 1997 through 1999 the banking industry will assist in the payment of interest on Financing Corporation ("FICO") bonds that were issued to help pay for the clean up of the savings and loan industry. Banks will pay approximately 1.3 cents per $100 of deposits for this special assessment, and after the Year 2000, banks will pay approximately 2.4 cents per $100 of deposits until the FICO bonds mature in 2017. There is a three year moratorium on conversions of SAIF deposits to Bank Insurance Fund ("BIF") deposits. The 1996 Act also has certain regulatory relief provisions for the banking industry. Lender liability under the Superfund is eliminated for lenders who foreclose on property that is contaminated provided that the lenders were not involved with the management of the entity that contributed to the contamination. There is a five year sunset provision for the elimination of civil liability under the Truth in Savings Act. The FRB and Department of Housing and Urban Development are to develop a single format for Real Estate Settlement Procedures Act and Truth in Lending Act ("TILA") disclosures. TILA disclosures for adjustable mortgage loans are to be simplified. Significant revisions are made to the Fair Credit Reporting Act ("FCRA") including requiring that entities which provide information to credit bureaus conduct an investigation if a consumer claims the information to be in error. Regulatory agencies may not examine for FCRA compliance unless there is a consumer complaint investigation that reveals a violation or where the agency otherwise finds a violation. In the area of the Equal Credit Opportunity Act, banks that self-test for compliance with fair lending laws will be protected from the results of the test provided that appropriate corrective action is taken when violations are found.

During 1996, new federal legislation amended the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and the underground storage tank provisions of the Resource Conversation and Recovery Act to provide lenders and fiduciaries with greater protections from environmental liability. In June 1997, the U.S. Environmental Protection Agency ("EPA") issued its official policy with regard to the liability of lenders under CERCLA as a result of the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. California law provides that, subject to numerous exceptions, a lender acting in the capacity of a lender shall not be liable under any state or local statute, regulation or ordinance, other than the California Hazardous Waste Control Law, to undertake a cleanup, pay damages, penalties or fines, or forfeit property as a result of the release of hazardous materials at or from the property.

In 1997, California adopted the Environmental Responsibility Acceptance Act (the "Act") (Cal. Civil Code Section 850-855) to facilitate the notification of government agencies and potentially responsible parties (for example, for cleanup) of the existence of contamination and the cleanup or other remediation of contamination by the potentially responsible parties. The Act requires, among other things, that owners of sites who have actual awareness of a release of a hazardous material that exceeds a specified notification threshold to take all reasonable steps to identify the potentially responsible parties and to send a notice of potential liability to the parties and the appropriate oversight agency.

It is impossible to predict what effect the enactment of certain of the above-mentioned legislation will have on Western Sierra and Sentinel Community and on the financial institutions industry in general. Moreover, it is likely that other bills affecting the business of banks may be introduced in the future by the United States Congress or California legislature.

               DESCRIPTION OF WESTERN SIERRA FOLLOWING THE MERGER

BUSINESS

Western Sierra has filed an application to merge Roseville 1st National Bank into Western Sierra National Bank. The completion of the Roseville 1st National Bank merger may occur prior to the merger with Sentinel Community. It is anticipated that following the merger, Western Sierra will continue to operate the businesses of Western Sierra National Bank and Lake Community in substantially the same form as such businesses were conducted prior to the merger. Western Sierra will continue to operate Western Sierra National Bank through Western Sierra National Bank's head office and branch offices, including the head office and branch offices of Sentinel Community, Lake Community Bank through Lake Community Bank's head office and branch offices and Roseville 1st National Bank through Roseville 1st National Bank's head office and branch office as independently operated subsidiary banks. However, if the merger of Roseville 1st National Bank with Western Sierra National Bank is completed before the merger with Sentinel Community, then Western Sierra National Bank will operate through Western Sierra National Bank's head office and branch offices, including the head office and branch offices of Sentinel Community and Roseville 1st National Bank.

MANAGEMENT

Upon completion of the merger, the Board of Directors of Western Sierra will consist of 17 directors. All of the then 15 directors of Western Sierra then in office immediately prior to the completion of the merger shall continue to serve as directors of Western Sierra, and in addition, Alan J. "Pete" Kleinert and Lary Davis, currently directors of Sentinel Community, will be added to the Board of Directors of Western Sierra. In addition, upon completion of the merger, Alan J. "Pete" Kleinert and Kim C. Daters will be appointed to the Board of Directors of Western Sierra National Bank. For information concerning these persons, see "Description of Western Sierra--Management--Information on Directors and Executive Officers" and "Description of Sentinel Community--Management--Information on Directors and Executive Officers."

It is anticipated that the directors of Western Sierra will receive fees in amounts which are substantially similar to those presently paid to directors of Western Sierra. These fees are described in "Description of Western Sierra--Management--Compensation of Directors and Executive Officers."

Gary D. Gall, who is currently the President and Chief Executive Officer of Western Sierra and Western Sierra National Bank, Richard C. Seeba, who is currently the Executive Vice President of Western Sierra and the President and Chief Executive Officer Roseville 1st National Bank, Kirk Dowdell, who is currently the Executive Vice President and Chief Credit Officer of Western Sierra and Western Sierra National Bank, Lesa Fynes, who is currently the Senior Vice President and Chief Financial Officer of Western Sierra, Western Sierra National Bank and Roseville 1st National Bank, Thomas C. Warren, who is currently the Senior Vice President and Manager of Information Systems of Western Sierra and Douglas A. Nordell, who is currently the President and Chief Executive Officer of Lake Community Bank, are expected to serve in those same positions with the companies following the merger. In addition, Donald M. Cusey, who is currently the President and Chief Executive Officer of Sentinel Community, is expected to serve as the Regional President of Western Sierra National Bank following the merger. In addition, the Board of Directors of Western Sierra will appoint from time to time such other officers of Western Sierra and the subsidiary banks as may be necessary. For further information concerning Gary
D. Gall, Richard Seeba, Thomas C. Warren, Kirk Dowdell, Lesa Fynes, Douglas
A. Nordell and other principal officers of Western Sierra, Lake Community
Bank and Roseville 1st National Bank, see "Description of Western Sierra--Management--Information on Directors and Executive Officers." For further information concerning Donald M. Cusey, see "Description of Sentinel Community--Management--Information on Directors and Executive Officers."

It is anticipated that Gary D. Gall, Douglas A. Nordell and Richard C. Seeba and the other principal officers of Western Sierra, Western Sierra National Bank, Lake Community and Roseville 1st National Bank will receive compensation substantially similar to that currently being received by them. For information concerning compensation currently being paid to principal officers of Western Sierra, Western Sierra National Bank Lake Community Bank and Roseville 1st National Bank, see "Description of Western Sierra--Management--Compensation of Directors and Executive Officers" above.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Articles of Incorporation and Bylaws of Western Sierra provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreements. Western Sierra Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for:

    - amounts paid in settling or otherwise disposing of a pending action without court approval;

    - expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval;

    - matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or

    -    other matters specified in the California General Corporation Law.

Western Sierra's Bylaws provide that Western Sierra shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Western Sierra's Bylaws also provide that Western Sierra shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Western Sierra would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Western Sierra's Bylaws. Each of the directors and executive officers of Western Sierra's subsidiary bank, Western Sierra National Bank has an indemnification agreement with Western Sierra National Bank that provides that Western Sierra National Bank shall indemnify such person to the full extent authorized by the applicable provisions of California law, subject to national banking laws, and further provide advances to pay for any expenses which would be subject to reimbursement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling Western Sierra pursuant to the foregoing, Western Sierra has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEPENDENT PUBLIC ACCOUNTANTS

It is anticipated that Perry-Smith & Co., LLP will continue to provide accounting services to Western Sierra, Western Sierra National Bank, Lake Community Bank and Roseville 1st National Bank, such services to include audits of year end financial statements and other services as required.

                           WESTERN SIERRA PROPOSAL 2:
               AMENDMENT OF BYLAWS TO ELIMINATE CUMULATIVE VOTING

Section 301.5 of the California Corporations Code provides that a listed corporation may by amendment of its bylaws or articles of incorporation eliminate cumulative voting. Western Sierra is a listed corporation as defined in Section 301.5 of the California Corporations Code in that it is a corporation with its common stock designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automated Quotation System.

Western Sierra's Board of Directors adopted the following resolution, subject to shareholder approval, to amend the Bylaws of Western Sierra to eliminate cumulative voting.

      Resolved, that Western Sierra's Bylaws, Article II, Section 2.8, paragraph 4 is amended in the entirety to read as follows:

           Pursuant to Section 301.5 of the Code, this corporation shall not have cumulative voting as provided under Section 708 of the Code, provided that this corporation is a listed corporation as defined in
           Section 301.5 of the Code.

Without the proposed bylaw amendment, Section 708 of the California Corporations Code requires that upon notice given by a shareholder at a shareholders' meeting, cumulative voting would be available for the election of directors. Under cumulative voting, each share entitled to vote in the election of directors has a number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as he or she may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in the election of directors may be able to assure the election of one or more directors.

The effect of eliminating cumulative voting would be that the holder or holders of a majority of the shares entitled to vote in an election of directors would be able to elect all directors being elected. Consequently, the elimination of cumulative voting could have the effect of preventing minority representation on the Board of Directors of Western Sierra.

In considering the elimination of cumulative voting, shareholders should also be aware that another effect of the elimination of cumulative voting is to make more difficult a change of the composition of the Board of Directors.

The Board of Directors of Western Sierra believes that, in general, in publicly held companies such as Western Sierra, each director should represent the interests of all of the shareholders, rather than the interests of a special constituency, and the presence on the board of one or more directors representing such a constituency could disrupt and impair the efficient management of Western Sierra.

THE BOARD OF DIRECTORS OF WESTERN SIERRA RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE BYLAWS TO ELIMINATE CUMULATIVE VOTING.

SHAREHOLDERS SHOULD NOTE THAT IF THIS ITEM OF BUSINESS TO AMEND THE BYLAWS TO ELIMINATE CUMULATIVE VOTING IS ADOPTED BY THE SHAREHOLDERS OF WESTERN SIERRA, CUMULATIVE VOTING WILL NOT BE AVAILABLE BEGINNING WITH THE ELECTION OF DIRECTORS OF WESTERN SIERRA FOR 2000, WHICH IS THE NEXT ITEM OF BUSINESS AT THE WESTERN SIERRA MEETING.

Approval of the amendment to eliminate cumulative voting by the shareholders of Western Sierra requires the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting.

                           WESTERN SIERRA PROPOSAL 3:
                              ELECTION OF DIRECTORS

NOMINEES

Western Sierra's Bylaws provide that the number of directors of Western Sierra shall not be less than eleven (11) nor more than twenty-one (21) until changed by an amendment to the Bylaws adopted by Western Sierra's shareholders. The Bylaws further provide that the exact number of directors shall be established, within the limits specified, by a Bylaw amending Article III, Section 3.2 of the Bylaws, duly adopted by the Board of Directors or by the shareholders.

The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2001 annual meeting of shareholders and until their successors are elected and have qualified. If Proposal 2 regarding the amendment of Western Sierra's Bylaws is not approved, then in connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If Proposal 2 is not approved, and if any shareholder of Western Sierra gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is permitted and declared at the meeting, votes represented by proxies may be cumulated in the discretion of the proxyholders, in accordance with management's recommendation. Votes of the proxyholders will be cast in such a manner as to effect the election of all fifteen (15) nominees, as appropriate, (or as many thereof as possible if the rules of cumulative voting still apply). The fifteen nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

                        NAME AND TITLE WITH WESTERN SIERRA

                        Charles W. Bacchi, Director
                        Barbara L. Cook, Director
                        Kirk Doyle, Director
                        William J. Fisher, Director
                        Gary D. Gall, President/CEO and Director
                        Richard L. Golemon, Vice Chairman of the Board
                        John Helms, Director
                        Howard Jahn, Director
                        Thomas Manz, Director
                        Harold S. Prescott, Jr., Director
                        Darol B. Rasmussen, Director
                        Osvaldo I. Scariot, Secretary and Director
                        Richard C. Seeba, Executive Vice President and Director Joseph A. Surra, Chairman of the Board
                        Howard Van Lente, Director

For additional information on the nominees, see "Description of Western Sierra--Management--Information on Directors and Executive Officers."

All of the nominees named above have served as members of Western Sierra's Board of Directors for the past year. All nominees will continue to serve if elected at the meeting until the 2001 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Western Sierra acting within their capacities as such. There are no family relationships between any of the directors of Western Sierra. No director of Western Sierra serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS OF WESTERN SIERRA RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Western Sierra directors and certain executive officers and persons who own more than ten percent of a registered class of Western Sierra's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are required by Securities and Exchange Commission regulation to furnish Western Sierra with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by Western Sierra, or written representations from the such persons that no Forms 5 were required for those persons, Western Sierra believes that, during 1999 such persons complied with all filing requirements applicable to them, except for Mr. Bacchi who was late in filing a Form 4 for one transaction, Ms. Cook who was late in filing a Form 4 for one transaction, Mr. Jahn who was late in filing a Form 3, Mr. Prescott who was late in filing one Form 4 for two transactions, Mr. Rasmussen who was late in filing a Form 4 for one transaction, Mr. Scariot who was late in filing a Form 4 for one transaction, and Mr. Van Lente who was late in filing a Form 4 for one transaction.

                              CHANGE IN ACCOUNTANTS

In December, 1999, Sentinel Community retained Moss Adams LLP as its independent accountants. Grant Thornton LLP was Sentinel Community's previous independent accountants. The decision to change independent accountants was ratified and approved by Sentinel Community's Board of Directors in March, 2000. During the relationship between Sentinel Community and Grant Thornton LLP, there were no disagreements regarding any matters with respect to accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its report. The former accountants' report is a part of the financial statements of Sentinel Community included in this joint proxy statement/prospectus. Such report does not contain an adverse opinion or disclaimer of opinion or qualification of modifications as to uncertainty, audit scope or accounting principles. Prior to retaining Moss Adams LLP, Sentinel Community had not consulted with Moss Adams LLP regarding accounting principles.

                                     EXPERTS

The financial statements of Western Sierra as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this joint proxy statement/prospectus have been audited by Perry-Smith & Co., LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Sentinel Community and subsidiary as of December 31, 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended included in this joint proxy statement/prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sentinel Community and subsidiary as of December 31, 1998, and for each of the two years in the period ended December 31, 1998, included in this proxy statement/prospectus have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

Representatives of Perry-Smith & Co., LLP will be present at the Western Sierra meeting, and they will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Representatives of Moss Adams LLP will be present at the Sentinel Community meeting, and they will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                                  LEGAL MATTERS

The validity of the securities to be issued by Western Sierra in the merger is being passed upon by Gary Steven Findley & Associates, Anaheim, California. Legal matters in connection with the merger will be passed upon for Sentinel Community by Bartel Eng Linn & Schroder, Sacramento, California.

                                 OTHER BUSINESS

The Board of Directors of Western Sierra does not know of any other matters to be presented at the Western Sierra meeting except the proposals to approve the merger, to amend the Bylaws to eliminate cumulative voting and to elect directors, as set forth above. The Board of Directors of Sentinel Community does not know of any other matters to be presented at the Sentinel Community meeting except the proposal to approve the merger set forth above. If other matters properly come before the Western Sierra meeting or the Sentinel Community meeting, however, it is the intention of the persons named in the accompanying proxy cards to vote the proxy cards in accordance with their best judgment and in their sole discretion.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                               ----
WESTERN SIERRA BANCORP AND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor's Report....................................................................................F-1

Consolidated Balance Sheet, December 31, 1999 and 1998..........................................................F-2

Consolidated Statement of Income for the Years Ended
 December 31, 1999, 1998 and 1997...............................................................................F-3

Consolidated Statement of Changes in Shareholders' Equity
for the Years Ended December 31, 1999, 1998 and 1997............................................................F-5

Consolidated Statement of Cash Flows for the Years Ended
 December 31, 1999, 1998 and 1997...............................................................................F-8

Notes to Consolidated Financial Statements.....................................................................F-12

SENTINEL COMMUNITY BANK
AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report...................................................................................F-48

Independent Auditors' Report...................................................................................F-49

Consolidated Balance Sheets, December 31, 1999 and 1998........................................................F-50

Consolidated Statements of Operations for the Years Ended December 31, 1999, 1998 and 1997.....................F-51

Consolidated Statement of Stockholders' Equity for the Years Ended
December 31, 1999, 1998 and 1997...............................................................................F-52

Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997.....................F-54

Notes to Consolidated Financial Statements.....................................................................F-56

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
    and Shareholders
Western Sierra Bancorp
    and Subsidiaries

         We have audited the accompanying consolidated balance sheet of Western Sierra Bancorp and subsidiaries (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         The consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 have been restated to reflect the pooling of interests with Lake Community Bank and Roseville 1st Community Bancorp as described in Note 2 to the consolidated financial statements.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Sierra Bancorp and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                            /s/Perry-Smith & Co., LLP
                                            Certified Public Accountants

Sacramento, California
February 18, 2000

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1999 AND 1998

                                                                                   1999                  1998
                                                                            ------------------    -----------------
                            ASSETS
Cash and due from banks                                                         $   15,738,000      $   12,046,000
Federal funds sold                                                                   6,075,000          34,220,000
Interest-bearing deposits in banks                                                     198,000           3,960,000
Loans held for sale                                                                    964,000           4,481,000
Trading securities (Note 3)                                                            175,000               5,000
Available-for-sale investment securities (Notes 3 and 9)                            44,071,000          55,599,000
Held-to-maturity investment securities (market value of
   $2,195,000 in 1999 and $1,923,000
   in 1998) (Notes 3 and 9)                                                          2,268,000           1,888,000
Loans and leases, less allowance for loan and
   lease losses of $2,886,000 in 1999 and
   $2,431,000 in 1998 (Notes 4, 10 and 14)                                         210,527,000         161,343,000
Other real estate (Note 5)                                                             715,000           1,547,000
Bank premises and equipment, net (Notes 6 and 10)                                    8,871,000           8,370,000
Accrued interest receivable and other assets
   (Notes 7, 13 and 15)                                                              9,658,000           7,169,000
                                                                                --------------      --------------

                                                                                $  299,260,000      $  290,628,000
                                                                                ==============      ==============

             LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:

   Non-interest bearing (Note 14)                                               $   63,865,000      $   71,891,000
   Interest bearing (Notes 8 and 14)                                               201,552,000         191,829,000
                                                                                --------------      --------------

       Total deposits                                                              265,417,000         263,720,000

Short-term borrowings (Notes 9 and 14)                                               6,300,000             150,000
Accrued interest payable and other liabilities                                       2,038,000           2,828,000
                                                                                --------------      --------------

       Total liabilities                                                           273,755,000         266,698,000
                                                                                --------------      --------------

Commitments and contingencies (Note 10)

Shareholders' equity (Note 11):
   Preferred stock - no par value; 10,000,000 shares
     authorized; none issued                                                                  -                   -
   Common stock - no par value; 10,000,000 shares
     authorized; issued and outstanding - 2,515,192
     shares in 1999 and 2,326,966 shares in 1998                                    15,911,000          13,431,000
   Retained earnings                                                                11,534,000          10,384,000
   Unearned ESOP shares (Note 15)                                                     (300,000)
   Accumulated other comprehensive (loss) income
     (Notes 3 and 16)                                                               (1,640,000)            115,000
                                                                                --------------      --------------

         Total shareholders' equity                                                 25,505,000          23,930,000
                                                                                --------------      --------------
                                                                                $  299,260,000      $  290,628,000
                                                                                ==============      ==============

   The accompanying notes are an integral part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                           1999                  1998                  1997
                                                  --------------------  --------------------  --------------------
Interest income:

   Interest and fees on loans and leases                   $17,551,000           $15,944,000           $15,793,000
   Interest on Federal funds sold                              826,000             1,030,000               756,000
   Interest on investment securities:
     Taxable                                                 2,280,000             2,365,000             1,949,000
     Exempt from Federal income taxes                          743,000               384,000               154,000
   Interest on deposits in banks                               114,000               286,000               233,000
                                                           -----------           -----------           -----------

       Total interest income                                21,514,000            20,009,000            18,885,000
                                                           -----------           -----------           -----------

Interest expense:
   Interest on deposits (Note 8)                             7,589,000             7,870,000             7,275,000
   Interest on short-term borrowings
     (Note 9)                                                  138,000                 1,000                 2,000
                                                           -----------           -----------           -----------

       Total interest expense                                7,727,000             7,871,000             7,277,000
                                                           -----------           -----------           -----------

       Net interest income                                  13,787,000            12,138,000            11,608,000

Provision for loan and lease losses
   (Note 4)                                                    540,000               775,000             1,070,000
                                                           -----------           -----------           -----------

       Net interest income after
         provision for loan and
         lease losses                                       13,247,000            11,363,000            10,538,000
                                                           -----------           -----------           -----------

Non-interest income:
   Service charges and fees                                  1,186,000             1,272,000             1,265,000
   Gain on sale and packaging of
     residential mortgage and
     government-guaranteed
     commercial loans                                        1,214,000             1,839,000             1,104,000
   Gain on sale of investment
     securities, net (Note 3)                                                          8,000                 8,000
   Unrealized appreciation of trading
     securities (Note 3)                                        42,000
   Other income                                                661,000               641,000               630,000
                                                           -----------           -----------           -----------

       Total non-interest income                             3,103,000             3,760,000             3,007,000
                                                           -----------           -----------           -----------


                                   (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                          1999                  1998                  1997
                                                  --------------------  --------------------  --------------------
Other expenses:
   Salaries and employee benefits
     (Notes 4 and 15)                                      $ 6,089,000           $ 6,423,000           $ 5,422,000
   Occupancy (Notes 6 and 10)                                  877,000               812,000               790,000
   Equipment (Note 6)                                        1,044,000             1,140,000               841,000
   Merger expenses (Note 2)                                    353,000             1,112,000
   Other expenses (Note 12)                                  3,767,000             4,016,000             3,392,000
                                                           -----------           -----------           -----------

       Total other expenses                                 12,130,000            13,503,000            10,445,000
                                                           -----------           -----------           -----------

       Income before income taxes                            4,220,000             1,620,000             3,100,000

Income taxes (Note 13)                                       1,415,000               519,000             1,149,000
                                                           -----------           -----------           -----------

       Net income                                          $ 2,805,000           $ 1,101,000           $ 1,951,000
                                                           ===========           ===========           ===========

Basic earnings per share (Note 11)                         $      1.12           $       .46           $       .85
                                                           ===========           ===========           ===========

Diluted earnings per share (Note 11)                       $      1.09           $       .44           $       .82
                                                           ===========           ===========           ===========



                     The accompanying notes are an integral
                       part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                  COMMON STOCK                                    ACCUMULATED
                                                            -----------------------                                 OTHER
                                                                                                RETAINED         COMPREHENSIVE
                                                            SHARES             AMOUNT           EARNINGS         (LOSS) INCOME
                                                       ----------------  ----------------  ----------------   ----------------
Balance, January 1, 1997, as previously reported                796,948       $ 4,989,000      $ 2,762,000       $   (31,000)

Lake Community Bank pooling of interests                        856,597         3,178,000        5,012,000           (41,000)
Roseville 1st Community Bancorp and subsidiary
   pooling of interests                                         387,486         2,021,000        1,750,000             4,000
                                                            -----------       -----------      -----------       -----------

Balance, January 1, 1997, restated                            2,041,031        10,188,000        9,524,000           (68,000)

Comprehensive income:

   Net income                                                                                    1,951,000
   Other comprehensive income, net of tax:
     Unrealized gains on available-for-sale
       investment securities (Note 16)                                                                               208,000


           Total comprehensive income

Stock options exercised and related tax
  benefit (Note 11)                                              11,943           119,000
6% stock dividend                                                47,927           617,000         (617,000)
10% stock dividend                                               85,203         1,236,000       (1,236,000)
Cash dividend - $.27 per share                                                                    (335,000)
Fractional shares                                                                                   (4,000)
Earned ESOP shares (Note 15)                                      4,000            40,000
                                                            -----------       -----------      -----------       -----------

Balance, December 31, 1997                                    2,190,104        12,200,000        9,283,000           140,000
                                                            -----------       -----------      -----------       -----------


                                                                  SHAREHOLDERS'       COMPREHENSIVE
                                                                      EQUITY              INCOME
                                                               -----------------     ---------------
Balance, January 1, 1997, as previously reported                $      7,720,000

Lake Community Bank pooling of interests                               8,149,000
Roseville 1st Community Bancorp and subsidiary
   pooling of interests                                                3,775,000
                                                                ----------------

Balance, January 1, 1997, restated                                    19,644,000

Comprehensive income:
   Net income                                                          1,951,000      $    1,951,000
   Other comprehensive income, net of tax:
     Unrealized gains on available-for-sale investment
       securities (Note 16)                                              208,000             208,000
                                                                                      --------------

           Total comprehensive income                                                 $    2,159,000
                                                                                      ==============
Stock options exercised and related tax benefit (Note 11)                119,000
6% stock dividend
10% stock dividend
Cash dividend - $.27 per share                                          (335,000)
Fractional shares                                                         (4,000)
Earned ESOP shares (Note 15)                                              40,000
                                                                ----------------

Balance, December 31, 1997                                            21,623,000
                                                                ----------------



                                   (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                    COMMON STOCK                                 ACCUMULATED
                                                                   -------------                                    OTHER
                                                                                                 RETAINED       COMPREHENSIVE
                                                              SHARES            AMOUNT           EARNINGS       (LOSS) INCOME
                                                         ----------------  ----------------  ---------------  -----------------
Balance, December 31, 1997                                     2,190,104       $12,200,000     $  9,283,000        $   140,000

Comprehensive income:

   Net income                                                                                     1,101,000
   Other comprehensive loss, net of tax:
     Unrealized losses on available-for-sale investment
         securities (Note 16)                                                                                          (25,000)


           Total comprehensive income

Stock options exercised and related
   tax benefit (Note 11)                                         136,862         1,231,000
                                                             -----------       -----------     ------------        -----------

Balance, December 31, 1998                                     2,326,966        13,431,000       10,384,000            115,000

Comprehensive income:

   Net income                                                                                     2,805,000
   Other comprehensive loss, net of tax:
     Unrealized losses on available-for-sale investment
       securities (Notes 3 and 16)                                                                                  (1,755,000)


           Total comprehensive income

Stock options exercised and related tax
   benefit (Note 11)                                              91,679           899,000
5% stock dividend                                                120,691         1,634,000       (1,634,000)
Repurchase and retirement of common stock (Note 11)               (4,199)          (53,000)
Fractional shares (Note 2)                                        (1,358)                           (21,000)
Unearned ESOP shares (Note 15)                                   (18,587)         (300,000)
                                                             -----------       -----------     ------------        -----------

Balance, December 31, 1999                                     2,515,192       $15,611,000     $ 11,534,000        $(1,640,000)
                                                             ===========       ===========     ============        ===========




                                                                SHAREHOLDERS'        COMPREHENSIVE
                                                                   EQUITY               INCOME
                                                              -----------------     ---------------
Balance, December 31, 1997                                         $ 21,623,000

Comprehensive income:

   Net income                                                         1,101,000        $  1,101,000
   Other comprehensive loss, net of tax:
       Unrealized losses on available-for-sale investment
         securities (Note 16)                                           (25,000)            (25,000)
                                                                                       ------------

           Total comprehensive income                                                  $  1,076,000
                                                                                       ============
Stock options exercised and related
   tax benefit (Note 11)                                              1,231,000
                                                                   ------------

Balance, December 31, 1998                                           23,930,000

Comprehensive income:

   Net income                                                         2,805,000        $  2,805,000
   Other comprehensive loss, net of tax:
     Unrealized losses on available-for-sale investment
       securities (Notes 3 and 16)                                   (1,755,000)         (1,755,000)
                                                                                       ------------
           Total comprehensive income                                                  $  1,050,000
                                                                                       ============
Stock options exercised and related tax
   benefit (Note 11)                                                    899,000
5% stock dividend
Repurchase and retirement of common stock (Note 11)                     (53,000)
Fractional shares (Note 2)                                              (21,000)
Unearned ESOP shares (Note 15)                                         (300,000)
                                                                   ------------

Balance, December 31, 1999                                         $ 25,505,000
                                                                   ============



                                              (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                                    1998
                                                                                                ------------
Disclosure of reclassification amount, net of taxes (Note 16):

   Unrealized holding losses arising during the year                                            $    (20,000)
   Less:  reclassification adjustment for gains included in net income                                 5,000
                                                                                                ------------

Net unrealized holding losses on available-for-sale investment
   securities                                                                                   $    (25,000)
                                                                                                ============

                     The accompanying notes are an integral
                      part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                             1999                  1998                 1997
                                                      -----------------     -----------------    ------------------
Cash flows from operating activities:
   Net income                                          $     2,805,000       $     1,101,000       $     1,951,000
   Adjustments to reconcile net
     income to cash provided by
     operating activities:
       Provision for loan and lease losses                     540,000               775,000             1,070,000
       Depreciation and amortization                           887,000             1,009,000               879,000
       Deferred loan origination costs and
         fees, net                                             110,000              (236,000)             (122,000)
       Amortization of investment security
         premiums, net                                         116,000                75,000                10,000
       Gain on sale of available-for-sale
         investment securities                                                        (8,000)               (8,000)
       Provision for losses on other real
         estate                                                 25,000               432,000               309,000
       Gain on sale of premises and
         equipment                                              (8,000)
       Loss (gain) on sale of other real
         estate                                                 43,000               (24,000)               14,000
       Increase in trading securities                         (128,000)                                     (5,000)
       Unrealized appreciation on
         trading securities                                    (42,000)
       Increase in cash surrender value
         of life insurance policies                           (193,000)             (208,000)             (130,000)
       Decrease (increase) in loans held
         for sale                                            3,517,000            (1,806,000)           (1,527,000)
       Increase in accrued interest
         receivable and other assets                          (436,000)             (346,000)             (549,000)
       (Decrease) increase in accrued
         interest payable and other
         liabilities                                          (790,000)              916,000               365,000
       Deferred taxes                                         (398,000)             (503,000)             (248,000)
       Provision for impairment of former
         premises and equipment                                                      393,000
                                                       ---------------       ---------------       ---------------
           Net cash provided by
              operating activities                           6,048,000             1,570,000             2,009,000
                                                       ---------------       ---------------       ---------------


                                   (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                              1999                 1998                  1997
                                                     --------------------  --------------------  --------------------
Cash flows from investing activities:
   Cash acquired in the purchase of
     selected assets and liabilities of
     another bank                                                                                    $   5,945,000
   Proceeds from called available-
     for-sale investment securities                       $  6,452,000          $ 14,235,000             3,750,000
   Proceeds from the sale of available-
     for-sale investment securities                                                  508,000             4,176,000
   Proceeds from called held-to-
     maturity investment securities                              2,000             3,000,000             1,536,000
   Proceeds from matured available-
     for-sale investment securities                          1,869,000             1,000,000
   Proceeds from matured held-to-
     maturity investment securities                             50,000                25,000               114,000
   Purchases of available-for-sale
     investment securities                                  (2,826,000)          (42,931,000)          (16,987,000)
   Purchases of held-to-maturity
     investment securities                                    (446,000)                                 (3,371,000)
   Principal repayments received from
     available-for-sale SBA pools and
     mortgage-backed securities                              3,233,000             3,255,000             1,290,000
   Principal repayments received from
     held-to-maturity mortgage-backed
     securities                                                 14,000                38,000               169,000
   Net increase in loans and leases                        (49,338,000)           (7,180,000)          (17,016,000)
   Proceeds from the sale of premises
     and equipment                                              47,000
   Purchases of premises and equipment                      (1,390,000)           (1,753,000)             (966,000)
   Proceeds from the sale of other real
     estate                                                    267,000               416,000             1,754,000
   Capitalized additions to other real
     estate                                                                          (81,000)
   Proceeds from the surrendered
     officer life insurance                                                          504,000
   Net decrease (increase) in interest-
     bearing deposits in banks                               3,762,000               597,000              (200,000)
   Purchase of life insurance policies                        (295,000)                                 (1,195,000)
                                                       ---------------       ---------------       ---------------

           Net cash used in investing
              activities                                   (38,599,000)          (28,367,000)          (21,001,000)
                                                       ---------------       ---------------       ---------------

                                   (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                           1999                 1998                  1997
                                                  --------------------  --------------------  --------------------
Cash flows from financing activities:
   Net (decrease) increase in demand,
     interest-bearing and savings
     deposits                                          $      (580,000)      $    30,093,000       $     8,904,000
   Net increase in time deposits                             2,277,000            12,530,000            22,602,000
   Net increase in short-term borrowings                     5,850,000               150,000
   Payments for fractional shares                              (21,000)                                     (4,000)
   Repurchase of common stock                                  (53,000)
   Proceeds from (repayment of) ESOP
     borrowings                                                300,000                                     (40,000)
   Purchase of unearned ESOP shares                           (300,000)
   Proceeds from the exercise of stock
     options                                                   625,000               993,000                88,000
   Cash dividends paid                                                              (335,000)             (248,000)
                                                       ---------------       ---------------       ---------------

           Net cash provided by
              financing activities                           8,098,000            43,431,000            31,302,000
                                                       ---------------       ---------------       ---------------

           (Decrease) increase in cash
              and cash equivalents                         (24,453,000)           16,634,000            12,310,000

Cash and cash equivalents at
   beginning of year                                        46,266,000            29,632,000            17,322,000
                                                       ---------------       ---------------       ---------------

Cash and cash equivalents at
   end of year                                         $    21,813,000       $    46,266,000       $    29,632,000
                                                       ===============       ===============       ===============

Supplemental disclosure of cash flow information:

     Cash paid during the year for:
       Interest expense                                $     7,846,000       $     7,887,000       $     7,249,000
       Income taxes                                    $     1,338,000       $     1,223,000       $     1,316,000

Non-cash investing activities:
   Real estate acquired through
     foreclosure                                       $       200,000       $       823,000       $     1,124,000

   Net change in unrealized gain on
     available-for-sale investment
     securities                                        $    (2,684,000)      $       (47,000)      $       330,000

Non-cash financing activities:
   Dividends declared of $.27 per
     share                                                                                         $       335,000

                                       (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


Supplemental schedule related to acquisition:

   On February 21, 1997, the Company acquired certain assets and liabilities of the Lincoln branch of Wells Fargo Bank (Note 18):

       Deposits assumed                                                                               $  6,440,000
       Fair value of assets and liabilities acquired, net                                                 (129,000)
       Premium paid for deposits                                                                          (366,000)
                                                                                                      ------------

           Cash acquired                                                                              $  5,945,000
                                                                                                      ============

                     The accompanying notes are an integral
                       part of these financial statements.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL

         Western Sierra Bancorp (the "Company") was incorporated on July 11, 1996, and subsequently obtained approval of the Board of Governors of the Federal Reserve System to be a bank holding company. On December 31, 1996, Western Sierra National Bank (WSNB) consummated a merger with Western Sierra Bancorp. On April 30, 1999, the Company consummated mergers with Roseville 1st Community Bancorp (R1CB) and Lake Community Bank (LCB). The mergers qualified as tax-free exchanges and were accounted for under the pooling-of-interests method of accounting. Information concerning common stock, stock option plans and per share data has been restated on an equivalent share basis. WSNB, R1CB and LCB (the "subsidiaries") engage in consumer, commercial and agricultural banking, offering a wide range of products and services to individuals and businesses in El Dorado, Placer, Sacramento and Lake counties.

         The accounting and reporting policies of the Company and its subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry.

         RECLASSIFICATIONS

         Certain reclassifications have been made to prior years' balances to conform to classifications used in 1999.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

         INVESTMENT SECURITIES

         Investments are classified into the following categories:

         - Trading securities, reported at fair value, with unrealized gains and losses included in earnings.

         - Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

         - Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INVESTMENT SECURITIES (Continued)

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

         Gains or losses on the sale of investment securities are computed on the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

         LOAN SALES AND SERVICING

         Originated mortgage loans are either held in the loan portfolio or sold in the secondary market. Loans held for sale are carried at the lower of cost or market value. Market value is determined by the specific identification method as of the balance sheet date or the date which investors have committed to purchase the loans. At the time the loans are sold, the related right to service the loans are either retained, earning future servicing income, or released in exchange for a one-time servicing-released premium. Mortgage loans subsequently transferred to the loan portfolio are transferred at the lower of cost or market value at the date of transfer. Any difference between the carrying amount of the loan and its outstanding principal balance is recognized as an adjustment to yield by the interest method. Loans serviced for others totaled $5,322,000 and $7,857,000 as of December 31, 1999 and 1998,
         respectively.

         The guaranteed portion of certain Small Business Administration (SBA) loans are sold to third parties with the unguaranteed portion retained. A premium in excess of the adjusted carrying value of the loan is generally recognized at the time of sale. A portion of this premium may be required to be refunded if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 1999, 1998 or 1997. SBA loans with unpaid balances of $4,324,000 and $5,289,000 were being serviced for others at December 31, 1999 and 1998, respectively.

         Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Servicing rights were not considered material for disclosure purposes.

         In addition, commercial loans totaling $23,247,000 and $6,538,000 were serviced for others as of December 31, 1999 and 1998, respectively. These loans were sold without recourse and, therefore, their balances are not included on the balance sheet.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         LOANS AND LEASES

         Loans and leases are stated at principal balances outstanding, except for loans transferred from loans held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans and leases, or payments received on nonaccrual loans and leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

         An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the instrument's effective interest rate or, as a practical matter, at the instrument's observable market price or the fair value of collateral if the loan or lease is collateral dependent. A loan or lease is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement.

         Loan and lease origination fees, commitment fees, direct loan and lease origination costs and purchase premiums and discounts on loans and leases are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan or lease. The unamortized balance of deferred fees and costs is reported as a component of net loans and leases.

         ALLOWANCE FOR LOAN AND LEASE LOSSES

         The allowance for loan and lease losses is maintained to provide for losses related to impaired loans and leases and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio, specifically identified problem loans and leases, potential losses inherent in the portfolio taken as a whole and economic conditions in the Company's service areas. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan and lease losses which is charged to expense.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         OTHER REAL ESTATE

         Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred.

         PREMISES AND EQUIPMENT

         Premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of premises are estimated to be thirty to forty years. The useful lives of furniture, fixtures and equipment are estimated to be one to fifteen years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

         INCOME TAXES

         The Company files its taxes with its subsidiaries on a consolidated basis. The allocation of income tax expense (benefit) represents the proportionate share of the consolidated provision for income taxes.

         Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

         CASH EQUIVALENTS

         For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         EARNINGS PER SHARE

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Company. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS. Earnings per share is retroactively adjusted for stock dividends for all periods presented. In addition, earnings per share has been restated on an equivalent share basis for all periods presented in connection with the mergers previously noted.

         STOCK-BASED COMPENSATION

         Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

         USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         NEW FINANCIAL ACCOUNTING STANDARD

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITY, which was subsequently amended by SFAS 137 to delay the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Management does not believe that the adoption of SFAS 133 will have a significant impact on its financial position and results of operation when implemented.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.       MERGERS

         On April 30, 1999, the Company completed mergers with LCB and R1CB by exchanging 856,597 and 387,486 shares, respectively, of its common stock (after adjustment for fractional shares) for all the common stock of the two entities. Each share of LCB and R1CB were exchanged for .6905 shares and 1.211 shares, respectively, of the Company. In addition, outstanding LCB and R1CB stock options were converted at the same exchange ratios into options to purchase 67,391 and 66,643 shares, respectively, of the Company's common stock.

         The mergers have been accounted for as pooling of interests and, accordingly, all prior period financial statements have been restated to include the combined results of operations, financial position and cash flows of the Company, LCB and R1CB. Information concerning common stock, stock option plans and per share data has been restated on an equivalent share basis. In addition, the Company, LCB and R1CB incurred $353,000 and $1,112,000 in merger related costs ($.06 and $.28 per common share, after taxes) which were charged to operations during the years ended December 31, 1999 and 1998, respectively.

         There were no material transactions between LCB, R1CB and the Company prior to the mergers, and the effects of conforming the accounting policies of LCB and R1CB to those of the Company were not material.

         Selected financial information for the combining entities included in the consolidated statements of income for the four months ended April 30, 1999 (unaudited) and the two years ended December 31, 1998 and 1997 is as follows:

                                                             April 30,
                                                               1999            December 31,        December 31,
                                                            (Unaudited)            1998                1997
                                                        ------------------  ------------------  ------------------
          Net interest income:
              Western Sierra Bancorp and
                  Subsidiary                                 $   2,038,000      $    5,905,000     $    5,379,000
              Roseville 1st Community
                  Bancorp and Subsidiary                           830,000           2,263,000          2,231,000
              Lake Community Bank                                1,353,000           3,970,000          3,998,000
                                                             -------------      --------------     --------------

                      Combined                               $   4,221,000      $   12,138,000     $   11,608,000
                                                             =============      ==============     ==============

         Net income:
              Western Sierra Bancorp and
                  Subsidiary                                 $     324,000      $      878,000     $    1,003,000
              Roseville 1st Community
                  Bancorp and Subsidiary                           159,000             190,000            182,000
              Lake Community Bank                                  299,000              33,000            766,000
                                                             -------------      --------------     --------------

                      Combined                               $     782,000      $    1,101,000     $    1,951,000
                                                             =============      ==============     ==============

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       INVESTMENT SECURITIES

         TRADING SECURITIES

         The estimated market value of trading securities at December 31, 1999 and 1998 totaled $175,000 and $5,000, respectively. Net unrealized appreciation of trading securities of $42,000 was included in non-interest income for the year ended December 31, 1999. There were no unrealized holding gains or losses included in earnings for the years ended December 31, 1998 and 1997. There were no sales or transfers of trading securities during the years ended December 31, 1999, 1998 and 1997.

         The amortized cost and estimated market value of investment securities at December 31, 1999 and 1998 consisted of the following:

         AVAILABLE-FOR SALE:

                                                                         1999
                                       ---------------------------------------------------------------------------
                                                                 Gross              Gross             Estimated
                                           Amortized           Unrealized         Unrealized           Market
                                             Cost                Gains              Losses              Value
                                       -----------------  ------------------  ------------------  ----------------
         U.S. Government
             agencies                     $   20,686,000     $       1,000     $      (960,000)    $   19,727,000
         Obligations of states
             and political sub-
             divisions                        15,188,000                            (1,345,000)        13,843,000
         Government guaran-
             teed mortgage-
             backed securities                 5,877,000            10,000             (96,000)         5,791,000
         Corporate debt
             securities                        3,782,000                              (117,000)         3,665,000
         Federal Reserve
             Bank stock                          212,000                                                  212,000
         Federal Home Loan
             Bank stock                          758,000                                                  758,000
         Pacific Coast Bankers
             Bank stock                           75,000                                                   75,000
                                          --------------     -------------     ---------------     --------------

                                          $   46,578,000     $      11,000     $    (2,518,000)    $   44,071,000
                                          ==============     =============     ===============     ==============


         Net unrealized losses on available-for-sale investment securities totaling $2,507,000 were recorded net of $867,000 in tax benefits as accumulated other comprehensive losses within shareholders' equity. There were no sales or transfers of available-for-sale investment securities during the year ended December 31, 1999.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       INVESTMENT SECURITIES (Continued)

         AVAILABLE-FOR-SALE: (Continued)

                                                                         1998
                                       ----------------------------------------------------------------------------
                                                                Gross              Gross              Estimated
                                           Amortized          Unrealized         Unrealized             Market
                                             Cost               Gains              Losses                Value
                                        ---------------    ---------------    -----------------    ----------------
         U.S. Treasury
             securities                   $    499,000       $       1,000                          $      500,000
         U.S. Government
             agencies                       26,251,000             155,000      $      (35,000)         26,371,000
         Obligations of states
             and political sub-
             divisions                      15,306,000             233,000            (172,000)         15,367,000
         Government guaran-
             teed mortgage-
             backed securities               8,452,000              27,000             (44,000)          8,435,000
         Corporate debt
             securities                      4,052,000              23,000             (11,000)          4,064,000
         Federal Reserve
             Bank stock                        211,000                                                     211,000
         Federal Home Loan
             Bank stock                        576,000                                                     576,000
         Pacific Coast Bankers
             Bank stock                         75,000                                                      75,000
                                          ------------       -------------      --------------      --------------

                                          $ 55,422,000       $     439,000      $     (262,000)     $   55,599,000
                                          ============       =============      ==============      ==============

         Net unrealized gains on available-for-sale investment securities totaling $177,000 were recorded net of $62,000 in tax liabilities as accumulated other comprehensive income within shareholders' equity. Proceeds and gross realized gains from the sale of available-for-sale investment securities for the year ended December 31, 1998 totaled $508,000 and $8,000, respectively. Proceeds and gross realized gains and losses from the sale of available-for-sale investment securities for the year ended December 31, 1997 totaled $4,176,000, $17,000 and $9,000, respectively. There were no transfers of available-for-sale investment securities during the years ended December 31, 1998 and 1997.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       INVESTMENT SECURITIES (Continued)

         HELD-TO MATURITY:

                                                                         1999
                                       ---------------------------------------------------------------------------
                                                               Gross              Gross             Estimated
                                          Amortized          Unrealized         Unrealized            Market
                                            Cost               Gains              Losses               Value
                                     -----------------  ------------------  ------------------  ------------------
         U.S. Government
             agencies                     $  1,000,000                             $  (32,000)       $    968,000
         Obligations of states
             and political sub-
             divisions                       1,060,000                                (42,000)          1,018,000
         Government guaran-
             teed mortgage-
             backed securities                  38,000       $       1,000                                 39,000
         Other securities                      170,000                                                    170,000
                                          ------------       -------------       ------------        ------------

                                          $  2,268,000       $       1,000       $    (74,000)       $  2,195,000
                                          ============       =============       ============        ============

                                                                         1998
                                      ----------------------------------------------------------------------------
                                                               Gross              Gross              Estimated
                                           Amortized         Unrealized         Unrealized            Market
                                             Cost              Gains              Losses               Value
                                     -----------------  ------------------  ------------------  ------------------
         U.S. Government
             agencies                     $  1,000,000       $      13,000                           $  1,013,000
         Obligations of states
             and political sub-
             divisions                         835,000              20,000                                855,000
         Government guaran-
             teed mortgage-
             backed securities                  53,000               2,000                                 55,000
                                          ------------       -------------       ------------        ------------

                                          $  1,888,000       $      35,000       $   -               $  1,923,000
                                          ============       =============       ============        ============


         There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 1999, 1998 and 1997.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       INVESTMENT SECURITIES (Continued)

         The amortized cost and estimated market value of investment securities at December 31, 1999 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Available-for-Sale                       Held-to-Maturity
                                         ----------------------------------------------------------------------------
                                                                  Estimated                             Estimated
                                             Amortized             Market            Amortized           Market
                                               Cost                Value               Cost               Value
                                         -----------------   -----------------  ------------------  -----------------
         Within one year                 $      481,000       $     481,000      $       25,000       $      25,000
         After one year
           through five years                14,317,000          13,786,000              85,000              85,000
         After five years
           through ten years                  7,290,000           6,987,000           1,000,000             968,000
         After ten years                     14,286,000          12,777,000             950,000             908,000
                                         --------------       -------------      --------------       -------------

                                             36,374,000          34,031,000           2,060,000           1,986,000

         Investment securities not
           due at a single maturity date:

              Government guar-
                anteed mortgage-
                backed securities             5,877,000           5,791,000              38,000              39,000
              SBA loan pools                  3,282,000           3,204,000
              Federal Reserve
                Bank stock                      212,000             212,000
              Federal Home
                Loan Bank
                stock                           758,000             758,000
              Pacific Coast
                Bankers bank
                stock                            75,000              75,000
              Other securities                                                          170,000             170,000
                                         --------------       -------------      --------------       -------------

                                         $   46,578,000       $  44,071,000      $    2,268,000       $   2,195,000
                                         ==============       =============      ==============       =============

         Investment securities with amortized costs totaling $30,706,000 and $10,491,000 and market values totaling $29,066,000 and $10,605,000 were pledged to secure treasury tax and loan accounts, public deposits and short-term borrowing arrangements at December 31, 1999 and 1998, respectively.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.       LOANS AND LEASES

         Outstanding loans and leases are summarized as follows:

                                                                                              December 31,
                                                                                 -----------------------------------
                                                                                        1999               1998
                                                                                 -----------------  ----------------
         Commercial                                                                $ 29,174,000       $  30,580,000
         Real estate - mortgage                                                     126,294,000          91,244,000
         Real estate - construction                                                  36,012,000          19,381,000
         Lease financing                                                              1,763,000           1,383,000
         Installment                                                                  5,315,000           5,323,000
         Agricultural                                                                15,370,000          16,268,000
                                                                                   ------------       -------------

                                                                                    213,928,000         164,179,000

         Deferred loan and lease origination fees
             and costs, net                                                            (515,000)           (405,000)
         Allowance for loan and lease losses                                         (2,886,000)         (2,431,000)
                                                                                   ------------       -------------

                                                                                   $210,527,000       $ 161,343,000
                                                                                   ============       =============

         Changes in the allowance for loan and lease losses were as follows:

                                                                              Year Ended December 31,
                                                             -------------------------------------------------------
                                                                  1999                1998                1997
                                                             ---------------     ---------------     ---------------
         Balance, beginning of year                           $   2,431,000       $   2,624,000       $   1,868,000
         Provision charged to operations                            540,000             775,000           1,070,000
         Losses charged to allowance                               (220,000)         (1,044,000)           (360,000)
         Recoveries                                                 135,000              76,000              46,000
                                                              -------------       -------------       -------------

             Balance, end of year                             $   2,886,000       $   2,431,000       $   2,624,000
                                                              =============       =============       =============

         The recorded investment in loans that were considered to be impaired totaled $454,000 and $1,129,000 at December 31, 1999 and 1998,
         respectively. The related allowance for loan losses for these loans at December 31, 1999 and 1998 was $96,000 and $294,000, respectively. The average recorded investment in impaired loans for the years ended December 31, 1999, 1998 and 1997 was $952,000, $1,753,000 and
         $2,689,000, respectively. The Company recognized $3,000, $66,000 and $172,000 in interest income on impaired loans during these same periods on a cash basis.

         At December 31, 1999 and 1998, nonaccrual loans totaled $543,000 and $1,406,000, respectively. Interest foregone on nonaccrual loans totaled $27,000, $67,000 and $172,000 for the years ended December 31, 1999,
         1998 and 1997, respectively.

         Salaries and employee benefits totaling $779,000, $706,000 and $708,000 have been deferred as loan and lease origination costs during 1999, 1998 and 1997, respectively.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.       OTHER REAL ESTATE

         Other real estate consisted of the following:

                                                                                           December 31,
                                                                             ---------------------------------------
                                                                                   1999                1998
                                                                             -------------------  ------------------
         Other real estate                                                       $    1,481,000     $     2,293,000
         Valuation allowance                                                           (766,000)           (746,000)
                                                                                 --------------     ---------------
                                                                                 $      715,000     $     1,547,000
                                                                                 ==============     ===============

         In October 1998, management determined that the carrying value of former bank premises was not recoverable. Accordingly, the carrying value of the building was eliminated through a charge to other expenses totaling $72,000 to reflect the impairment.

         There was no depreciation expense on other real estate during 1999. Depreciation expense on former bank premises totaled $26,000 and $31,000 for the years ended December 31, 1998 and 1997, respectively.

         Changes in the valuation allowance for other real estate were as follows:

                                                                           Year Ended December 31,
                                                         ---------------------------------------------------------
                                                               1999                1998                1997
                                                         -----------------  ------------------  ------------------
         Balance, beginning of year                       $        746,000       $     314,000      $      252,000
         Provision for losses on other
             real estate                                            25,000             432,000             309,000
         Losses charged to allowance                                (5,000)                               (247,000)
                                                          ----------------       -------------      --------------

         Balance, end of year                             $        766,000       $     746,000      $      314,000
                                                          ================       =============      ==============

6.       BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following:

                                                                                          December 31,
                                                                            --------------------------------------
                                                                                   1999                1998
                                                                            ------------------  ------------------
         Land                                                                $       2,476,000    $      2,476,000
         Building and improvements                                                   4,565,000           4,565,000
         Furniture, fixtures and equipment                                           5,857,000           4,645,000
         Leasehold improvements                                                        367,000             344,000
         Construction in progress                                                      400,000             426,000
                                                                              ----------------    ----------------

                                                                                    13,665,000          12,456,000
                Less accumulated depreciation
                   and amortization                                                 (4,794,000)         (4,086,000)
                                                                              ----------------    ----------------

                                                                              $      8,871,000    $      8,370,000
                                                                              ================    ================

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.       BANK PREMISES AND EQUIPMENT (Continued)

         In December 1998, management determined that the carrying amount of certain equipment and software were not recoverable. Accordingly, the carrying value of the equipment and software was eliminated through a charge to other expenses totaling $321,000 to reflect the impairment.

         Depreciation and amortization included in occupancy and equipment expense totaled $850,000, $887,000 and $754,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

7.       ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS

         Accrued interest receivable and other assets consisted of the following:

                                                                                           December 31,
                                                                            --------------------------------------
                                                                                   1999                1998
                                                                            ------------------   -----------------
         Accrued interest receivable                                          $      2,580,000    $      2,121,000
         Deferred tax assets, net (Note 13)                                          2,852,000           1,527,000
         Cash surrender value of officer life
           insurance policies (Note 15)                                              2,613,000           2,125,000
         Deposit premium, net (Note 18)                                                262,000             299,000
         Prepaid expenses                                                              624,000             459,000
         Other                                                                         727,000             638,000
                                                                              ----------------    ----------------
                                                                              $      9,658,000    $      7,169,000
                                                                              ================    ================

8.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                                                                           December 31,
                                                                            --------------------------------------
                                                                                   1999                1998
                                                                            ------------------  ------------------
         Savings                                                              $     20,780,000     $    20,964,000
         NOW accounts                                                               24,175,000          22,477,000
         Money market                                                               31,838,000          25,906,000
         Time, $100,000 or more                                                     45,929,000          43,128,000
         Other time                                                                 78,830,000          79,354,000
                                                                              ----------------     ---------------

                                                                              $    201,552,000     $   191,829,000
                                                                              ================     ===============

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.       INTEREST-BEARING DEPOSITS (Continued)

         Aggregate annual maturities of time deposits are as follows:

                                   Year Ending
                                   December 31,
                                 --------------
                                      2000                                       $ 117,237,000
                                      2001                                           5,971,000
                                      2002                                           1,381,000
                                      2003                                               1,000
                                   Thereafter                                          169,000
                                                                                 -------------
                                                                                 $ 124,759,000
                                                                                 =============

         Interest expense recognized on interest-bearing deposits consisted of the following:

                                                                          Year Ended December 31,
                                                        ----------------------------------------------------------
                                                               1999                1998                1997
                                                        ------------------  ------------------  ------------------
         Savings                                         $         436,000      $      451,000    $        479,000
         NOW accounts                                              329,000             374,000             337,000
         Money market                                            1,026,000             848,000             936,000
         Time, $100,000 or more                                  1,822,000           1,913,000           1,233,000
         Other time                                              3,976,000           4,284,000           4,290,000
                                                         -----------------      --------------    ----------------

                                                         $       7,589,000      $    7,870,000    $      7,275,000
                                                         =================      ==============    ================

9.       SHORT-TERM BORROWING ARRANGEMENTS

         The Company has $9,000,000 in unsecured borrowing arrangements with three of its correspondent banks. In addition, as of December 31, 1999, the Company could borrow up to $2,278,000 on an overnight basis from the Federal Reserve Bank, secured by investment securities with amortized costs totaling $2,500,000 and estimated market values totaling $2,348,000. There were no short-term borrowings outstanding under these arrangements at December 31, 1999 and 1998.

         At December 31, 1999, the Company could also borrow up to $13,980,000 from the Federal Home Loan Bank, secured by investment securities with amortized costs totaling $4,014,000 and estimated market values totaling $3,954,000 and mortgage loans with carrying values totaling approximately $15,383,000. An advance totaling $6,000,000 was outstanding from the Federal Home Loan Bank at December 31, 1999 bearing an interest rate of 5.91% and maturing on March 8, 2000. There were no short-term borrowings outstanding under this arrangement at December 31, 1998.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.       SHORT-TERM BORROWING ARRANGEMENTS (Continued)

         On March 23, 1999, the Company's Employee Stock Ownership Plan entered into an agreement with a director to establish a $300,000 unsecured revolving line of credit with a fixed interest rate of 8% and maturity date of March 23, 2001. Advances on the line of credit totaled $300,000 as of December 31, 1999.

10.      COMMITMENTS AND CONTINGENCIES

         LEASES

         The Company leases certain of its branch offices under noncancelable operating leases. These leases expire on various dates through 2004 and have various renewal options ranging from five to ten years. Rental payments include minimum rentals, plus adjustments for changing price indexes. Future minimum lease payments are as follows:

                         Year Ending
                         December 31,
                       ----------------
                            2000                               $        375,000
                            2001                                        308,000
                            2002                                        237,000
                            2003                                        148,000
                            2004                                         82,000
                                                               ----------------
                                                               $      1,150,000
                                                               ================

         Rental expense included in occupancy expense totaled $273,000, $292,000 and $242,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

         The Company subleases former branch offices for approximately $3,200 per month. The sublease income is expected to exceed all rental expenses associated with these properties.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The subsidiaries are party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of their customers and to reduce their exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

         The subsidiaries exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The subsidiaries use the same credit policies in making commitments and letters of credit as they do for loans included on the balance sheet.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.      COMMITMENTS AND CONTINGENCIES (Continued)

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (Continued)

         The following financial instruments represent off-balance-sheet credit risk:

                                                                                           December 31,
                                                                             ---------------------------------------
                                                                                   1999                1998
                                                                             ------------------  -------------------
         Commitments to extend credit:
              Revolving lines of credit secured by
                  1-4 family residences                                       $       2,880,000   $       3,758,000
              Commercial real estate, construction
                  and land development commitments:
                      Secured by real estate                                         26,358,000          17,856,000
                      Not secured by real estate                                        679,000
              Other commercial commitments not
                  secured by real estate                                             15,969,000          17,307,000
              Agricultural commitments                                                5,826,000           8,728,000
              Other unused commitments                                                3,794,000           3,712,000
                                                                              -----------------   ------------------

                                                                              $      55,506,000   $      51,361,000
                                                                              =================   ==================

         Letters of credit                                                    $         326,000   $         494,000
                                                                              =================   ==================

         Real estate commitments are generally secured by property with a loan-to-value ratio not to exceed 80%. In addition, the majority of the Bank's commitments have variable interest rates.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include deposits, accounts receivable, inventory, equipment, income-producing commercial properties and residential real estate.

         Letters of credit are conditional commitments to guarantee the performance or financial obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.      COMMITMENTS AND CONTINGENCIES (Continued)

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

         The subsidiaries grant real estate mortgage, real estate construction, commercial, agricultural and consumer loans to customers throughout El Dorado, Placer, Sacramento and Lake counties.

         Although the subsidiaries have diversified loan and lease portfolios, a substantial portion of their portfolios is secured by commercial and residential real estate. However, personal and business income represent the primary source of repayment for a majority of these loans. In addition, a substantial portion of the loans in the Lake county area are dependent upon the agribusiness and resort and recreational economic sectors.

         CONTINGENCIES

         The Company and its subsidiaries are subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Company or its subsidiaries.

         FEDERAL RESERVE REQUIREMENT

         Banks are required to maintain reserves with the Federal Reserve Bank equal to the percentage of their reservable deposits. The reserve balances held by the subsidiaries with the Federal Reserve Bank totaled $1,625,000 as of December 31, 1999.

         CORRESPONDENT BANKING AGREEMENTS

         The Company maintains funds on deposit with other federally insured institutions under correspondent banking agreements. Deposits totaling $2,924,000 at December 31, 1999 exceeded the federal insurance limits.

11.      SHAREHOLDERS' EQUITY

         DIVIDENDS

         Upon declaration by the Board of Directors of the Company, all shareholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. In addition, the California Financial Code restricts the total dividend payment of any State banking association in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At December 31, 1999, the subsidiaries had $4,509,000 in retained earnings available for dividend payments to the Company.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      SHAREHOLDERS' EQUITY (Continued)

         EARNINGS PER SHARE

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                  Weighted
                                                                                   Average
                                                                                  Number of
                                                               Net                 Shares              Per Share
                   For The Year Ended                         Income             Outstanding             Amount
         -----------------------------------           --------------------  ------------------  ---------------------
         December 31, 1999
         -----------------
         Basic earnings per share                       $         2,805,000          2,501,000   $                1.12
                                                                                                 =====================

         Effect of dilutive stock options                                               75,000
                                                        ------------------- ------------------
         Diluted earnings per share                     $         2,805,000          2,576,000   $                1.09
                                                        =================== ==================   =====================

         December 31, 1998
         -----------------
         Basic earnings per share                       $         1,101,000          2,368,000   $                 .46
                                                                                                 =====================

         Effect of dilutive stock options                                              123,000
                                                        ------------------- ------------------
         Diluted earnings per share                     $         1,101,000          2,491,000   $                 .44
                                                        =================== ==================   =====================

         December 31, 1997
         -----------------
         Basic earnings per share                       $         1,951,000          2,285,000   $                 .85
                                                                                                 =====================

         Effect of dilutive stock options                                              105,000
                                                        ------------------- ------------------
         Diluted earnings per share                     $         1,951,000          2,390,000   $                 .82
                                                        =================== ==================   =====================

         STOCK OPTIONS

         In 1999, 1997 and 1989, the Board of Directors adopted stock option plans for which 502,570 shares of common stock remain reserved for issuance to employees and Directors under incentive and nonstatutory agreements. The plans require that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid in full at the time the option is exercised. The options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. The vesting period is determined by the Board of Directors and is generally over five years. Outstanding options under the 1997 and 1989 plans are exercisable until their expiration; however, no new options will be granted under these plans.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTIONS (Continued)

         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Accordingly, no compensation expense has been recognized for options granted under its stock option plan. Had compensation cost for the plan been determined based on the fair value at grant date for awards in 1999 and 1997 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. Compensation expense is recognized in the years in which the options become vested.

                                                                            Year Ended December 31,
                                                        ------------------------------------------------------------
                                                                 1999                1998                1997
                                                        --------------------  ------------------  ------------------
         Net earnings - as reported                     $         2,805,000   $       1,101,000   $       1,951,000
         Net earnings - pro forma                       $         2,630,000   $       1,054,000   $       1,904,000

         Basic earnings per share -
             as reported                                $              1.12   $             .46   $             .85
         Basic earnings per share -
             pro forma                                  $              1.05   $             .45   $             .83

         Diluted earnings per share -
             as reported                                $              1.09   $             .44   $             .82
         Diluted earnings per share -
             pro forma                                  $              1.02   $             .42   $             .80

         The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                                                                  December 31,             December 31,
                                                                                     1999                     1997
                                                                            -----------------------  ---------------------
         Dividend yield (not applicable)
         Expected volatility                                                          100.84%             23.33% to 25.35%
         Risk-free interest rate                                               5.48% to 5.58%                        5.78%
         Expected option life                                                        10 years                     10 years

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTIONS (Continued)

         A summary of the combined activity within the plans follows:

                                               1999                         1998                         1997
                                      ----------------------       ----------------------      -----------------------

                                                   Weighted                     Weighted                     Weighted
                                                    Average                      Average                      Average
                                                   Exercise                     Exercise                     Exercise
                                       Shares       Price           Shares        Price         Shares        Price
                                      ---------   ---------        ---------    ---------      ---------    ---------
         Options outstanding
           beginning of year           249,119    $   8.07          385,981      $  7.68        344,403      $   7.03

           Options granted              60,500    $  12.14                                       47,422      $  11.97
           Options exercised           (91,679)   $   6.50         (136,862)     $  6.96        (11,943)     $   7.22
           Options canceled            (25,307)   $   9.02                                      (14,729)     $   6.97
           Options resulting
              from stock
              dividends                  9,937    $   9.99                                       20,828      $   8.03
                                      --------                     --------                    --------

         Options outstanding,
           end of year                 202,570    $   9.97          249,119      $  8.07        385,981      $   7.68
                                      ========                     ========                    ========

         Options exercisable,
           end of year                 148,238    $   9.48          210,557      $  8.10        309,891      $   7.40
                                      ========                     ========                    ========

         Weighted average
           fair value of options
           granted during the year                $   7.07                                                   $   6.45


         A summary of options outstanding at December 31, 1999 follows:

                                            Number of        Weighted          Number of
                                             Options          Average           Options
                                           Outstanding       Remaining        Exercisable
                                           December 31,     Contractual       December 31,
         Range of Exercise Prices             1999             Life              1999
         ------------------------       ---------------   ---------------   --------------
               $ 4.19                             1,363        5.4 years            1,363
               $ 5.90                            25,431        4.2 years           25,431
               $ 6.30                             2,543        4.9 years            2,543
               $ 8.17                            44,074        6.9 years           40,646
               $ 8.62                             7,069         .2 years            7,069
               $10.39                            28,875        7.5 years           17,325
               $10.82                            12,705        7.5 years            7,623
               $11.04                             6,930        7.7 years            4,158
               $12.14                            57,015        9.4 years           25,515
               $13.45                            16,565        3.3 years           16,565
                                        ---------------                     -------------

                                                202,570                           148,238
                                        ===============                     =============

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      SHAREHOLDERS' EQUITY (Continued)

         COMMON STOCK REPURCHASE PROGRAM

         During 1999, the Board of Directors authorized the repurchase of up to 30,000 shares of the Company's common stock. Repurchases are generally made in the open market at market prices.

         REGULATORY CAPITAL

         The subsidiaries are subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the subsidiaries' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         The Company is subject to similar capital requirements administered by the Board of Governors of the Federal Reserve System.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiaries to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets as set forth on the following pages. Each of these components is defined in the regulations. Management believes that the Company and its subsidiaries meet all their capital adequacy requirements as of December 31, 1999.

         In addition, the most recent notifications from the OCC and FDIC as of June 30, 1999 categorized each of the subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the subsidiaries must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth on the following page. There are no conditions or events since that notification that management believes have changed the categories.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL (Continued)

                                                       1999                       1998                       1997
                                             -----------------------    ----------------------     ----------------------
                                                Amount        Ratio        Amount       Ratio         Amount      Ratio
                                               --------      -------      --------     -------       --------    -------
         LEVERAGE RATIO
         Western Sierra Bancorp and
             Subsidiaries                     $26,883,000      9.3%      $ 23,366,000    9.1%       $ 20,967,000   9.3%
         Minimum regulatory requirement       $11,523,000      4.0%      $ 10,275,000    4.0%       $  9,043,000   4.0%

         Western Sierra National Bank         $10,745,000      7.7%      $  9,000,000    7.4%       $  8,224,000   8.3%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action         $ 7,005,000      5.0%      $  6,060,000    5.0%       $  4,953,000   5.0%
         Minimum regulatory requirement       $ 5,604,000      4.0%      $  4,848,000    4.0%       $  3,963,000   4.0%

         Roseville 1st National Bank          $ 4,789,000      8.0%      $  4,024,000    8.0%       $  3,832,000   8.6%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action         $ 3,005,000      5.0%      $  2,527,000    5.0%       $  2,226,000   5.0%
         Minimum regulatory requirement       $ 2,404,000      4.0%      $  2,022,000    4.0%       $  1,781,000   4.0%

         Lake Community Bank                  $ 8,582,000      9.9%      $  9,014,000   10.7%       $  8,562,000  10.4%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action         $ 4,340,000      5.0%      $  4,205,000    5.0%       $  4,124,000   5.0%
         Minimum regulatory requirement       $ 3,472,000      4.0%      $  3,364,000    4.0%       $  3,299,000   4.0%

         TIER 1 RISK-BASED CAPITAL RATIO

         Western Sierra Bancorp and
             Subsidiaries                     $26,883,000     11.3%      $ 23,366,000   11.6%       $ 20,967,000  11.6%
         Minimum regulatory requirement       $ 9,477,000      4.0%      $  5,574,000    4.0%       $  7,231,000   4.0%

         Western Sierra National Bank         $10,745,000     10.0%      $  9,000,000   10.0%       $  8,224,000  10.2%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action         $ 6,463,000      6.0%      $  5,397,000    6.0%       $  4,817,000   6.0%
         Minimum regulatory requirement       $ 4,308,000      4.0%      $  3,598,000    4.0%       $  3,211,000   4.0%

         Roseville 1st National Bank          $ 4,789,000     10.0%      $  4,024,000    9.7%       $  3,832,000   9.3%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action         $ 2,884,000      6.0%      $  2,489,000    5.0%       $  2,485,000   6.0%
         Minimum regulatory requirement       $ 1,923,000      4.0%      $  1,660,000    4.0%       $  1,657,000   4.0%

         Lake Community Bank                  $ 8,582,000     10.8%      $  9,014,000   13.2%       $  8,562,000  14.5%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action         $ 4,756,000      6.0%      $  4,091,000    6.0%       $  3,544,000   6.0%
         Minimum regulatory requirement       $ 3,171,000      4.0%      $  2,727,000    4.0%       $  2,363,000   4.0%

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL (Continued)

                                                             1999                        1998                       1997
                                                 --------------------------    -----------------------   ------------------------

                                                     Amount          Ratio          Amount      Ratio        Amount        Ratio
                                                    --------        -------        --------    -------      --------      -------
         TOTAL RISK-BASED CAPITAL RATIO

         Western Sierra Bancorp and
             Subsidiaries                         $ 29,769,000       12.6%      $  25,601,000   12.8%     $  23,172,000    12.8%
         Minimum regulatory requirement           $ 18,950,000        8.0%      $  16,042,000    8.0%     $  14,444,000     8.0%

         Western Sierra National Bank             $ 11,889,023       11.0%      $  10,055,000   11.2%     $   9,172,000    11.4%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action             $ 10,771,000       10.0%      $   8,994,000   10.0%     $   8,028,000    10.0%
         Minimum regulatory requirement           $  8,617,000        8.0%      $   7,195,000    8.0%     $   6,423,000     8.0%

         Roseville 1st National Bank              $  5,245,000       10.9%      $   4,353,000   10.5%     $   4,353,000    10.5%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action             $  4,807,000       10.0%      $   4,149,000   10.0%     $   4,142,000    10.0%
         Minimum regulatory requirement           $  3,846,000        8.0%      $   3,319,000    8.0%     $   3,313,000     8.0%

         Lake Community Bank                      $  9,576,000       12.1%      $   9,865,000   14.5%     $   9,299,000    15.8%
         Minimum requirement for "Well-
             Capitalized" institution under
             prompt corrective action             $  7,927,000       10.0%      $   6,798,000   10.0%     $   5,886,000    10.0%
         Minimum regulatory requirement           $  6,342,000        8.0%      $   5,439,000    8.0%     $   4,709,000     8.0%


12.      OTHER EXPENSES

         Other expenses consisted of the following:

                                               Year Ended December 31,
                                    -------------------------------------------
                                         1999           1998           1997
                                    -------------  -------------  -------------

         Advertising and promotion   $   166,000    $   244,000    $   222,000
         Stationery and supplies         255,000        292,000        269,000
         Professional fees               664,000        599,000        394,000
         Other real estate               102,000        639,000        551,000
         Other operating expenses      2,580,000      2,242,000      1,956,000
                                     -----------    -----------    -----------

                                     $ 3,767,000    $ 4,016,000    $ 3,392,000
                                     ===========    ===========    ===========

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.      OTHER EXPENSES (Continued)

         Professional fees include amounts paid to outside vendors to perform accounting, data processing, courier and other deposit related services for companies maintaining large non-interest bearing deposits with the Company. Total costs incurred are dependent upon the volume of deposits and totaled $300,000 and $108,000 for the years ended December 31, 1999 and 1998, respectively. During the same periods the companies maintained average available balances of $12,718,000 and $5,931,000, respectively. If these deposits were considered to be interest bearing and the costs reclassified as interest expense, the Company's net interest margin would have decreased to 5.04% from 5.16% and to 5.27% from 5.35% for the years ended December 31, 1999 and 1998. In addition, the companies' non-interest bearing deposits at December 31, 1999 and 1998 totaled $11,336,000 and $26,766,000, respectively. The companies did not maintain significant deposits with the Company during 1997.

13.      INCOME TAXES

         The provision for income taxes for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                         Federal         State         Total
                                    --------------  -------------  ------------

         1999
         Current                      $ 1,297,000     $  516,000    $1,813,000
         Deferred                        (309,000)       (89,000)     (398,000)
                                      -----------     ----------    ----------

                Income tax expense    $   988,000     $  427,000    $1,415,000
                                      ===========     ==========    ==========

         1998
         Current                      $   735,000     $  287,000    $1,022,000
         Deferred                        (360,000)      (143,000)     (503,000)
                                      -----------     ----------    ----------

                Income tax expense    $   375,000     $  144,000    $  519,000
                                      ===========     ==========    ==========

         1997
         Current                      $   994,000     $  403,000    $1,397,000
         Deferred                        (176,000)       (72,000)     (248,000)
                                      -----------     ----------    ----------

                Income tax expense    $   818,000     $  331,000    $1,149,000
                                      ===========     ==========    ==========

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.      INCOME TAXES (Continued)

         Deferred tax assets (liabilities) are comprised of the following at December 31, 1999 and 1998:

                                                                                      1999               1998
                                                                                 --------------     --------------
         Deferred tax assets:
             Allowance for loan and lease losses                                    $  966,000          $  751,000
             Other real estate                                                         357,000             334,000
             Merger costs capitalized for tax purposes                                 387,000             262,000
             Deferred compensation                                                     360,000             253,000
             Net operating loss carryforward                                            80,000             159,000
             Future benefit of State tax deduction                                     159,000              85,000
             Loans held for sale                                                         1,000              16,000
             Organization costs                                                          7,000              11,000
             Deposit purchase premium                                                   16,000              10,000
             Unrealized loss on available-for-sale
                investment securities                                                  867,000
             Other                                                                      15,000              21,000
                                                                                    ----------          ----------

                      Total deferred tax assets                                      3,215,000           1,902,000
                                                                                    ----------          ----------

         Deferred tax liabilities:
             Future liability of State deferred tax
                assets                                                                (147,000)           (116,000)
             Adjustment for change in tax accounting
                method                                                                 (90,000)           (120,000)
             Federal Home Loan Bank stock
                dividends                                                              (58,000)            (32,000)
             Bank premises and equipment                                               (68,000)            (35,000)
             Unrealized gain on available-for-sale
                investment securities                                                                      (62,000)
             Other                                                                                         (10,000)
                                                                                    ----------          ----------

                      Total deferred tax liabilities                                  (363,000)           (375,000)
                                                                                    ----------          ----------

                      Net deferred tax assets                                       $2,852,000          $1,527,000
                                                                                    ==========          ==========

         As of December 31, 1999, the Company has Federal net operating loss carryforwards totaling $235,000 which were acquired during the merger with R1CB and expire in 2004.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.      INCOME TAXES (Continued)

         The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The items comprising these differences for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                                 1999                      1998                          1997
                                     ------------------------    -----------------------     -------------------------
                                         Amount       Rate %        Amount       Rate %           Amount       Rate %
                                        --------     --------      --------     --------         --------     --------
         Federal income tax
           expense, at statutory
           rate                       $ 1,435,000     34.0       $   551,000      34.0        $ 1,054,000      34.0
         State franchise tax, net
           of Federal tax effect          244,000      5.8           107,000       6.6            209,000       6.7
         Benefit of tax-exempt
           income                        (278,000)    (6.6)         (166,000)    (10.2)           (81,000)     (2.6)
         Tax-exempt income from
           life insurance policies        (61,000)    (1.5)          (60,000)     (3.7)           (38,000)     (1.2)
         Taxable gain on surren-
           dered life insurance
           policy                                                     64,000       4.0
         Other                             75,000      1.8            23,000       1.4              5,000        .2
                                      -----------   ------       -----------     -----        -----------    ------

                Total income tax
                   expense            $ 1,415,000     33.5       $   519,000      32.1        $ 1,149,000      37.1
                                      ===========   ======       ===========    ======        ===========    ======


14.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Company enters into transactions with related parties, including Directors. These transactions are on substantially the same terms and conditions as those prevailing for comparable transactions with unrelated parties.

         The following is a summary of the aggregate activity involving related parties during 1999:

         BORROWINGS FROM THE BANK

         Balance, January 1, 1999                                 $  2,243,000

             Disbursements                                           6,832,000
             Amounts repaid                                         (2,428,000)
                                                                  ------------

         Balance, December 31, 1999                               $  6,647,000
                                                                  ============

         Undisbursed commitments to related parties,
             December 31, 1999                                    $  1,613,000
                                                                  ============
         DEPOSITS IN THE BANK

         Average outstanding deposits from related parties
             for the year ended December 31, 1999                 $  7,884,000
                                                                  ============

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.      RELATED PARTY TRANSACTIONS (Continued)

         LOAN TO THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

         The Company's ESOP established an unsecured revolving line of credit in the amount of $300,000 with a director during 1999. (See Notes 9 and 15.)

15.      EMPLOYEE BENEFIT PLANS

         PROFIT SHARING PLAN

         The Western Sierra Bancorp and Subsidiaries 401KSOP is available to employees meeting certain service requirements. The Company's contribution to the plan is discretionary and is allocated in the same ratio as each participant's compensation bears to total compensation for all participants. Contributions totaled $65,000, $111,000 and $78,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

         EMPLOYEE STOCK OWNERSHIP PLAN

         The Employee Stock Ownership Plan (ESOP) is designed to invest primarily in securities of the Company purchased on the open market. The purchase of shares is funded through contributions to the ESOP by the Company and loans from certain members of the Board of Directors. Contributions to the plan are at the sole discretion of the Board of Directors and are limited on a participant-by-participant basis to the lesser of $30,000 or 25% of the participant's compensation for the plan year. Compensation is defined as all compensation paid during the plan year which is considered to be W-2 income, to include amounts deferred under the Company's 401KSOP. Employer contributions vest at a rate of 20% per year after two years of employment. Employee contributions are not permitted. Benefits may be distributed in the form of qualifying Company securities or cash. However, participants have the right to demand that their benefits be distributed in the form of qualifying Company securities.

         During 1999, the ESOP purchased 17,702 shares of the Company's common stock with the proceeds of a $300,000 loan to the ESOP by a member of the Board of Directors. Interest expense of $17,000 was incurred during the year ended December 31, 1999.

         As the debt is repaid, shares are released and allocated to active employees in proportion to the debt service paid during the year. The debt of the ESOP is recorded as debt of the Company and the shares are reported as unearned ESOP shares in shareholders' equity. As shares are committed to be released, the Company reports compensation expense equal to the current market price of the shares, and the shares are recognized as outstanding for earnings per share and capital ratio computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings and are allocated to the participants; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.

         Compensation expense of $179,000, $90,000 and $75,000 was recognized for the years ended December 31, 1999, 1998 and 1997, respectively.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.      EMPLOYEE BENEFIT PLANS (Continued)

         EMPLOYEE STOCK OWNERSHIP PLAN (Continued)

         Allocated, committed-to-be-released and unallocated ESOP shares as of December 31, 1999, 1998 and 1997, adjusted for stock dividends, were as follows:

                                                              1999            1998              1997
                                                        --------------    -------------    ------------
         Allocated                                           22,928          19,665            19,665
         Committed-to-be released                             3,346           3,263
         Unallocated                                         18,587
                                                          ---------       ---------         ---------

         Total ESOP shares                                   44,861          22,928            19,665
                                                          =========       =========         =========

         Fair value of unreleased shares                  $ 265,000       $    -            $    -
                                                          =========       =========         =========

         SALARY CONTINUATION PLAN

         Under the salary continuation plan, the Company is obligated to provide key executives, or their designated beneficiaries, with annual benefits for fifteen years after retirement or death. These benefits are substantially equivalent to those available under insurance policies purchased by the Company on the lives of the executives. The estimated present value of these future benefits are accrued over the period from the effective date of the plan until the executives' expected retirement dates. The expense recognized under this plan totaled $206,000, $257,000 and $70,000 for the years ended December 31, 1999,
         1998 and 1997, respectively.

         Under this plan, the Company invested in single premium life insurance policies with cash surrender values totaling $2,613,000 and $2,125,000 at December 31, 1999 and 1998, respectively. On the consolidated balance sheet, the cash surrender value of life insurance polices is included in accrued interest receivable and other assets.

16.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Company's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.      COMPREHENSIVE INCOME (Continued)

         At December 31, 1999, 1998 and 1997, the Company held securities classified as available-for-sale which had unrealized (losses) gains as follows:

                                                                               Tax
                                                           Before             Benefit            After
                                                             Tax             (Expense)            Tax
                                                      ----------------   ----------------    ---------------

         FOR THE YEAR ENDED DECEMBER 31, 1999
         Other comprehensive loss:
              Unrealized holding losses                  $ (2,684,000)       $    929,000       $ (1,755,000)
                                                         ============        ============       ============

         FOR THE YEAR ENDED DECEMBER 31, 1998

         Other comprehensive loss:
              Unrealized holding losses                  $    (39,000)       $     19,000       $    (20,000)
              Less: reclassification adjustment for
                  gains included in net income                  8,000              (3,000)             5,000
                                                         ------------        ------------       ------------

                      Net unrealized holding losses      $    (47,000)       $     22,000       $    (25,000)
                                                         ============        ============       ============
         FOR THE YEAR ENDED DECEMBER 31, 1997

         Other comprehensive income:
              Unrealized holding gains                   $    330,000        $   (122,000)      $    208,000
                                                         ============        ============       ============


17.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The following methods and assumptions were used by the Company to estimate the fair value of its financial instruments at December 31, 1999 and 1998:

         CASH, CASH EQUIVALENTS AND SHORT-TERM BORROWINGS: For cash, cash equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

         INVESTMENT SECURITIES: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

         LOANS AND LEASES: For variable-rate loans and leases that reprice frequently with no significant change in credit risk, fair values are based on carrying values. Fair values of loans held for sale are estimated using quoted market prices for similar loans. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans and leases with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

         CASH SURRENDER VALUE OF LIFE INSURANCE POLICIES: The fair value of life insurance policies are based on cash surrender values at each reporting date as provided by the insurers.

         DEPOSITS: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analysis using interest rates offered by the Company at each reporting date for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

         COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit are primarily for variable rate loans and letters of credit. For these commitments, there is no difference between the commitment amounts and their fair values. Commitments to fund fixed rate loans are at rates which approximate fair value at each reporting date.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         The estimated fair value of the Company's financial instruments are as follows:

                                                      December 31, 1999                  December 31, 1998
                                            ------------------------------------   ---------------------------------
                                                 Carrying            Fair           Carrying            Fair
                                                  Amount             Value           Amount             Value
                                              -------------     -------------    -------------     -------------
         Financial assets:
           Cash and due from banks            $ 15,738,000      $ 15,738,000     $ 12,046,000      $ 12,046,000
           Federal funds sold                    6,075,000         6,075,000       34,220,000        34,220,000
           Interest-bearing deposits
              in banks                             198,000           198,000        3,960,000         3,960,000
           Loans held for sale                     964,000           967,000        4,481,000         4,502,000
           Investment securities                46,514,000        46,441,000       57,492,000        57,527,000
           Loans and leases                    210,527,000       213,913,000      161,343,000       165,262,000
           Accrued interest receivable           2,580,000         2,580,000        2,121,000         2,121,000
           Cash surrender value of life
              insurance policies                 2,613,000         2,613,000        2,125,000         2,125,000
                                              ------------      ------------     ------------      ------------

                                              $285,209,000      $288,525,000     $277,788,000      $281,763,000
                                              ============      ============     ============      ============
         Financial liabilities:
           Deposits                           $265,417,000      $266,371,000     $263,720,000      $265,759,000
           Short-term borrowings                 6,300,000         6,300,000          150,000           150,000
           Accrued interest payable                697,000           697,000          816,000           816,000
                                              ------------      ------------     ------------      ------------

                                              $272,414,000      $273,368,000     $264,686,000      $266,725,000
                                              ============      ============     ============      ============
         Off-balance-sheet financial
           instruments:
              Commitments to extend
                credit                        $ 55,506,000      $ 55,506,000     $ 51,361,000      $ 51,361,000
              Letters of credit                    326,000           326,000          494,000           494,000
                                              ------------      ------------     ------------      ------------
                                              $ 55,832,000      $ 55,832,000     $ 51,855,000      $ 51,855,000
                                              ============      ============     ============      ============

18.      BRANCH ACQUISITION

         The Company acquired certain assets and liabilities of the Lincoln branch of Wells Fargo Bank on February 21, 1997, summarized as follows:

             Cash                                          $    5,945,000
             Fair value of assets and liabilities
                 acquired, net                                    129,000
             Premium paid for deposits                            366,000
                                                           --------------
                  Deposits assumed                         $    6,440,000
                                                           ==============

         The deposit premium is included on the consolidated balance sheet in accrued interest receivable and other assets and is being amortized using the straight-line method over ten years. Amortization expense totaled $37,000 for each of the years ended December 31, 1999 and 1998 and $30,000 for the year ended December 31, 1997.

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS

                                                    BALANCE SHEET

                                             DECEMBER 31, 1999 AND 1998

                                                                                    1999               1998
                                                                                ------------      ------------

                                 ASSETS

         Cash and due from banks                                                $    940,000      $    463,000
         Investment in subsidiaries                                               22,738,000        22,602,000
         Trading securities                                                          175,000             5,000
         Held-to-maturity investment securities (market
              value of $170,000 in 1999)                                             170,000
         Bank premises and equipment                                                 651,000           603,000
         Other assets                                                              1,534,000           578,000
                                                                                ------------      ------------

                  Total assets                                                  $ 26,208,000      $ 24,251,000
                                                                                ============      ============

                             LIABILITIES AND
                          SHAREHOLDERS' EQUITY

         Liabilities:

              Short-term borrowings                                             $    300,000      $    150,000
              Accrued expenses and other liabilities                                 403,000           171,000
                                                                                ------------      ------------

                  Total liabilities                                                  703,000           321,000
                                                                                ------------      ------------

         Shareholders' equity:

              Common stock                                                        15,911,000        13,431,000
              Retained earnings                                                   11,534,000        10,384,000
              Unearned ESOP shares                                                  (300,000)
              Accumulated other comprehensive (loss)
                  income                                                          (1,640,000)          115,000
                                                                                ------------      ------------

                  Total shareholders' equity                                      25,505,000        23,930,000
                                                                                ------------      ------------

                  Total liabilities and shareholders' equity                    $ 26,208,000      $ 24,251,000
                                                                                ============      ============

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)


                                               STATEMENT OF INCOME

                             FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND 1997


                                                                     1999              1998             1997
                                                                ---------------  ---------------  --------------

         Income:
              Dividends declared by subsidiaries -
                  eliminated in consolidation                   $  1,850,000      $   456,000
              Other income from subsidiaries -
                  eliminated in consolidation                      1,079,000
              Interest income                                                          11,000      $      2,000
              Unrealized appreciation on trading
                  securities                                          42,000
                                                                ------------      -----------      ------------
                  Total income                                     2,971,000          467,000             2,000
                                                                ------------      -----------      ------------

         Expenses:
              Salaries and benefits                                1,521,000
              Occupancy and equipment                                 69,000
              Data processing fees                                   364,000
              Interest expense                                        12,000            1,000
              Professional fees                                      138,000            7,000            13,000
              Director fees                                           55,000           41,000            41,000
              Merger costs                                           194,000          456,000
              Other expenses                                         122,000           91,000            16,000
                                                                ------------      -----------      ------------
                  Total expenses                                   2,475,000          596,000            70,000
                                                                ------------      -----------      ------------

                  Income (loss) before equity in
                      undistributed income of
                      subsidiaries                                   496,000         (129,000)          (68,000)

         Equity in undistributed income of
              subsidiaries                                         1,759,000          992,000         1,991,000
                                                                ------------      -----------      ------------

                  Income before income tax benefit                 2,255,000          863,000         1,923,000

         Income tax benefit                                          550,000          238,000            28,000
                                                                ------------      -----------      ------------

                  Net income                                    $  2,805,000      $ 1,101,000      $  1,951,000
                                                                ============      ===========      ============

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                                             STATEMENT OF CASH FLOWS

                              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                     1999              1998              1997
                                                               ---------------   ---------------   ---------------
         Cash flows from operating activities:
              Net income                                         $   2,805,000      $  1,101,000     $   1,951,000
              Adjustments to reconcile net income to
                  net cash provided by (used in)
                  operating activities:
                      Undistributed earnings of
                           subsidiaries                             (1,759,000)         (992,000)       (1,991,000)
                      Increase in trading securities                  (128,000)                             (5,000)
                      Unrealized appreciation on
                           trading securities                          (42,000)
                      Depreciation                                      12,000
                      Increase in other assets                        (659,000)         (179,000)          (11,000)
                      Increase in other liabilities                    232,000           170,000
                      Deferred taxes                                   (72,000)         (167,000)
                                                               ---------------   ---------------   ---------------
                           Net cash provided by
                               (used in) operating
                               activities                              389,000           (67,000)          (56,000)
                                                               ---------------   ---------------   ---------------
         Cash flows from investing activities:
              Purchase of held-to-maturity invest-
                  ment securities                                     (172,000)
              Proceeds from called held-to-maturity
                  investment securities                                  2,000
              Increase in construction in progress                      (6,000)                            (80,000)
              Purchases of premises and equipment                      (54,000)         (603,000)
              Proceeds from the sale of assets to
                  subsidiary                                                              80,000
                                                               ---------------   ---------------   ---------------
                           Net cash used in investing
                               activities                             (230,000)         (523,000)          (80,000)
                                                               ---------------   ---------------   ---------------
         Cash flows from financing activities:
              (Repayment of) proceeds from short-
                  term borrowings                                     (150,000)          150,000
              Repurchase of common stock                               (26,000)
              Proceeds from ESOP borrowings                            300,000
              Purchase of unearned ESOP shares                        (300,000)
              Payments for fractional shares                           (21,000)                             (4,000)
              Proceeds from exercise of stock options                  515,000           697,000            88,000
                                                               ---------------   ---------------   ---------------
                           Net cash provided by
                               financing activities                    318,000           847,000            84,000
                                                               ---------------   ---------------   ---------------

                                   (Continued)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.      PARENT ONLY CONDENSED FINANCIAL STATEMENTS (Continued)


                                                 STATEMENT OF CASH FLOWS

                                                       (Continued)

                                  FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                     1999             1998              1997
                                                               ---------------   ---------------  ----------------
         Net increase (decrease) in cash and cash
              equivalents                                      $    477,000      $   257,000       $   (52,000)

         Cash and cash equivalents at beginning of
              year                                                  463,000          206,000           258,000
                                                               ------------      -----------       -----------

         Cash and cash equivalents at end of year              $    940,000      $   463,000       $   206,000
                                                               ============      ===========       ===========

         Supplemental disclosures of cash flow information:

              Cash paid during the year for interest
                  expense                                      $     12,000      $     1,000

         Non-cash investing activities:
              Net change in unrealized gain on
                  available-for-sale investment
                  securities                                   $ (2,684,000)     $   (47,000)      $   330,000

         Proceeds and tax benefit from stock
              issuance from Lake Community
              Bank prior to merger                             $    159,000

         Repurchase of common stock from
              Lake Community Bank prior to
              merger                                           $    (27,000)

                     WESTERN SIERRA BANCORP AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.      MERGERS

         MERGER OF WESTERN SIERRA BANCORP AND SENTINEL COMMUNITY BANK

         On December 27, 1999, the Boards of Directors of Western Sierra Bancorp and Sentinel Community Bank approved a definitive merger agreement between the two companies. Under the agreement, each share of Sentinel Community Bank will be converted into the right to receive shares of the Company's common stock. Sentinel Community Bank will be merged with the Company's subsidiary, Western Sierra National Bank. The transaction will be accounted for under the pooling-of-interests method of accounting. It is expected that this merger will be accomplished in the second quarter of 2000, subject to shareholder and regulatory approval.

         The unaudited pro forma information set forth below assumes that the merger of the two companies took place on January 1, 1997 and that each share of Sentinel Community Bank was exchanged for 1.4910 shares of the Company's common stock. The information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated at that time.

         (Unaudited, Dollars in Thousands)

                                                                            Years Ended December 31,
                                                                 ---------------------------------------------------

                                                                      1999              1998              1997
                                                                 ---------------  ----------------  ----------------

         Net interest income                                     $    17,650       $   15,859       $    14,661
         Net income                                              $     3,308       $    1,702       $     1,631
         Basic earnings per common share                         $      1.03       $      .55       $       .55
         Diluted earnings per common share                       $      1.00       $      .53       $       .53

         MERGER OF WESTERN SIERRA NATIONAL BANK AND ROSEVILLE 1ST NATIONAL BANK

         The Company intends to merge Roseville 1st National Bank into Western Sierra National Bank. The merger is expected to be completed in the second quarter of 2000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
SENTINEL COMMUNITY BANK
AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of SENTINEL COMMUNITY BANK AND SUBSIDIARY (the Bank) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sentinel Community Bank and Subsidiary at December 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/  Moss Adams LLP

Stockton, California
January 28, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
SENTINEL COMMUNITY BANK
AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of SENTINEL COMMUNITY BANK AND SUBSIDIARY (the Bank) as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sentinel Community Bank and Subsidiary at December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the two years then ended in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Stockton, California
February 26, 1999

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,

                                     ASSETS

                                                                               1999           1998
                                                                          ------------    -----------
Cash and cash equivalents                                                 $  5,262,076    $ 8,144,215
Certificates of deposit                                                        693,000      2,079,000
Securities available-for-sale                                               11,417,640     16,730,367
Securities held-to-maturity                                                 11,937,135      9,576,986
Federal Home Loan Bank stock                                                   455,500        557,900
Loans, net                                                                  60,035,335     51,079,784
Premises and equipment, net                                                  1,099,775      1,217,141
Foreclosed real estate, net                                                         --        693,981
Accrued interest receivable                                                    730,419        810,489
Other assets                                                                   991,707        985,804
                                                                          ------------    -----------

                                                                          $ 92,622,587    $91,875,667
                                                                          ============    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

    Customer deposits                                                     $ 77,766,750    $79,721,653
    Borrowings                                                               9,000,000      6,000,000
    Accrued expenses and other liabilities                                     445,831        776,444
                                                                          ------------    -----------

           Total liabilities                                                87,212,581     86,498,097
                                                                          ------------    -----------

COMMITMENTS AND CONTINGENCIES                                                       --             --

STOCKHOLDERS' EQUITY
    Common stock, par value $5 per share (authorized
       1,000,000 shares; issued and outstanding,
       483,529 and 482,474 shares as of December 31,
       1999 and 1998, respectively)                                          2,417,645      1,608,245
    Additional paid-in capital                                                 483,778        483,134
    Retained earnings - substantially restricted                             2,807,029      3,257,744
    Accumulated other comprehensive (loss) income, net of tax                 (298,446)        28,447
                                                                          ------------    -----------

           Total stockholders' equity                                        5,410,006      5,377,570
                                                                          ------------    -----------

                                                                          $ 92,622,587    $91,875,667
                                                                          ============    ===========

          The accompanying notes are an integral part of these statements.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year ended December 31,

                                                           1999            1998            1997
                                                       -----------      ----------     -----------
Interest income
    Interest and fees on loans                         $ 5,295,488      $4,563,211     $ 3,973,081
    Interest on securities                               1,455,365       1,799,452         872,807
    Interest on certificates of deposit                     98,446         311,780         517,589
    Interest on overnight funds                            117,314         137,523         229,287
    Interest on other investments                           27,439          32,352          39,608
                                                       -----------      ----------     -----------
          Total interest income                          6,994,052       6,844,318       5,632,372
                                                       -----------      ----------     -----------

Interest expense
    Interest expense on customer deposits                2,801,306       2,812,800       2,579,554
    Interest expense on FHLB advances                      329,415         310,205              --
                                                       -----------      ----------     -----------
          Total interest expense                         3,130,721       3,123,005       2,579,554
                                                       -----------      ----------     -----------
          Net interest income                            3,863,331       3,721,313       3,052,818
Provision for loan losses                                  379,769         235,000         173,000
                                                       -----------      ----------     -----------
           Net interest income after provision
              for loan losses                            3,483,562       3,486,313       2,879,818
                                                       -----------      ----------     -----------

Other income
    Service charges                                        351,672         297,877         212,477
    Loan servicing fees                                     85,681          73,116          39,343
    (Loss) gain on sale of assets                          (66,592)         35,732              --
    (Loss) gain on sale of foreclosed real estate          (70,295)         10,626         108,122
    Other                                                  176,642         106,511         117,119
                                                       -----------      ----------     -----------
                                                           477,108         523,862         477,061
                                                       -----------      ----------     -----------

Other expenses
    Salaries and fringe benefits                         1,527,188       1,452,448       1,274,554
    Office occupancy and operations                        656,958         594,917         539,956
    Data processing                                        388,654         331,752         325,772
    Payroll taxes and insurance                            173,981         160,479         141,825
    Professional services                                  166,413         116,261          87,624
    Provision for losses on foreclosed real estate          23,638          76,365         140,000
    Settlement and related legal expenses                       --              --       1,098,573
    Other                                                  334,539         321,343         293,572
                                                       -----------      ----------     -----------
                                                         3,271,371       3,053,565       3,901,876
                                                       -----------      ----------     -----------
Income (loss) before income taxes                          689,299         956,610        (544,997)
Income tax expense (benefit)                           $   186,000         356,000        (225,000)
                                                       -----------      ----------     -----------
          NET EARNINGS (LOSS)                          $   503,299      $  600,610     $  (319,997)
                                                       ===========      ==========     ===========
Net earnings (loss) per share, basic                   $      1.04      $     1.27     $      (.68)
                                                       ===========      ==========     ===========
Net earnings (loss) per share, assuming dilution       $      1.00      $     1.26     $      (.68)
                                                       ===========      ==========     ===========

         The accompanying notes are an integral part of these statements.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 1999, 1998 and 1997


                                                                                          Retained      Accumulated
                                          Common Stock        Additional                  Earnings -       Other
                                    -----------------------    Paid in    Comprehensive Substantially  Comprehensive
                                      Shares       Amount      Capital        Income     Restricted        Income         Total
                                   -----------  -----------  ------------  -----------   -----------    -----------    -----------
Balances at
    January 31, 1997                  313,461    $1,567,305   $  405,736                $ 3,109,882    $         --   $ 5,082,923

Comprehensive loss

    Net loss                               --            --           --   $  (319,997)    (319,997)             --      (319,997)
                                   -----------  -----------  ------------  -----------   -----------    -----------    -----------
Comprehensive income                                                       $  (319,997)
                                                                           ===========
Balances at
    December 31, 1997                 313,461     1,567,305      405,736                  2,789,885              --     4,762,926

Stock options exercised                 8,188        40,940       77,398                         --              --       118,338

Cash dividends paid
    ($.42 per share)                       --            --           --                   (132,751)             --      (132,751)

Comprehensive income

    Net income                             --            --           --   $   600,610      600,610              --       600,610
    Other comprehensive
       income, net of tax
          of $20,014
          Cumulative effect
              of reclassification
                 of securities             --            --           --        13,512           --              --            --
          Unrealized gain
              on securities                --            --           --        14,935           --          28,447        28,447
                                   -----------  -----------  ------------  -----------   -----------    -----------    -----------
Comprehensive income                                                       $   629,057
                                                                           ===========
Balances at
    December 31, 1998                 321,649     1,608,245     483,134                   3,257,744          28,447     5,377,570

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - Continued

                  Years ended December 31, 1999, 1998 and 1997

                                                                                          Retained     Accumulated
                                                             Additional                  Earnings -       Other
                                         Common Stock         Paid in    Comprehensive  Substantially  Comprehensive
                                      Shares      Amount      Capital        Income      Restricted       Income         Total
                                  -----------  -----------  ------------  -----------   -----------    -----------    -----------
Stock options exercised                 1,073       5,365            644                          -              -          6,009
Cash dividends paid
    ($.465 per share)                       -           -          -                       (149,567)             -       (149,567)
Stock split                           160,807     804,035          -                       (804,035)             -              -
Cash dividend paid for
    fractional shares
    associated with stock split             -           -          -                           (412)             -           (412)
Comprehensive income
    Net income                                                               $503,299       503,299              -        503,299
    Other comprehensive
       income, net of tax
          of $229,994
          Unrealized loss
              on securities                 -           -          -         (326,893)            -       (326,893)      (326,893)
                                  -----------  ----------   ------------  -----------   -----------    -----------    -----------
Comprehensive income                                                      $   176,406
                                                                          ===========
Balances at
    December 31, 1999                 483,529  $2,417,645   $    483,778                $ 2,807,029    $  (298,446)   $ 5,410,006
                                  ===========  ==========   ============                ===========    ===========    ===========



       The accompanying notes are an integral part of this statement.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                               1999             1998             1997
                                                           ------------     ------------    ------------
Cash flows from operating activities:
    Net earnings (loss)                                     $   503,299      $   600,610     $  (319,997)
    Adjustments to reconcile net earnings to
       net cash provided by (used in)
          operating activities:
       Depreciation and amortization of premises
          and equipment                                         194,094          155,341         130,269
       Net amortization (accretion) of securities               118,156          (57,567)        (59,235)
       Provision for loan losses                                379,769          235,000         173,000
       Provision for losses on foreclosed real estate            23,638           76,365         140,000
       Loss (gain) on sale of securities
          available-for-sale                                     66,348          (33,996)              -
       Loss on sale of equipment                                    244            1,125               -
       Net loss (gain) on sale of foreclosed
          real estate                                            70,295          (19,533)       (108,122)
       Decrease (increase) in accrued
          interest receivable                                    80,070         (321,717)       (135,347)
       Decrease (increase) in other assets                      326,492         (345,512)       (514,219)
       (Decrease) increase in other liabilities                (330,613)         125,194         206,158
                                                           ------------     ------------    ------------
              Net cash provided by (used in)
                 operating activities                         1,431,792          415,310        (487,493)
                                                           ------------     ------------    ------------
Cash flows from investing activities:
    Increase in loans                                        (9,163,592)     (12,824,761)     (2,947,265)
    Proceeds from sale of foreclosed real estate                428,321          284,908         548,711
    Decrease (increase) in certificates of deposit            1,386,000        4,338,000        (893,000)
    Proceeds from sales of securities
       available-for-sale                                     6,191,250        6,996,785               -
    Proceeds from maturities and calls of
       securities available-for-sale                          2,988,973        8,821,290               -
    Proceeds from maturities of securities
       held-to-maturity                                       7,119,963       10,552,463       5,395,396
    Purchases of available-for-sale securities               (4,549,577)     (28,356,038)              -
    Purchases of held-to-maturity securities                 (9,539,423)      (6,914,174)    (10,829,368)
    Purchase of premises and equipment                          (76,972)        (502,086)       (308,883)
    Capital expenditures on foreclosed real estate                    -          (80,816)        (40,350)
                                                           ------------     ------------    ------------
              Net cash used in investing activities          (5,215,057)     (17,684,429)     (9,074,759)
                                                           ------------     ------------    ------------

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                             Year ended December 31,

                                                                1999             1998            1997
                                                            ------------     ------------    ------------
Cash flows from financing activities:
    (Decrease) increase in customer deposits                $ (1,954,904)    $  8,364,883    $ 14,050,350
    Increase in other borrowings                               3,000,000        6,000,000               -
    Proceeds from exercised stock options                          6,009          118,338               -
    Payment of cash dividend                                    (149,979)        (132,751)              -
                                                            ------------     ------------    ------------
              Net cash provided by
                 financing activities                            901,126       14,350,470      14,050,350
                                                            ------------     ------------    ------------

Net decrease in cash and cash equivalents                     (2,882,139)      (2,918,649)      4,488,098

Cash and cash equivalents, beginning of year                   8,144,215       11,062,864       6,574,766
                                                            ------------     ------------    ------------

Cash and cash equivalents, end of year                      $  5,262,076     $  8,144,215    $ 11,062,864
                                                            ============     ============    ============

Supplemental disclosures of cash flow information:
    Cash paid for interest                                  $  3,136,080     $  3,118,630    $  2,578,347
    Cash paid for income taxes                              $    297,871     $    522,000    $    109,000

Noncash investing and financing activities:

         During 1999 a 3 for 2 stock split occurred, resulting in a reclassification of $804,035 from retained earnings to common stock.

         The Bank foreclosed on loans with balances of $73,367, $583,162 and $261,060 in 1999, 1998 and 1997, respectively. The Bank made loans amounting to $290,094, $303,000 and $306,550 in conjunction with the sale of foreclosed real estate in 1999, 1998 and 1997, respectively.

         During 1999, the Bank recognized an unrealized loss on available-for-sale securities of $556,887. As a result, a deferred tax asset of $229,994 was recorded and equity was decreased by $326,893.

         During 1998, the Bank recognized an unrealized gain on available-for-sale securities of $48,461. As a result, a deferred tax liability of $20,014 was recorded and equity was increased by $28,447.

         During 1998, the Bank recognized securities with an amortized cost of $7,134,009 from held-to-maturity to the available-for-sale portfolio.

        The accompanying notes are an integral part of these statements.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    Sentinel Community Bank (the Bank) is a federally chartered stock savings and loan association with three branch offices. The Bank operated as Sentinel Savings and Loan Association, a Federal Association until October 1, 1996, when it changed its name to Sentinel Community Bank. Deposits up to $100,000 are insured by the Savings Association Insurance Fund (SAIF). Sentinel Community Bank must comply with the rules and regulations of the Federal Deposit Insurance Corporation (FDIC) and the Office of Thrift Supervision (OTS). In 1990, Sentinel Associates, a wholly-owned subsidiary of the Bank, was formed to develop single family residences for sale by independent builders under the Bank's direction.

    The Bank offers mortgage and commercial banking services to individuals and businesses through three branches located in Sonora and Twain Harte, California. In addition, the Bank has a loan production office in Arnold, California.

    In preparing financial statements in conformity with generally accepted accounting principles applicable to savings institutions, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    1. PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include Sentinel Community Bank and its wholly owned subsidiary, Sentinel Associates, Inc. (Associates). There was no activity in Associates during 1999 or 1998. All intercompany amounts have been eliminated.

    2. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The financial statements include various estimated fair value information as of December 31, 1999 and 1998. Such information, which pertains to the Bank's financial instruments, does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change. The following methods and assumptions are used by the Bank.

    Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Certificates of deposit: The fair values of certificates of deposit are estimated using discounted cash flow analyses, based on the current interest rates being offered for certificates of deposit with similar maturities. The carrying amount of accrued interest receivable approximates its fair value.

    Federal Home Loan Bank stock: No secondary market exists for Federal Home Loan Bank (FHLB) stock. The stock is bought and sold at par by the FHLB, therefore, the stock's recorded value is its fair value. The amount of stock required to be purchased by the Bank is based on the Bank's total assets and is determined annually.

    Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

    Deposit liabilities: The fair values estimated for demand deposits (NOW accounts, passbook accounts, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of the aggregate expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

    Borrowings: The line of credit with FHLB of San Francisco represents variable rate funding; therefore, carrying value approximates fair value.

    Off-balance-sheet instruments: Fair values for the Bank's off-balance-sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit standing of the counterparties.

                             SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    3.     CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less. There was $699,000 and $5,230,000 in interest bearing accounts included in cash and cash equivalents at December 31, 1999 and 1998, respectively.

    4.     CERTIFICATES OF DEPOSIT

    Certificates of deposit have maturities greater than three months at the date purchased and are carried at cost.

    5.     SECURITIES HELD-TO-MATURITY

    Bonds, notes and debentures for which the Bank has a positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income over the period to maturity.

    6.     SECURITIES AVAILABLE-FOR-SALE

    Available-for-sale securities consist of bonds, notes and debentures not classified as trading securities or held-to-maturity securities. Unrealized holding gains and losses, net of tax, are reported as a net amount in a separate component of shareholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. The amortization of premiums and accretion of discounts are recognized as adjustments to interest income over the period to maturity.

    7.     LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are stated at face value, net of the allowance for loan losses and deferred loan fees. Interest on loans is credited to operations based on the principal amount outstanding. Accrual of interest is discontinued (loan is placed in nonaccrual status) either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal, unless the loan is well secured and in the process of collection. At that time, any accrued but uncollected interest is reversed, and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably assured.

                           SENTINEL COMMUNITY BANK
                                AND SUBSIDIARY

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    All loan origination fees and certain loan origination costs are deferred and amortized over the contractual lives of the related loans using the interest method. In 1999, 1998 and 1997, loan origination fees collected and deferred were $233,078, $272,874 and $289,690, and amortization of the net deferred fees to interest income amounted to $216,348, $289,459 and $309,210, respectively.

    The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans.

    In addition to originating variable-rate loans which are held for investment, the Bank originates fixed-rate loans for portfolio which are held for investment and for sale to government agencies and others. Loans held for sale are valued at the lower of cost or market. Loan fees and certain loan origination costs are deferred until the loans are sold. Transfers of loans held for sale to the investment portfolio are recorded at the lower of cost or market on the transfer date. Monthly servicing fees, which approximate a normal servicing fee, are recognized as income as payments become due. Loans with principal balances totaling $20,776,968 and $17,272,383 were serviced for other investors at December 31, 1999 and 1998, respectively.

    Impaired loans, as defined, are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. The interest recognition policy for impaired loans is similar to that of nonaccrual loans.

    8.     PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization of equipment and leasehold improvements are computed using the straight-line method over the estimated useful lives of the related assets or over the terms of the applicable leases, whichever is shorter. Equipment is depreciated over three to ten years and leasehold improvements are amortized over five to thirty years. The Bank-owned buildings are depreciated over their estimated useful life of thirty years.

    9.     INCOME TAXES

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                          December 31, 1999, 1998 and 1997

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    10.    FORECLOSED REAL ESTATE

    Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of carrying amount or fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management. Any subsequent revisions in estimates of fair value less cost to sell are reported as adjustments to the carrying amount of the real estate provided that the adjusted carrying amount does not exceed the original carrying amount at the date of foreclosure. Valuation allowances relating to foreclosed real estate amounted to $15,400 and $389,600 as of December 31, 1999 and 1998, respectively. Revenue and expenses from operations and changes in the valuation allowance are included in other operating expenses.

    11.    MORTGAGE SERVICING RIGHTS

    Rights to service mortgage loans for others are recognized as separate assets. Fair values are estimated based on the estimated market price for such rights. Mortgage servicing rights are then amortized in proportion to, and over the period of, estimated net servicing revenues. The Bank's servicing assets are approximately $186,000 and $142,000 as of December 31, 1999 and 1998.

    12.    STOCK BASED COMPENSATION

    Statement of Financial Accounting Standards (SFAS) No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION," requires entities to disclose the fair value of their employee stock options, but permits entities to continue to account for employee stock options under Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." The Bank has determined that it will continue to use the method prescribed by APB Opinion No. 25, which recognizes compensation cost to the extent of the difference between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. The Bank grants stock options to employees with an exercise price equal to the quoted market price of the stock at the date of grant. Accordingly, no compensation cost is recognized for stock option grants. Disclosure requirements in accordance with SFAS No. 123 are included at Note I.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    13.    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." This Statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. The Bank adopted this statement on July 30, 1998. On this date, the Bank transferred nine securities with a carrying value of $7,134,009 and estimated fair value of $7,156,529 to the available-for-sale portfolio from the held-to-maturity portfolio. SFAS No. 133 allows a reclassification of held-to-maturity securities to trading or available-for-sale on date of adoption.

    14.    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1998 and 1997 financial information to conform to the 1999 presentation.

NOTE B - SECURITIES

    Amortized cost and estimated fair values of securities as of December 31, 1999 are as follows:


                                                            Gross         Gross        Estimated
                                          Amortized      Unrealized     Unrealized        Fair
                                             Cost           Gains        Losses          Value
                                       ------------    ------------   ------------    ------------
     Available-for-sale securities:

       U.S. government agency           $ 3,500,000     $         -    $ (214,126)     $ 3,285,874
       State and political
         subdivisions                       533,963               -       (58,684)         475,279
       Mutual funds                       2,131,208               -       (54,603)       2,076,605
       Corporate debt securities          2,879,557               -       (78,225)       2,801,332
       Mortgage-backed securities         2,881,337               -      (102,787)       2,778,550
                                        -----------     -----------    -----------     -----------
       Total                            $11,926,065     $              $ (508,425)     $11,417,640
                                        ===========     ===========    ===========     ===========
    Held-to-maturity securities:
       State and political
         subdivisions                   $ 2,457,210     $     6,790    $ (111,268)     $ 2,352,732
       Mortgage-backed securities         9,479,925          92,419      (106,505)       9,465,839
                                        -----------     -----------    -----------     -----------

     Total                              $11,937,135     $    99,209    $ (217,773)     $11,818,571
                                        ===========     ===========    ===========     ===========


                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997



NOTE B - SECURITIES - CONTINUED

    Proceeds from the sale of available-for-sale securities were $6,191,250 for 1999. Gross gains of $625 and gross losses of $66,973 were realized on sales of securities during 1999.

    The scheduled maturities of securities available-for-sale and held-to-maturity as of December 31, 1999 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                       Available-for-sale                  Held-to-maturity
                                                   ---------------------------      ----------------------------
                                                                    Estimated                          Estimated
                                                    Amortized          Fair          Amortized           Fair
                                                      Cost            Value             Cost             Value
                                                   -----------     -----------      -----------      -----------
    Due from one year to five years                $ 3,879,557     $ 3,792,152      $         -      $         -
    Due from five years to ten years                   500,000         469,978                -                -
    Due after ten years                              2,533,963       2,300,355        2,457,210        2,352,732
    Not due at a single date                         5,012,545       4,855,155        9,479,925        9,465,839
                                                   -----------     -----------      -----------      -----------

                                                   $11,926,065     $11,417,640      $11,937,135      $11,818,571
                                                   ===========     ===========      ===========      ===========


    Amortized cost and estimated fair values of securities as of December 31, 1998 are as follows:


                                                                    Gross              Gross              Estimated
                                                 Amortized       Unrealized          Unrealized              Fair
                                                   Cost             Gains              Losses                Value
                                                ------------     ----------          ----------          ------------
    Available-for-sale securities:
      U.S. government agency                     $ 9,984,198     $    44,291          $   (1,874)           $10,026,615
      State and political
        subdivisions                                 535,005              --                (770)               534,235
      Mutual funds                                 2,017,120              --              (2,572)             2,014,548
      Corporate debt securities                      512,214          10,586                  --                522,800
      Mortgage-backed securities                   3,633,368           7,677              (8,876)             3,632,169
                                                 -----------     -----------          ----------            ----------

        Total                                    $16,681,905     $    62,554          $  (14,092)           $16,730,367
                                                 ===========     ===========          ==========            ===========

    Held-to-maturity securities:
      State and political
        subdivisions                             $ 1,434,809     $     2,200          $        -            $ 1,437,009
      Mortgage-backed securities                   8,142,177          20,072             (20,658)             8,141,591
                                                 -----------     -----------          ----------            -----------

        Total                                    $ 9,576,986     $    22,272          $  (20,658)           $ 9,578,600
                                                 ===========     ===========          ==========            ===========


                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                        December 31, 1999, 1998 and 1997

NOTE B - SECURITIES - CONTINUED

    On July 30, 1998, the Bank transferred nine securities with a carrying value of $7,134,009 and estimated fair value of $7,156,529 to the available-for-sale portfolio from the held-to-maturity portfolio. SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," allows a one-time reclassification of held-to-maturity securities to trading or available-for-sale on the date the statement is adopted. There were no sales of these securities during the quarter ended September 30, 1998.

    Proceeds from the sale of available-for-sale securities were $6,996,785 for 1998. Gross gains of $36,857 and gross losses of $2,861 were realized on sales of securities during 1998.

NOTE C - LOANS

    Loans as of December 31, consist of the following:

                                                                                  1999                1998
                                                                            -----------------   ----------------
       Loans secured by one-to-four family dwellings                              $29,896,104        $25,871,164
       Loans secured by multi-family dwellings                                              -            287,956
       Loans secured by residential lots                                            1,177,554          2,935,864
       Loans secured by commercial real estate and other                           22,031,469         17,225,522
       Construction loans                                                          10,506,712          7,495,102
       Undisbursed loan funds                                                      (4,760,836)        (3,316,905)
       Line of credit loans                                                         2,096,661          1,179,055
       Loans on customer deposits                                                     268,178            213,993
                                                                                  -----------        -----------
           Total loans                                                             61,215,842         51,891,751
       Allowance for loan losses                                                     (907,717)          (555,907)
       Deferred loan fees                                                            (272,790)          (256,060)
                                                                                  -----------        -----------
       Loans, net                                                                 $60,035,335        $51,079,784
                                                                                  ===========        ===========

    The majority of the loans in the Bank's portfolio have variable interest rates which adjust annually on their respective anniversary dates, subject to certain limits on annual and lifetime adjustments and based upon changes in the index of Average Contract Interest Rate for Previously Occupied Homes or the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco. Loans originated with maturities greater than 15 years are originated for possible sale in the secondary market. Management believes that this policy of investing in shorter term fixed rate and variable-rate loans substantially reduces the Bank's exposure to interest rate fluctuations that would otherwise exist because the duration of its loan portfolio would be longer than the duration of its deposit portfolio.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                            December 31, 1999, 1998 and 1997

NOTE C - LOANS - CONTINUED

    The Bank's customers are primarily located in Tuolumne and Calavaras Counties. Approximately 87% of the Bank's loans are related to real estate, of which 36% is for commercial real estate and 51% is for residential real estate. The Bank's service area has a significant number of retirees, many of whom are loan customers of the Bank. Generally, real estate loans are secured by real property and other loans are secured by funds on deposit, or business or personal assets. The Bank has a first or second deed of trust on substantially all collateral. Repayment is generally expected from refinancing or sale of the related property for real estate and construction loans, and from cash flows of the borrower for all other loans.

    The activity in the allowance for loan losses for the years ended December 31, is summarized as follows:

                                                                   1999           1998            1997
                                                               ------------    -----------   ------------
       Balance, beginning of period                             $555,907         $389,742      $300,593
       Provision charged to expense                              379,769          235,000       173,000
       Loans charged off                                         (64,197)         (68,835)      (88,283)
       Recoveries                                                 36,238                -         4,432
                                                                --------         --------      --------

       Balance, end of period                                   $907,717         $555,907      $389,742
                                                                ========         ========      ========

    The balance of the impaired loans of December 31, 1999 and 1998, was immaterial.

    Impaired loans amounted to approximately $522,000 as of December 31, 1997, for which no impairment reserve was recorded. The average recorded investment in impaired loans during 1997 was approximately $195,000. Impaired loans amounting to $50,000 were charged off in 1997, and a $50,000 provision for impaired loans was recorded. No cash was collected on impaired loans during 1997. Interest income that would have been accrued on impaired loans during 1997 was approximately $20,500.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                            December 31, 1999, 1998 and 1997

NOTE D - PREMISES AND EQUIPMENT

    Premises and equipment consist of the following at December 31:

                                                                         1999             1998
                                                                   --------------   ---------------
       Buildings                                                   $   862,990         $   851,915
       Land                                                            207,521             207,521
       Furniture and equipment                                       1,014,569             971,070
       Leasehold improvements                                          139,801             139,801
                                                                   -----------         -----------
           Total                                                     2,224,881           2,170,307
       Less accumulated depreciation and amortization               (1,125,106)           (953,166)
                                                                   -----------         -----------
                                                                   $ 1,099,775         $ 1,217,141
                                                                   ===========         ===========

NOTE E - CUSTOMER DEPOSITS

    Customer deposits consist of the following at December 31:


                                                   1999                                     1998
                               --------------------------------------    -------------------------------------
                                  INTEREST RATE            AMOUNT           Interest Rate           Amount
                               -----------------          -----------    --------------------      -----------
    Non-interest bearing
       demand                               -             $ 7,729,236                  -           $ 6,620,095
    NOW accounts                    1.01-2.25%             17,772,842          1.01-2.25%           15,713,015
    Money market funds              2.25-3.75%              5,677,150          2.25-3.75%            6,279,632
    Passbook accounts               2.00-4.50%              7,884,331          2.00-4.50%            6,575,102
    Certificate accounts            3.75-5.50%             38,196,236          3.75-5.50%           39,070,265
                                    5.51-7.01%                506,955          5.51-7.01%            5,463,544
                                                          -----------                              -----------
                                                          $77,766,750                              $79,721,653
                                                          ===========                              ===========
    Weighted average
       interest rate                                             3.38%                                    3.74%
                                                          ===========                              ===========

    The scheduled maturities of certificate accounts are as follows at December 31, 1999:

                    2000                                                         $36,594,740
                    2001                                                           1,990,866
                    2002                                                              35,705
                    2003                                                              29,734
                    2004   and thereafter                                             52,146
                                                                                 -----------
                                                                                 $38,703,191
                                                                                 ===========

    Certificates of deposit exceeding $100,000 amount to $8,303,317 and $8,469,171 as of December 31, 1999 and 1998, respectively.

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1999, 1998 and 1997

NOTE F- OTHER BORROWING ARRANGEMENTS

    At December 31, 1999, the Bank had a line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $18,000,735 collateralized by pledged loans of $26,175,696. The Bank has another line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $14,162,751 collateralized by pledged securities with a book value of $15,116,996 and an estimated fair value of $14,978,618. The Bank is able to borrow 95% of the pledged securities' estimated fair value. At December 31, 1999, the line of credit had a balance of $9,000,000, and a weighted-average interest rate of 5.74%.

    At December 31, 1998, the Bank had a line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $14,889,372 collateralized by pledged loans of $21,877,337. The Bank has another line of credit with the Federal Home Loan Bank of San Francisco with a borrowing capacity of $9,723,970 collateralized by pledged securities with a book value of $10,233,661 and an estimated fair value of $10,235,758. The Bank is able to borrow 95% of the pledged securities' estimated fair value.

NOTE G - LEASES

    The Bank leases its two branches and a loan agency office under operating leases. Rent expense amounted to $87,919, $84,386 and $71,936 in 1999, 1998 and 1997, respectively. Approximate future minimum rental payments due under the terms of the leases are as follows:

       Year Ending December 31,
       ------------------------
                 2000                                   $84,772
                 2001                                    83,842
                 2002                                    82,912
                 2003                                    84,112
                 2004                                    85,312
                 Thereafter                              45,952
                                                       --------
                                                       $466,902
                                                       ========

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1999, 1998 and 1997


NOTE H - INCOME TAXES

    The provision for income taxes for the years ended December 31, is as follows:

                                        1999             1998              1997
                                   --------------    --------------   --------------
       Current:
          Federal                  $      185,000    $      131,200   $            -
          State                            79,000            70,000              800
                                   --------------    --------------   --------------
                                          264,000           201,200              800
                                   --------------    --------------   --------------
       Deferred:
          Federal                         (49,000)          134,800         (193,800)
          State                           (29,000)           20,000          (32,000)
                                   --------------    --------------   --------------
                                          (78,000)          154,800         (225,800)
                                   --------------    --------------   --------------
                                   $      186,000    $      356,000   $     (225,000)
                                   ==============    ==============   ==============

    The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

                                                                    1999             1998              1997
                                                              ---------------   ---------------  ---------------
       Statutory federal tax rate                                     34.0%            34.0%            (34.0)%
       Increase (decrease) resulting from:
           State taxes, net of federal tax benefit                     7.2              7.2              (7.2)
           Tax exempt interest                                        (9.4)            (2.2)              -
           Other, net                                                 (4.9)            (1.8)             (0.1)
                                                                    ------           ------            ------
                                                                      26.9%            37.2%            (41.3)%
                                                                    ======           ======            ======

                               SENTINEL COMMUNITY BANK
                                   AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           December 31, 1999, 1998 and 1997

NOTE H - INCOME TAXES - CONTINUED

    The tax effect of temporary differences giving rise to the Bank's deferred income tax asset, included in other assets, at December 31, is as follows:

                                                                    1999        1998
                                                                 ---------   ----------
       Deferred tax assets:
           Deferred loan fees                                    $   8,000   $  18,000
           Depreciation on premises and equipment                   97,000      77,000
           State income taxes                                       27,000      24,000
           Foreclosed real estate                                    4,000      91,000
           Allowance for loan losses                               352,000     192,000
           Core deposit premium                                      6,000       4,000
           Unrealized loss on securities
              available-for-sale                                   210,000           -
                                                                 ---------   ---------
                                                                   704,000     406,000
                                                                 ---------   ---------
       Deferred tax liabilities:
           FHLB dividends                                          (75,000)    (64,000)
           Reserve method conversion                               (23,000)    (35,000)
           Accumulated accretion                                   (37,000)    (26,000)
           Unrealized gain on securities
              available-for-sale                                         -     (20,000)
                                                                 ---------   ---------
                                                                  (135,000)   (145,000)
                                                                 ---------   ---------
       Net deferred income tax asset                             $ 569,000   $ 261,000
                                                                 =========   =========

    Under the Internal Revenue Code, the Bank is allowed a statutory actual or anticipated addition to bad debt reserves for income tax purposes for which no provision for income taxes must be made. No provision has been made for possible federal income tax on such retained earnings, which totaled approximately $300,000 at December 31, 1999 and 1998.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE I - STOCK OPTION PLANS

    Under the terms of the Bank's 1993 stock option plan, up to 67,500 shares of common stock are reserved for issuance. There are 35,267 incentive stock options granted under the 1993 plan as of December 31, 1999. On May 30, 1996, the Board of Directors adopted the 1996 stock option plan. Under the 1996 plan, up to 62,024 shares of common stock are reserved for issuance. There are 28,152 non-qualified stock options granted under the 1996 plan as of December 31, 1999. On July 29, 1999, the Board of Directors adopted the 1999 stock option plan. Under the 1999 plan, up to 37,286 shares of common stock are reserved for issuance. There are 10,984 non-qualified stock options granted under the 1999 plan as of December 31, 1999.

    The Bank's fixed stock option plans are accounted for under APB Opinion No. 25 and related Interpretations. Options under the 1993 plan have a term of 10 years when issued, are granted on various dates and vest 20% each year beginning at the end of the first year. Options under the 1996 plan have a 10 year term when issued and vest immediately for grants of options to directors. All other options vest 20% each year beginning at the end of the first year after grant. The exercise price of each option is greater than or equal to market price of the Bank's stock on the date of grant. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", the Bank's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below. For those options that are non-qualified stock options for income tax purposes, the pro forma net earnings reflects the Bank's estimated future tax deduction upon exercise of the options.

                                                                    1999             1998              1997
                                                              ---------------   ---------------  ---------------
       Net earnings (loss)                  As reported          $503,299          $600,610         $(319,997)
                                            Pro forma            $475,885          $588,950         $(333,152)

       Earnings (loss) per share            Basic:
                                            As reported          $   1.04          $   1.27         $    (.68)
                                            Pro forma            $    .99          $   1.24         $    (.71)

                                            Diluted:
                                            As reported          $   1.00          $   1.26         $    (.68)
                                            Pro forma            $    .95          $   1.23         $    (.71)

    The fair value of each option grant is estimated on the date of grant using the Black Scholes options-pricing model with the following weighted-average assumptions used for grants awarded in 1999: dividend yield of 3.0 percent; expected volatility of 26.4 percent; risk-free interest rate of 5.435 percent; and expected lives of nine years.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE I - STOCK OPTION PLANS - CONTINUED

    A summary of the status of the Bank's fixed stock option plans as of December 31, 1999, and 1998, and changes during the years ending on those dates is presented below.

                                                     1999                     1998                    1997
                                            ----------------------   ---------------------   ----------------------
                                                         WEIGHTED                Weighted                Weighted
                                                          AVERAGE                 Average                 Average
                                                         EXERCISE                Exercise                Exercise
                                              SHARES       PRICE      Shares       Price      Shares       Price
                                             --------    ---------   --------    ---------   -------     ----------
     Outstanding at beginning of year          56,737     $  10.54     75,690     $  10.45     75,690     $  10.45
           Granted                             18,739     $  15.84          -     $     -          -      $      -
           Exercised                           (1,073)    $   5.60    (12,282)    $   9.63         -      $      -
           Forfeited                                -     $            (6,671)    $  11.16         -      $      -
                                              -------                 -------                 -------

           Outstanding at end of year          74,403     $  11.95     56,737     $  10.54     75,690     $  10.45
                                              =======                 =======                 =======

           Options exercisable at year end     55,378     $  10.92     52,079     $  10.53     64,461     $  10.43
           Weighted-average fair value of
              shares granted during the year              $   4.65

    The following information applies to options outstanding at December 31, 1999:

    Number outstanding                                                          74,403
    Range of exercise prices                                                 $6.27 - $17.50
    Weighted-average exercise price                                             $11.95
    Weighted-average remaining contractual life                                6.9 years

NOTE J - EMPLOYEE BENEFIT PLAN

    The Bank maintains a defined contribution 401(k) plan (the Plan) for all employees who have completed at least 1,000 hours of service during a twelve consecutive month period. The Bank may elect to make matching contributions to the Plan. Employer contributions to the Plan amounted to $15,032, $16,916 and $16,288 in 1999, 1998 and 1997, respectively.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE K - FINANCIAL INSTRUMENTS

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

       Financial instruments whose contract amounts represent credit risk at December 31, 1999:

              Undisbursed loan commitments                                         $11,393,226
              Undisbursed lines of credit                                            3,324,373
              Standby letters of credit                                                102,215
                                                                                   -----------
                                                                                   $14,819,814
                                                                                   ===========


    Undisbursed variable rate loan commitments with interest rate caps or floors amount to $4,005,448 and undisbursed fixed rate loan commitments amount to $6,125,889 as of December 31, 1999.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. None of the fixed rate loan commitments were designated to be sold in the secondary market. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include real property, customer deposits, debt securities, equity securities or business assets. Virtually all such commitments are collateralized, and their credit risk is essentially the same as that involved in extending loans to customers.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE K - FINANCIAL INSTRUMENTS - CONTINUED

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

    The estimated fair values of the Bank's financial instruments at December 31, 1999 are as follows:

                                                                                                Estimated
                                                                             Carrying              Fair
                                                                             Amount                Value
                                                                          -------------        ------------
    FINANCIAL ASSETS:
       Cash and cash equivalents                                          $   5,262,076        $  5,262,076
       Certificates of deposit                                                  693,000             693,351
       Securities available-for-sale                                         11,417,640          11,417,640
       Securities held-to-maturity                                           11,937,135          11,818,571
       Federal Home Loan Bank stock                                             455,500             455,500
       Loans receivable                                                      61,215,842          59,984,051
       Accrued interest receivable                                              730,419             730,419

    FINANCIAL LIABILITIES:
       Deposits                                                             (77,766,750)        (77,734,596)
       Borrowings                                                            (9,000,000)         (9,000,000)
       Accrued interest payable                                                 (10,402)            (10,402)

    OFF-BALANCE-SHEET LIABILITIES:
       Commitments and letters of credit                                              -            (250,000)

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE K - FINANCIAL INSTRUMENTS - CONTINUED

The estimated fair values of the Bank's financial instruments at December 31, 1998, are as follows:

                                                                                                 Estimated
                                                                              Carrying              Fair
                                                                               Amount               Value
                                                                           ------------       -------------
    FINANCIAL ASSETS:
       Cash and cash equivalents                                           $  8,144,215        $  8,144,215
       Certificates of deposit                                                2,079,000           2,103,886
       Securities available-for-sale                                         16,730,367          16,730,367
       Securities held-to-maturity                                            9,576,986           9,578,600
       Federal Home Loan Bank stock                                             557,900             557,900
       Loans receivable                                                      51,891,751          52,076,482
       Accrued interest receivable                                              810,489             810,489

    FINANCIAL LIABILITIES:
       Deposits                                                             (79,721,653)        (79,773,650)
       Borrowings                                                            (6,000,000)         (6,000,000)
       Accrued interest payable                                                 (15,761)            (15,761)

    OFF-BALANCE-SHEET LIABILITIES:
       Commitments and letters of credit                                              -            (200,000)

NOTE L - RELATED PARTIES

    The Bank has entered into transactions with its directors, significant shareholders, and their affiliates (related parties). The aggregate amount of deposits from such related parties at December 31, 1999 was $636,145. The aggregate amount of loan commitments to related parties at December 31, 1999, was $1,080,757.

NOTE M - REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE M - REGULATORY MATTERS - CONTINUED

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tangible capital to average assets (as defined in the regulations), total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1999, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

    The Bank's actual capital amounts and ratios are presented in the table below.

                                                                                                To be well
                                                                                             capitalized under
                                                                      For capital            prompt corrective
                                              Actual               adequacy purposes         action provisions
                                        --------------------     ---------------------      ----------------------
                                        Amount        Ratio        Amount        Ratio          Amount       Ratio
                                      -----------  ---------    -----------   --------     -----------   ---------
    December 31, 1999:

       Tangible Capital
         (to Average Assets)           $5,514,000      5.96%     $1,389,000      >1.5%      $        -           -%

       Total Capital
         (to Risk Weighted Assets)     $6,143,000     10.74%     $4,577,000      >8.0%      $5,721,000      > 10.0%

       Tier I Capital
         (to Risk Weighted Assets)     $5,488,000      9.59%     $2,289,000      >4.0%      $3,433,000        >6.0%

       Tier I Capital
         (to Average Assets)           $5,488,000      5.94%     $3,696,000      >4.0%      $4,620,000        >5.0%

    December 31, 1998:

       Tangible Capital
         (to Average Assets)           $5,208,000      5.70%     $1,376,000      >1.5%      $        -           -%

       Total Capital
         (to Risk Weighted Assets)     $5,738,000     11.01%     $4,171,000      >8.0%      $5,214,000       >10.0%

       Tier I Capital
         (to Risk Weighted Assets)     $5,182,000      9.94%     $2,085,000      >4.0%      $3,128,000        >6.0%

       Tier I Capital
         (to Average Assets)           $5,182,000      5.70%     $3,669,000      >4.0%      $4,587,000        >5.0%

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997


NOTE N - EARNINGS (LOSS) PER SHARE

     The Bank computes earnings per share (EPS) in accordance with SFAS No. 128, "EARNINGS PER SHARE". SFAS No. 128 requires the presentation of basic EPS, which does not consider the effect of common stock equivalents, and diluted EPS, which considers all dilutive common stock equivalents. In April 1999 the Bank had a 3 for 2 stock split.

                                                                       YEAR ENDED DECEMBER 31, 1999
                                                         ---------------------------------------------------------
                                                           INCOME                 SHARES               PER-SHARE
                                                         (NUMERATOR)           (DENOMINATOR)             AMOUNT
                                                         ------------          -------------         -------------
       BASIC EPS
       Net earnings                                        $503,299               482,545              $  1.04
                                                           --------                                    =======
       EFFECT OF DILUTIVE SECURITIES
       Stock options                                                               19,478
                                                                                  -------
       DILUTED EPS
       Net earnings plus assumed
        conversions                                        $503,299                502,023             $  1.00
                                                           ========               ========             =======

   Stock options totaling 10,984 are not included in the 1999 calculation because their effect is antidilutive.

                                                         Year Ended December 31, 1998 - Restated for Stock Split
                                                        ---------------------------------------------------------
                                                           Income                 Shares               Per-Share
                                                         (Numerator)           (Denominator)            Amount
                                                        -------------          -------------         ------------
       Net earnings                                       $   600,610               473,216           $      1.27
                                                          -----------                                 ===========
       EFFECT OF DILUTIVE SECURITIES
       Stock options                                                                  5,061
                                                                                 ----------
       DILUTED EPS
       Net earnings plus assumed
        conversions                                       $   600,610               478,277           $      1.26
                                                          ===========            ==========           ===========

                            SENTINEL COMMUNITY BANK
                                 AND SUBSIDIARY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

                        December 31, 1999, 1998 and 1997

NOTE N - EARNINGS (LOSS) PER SHARE - CONTINUED

   The 1998 earnings per share have been restated due to the 3 for 2 stock split that occurred in April 1999.

                                                          Year Ended December 31, 1997 - Restated for Stock Split
                                                        ---------------------------------------------------------
                                                           Income                 Shares               Per-Share
                                                         (Numerator)           (Denominator)            Amount
                                                         ------------          -------------         -------------
       Basic and Diluted EPS                               $(319,997)               470,192            $      (.68)
                                                           =========            ===========            ===========

     Employee stock options are not included in the 1997 calculation because their effect is antidilutive. The 1997 earnings per share have been restated due to the 3 for 2 stock split that occurred in April 1999.

NOTE O - CONTINGENCIES

    In 1996, the Bank was named as a defendant in a lawsuit by a former employee. In July, 1997, a settlement was reached, which resulted in $1,098,573 in settlement and accompanying legal expenses. Management is vigorously pursuing its Employment Practices Liability insurance carrier to recoup some of this loss, but the possibility of that being realized is uncertain at this time.

    The Bank is involved in other litigation arising in the normal course of business. It is not possible to estimate the Bank's ultimate liability, if any, in these matters. In the opinion of management, the results of such litigation will not have a material effect on the financial position or results of operations of the Bank.

NOTE P - ACQUISITION/MERGER

    During December of 1999, the Bank entered into an agreement and plan of reorganization and merger with Western Sierra Bancorp and Western Sierra National Bank. The Bank will be acquired by Western Sierra Bancorp and merged into Western Sierra National Bank in a stock transaction. The transaction is subject to shareholder and regulatory approval, and the transaction is expected to close in May 2000.

                                    EXHIBIT I





                               AGREEMENT AND PLAN
                          OF REORGANIZATION AND MERGER


                            DATED: DECEMBER 27, 1999



                                 BY AND BETWEEN


                             WESTERN SIERRA BANCORP


                          WESTERN SIERRA NATIONAL BANK


                                       AND


                             SENTINEL COMMUNITY BANK

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of December 27, 1999 by and among SENTINEL COMMUNITY BANK, a federal savings and loan association ("SCB"), WESTERN SIERRA BANCORP, a California corporation ("Bancorp"), and WESTERN SIERRA NATIONAL BANK, a national banking association ("WSNB"), which is a wholly-owned subsidiary of Bancorp.

                                    RECITALS:

         WHEREAS, the respective Boards of Directors of SCB, Bancorp and WSNB have determined that it is in the best interests of SCB, Bancorp and WSNB and their respective shareholders for SCB to be merged with and into WSNB ("Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, national banking laws and other applicable laws;

         WHEREAS, each of the Boards of Directors of SCB, Bancorp and WSNB have approved this Agreement and the transactions contemplated hereby;

         WHEREAS, SCB's, Bancorp's and WSNB's Boards of Directors have resolved to recommend approval of the merger of SCB and WSNB to their respective shareholders; and

         WHEREAS, upon the consummation of the Merger of SCB with WSNB, WSNB shall be the surviving entity of the Merger and remain a wholly owned subsidiary of Bancorp.

         NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, SCB, Bancorp and WSNB hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition Event" shall mean any of the following:

         (a) Prior to the termination of this Agreement, either SCB or Bancorp shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than SCB, Bancorp or any of their respective Subsidiaries) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving SCB, Bancorp or any of their respective Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries),

                  (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of SCB or Bancorp or any asset or assets of SCB or Bancorp the disposition or lease of which would result in a material change in the business or business operations of SCB or Bancorp, a transfer of any shares of stock or other securities of SCB or Bancorp by SCB or Bancorp, or a material change in the assets, liabilities or results of operations or the future prospects of SCB or Bancorp, including, but not limited to a grant of an option entitling any Person to acquire any shares of stock of SCB or Bancorp or any assets material to the business of SCB or Bancorp; or (iii) the issuance, other than pursuant to outstanding stock options, sale or other disposition by SCB or Bancorp (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of SCB Common Stock or Bancorp Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of SCB Common Stock or Bancorp Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of SCB or Bancorp;

         (b) Prior to termination of this Agreement (i) any Person (other than a person who is a party to a Shareholder Agreement) shall have increased the number of shares of SCB Common Stock or Bancorp Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of SCB Common Stock or Bancorp Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 5% of the outstanding shares of SCB Common Stock or Bancorp Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 5% of the then outstanding shares of SCB Common Stock or Bancorp Common Stock; or

         (c) The approval by SCB's or Bancorp's shareholders, or the consummation by SCB or Bancorp, of any Acquisition Transaction as described in Subsection (a) of this Paragraph within a period of one hundred eighty (180) days following: (i) the termination of this Agreement by Bancorp pursuant to Sections 8.1.1, 8.1.3, 8.1.5, 8.1.7, 8.1.8, or 8.1.11; or (ii) the
                  termination of this Agreement by SCB pursuant to Section 8.1.1, 8.1.3, 8.1.4, 8.1.6, 8.1.9, 8.1.10, or 8.1.12.

         (d) An Acquisition Transaction shall not mean any transaction identified above with an entity identified in writing by Bancorp or SCB prior to the date of the Agreement.

         "Acquisition Proposal" shall have the meaning given such term in
         Section 6.2.5.

         "Affected Party" shall have the meaning given to it in Section 5.7.

         "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "Affiliate Agreements" shall have the meaning given to such term in
         Section 5.3.3.

         "Aggregate Merger Price" shall mean the sum of $10,750,000 less any amount paid by SCB to holders of SCB Stock Options for the redemption and cancellation of such options and less the amount, if any, of the SCB Shareholder' Equity Adjustment. The calculation of Aggregate Merger Price shall be performed by Perry-Smith & Co. and agreed to by Grant Thornton or such other party agreed to by Bancorp and SCB.

         "Bancorp" shall mean Western Sierra Bancorp.

         "Bancorp Average Trading Price" shall mean the average closing bid and ask price for Bancorp Common Stock as reported on the NASDAQ National Market System during the twenty consecutive trading days ending with the end of the fifth trading day immediately preceding the Effective Time.

         "Bancorp Common Stock" shall mean the common stock, no par value per share, of Bancorp.

         "Bancorp Filings" shall have the meanings given such term in Section 4.6.1.

         "Bancorp Financial Statements" shall mean the financial statements of Bancorp for the year ended December 31, 1998

         "Bancorp Market Value Per Share" shall mean the closing price of Bancorp Common Stock as reported on the NASDAQ National Market as of the last trading day prior to the Effective Time.

         "Bancorp Material Adverse Event" shall have the meaning given to such term in Section 8.1.9.

         "Bancorp Stock Plans" shall have the meaning set forth in Section 4.5.

         "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

         "California Corporations Code" shall mean the General Corporation Law of the State of California.

         "Classified Assets" shall have the meaning given to such term in
         Section 6.1.15.

         "Closing" shall have the meaning given to such term in Section 2.1.

         "Closing Date" shall have the meaning given to such term in Section
         2.1.

         "Closing Schedules" shall have the meaning given to such term in
         Section 5.7.

         "Conversion Rate" shall mean the result of a fraction, the numerator of which is equal to the Aggregate Merger Price divided by the Bancorp Average Trading Price but such numerator shall not be less than 600,000 nor more than 775,000 (except if the Bancorp Average Trading Price is less than $12 and Bancorp determines in its sole discretion to issue more Bancorp Common Stock than 775,000 shares of Bancorp Common Stock) and the denominator of which is the number of outstanding shares of SCB immediately outstanding prior to the Effective Time. However, in the event that Bancorp announces the acquisition of a majority interest in Bancorp Common Stock by means of a merger prior to the Closing Date, the numerator shall be not less than 687,500.

         "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

         "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

         "Dissenting Shares" shall mean shares of SCB Common Stock or Bancorp Common Stock which come within all of the criteria for the exercise of dissenters rights set forth in Section 552.14 of Title 12 of the Code of Federal Regulations or Chapter 13 of the California Corporations Code, as applicable.

         "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Section 552.14 of Title 12 of the Code of Federal Regulations or Paragraph (a) of
         Section 1301 of the California Corporations Code as appropriate.

         "Effective Time" shall have the meaning given such term in Section 2.1.

         "Employee Plan" shall have the meaning given such term in Section
         3.21.3.

         "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

         "Equity Securities" shall have the meaning given to such term in the Exchange Act.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean American Securities Transfer and Trust, or such other Person as Bancorp shall have appointed to perform the duties set forth in Section 2.8.

         "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of SCB Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of SCB Common Stock.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

         "Hazardous Substances" shall have the meaning given such term in
         Section 3.23.4.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended.

         "Joint Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

         "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement; the actual knowledge, after reasonable inquiry, of any director or executive officer of SCB, Bancorp or WSNB.

         "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

         "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or
         (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

         "Merger" shall have the meaning set forth in Section 2.1.

         "Merger Agreement" shall have the meaning given to such term in Section 2.1.

         "New Certificates" shall have the meaning given to such term in Section 2.8.1.

         "OCC" shall mean Office of the Comptroller of the Currency.

         "OREO" shall have the meaning given to such term in Section 3.13.

         "OTS" shall mean the Office of Thrift Supervision.

         "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on SCB or Bancorp in accordance with
         Section 552.14 of Title 12 of the Code of Federal Regulations and Paragraph (b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time, respectively.

         "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

         "Registration Statement" shall have the meaning given to such term in
         Section 3.7.2.

         "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

         "Requisite Regulatory Approvals" shall have the meaning set forth in
         Section 7.1.2.

         "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

         "SCB" shall mean Sentinel Community Bank.

         "SCB Certificates" shall have the meaning given such term in Section 2.8.1.

         "SCB Collateralizing Real Estate" shall have the meaning given to such term in Section 3.23.1.

         "SCB Common Stock" shall mean the common stock, $10.00 par value, of SCB.

         "SCB's Costs Associated With the Transaction" shall mean all legal, accounting and professional costs incurred or to be incurred by SCB for the transaction up to the Closing Date (including investment banking fees) which have not been expensed by SCB by the Determination Date.

         "SCB Fairness Opinion" shall have the meaning given to such term in
         Section 7.3.7.

         "SCB Filings" shall have the meaning given such term in Section 3.6.1.

         "SCB Financial Statements" shall have the meaning given to such term in
         Section 3.7.3.

         "SCB Material Adverse Event" shall have the meaning given to such term in Section 8.1.8.

         "SCB Properties" shall have the meaning given to such term in Section 3.23.1.

         "SCB Federal Documents" shall have the meaning given to such term in
         Section 3.6.2.

         "SCB Shareholders' Equity Adjustment" shall mean the amount by which SCB's shareholder equity as of the Determination Date, exclusive of (x) SCB's Costs Associated With the Transaction as of the Determination Date up to a maximum of $100,000 for legal and accounting fees, $368,000 for termination of the FISERV agreement, and $75,000 for investment banking fees, and (y) adjustments made to the loan loss reserves or other reserves requested by WSNB pursuant to Sections 5.8.1 and 5.8.2 of this Agreement, is less than $5,600,000.

         "SCB Stock Options" shall mean any options to purchase any shares of SCB Common Stock or any other Equity Securities of SCB granted on or prior to the Effective Time, whether pursuant to the SCB Stock Option Plan or otherwise.

         "SCB Stock Option Plan" shall mean SCB's written Stock Option Plan as described in Schedule 3.5 and 3.24 hereto.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shareholder Agreement" shall have the meaning given such term in
         Section 7.2.9.

         "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

         "Superior Proposal" shall have the meaning given to such term in
         Section 6.2.5.

         "Surviving Corporation" shall mean WSNB after the consummation of the Merger.

         "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

         "Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state or federal Governmental Entity before the Merger may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Merger.

         "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of SCB Common Stock or Bancorp Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of SCB or Bancorp.

         "Understanding" shall have the meaning set forth in Section 6.1.5.

         "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

         "WSNB" shall mean Western Sierra National Bank, a wholly owned subsidiary of Bancorp.

                              ARTICLE 2. THE MERGER

         Section 2.1 THE MERGER. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, SCB shall be merged with WSNB, with WSNB being the Surviving Corporation of the merger, all pursuant to the Agreement of Merger attached to this Agreement as
Exhibit 2.1 (the "Merger Agreement") and in accordance with the applicable provisions of national banking laws (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by Bancorp and reasonably concurred to by SCB (the "Closing Date") which shall not, however, be later than thirty (30) days after receipt of the Last Regulatory Approval and expiration of all applicable waiting periods. WSNB shall submit a request to the OCC as to effective time of the Merger. The Merger shall be effective at the time specified in a certificate to be issued by the OCC approving the Merger ("Effective Time").

         Section 2.2 EFFECT OF MERGER. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of SCB and WSNB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of SCB and WSNB, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of SCB and WSNB immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either SCB or WSNB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of SCB and WSNB shall be preserved unimpaired and all debts, liabilities and duties of SCB and WSNB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         Section 2.3 ARTICLES OF ASSOCIATION. The Articles of Association of WSNB in effect immediately prior to the Effective Time shall be the Articles of Association of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "Western Sierra National Bank."

         Section 2.4 WSNB STOCK. The authorized and issued capital stock of WSNB, all of which shall be owned by Bancorp, immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Merger Agreement and shall remain issued and outstanding.

         Section 2.5 CANCELLATION AND TERMINATION OF SCB STOCK OPTIONS. At the Effective Time, all outstanding rights with respect to SCB Common Stock pursuant to stock options under the SCB Stock Option Plan which shall not have been exercised or redeemed shall be canceled and terminated.

         Section 2.6  CONVERSION OF SCB COMMON STOCK.

                  2.6.1 Except as provided in Sections 2.6.2 and 2.7, each share of SCB Common Stock shall be converted at the Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of Bancorp Common Stock equal to the Conversion Rate; provided, however, that the shares held by any shareholder who properly exercises dissenters' rights provided under OTS regulations, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of Section 552.14(b) of the Title 12 of the Code of Federal Regulations.

                  2.6.2 The Conversion Rate shall be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution, made, declared or effective with respect to the Bancorp Common Stock between the date of this Agreement and the Effective Time.

         Section 2.7 FRACTIONAL SHARES. No fractional shares of Bancorp Common Stock shall be issued in the Merger. In lieu thereof, each holder of SCB Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) Bancorp Market Value Per Share by (b) the fraction of a share of Bancorp Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

         Section 2.8 EXCHANGE PROCEDURES. On or as soon as practicable after the Effective Time, (i) Bancorp will deliver to the Exchange Agent: (i) certificates representing the number of shares of Bancorp Common Stock issuable in the Merger; and (ii) cash for the payout of fractional shares.

                  2.8.1 Upon surrender to the Exchange Agent for cancellation of one or more certificates for shares of SCB Common Stock ("SCB Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered SCB Certificates, certificates representing the appropriate number of shares of Bancorp Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the SCB Certificates. In no event shall the holders of SCB Certificates be entitled to receive interest on cash amounts due them hereunder.

                  2.8.2 Until an SCB Certificate has been surrendered and exchanged as herein provided, each share of SCB Common Stock represented by such SCB Certificate shall represent, on and after the Effective Time, the right to receive the Conversion Rate into which each such share of SCB Common Stock shown thereon has been converted as provided by Section 2.6 including the right to vote such shares of Bancorp Common Stock. No dividends or other distributions that are declared on any shares of Bancorp Common Stock into which any shares of SCB Common Stock have been converted at the Effective Time shall be paid to the holder of such SCB shares until the SCB Certificates evidencing such SCB shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  2.8.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the SCB Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to Bancorp or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of Bancorp or the Exchange Agent that such taxes have been paid or are not payable.

                  2.8.4 Any Bancorp Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to Bancorp, in which event the Persons entitled thereto shall receive such Bancorp Common Stock or cash directly from Bancorp.

                  2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of SCB Common Stock shall be unable to surrender such holder's SCB Certificates because such SCB Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety satisfactory to the Exchange Agent and Bancorp.

                  2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Bancorp Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Bancorp Common Stock for the account of the Persons entitled thereto.

                  2.8.7 After the Effective Time, there shall be no further registration of transfers of the shares of SCB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, SCB Certificates representing such shares of SCB Common Stock are presented to Bancorp, they shall be canceled and exchanged for Bancorp Common Stock as provided in this Article 2.

         Section 2.9 BOARD OF DIRECTORS OF BANCORP AND WSNB FOLLOWING THE EFFECTIVE TIME. At the Effective Time, (i) one director of SCB shall be appointed as a director of both Bancorp and WSNB, (ii) one director of SCB shall be appointed as a director of Bancorp, and (iii) one director of SCB shall be appointed as a director of WSNB, each to serve until the next annual meetings of shareholders of Bancorp and WSNB and until such successors are elected and qualified. The directors of SCB to be appointed to Bancorp's and WSNB's boards shall be determined by Bancorp and SCB. In addition, one of the directors of SCB who is appointed to the Board of Directors of Bancorp shall also be appointed to Bancorp's executive committee. At the Effective Time, the Board of Directors of WSNB shall be 14 in number, two of which will be selected by the parties from SCB's Board of Directors, and 12 of which will be current directors of WSNB. At the Effective Time, the Board of Directors of Bancorp shall be 18 in number, two of which will be selected by the parties from SCB's Board of Directors, and 16 of which will be current directors of Bancorp. Bancorp shall use its best efforts to appoint such directors to WSNB on an annual basis and nominate such directors as nominees to Bancorp's Board of Directors in conjunction with the election of directors at the annual meeting of shareholders.

                ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SCB

SCB represents and warrants to Bancorp as follows:

         Section 3.1 ORGANIZATION; CORPORATE POWER; ETC. SCB is a federal savings and loan association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. SCB has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, SCB will have the requisite corporate power and authority to perform its obligations hereunder with respect to the consummation of the transactions contemplated hereby. SCB is authorized by the OTS to conduct a general banking business. SCB is not a member of the Federal Reserve System. SCB's deposits are insured by the FDIC in the manner and to the full extent provided by law. SCB maintains and operates branch offices only in the State of California. Neither the scope of the business of SCB, or any Subsidiary of SCB, nor the location of any of their respective properties, requires that SCB or any of its respective Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the State of California, where the failure to be so licensed and qualified would have a Material
Adverse Effect on SCB taken as a whole.

         Section 3.2 LICENSES AND PERMITS. Except as disclosed on Schedule 3.2, SCB and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on SCB or on the ability of SCB to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of SCB and those of its Subsidiaries, are and have been maintained and conducted in compliance with all applicable licenses, certificates, franchises, rights and permits to the extent that the failure to do so would not have a Material Adverse Effect on SCB, taken as a whole.

         Section 3.3 SUBSIDIARIES. Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which SCB owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

         Section 3.4  AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

                  3.4.1 The execution and delivery of this Agreement and the Merger Agreement by SCB, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of SCB, subject only to the approval of this Agreement, the Merger Agreement and the Merger by SCB's shareholders. This Agreement has been duly executed and delivered by SCB and constitutes a legal, valid and binding obligation of SCB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals and the due execution shall be filed with the OCC, and at the Effective Time the Merger Agreement will constitute a legal, valid and binding obligation of SCB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

                  3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of SCB, or except for the necessity of obtaining Requisite Regulatory Approvals and approval of the shareholders of SCB, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SCB or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on SCB, or on Bancorp following consummation of the Merger; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this

Agreement or the Merger Agreement by SCB or the performance by SCB of its obligations hereunder and thereunder, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; and (b) the filing and acceptance of the Merger Agreement with the OCC.

         Section 3.5 CAPITAL STRUCTURE. The authorized capital stock of SCB consists of 1,000,000 shares of SCB Common Stock, $10.00 par value per share. On the date of this Agreement, 482,456 shares of SCB Common Stock were outstanding and 75,475 shares of SCB Common Stock were reserved for issuance pursuant to outstanding SCB Stock Options under the SCB Stock Option Plan. All outstanding shares of SCB Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the SCB Stock Options described on Schedule 3.5 to this Agreement, SCB does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which SCB is a party or by which it is bound obligating SCB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SCB or obligating SCB to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 3.6 SCB FILINGS.

                  3.6.1 Since January 1, 1997, SCB and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the OTS; (b) the FDIC; and (c) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to SCB's shareholders during the three-year period ended December 31, 1998 (whether or not filed with any Regulatory Authority), are collectively referred to as the "SCB Filings. Except to the extent prohibited by law, copies of the SCB Filings have been made available to Bancorp. As of their respective filing or mailing dates, each of the past SCB Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The SCB Financial Statements, together with the financial statements contained in the SCB Filings have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of SCB as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

                  3.6.2 SCB has filed each report, schedule and amendments to each of the foregoing since January 1, 1997 that SCB was required to file with the OTS and the FDIC (the "SCB Federal Documents"), all of which have been made available to Bancorp. As of their respective dates, the SCB Federal Documents complied in all material respects with the applicable requirements of the California Financial Code and the Federal Deposit Insurance Act, as the case may be, and the rules and regulations of the OTS and the FDIC thereunder applicable to such SCB Federal Documents, and none of the SCB Federal Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SCB included in the SCB Filings comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the OTS (as applicable) with respect thereto, and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the OTS) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of SCB as of the dates thereof and the results of its operations and cash flows or changes in financial position for the periods then ended.

         Section 3.7  ACCURACY OF INFORMATION SUPPLIED.

                  3.7.1 No representation or warranty of SCB contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of SCB or any of its Subsidiaries, to Bancorp in connection herewith and none of the information supplied or to be supplied by SCB or its Subsidiaries to Bancorp hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  3.7.2 None of the information supplied or to be supplied by SCB or relating to SCB which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Bancorp in connection with the issuance of shares of Bancorp Common Stock in the Merger (including the Joint Proxy Statement of Bancorp and SCB and the Prospectus of Bancorp ("Joint Proxy Statement/Prospectus") constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/ Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of SCB through the date of the meeting of shareholders of SCB to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Bancorp Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to Bancorp and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  3.7.3 SCB has or will deliver to Bancorp copies of: (a) the audited balance sheets of SCB and its Subsidiaries as of December 31, 1998, 1997 and 1996 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Grant Thornton, independent public accountants (the "SCB Financial Statements"), and SCB will hereafter until the Closing Date deliver to Bancorp copies of additional financial statements of SCB as provided in Sections 5.1.1(iii) and 6.1.11(iii). The SCB Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of SCB and its Subsidiaries as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, SCB has delivered to Bancorp copies of all management or other letters delivered to SCB by its independent accountants in connection with any of the SCB Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of SCB issued at any time since January 1, 1996, and will make available for inspection by Bancorp or its representatives, at such times and places as Bancorp may reasonably request, reports and working papers produced or developed by such accountants or consultants.

         Section 3.8 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on
Schedule 3.8, to the best of SCB's Knowledge, the respective businesses of SCB and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on SCB, or Bancorp at or following the Effective Time. Except as set forth in Schedule 3.8, no investigation or review by any Governmental Entity with respect to SCB is pending or, to the Knowledge of SCB threatened, nor has any Governmental Entity indicated to SCB an intention to conduct the same.

         Section 3.9 LITIGATION. Except as set forth in Schedule 3.9, there is no suit, action or proceeding or investigation pending, or to the Knowledge of SCB threatened against or affecting SCB or any of its Subsidiaries, taken as a whole, which, if adversely determined, would have a Material Adverse Effect on SCB or its Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SCB or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which SCB or any of its Subsidiaries is a named party, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with SCB's prior business practices.

         Section 3.10 AGREEMENTS WITH BANKING AUTHORITIES. Except as set forth in Schedule 3.10, neither SCB nor any Subsidiary of SCB is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

         Section 3.11 INSURANCE. SCB and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as indicated on Schedule 3.11. None of SCB or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. SCB and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

         Section 3.12 TITLE TO ASSETS OTHER THAN REAL PROPERTY. SCB and its Subsidiaries have good and marketable title to all their properties and assets (other than real property which is the subject to Section 3.13), owned or leased by SCB or any of its Subsidiaries, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except as disclosed on
Schedule 3.12 and except for: (a) encumbrances as set forth in the SCB Financial Statements; (b) liens for current Taxes not yet due which have been fully reserved for; and (c) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use or the sale or other disposition of the property subject thereto or affected thereby. All such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

         Section 3.13 REAL PROPERTY. Schedule 3.13 is an accurate list and general description of all real property owned or leased by SCB or any of its Subsidiaries, including Other Real Estate Owned ("OREO"). Each of SCB and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of SCB to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. SCB and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease;
(b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of SCB's Knowledge, the activities of SCB and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, SCB and its Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The buildings and improvements on real properties owned or leased by SCB or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

         Section 3.14  TAXES.

                  3.14.1 FILING OF RETURNS. Except as set forth on Schedule 3.14.1, SCB and its Subsidiaries have duly prepared and filed federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of SCB and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. No extension of time within which SCB or any of its Subsidiaries may file any Return is currently in force.

                  3.14.2 PAYMENT OF TAXES. Except as disclosed on Schedule
3.14.2 with respect to all amounts in respect of Taxes imposed on SCB or any Subsidiary or for which SCB or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of SCB or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

                  3.14.3 AUDIT HISTORY. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of SCB or any Subsidiary currently in progress. Except as disclosed on Schedule 3.14.3, SCB and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of SCB or any Subsidiary for any period. SCB and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of SCB or any Subsidiaries filed for fiscal years ended on or after December 31, 1995 through the Closing Date, nor to the Knowledge of SCB is there reason to believe that any material deficiency will be assessed.

                  3.14.4 STATUTE OF LIMITATIONS. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of SCB or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of SCB or any Subsidiaries are currently pending.

                  3.14.5 WITHHOLDING OBLIGATIONS. SCB and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

                  3.14.6 TAX LIENS. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by SCB or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

                  3.14.7 TAX RESERVES. SCB and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The SCB Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the SCB Financial Statements and all periods prior thereto.

                  3.14.8 TAX ELECTIONS. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by SCB or its Subsidiaries shall be made after the date of this Agreement without the prior written consent of Bancorp, which shall not be unreasonably withheld. Bancorp shall be deemed to have consented in writing to any election SCB or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of Bancorp in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) Bancorp shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

                  3.14.9 IRC SECTION 382 APPLICABILITY. None of SCB or any of its Subsidiaries, including any party joining in any consolidated return to which SCB is a member, underwent an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

                  3.14.10 DISCLOSURE INFORMATION. Within 45 days of the date of this Agreement, SCB will deliver to Bancorp a schedule setting forth the following information with respect to SCB and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) SCB's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to SCB; and (c) the amount of any deferred gain or loss allocable to SCB and arising out of any deferred intercompany transactions.

         Section 3.15 PERFORMANCE OF OBLIGATIONS. To SCB's Knowledge, SCB and its Subsidiaries have performed all material obligations required to be performed by them to date and none of SCB or any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on SCB or its Subsidiaries. To SCB's Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom SCB or any of its Subsidiaries has an agreement that is of material importance to the businesses of SCB or its Subsidiaries is in default thereunder.

         Section 3.16 LOANS AND INVESTMENTS. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of SCB or their Subsidiaries are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on Schedule 3.16, as of November
30, 1999, no loans or investments held by SCB or any Subsidiary are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by SCB or any banking regulators; or (iii) on a nonaccrual status in accordance with SCB's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of SCB are disclosed on Schedule 3.16. For outstanding loans or extensions of credit or commitments to make loans or extensions of credit where the original principal amounts are in excess of $25,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to SCB or any Subsidiary, and to SCB's Knowledge, is still in full force and effect.

         Section 3.17 BROKERS AND FINDERS. Except as set forth on Schedule 3.17, none of SCB or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. SCB agrees to indemnify and hold harmless Bancorp and its affiliates, and to defend with counsel selected by Bancorp and reasonably satisfactory to SCB, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

         Section 3.18 MATERIAL CONTRACTS. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which SCB or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by SCB in the ordinary course of its business and those items specifically disclosed in the SCB Financial Statements.

         Section 3.19 ABSENCE OF MATERIAL ADVERSE EFFECT. Since January 1, 1999, the respective businesses of SCB and its Subsidiaries have been conducted only in the ordinary course, except as disclosed in the SCB Filings, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on SCB.

         Section 3.20 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 3.20, none of SCB or any of its Subsidiaries has any liabilities or obligations, either accrued, contingent or otherwise, that are material to SCB and its Subsidiaries and that have not been: (a) reflected or disclosed in the SCB Financial Statements; or (b) incurred subsequent to December 31, 1998 in the ordinary course of business. SCB has no Knowledge of any basis for the assertion against SCB or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on SCB that is not fully and fairly reflected and disclosed in the SCB Financial Statements or on Schedule 3.20.

         Section 3.21  EMPLOYEES; EMPLOYEE BENEFIT PLANS; ERISA.

                  3.21.1 To SCB's Knowledge, all material obligations of SCB or its Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the SCB Financial Statements and paid when due. All material obligations of SCB or its Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the SCB Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of SCB, attempts to unionize or controversies threatened between SCB or any Subsidiary or Affiliate and or relating to, any of their employees that are likely to have a Material Adverse Effect on SCB and its Subsidiaries, taken as a whole. None of SCB or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, none of SCB or any Subsidiary is a party to a written employment contract with any of their respective employees and there are no understandings with respect to the employment of any officer or employee of SCB or any Subsidiary which are not terminable by SCB or such Subsidiary without liability on not more than thirty (30) days' notice. Except as disclosed in the SCB Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in
Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21.1, no director, officer or employee of SCB or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To SCB's Knowledge, it has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

                  3.21.2 SCB has delivered as Schedule 3.21.2 a complete list of:

                           (a)      All current employees of SCB or any of its
Subsidiaries together with each employee's tenure with SCB or such Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                           (b)      All Employee Plans and Benefit Arrangements,
including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                  3.21.3 Except as disclosed on Schedule 3.21.3, none of SCB or any of its Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of SCB or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered to Bancorp, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of SCB or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of SCB or any of its Subsidiaries has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of SCB or any of its Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of SCB or any of its Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

                  3.21.4 Except as disclosed in Schedule 3.21.2, none of SCB or any of its Subsidiaries maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of SCB or any of its Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in
Schedule 3.21.2, none of SCB or any of its Subsidiaries maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of SCB or any of its Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.21.4, copies of which have been delivered to Bancorp, shall be herein referred to as a "Benefit Arrangement."

                  3.21.5 To SCB's Knowledge, all Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with applicable legal requirements. To SCB's Knowledge, none of SCB or any of its Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the IRC, that could subject SCB or any of its Subsidiaries or Bancorp to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to SCB's Knowledge, no employee of SCB or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject SCB or any of its Subsidiaries to liability if SCB or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, SCB and its Subsidiaries have not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

                  3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, there is no pending, or to SCB's Knowledge threatened, legal action, proceeding or investigation against any Employee Plan which could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

                  3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

                  3.21.8 Except as disclosed in Schedule 3.21.8, none of SCB or any of its Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by SCB or any of its Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of SCB or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

         Section 3.22 POWERS OF ATTORNEY. No power of attorney or similar authorization given by SCB or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business.

         Section 3.23 HAZARDOUS MATERIALS. Except as set forth on Schedule 3.23:

                  3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of SCB and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the SCB Properties (as defined below), SCB and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To SCB's Knowledge, no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1995, or which is currently or during the past three years was leased, by SCB or any of its Subsidiaries, including OREO (collectively, the "SCB Properties"), or to SCB's Knowledge, on or in any real property in which SCB or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("SCB Collateralizing Real Estate"), except for
(i) matters disclosed on Schedule 3.23; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimus quantities discharged from, motor vehicles in their ordinary operation on such SCB Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the SCB Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against SCB or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To SCB's Knowledge, no activity has been undertaken on any of the SCB Properties since January l, 1995, and to the Knowledge of SCB no activities have been or are being undertaken on any of the SCB Collateralizing Real Estate, that would cause or contribute to:

                           (a)      any of the SCB Properties or SCB
Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                           (b)      a release or threatened release of any
Hazardous Substances under circumstances which would violate any Environmental Laws; or

                           (c)      the discharge of Hazardous Substances into
any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the SCB Property or SCB Collateralizing Real Estate involved.

                  3.23.2 Except as set forth on Schedule 3.23, to the Knowledge of SCB, there are not, and never have been, any underground storage tanks located in or under any of the SCB Properties or the SCB Collateralizing Real Estate.

                  3.23.3 None of SCB or any of its Subsidiaries has received any written notice of, and to the Knowledge of SCB none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the SCB Properties or SCB Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the SCB Properties or SCB Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of SCB, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

                  3.23.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

         Section 3.24 STOCK OPTIONS. Schedule 3.24 to this Agreement contains a description of the SCB Stock Option Plan and list of all SCB Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

         Section 3.25 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of SCB set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANCORP

         Bancorp and WSNB represent and warrant to SCB that:

         Section 4.1 ORGANIZATION; CORPORATE POWER; ETC. Bancorp is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business substantially as it is being conducted on the date of this Agreement. Bancorp is a bank holding company registered under the BHCA. WSNB is a national banking association duly organized, validly existing and in good standing under national banking laws. WSNB is authorized by the OCC to conduct a general banking business in California and is a member of the Federal Reserve System. WSNB's deposits are insured by the FDIC in the manner and to the full extent provided by law. Each of Bancorp's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on Bancorp taken as a whole or the ability of Bancorp or WSNB to consummate the transactions contemplated by this Agreement. Bancorp and WSNB have all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, Bancorp and WSNB will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. Bancorp is the sole shareholder of WSNB. Neither the scope of business of Bancorp or any Subsidiary, nor the location of any of their respective properties, requires that Bancorp or any of its respective Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on Bancorp taken as a whole.

         Section 4.2 LICENSES AND PERMITS. Except as disclosed on Schedule 4.2, Bancorp and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on Bancorp taken as a whole, or on the ability of Bancorp and/or WSNB to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of Bancorp and those of its Subsidiaries, including WSNB, are and have been maintained and conducted in compliance with all applicable licenses, certificates, franchises, rights and permits to the extent that the failure to do so would have a Material Adverse Effect on Bancorp or WSNB.

         Section 4.3 SUBSIDIARIES. Other than as set forth on Schedule 4.3, there is no corporation, partnership, joint venture or other entity in which Bancorp owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position. Bancorp is the sole shareholder of each Subsidiary set forth on
Schedule 4.3.

         Section 4.4  AUTHORIZATION OF AGREEMENT; NO CONFLICTS.

                  4.4.1 The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the parts of Bancorp and WSNB, subject only to the approval of this Agreement and the Merger Agreement by Bancorp's shareholders. This Agreement has been duly executed and delivered by Bancorp and WSNB and constitutes a legal, valid and binding obligation of Bancorp and WSNB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreement, upon the receipt of all Requisite Regulatory Approvals, the due execution and filing of such Merger Agreement with the OCC at the Effective Time will constitute a legal, valid and binding obligation of WSNB and Bancorp, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

                  4.4.2 Except as discussed on Schedule 4.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation (or Association) or Bylaws of Bancorp and WSNB, or except for the necessity of obtaining the Requisite Regulatory Approvals and the approval of the shareholders of Bancorp, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancorp or WSNB or any of their assets or properties or any of their respective Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on Bancorp and WSNB taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Bancorp and WSNB or the performance by Bancorp and WSNB of their obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals; (b) the filing of the Registration Statement (including the Joint Proxy Statement/ Prospectus constituting a part thereof) with the SEC relating to the Merger and the declaration of effectiveness of the Registration Statement by the SEC and any applicable state securities law regulatory authorities; (c) the filing and approval of the Merger Agreement with the OCC; (d) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by Bancorp and WSNB or the consummation of the Merger; and (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of Bancorp Common Stock contemplated by this Agreement.

         Section 4.5 CAPITAL STRUCTURE OF BANCORP. The authorized capital stock of Bancorp consists of 10,000,000 shares of Bancorp Common Stock, no par value per share and 10,000,000 shares of Bancorp preferred stock. On the date of this Agreement 2,533,779 shares of Bancorp Common Stock were outstanding, 192,923 shares of Bancorp Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "Bancorp Stock Plans"), and no shares of Bancorp preferred stock were outstanding or were reserved for issuance by Bancorp. All outstanding shares of Bancorp Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of Bancorp Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of Bancorp, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Bancorp Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the Bancorp Stock Plans, Bancorp does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which Bancorp is a party or by which it is bound obligating Bancorp to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Bancorp or obligating Bancorp to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 4.6  BANCORP FILINGS.

                  4.6.1 Since January 1, 1997, Bancorp and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(a) the Federal Reserve Board or any Federal Reserve Bank; (b) the OCC; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the Bancorp Financial Statements are collectively referred to as the "Bancorp Filings". Except to the extent prohibited by law, copies of the Bancorp Filings have been made available to SCB. As of their respective filing or mailing dates, each of the past Bancorp Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Bancorp Financial Statements, together with the financial statements contained in the Bancorp Filings, have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of Bancorp as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the period then ended.

                  4.6.2 Bancorp, or WSNB, as the case may be, has filed each report, schedule, and amendments to each of the foregoing since January 1, 1997 that Bancorp, or WSNB, was required to file with the Federal Reserve Bank or the OCC, all of which have been made available to SCB. As of their respective dates, these filings complied in all material respects with the applicable requirements of the Bank Holding Company Act and the National Banking Laws, as the case may be, and the rules and regulations of the Federal Reserve Board and the OCC thereunder applicable to such filings, and none of these filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Bancorp included in the Bancorp Filings comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of Bancorp as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

         Section 4.7  ACCURACY OF INFORMATION SUPPLIED.

                  4.7.1 No representation or warranty of Bancorp contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of Bancorp or any of its Subsidiaries, including WSNB, to SCB in connection herewith and none of the information supplied or to be supplied by Bancorp or any of its Subsidiaries, including WSNB, to SCB hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.7.2 None of the information supplied or to be supplied by Bancorp or relating to Bancorp and WSNB which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Bancorp in connection the issuance of shares of Bancorp Common Stock in the Merger will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Joint Proxy Statement/ Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of Bancorp through the date of the meeting of shareholders of Bancorp to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Merger, the issuance of any shares of Bancorp Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to SCB and its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

                  4.7.3 Bancorp has or will deliver to SCB copies of: (a) the audited balance sheets of Bancorp and its Subsidiaries as of December 31, 1998, 1997 and 1996 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Perry-Smith & Company, independent public accountants (the "Bancorp Financial Statements"), and Bancorp will hereafter until the Closing Date deliver to SCB copies of additional financial statements of Bancorp as provided in Section 5.1.1(iii). The Bancorp Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of Bancorp and its Subsidiaries as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, Bancorp has delivered to SCB copies of all management or other letters delivered to Bancorp by its independent accountants in connection with any of the Bancorp Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Bancorp issued at any time since January 1, 1996, and will make available for inspection by SCB or its representatives, at such times and places as SCB may reasonably request, reports and working papers produced or developed by such accountants or consultants.

         Section 4.8 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed on
Schedule 4.8, to the best of Bancorp's Knowledge, the respective businesses of Bancorp and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to Bancorp is pending or, to the Knowledge of Bancorp threatened, nor has any Governmental Entity indicated to Bancorp an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole.

         Section 4.9 LITIGATION. Except as disclosed on Schedule 4.9, there is no suit, action or proceeding or investigation pending or, to the Knowledge of Bancorp, threatened against or affecting Bancorp or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Bancorp or any of its Subsidiaries that has or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect.

         Section 4.10 AGREEMENTS WITH BANKING AUTHORITIES. Neither Bancorp nor any Subsidiary of Bancorp is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

         Section 4.11 UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 4.11, none of Bancorp or any of its Subsidiaries has any liabilities or obligations, either accrued, contingent or otherwise, that are material to Bancorp and its Subsidiaries, taken as a whole, and that have not been: (a) reflected or disclosed in the Bancorp Financial Statements; or (b) incurred subsequent to December 31, 1998 in the ordinary course of business. Bancorp has no Knowledge of any basis for the assertion against Bancorp or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole, that is not fairly reflected in the Bancorp Financial Statements or on Schedule 4.11.

         Section 4.12  TAXES.

                  4.12.1 FILING OF RETURNS. Except as set forth on Schedule 4.12.1, Bancorp and its Subsidiaries have duly prepared and filed federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of Bancorp and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. No extension of time within which Bancorp or any of its Subsidiaries may file any Return is currently in force.

                  4.12.2 PAYMENT OF TAXES. Except as disclosed on Schedule
4.12.2 with respect to all amounts in respect of Taxes imposed on Bancorp or any Subsidiary or for which Bancorp or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of Bancorp or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

         Section 4.13 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of Bancorp set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

                        ARTICLE 5. ADDITIONAL AGREEMENTS

         Section 5.1  ACCESS TO INFORMATION, DUE DILIGENCE, ETC.

                  5.1.1 Upon reasonable notice, each party shall permit the other party and their accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to each other as soon as practicable, (i) a copy of each of SCB's Filings or Bancorp's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of any of SCB or any of its Subsidiaries shall be furnished to Bancorp at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of Bancorp, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of SCB or Bancorp as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as SCB or Bancorp may reasonably request.

                  5.1.2 Until the Effective Time, a representative of Bancorp shall be entitled and shall be invited to attend meetings of the Board of Directors of SCB and of the Loan Committee of SCB, and prior written notice of the dates, times and places of such meetings shall be given to Bancorp with the same number of days' prior notice as SCB's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by SCB, and
(ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for SCB that are entitled to be protected from disclosure under an attorney-client privilege which, in the opinion of counsel for SCB, would be lost due to the presence of such representative of Bancorp.

                  5.1.3 Bancorp, WSNB and SCB each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

         Section 5.2  SHAREHOLDER APPROVAL.

                  5.2.1 SCB and Bancorp each shall promptly call a meeting of its respective shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than May 31, 2000, for the purpose of approving this Agreement and authorizing the Merger Agreement and the Merger. Each of the respective Boards of Directors will recommend to the respective shareholders, approval of this Agreement, the Merger Agreement and the Merger; provided, however, that the SCB Board of Directors or Bancorp's Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

                  5.2.2 If the Merger is approved by vote of the shareholders of Bancorp and SCB, then, within ten (10) days thereafter Bancorp and SCB shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

                  5.2.3 Prior to the Effective Time of the Merger, Bancorp, as the sole shareholder of WSNB, shall take all action necessary for the consummation of the Merger by WSNB.

         Section 5.3  TAKING OF NECESSARY ACTION.

                  5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of SCB's, Bancorp's or WSNB's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, Bancorp, WSNB and SCB will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of Bancorp or SCB advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, Bancorp shall cause WSNB to take all actions necessary to execute and file the Merger Agreement and to effect all transactions contemplated of WSNB by this Agreement and SCB shall take all actions necessary to effect all transactions contemplated by this Agreement and the Merger Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of SCB, the proper officers or directors of Bancorp, WSNB or SCB, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require SCB to take any action (or omit to take any action) which may affect the Conversion Rate, except as may be specifically provided for or required by this Agreement.

                  5.3.2 The obligations of SCB or Bancorp contained in
Section 6.2.5 of this Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a Superior Proposal (defined below) and any Default thereof by the defaulting party shall entitle either SCB or Bancorp to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's Board of Directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination of this Agreement by Bancorp or SCB and the actual payment of the liquidated damages to the other party as provided for in
Section 8.5 of this Agreement, neither Bancorp, SCB or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and Bancorp or SCB shall have no further obligations of any kind under this Agreement.

                  5.3.3 SCB shall use its best efforts to cause each director, executive officer and other Person who is an "Affiliate" of SCB (for purposes of Rule 145 under the Securities Act) to deliver to Bancorp, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliate Agreements").

         Section 5.4  REGISTRATION STATEMENT AND APPLICATIONS.

                  5.4.1 Bancorp and SCB will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of Bancorp and SCB shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Joint Proxy Statement/Prospectus to the shareholders of SCB and Bancorp. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

                  5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; and
(ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

         Section 5.5  EXPENSES.

                  5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any resales of Bancorp Common Stock by Affiliates of SCB; provided, however, that Bancorp will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

                  5.5.2 SCB shall use its best efforts to ensure that its attorneys, accountants, financial advisors, investment bankers and other consultants engaged by it in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Determination Date and that all such expenses are paid or properly accrued prior to the Determination Date.

         Section 5.6  NOTIFICATION OF CERTAIN EVENTS.

                  5.6.1 SCB shall provide to Bancorp, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

                  5.6.2 Bancorp shall provide to SCB, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

                  5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreement.

                  5.6.4 SCB and Bancorp shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Joint Proxy Statement/Prospectus at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Joint Proxy Statement/Prospectus otherwise is required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. Bancorp shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning SCB, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by SCB.

         Section 5.7 CLOSING SCHEDULES. SCB has delivered to Bancorp on or before the date of this Agreement all of the Schedules to this Agreement which SCB is required to deliver to Bancorp hereunder (the "SCB Schedules"). Bancorp has delivered to SCB on or before the date of this Agreement all of the Schedules to this Agreement which Bancorp is required to deliver to SCB hereunder ( the "Bancorp Schedules"). Immediately prior to the Closing Date, SCB shall have prepared updates of the SCB Schedules provided for in this Agreement and shall deliver to Bancorp revised schedules containing the updated information (or a certificate signed by SCB's Chief Executive Officer stating that there have been no changes on the applicable schedules); and Bancorp shall have prepared updates of the Bancorp Schedules provided for in this Agreement and shall deliver to SCB revised Schedules containing updated information (or a certificate signed by Bancorp's Chief Executive Officer stating that there has been no change on the applicable schedules.) Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on SCB, on the one hand, or on Bancorp, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days or such longer period as is agreed to by the other party in writing, and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or
(ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

         Section 5.8 ADDITIONAL ACCRUALS/APPRAISALS.

         5.8.1 Prior to December 31, 1999, SCB shall have increased its loan loss reserve or other reserves to an amount determined by the parties and agreed to by SCB's accountants.

         5.8.2 Prior to the Closing Date, but after the Determination Date, at Bancorp's request, SCB shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves immediately prior to the Determination Date as may be necessary to conform SCB's accounting and credit and OREO loss reserve practices and methods to those of Bancorp, provided, however, that no accrual or reserve made by SCB pursuant to this Section 5.8.2, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on SCB resulting from SCB's compliance with this Section 5.8.2, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. If the requested accruals and reserves affect the audit of SCB's year end financial statements for 1999, both Grant Thornton and SCB must agree to the adjustments.

                         ARTICLE 6. CONDUCT OF BUSINESS

         Section 6.1 AFFIRMATIVE CONDUCT OF SCB. During the period from the date of execution of this Agreement through the Effective Time, SCB shall carry on its business, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all federal savings and loan associations and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

                  6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                  6.1.2 Advise Bancorp promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth in
Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

                  6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

                  6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify Bancorp in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

                  6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on SCB;

                  6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on SCB;

                  6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

                  6.1.8 Maintain its assets and properties in good condition and repair, normal wear and tear excepted;

                  6.1.9 Promptly advise Bancorp in writing of any event or any other transaction within the Knowledge of SCB, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of SCB Common Stock either prior to or after the record date fixed for the SCB shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

                  6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in SCB's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

                         (b) Charge off all loans, receivables and other
assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by SCB, SCB has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

                  6.1.11 Furnish to Bancorp, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of SCB and access to the working papers related thereto, provided, however, that SCB need not furnish Bancorp any materials relating to deliberations of SCB's Board of Directors with respect to its approval of this Agreement, communications of SCB's legal counsel with the Board of Directors or officers of SCB regarding SCB's rights against or obligations to Bancorp or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to SCB or filed with or received from any Federal Reserve Bank, the FDIC, the OTS or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for SCB and its Subsidiaries and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for SCB, in each case prepared on a basis consistent with past practice; and (iv) such other reports as Bancorp may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to SCB. Each of the financial statements of SCB delivered pursuant to this Section 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of SCB to the effect that such financial statements fairly present the financial information presented therein of SCB, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

                  6.1.12 SCB agrees that through the Effective Time, as of their respect dates, (i) each SCB Filing will be true and complete in all material respects; and (ii) each SCB Filing with comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such SCB Filings that is intended to present the financial position of SCB during the periods involved to which it relates will fairly present in all material respects the financial position of SCB and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

                  6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles, and consistent with past practices;

                  6.1.14 Promptly notify Bancorp of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against SCB or any of its assets;

                  6.1.15 Inform Bancorp of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of SCB as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). SCB will furnish to Bancorp, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

                  6.1.16 Furnish to Bancorp, upon Bancorp's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type; (ii) loans or leases (including any commitments) by SCB to any director or officer (at or above the Vice President level) of SCB or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of SCB, including, with respect to each such loan or lease, the identity and, to the best Knowledge of SCB, the relation of the borrower to SCB, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

                  6.1.17 Make available to Bancorp copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $25,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit and $10,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by SCB after the date of this Agreement, within ten Business Days of preparation of such packages.

         Section 6.2 NEGATIVE COVENANTS OF SCB. During the period from the date of execution of this Agreement through the Effective Time, SCB agrees that without Bancorp's prior written consent, it shall not:

                  6.2.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices and disclosed to Bancorp, or make any other distribution in respect of, any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) repurchase or otherwise acquire any shares of its capital stock;

                  6.2.2 Take any action that would or might result in any of the representations and warranties of SCB set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

                  6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of SCB or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing, except in connection with the issuance of SCB Common Stock pursuant to the exercise of SCB Stock Options;

                  6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

                  6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than Bancorp, and its representatives) concerning any such solicited Acquisition Proposal. SCB shall notify Bancorp as soon as practicable if any inquiry regarding an Acquisition Proposal is received by SCB, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than Bancorp would acquire or participate in a merger or other business combination or reorganization involving SCB; (b) proposal by which any Person or group, other than Bancorp, would acquire the right to vote ten percent (10%) or more of the capital stock of SCB entitled to vote for the election of directors; (c) acquisition of the assets of SCB other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of SCB, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent SCB or SCB's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of SCB, if and only to the extent that (A) the Board of Directors of SCB has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to SCB's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and SCB's Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for SCB to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, SCB's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between SCB and Bancorp, or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

                  6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to SCB, other than in the ordinary course of business consistent with prior practice;

                  6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to SCB, except in the ordinary course of business consistent with prior practice;

                  6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of SCB or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

                  6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

                  6.2.10 Make or enter into a commitment to make any loan or other extension of credit to any director, officer or employee of SCB or any of its Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity;

                  6.2.11 Except in the ordinary course of business consistent with prior practice, as required by an existing contract, or as set forth on
Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

                  6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

                  6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 1998 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

                  6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $10,000 individually or $30,000 in the aggregate;

                  6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

                  6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

                  6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Bancorp, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to Bancorp for its approval, which it shall not unreasonably withhold or delay;

                  6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

                  6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred to by SCB's independent public accountants;

                  6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization; or

                  6.2.21 Take or cause to be taken into OREO any property without (a) an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Bancorp prior to taking such property into OREO;
and (b) the written consent of Bancorp, which shall not be unreasonably withheld.

         Section 6.3 CONDUCT OF BANCORP. During the period from the date of execution of this Agreement through the Effective Time, Bancorp agrees (except to the extent SCB shall otherwise consent in writing) to do the following:

                  6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                  6.3.2 Advise SCB promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

                  6.3.3 Bancorp agrees that through the Effective Time, as of their respect dates, (i) each Bancorp Filing will be true and complete in all material respects; and (ii) each Bancorp Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Bancorp Filings that is intended to present the financial position of Bancorp, on a consolidated basis, during the periods involved to which it relates will fairly present in all material respects the financial position of Bancorp, on a consolidated basis, and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and regulations, except as stated therein; and

                  6.3.4 Promptly notify SCB of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against Bancorp or any of its assets, which is expected to have a Material Adverse Effect on Bancorp and its Subsidiaries taken as a whole.

         Section 6.4 NEGATIVE COVENANTS OF BANCORP. During the period from the date of execution of this Agreement through the Effective Time, Bancorp agrees that without SCB's prior written consent, it shall not:

                  6.4.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of, any of its capital stock or (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                  6.4.2 Take any action that would or might result in any of the representations and warranties of Bancorp set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority or are contemplated by this Agreement;

                   ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

         Section 7.1 CONDITIONS TO THE PARTIES' OBLIGATIONS. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

                  7.1.1 This Agreement, the Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding shares of SCB Common Stock and Bancorp Common Stock entitled to vote;

                  7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

                  7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by Bancorp of any material asset or of a material portion of the business of Bancorp; or (iii) imposes any condition upon Bancorp or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of Bancorp would be materially burdensome;

                  7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

                  7.1.5 Bancorp and SCB shall have received an opinion from Perry-Smith & Co., dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to Bancorp and SCB, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that Bancorp and SCB will each be a party to that reorganization within the meaning of Section 368(b) of the IRC;

                  7.1.6 Bancorp and SCB shall have received from Perry-Smith & Co., who are the independent public accountants of Bancorp and SCB, letters, dated at the effective date of the

Registration Statement and at the Effective Time, in form and substance satisfactory to Bancorp and SCB that the Merger may be accounted for as a pooling of interests;

                  7.1.7 Bancorp and SCB shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.7A and 7.1.7B, respectively, dated as of the Closing Date;

                  7.1.8 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement or the Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions;

                  7.1.9 The holders of no more than 10% of the outstanding shares of SCB Common Stock have exercised dissenters' rights. The options of SCB that are redeemed and dissenters of Bancorp shall be included in such calculation. Dissenters' rights shall be deemed to be exercised to the extent at the Effective Time the holder of such shares have complied with the provisions of Section 552.14(b) of the Title 12 of the Code of Federal Regulations relating to dissenters' rights for SCB or the provisions of Sections 1300 et seq. of California Corporations Code for Bancorp; and

                  7.1.10 The Bancorp Common Stock issuable in the Merger shall have been included for listing on the NASDAQ National Market.

         Section 7.2 CONDITIONS TO BANCORP'S OBLIGATIONS. The obligations of Bancorp to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by Bancorp) of the following conditions:

                  7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of SCB contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on SCB or the Surviving Corporation, or upon the consummation of the transactions contemplated hereby; (b) SCB shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on SCB or the Surviving Corporation, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling Bancorp to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) SCB shall have delivered to Bancorp certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

                  7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which SCB is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on SCB, the Surviving Corporation or Bancorp at or following the Effective Time, or on the transactions contemplated by this Agreement;

                  7.2.3 SCB shall have delivered its Closing Schedules to Bancorp on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the SCB Schedules (or in the SCB Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on SCB, the Surviving Corporation or Bancorp at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

                  7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on SCB, or its Subsidiaries, and Bancorp shall have received a certificate signed on behalf of SCB by the President and Chief Executive Officer of SCB to such effect;

                  7.2.5 Counsel for Bancorp shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Bancorp hereunder or that are reasonably requested by such counsel;

                  7.2.6 The sale of the Bancorp Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

                  7.2.7 SCB shall have delivered to Bancorp not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 5.3;

                  7.2.8 None of SCB or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect;

                  7.2.9 All of SCB's director-shareholders shall have delivered to Bancorp on the date of this Agreement the Shareholder Agreements in the form attached hereto as Exhibit 7.2.9;

                  7.2.10 All of the SCB stock options outstanding and the SCB stock option plan shall have been canceled and terminated as of the Effective Time.

                  7.2.11 Grant Thornton shall have issued a letter to Bancorp with the calculation of the amount of the shareholders' equity of SCB exclusive of SCB's Costs Associated With the Transaction as of the Determination Date and any adjustments made to the loan loss reserves or other reserves requested by WSNB pursuant to Sections 5.8.1 and 5.8.2 of this Agreement.

         Section 7.3 CONDITIONS TO SCB'S OBLIGATIONS. The obligations of SCB to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by SCB) of the following conditions:

                  7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of Bancorp contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Bancorp and WSNB, taken as a whole, or upon consummation of the transactions contemplated hereby; (b) Bancorp shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on Bancorp and WSNB, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling SCB to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) Bancorp shall have delivered to SCB certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

                  7.3.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger required to be obtained from any Person under any agreement, contract or license to which either Bancorp or WSNB is a party or by or under which either is bound or licensed, the withholding of which might have a Material Adverse Effect on Bancorp, WSNB or the Surviving Corporation at or following the Effective Time, or on the transactions contemplated by this Agreement;

                  7.3.3 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on Bancorp or its Subsidiaries, taken as a whole, and SCB shall have received a certificate signed on behalf of Bancorp by the President and Chief Executive Officer of Bancorp to such effect;

                  7.3.4 Counsel for SCB shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to SCB hereunder or that are reasonably requested by such counsel;

                  7.3.5 There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of Bancorp and its Subsidiaries, taken as a whole, from December 31, 1998 to the Effective Time that results in a Material Adverse Effect as to Bancorp and its Subsidiaries, taken as a whole;

                  7.3.6 Prior to the Closing Date, Bancorp and WSNB shall have taken all corporate action required to effectuate the appointment of the two board members of SCB to its respective Board of Directors effective immediately after the Effective Time;

                  7.3.7 Bancorp shall have delivered its Closing Schedules to SCB on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the Bancorp Schedules (or in the Bancorp Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

                  7.3.8 Hoefer and Arnett shall not have revoked, at any time prior to the meeting of SCB's shareholders at which the Merger is to be voted on, its opinion, rendered to the Board of Directors of SCB on December 27, 1999 (the "SCB Fairness Opinion"), to the effect that the terms of the Merger, from a financial standpoint, are fair to the shareholders of SCB; and

                  7.3.9 Bancorp shall have obtained a three year director and officer liability insurance tail coverage policy for the benefit of the current directors and executive officers of SCB and will provide proof of director and officer liability insurance for those directors of SCB whom shall serve as directors of Bancorp and/or WSNB following the Merger.

                 ARTICLE 8. TERMINATION, AMENDMENTS AND WAIVERS

         Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time;

                  8.1.1 By mutual consent of the Boards of Directors of Bancorp and SCB;

                  8.1.2 By Bancorp or SCB upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

                  8.1.3 By Bancorp or SCB if an Acquisition Event involving SCB shall have occurred;

                  8.1.4 By SCB if there shall have been a material breach of any of the representations or warranties of Bancorp set forth in this Agreement, which breach, in the reasonable opinion of SCB, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of SCB, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

                  8.1.5 By Bancorp if there shall have been a material breach of any of the representations or warranties of SCB set forth in this Agreement, which breach, in the reasonable opinion of Bancorp, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of Bancorp, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on SCB or upon the consummation of the transactions contemplated hereby;

                  8.1.6 By SCB after the occurrence of a Default by Bancorp and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of SCB, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

                  8.1.7 By Bancorp after the occurrence of a Default by SCB and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of Bancorp, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

                  8.1.8 By Bancorp if the Closing Schedules delivered by SCB disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the SCB Financial Statements delivered to Bancorp on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on SCB, or after the Effective Time, on Bancorp, or on the consummation of the transactions contemplated hereby (an "SCB Material Adverse Event");

                  8.1.9 By SCB if the Closing Schedules delivered by Bancorp disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Bancorp Financial Statements delivered to SCB on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on Bancorp and its Subsidiaries, taken as a whole, or on the consummation of the transactions contemplated hereby (a "Bancorp Material Adverse Event");

                  8.1.10 By SCB upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to June 30, 2000;

                  8.1.11 By Bancorp upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to June 30, 2000; or

                  8.1.12 By SCB if the Bancorp Average Trading Price is below $12, provided that SCB notifies Bancorp in writing within 48 hours of the determination of the Bancorp Average Trading Price of SCB's decision to terminate, and provided that Bancorp does not agree to issue additional shares in excess of 775,000 shares of Bancorp Common Stock to SCB shareholders within 48 hours of the time SCB notifies Bancorp of its termination.

         Section 8.2 EFFECT OF TERMINATION; SURVIVAL. Except as provided in
Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

         Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of SCB and Bancorp; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law require further approval by such shareholders without such further approval.

         Section 8.4 WAIVER. Any term or provision of this Agreement other than regulatory approval or any other provision required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

         Section 8.5  LIQUIDATED DAMAGES; CANCELLATION FEE.

                  8.5.1 In the event of the occurrence of (i) an Acquisition Event involving SCB, then SCB shall pay to Bancorp the sum of Five Hundred Thousand Dollars ($500,000) in cash.

                  8.5.2 In the event of termination of this Agreement by SCB pursuant to Section 8.1.10 as a result of the revocation of the SCB Fairness Opinion; or a termination of this Agreement by Bancorp pursuant to (i) Section
8.1.2 (no approval by SCB shareholders), or (ii) pursuant to Section 8.1.5 (breach of representations or warranties of SCB) or Section 8.1.7 (Default) or
Section 8.1.8 (disclosure in the Closing Schedules of an SCB Material Adverse Event), where such breach of representation or warranty, Default or SCB Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of SCB or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or SCB Material Adverse Event that occurred after the date of this Agreement and was outside of the control of SCB and its Subsidiaries, and the directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against SCB, shall not come within this Section 8.5.2), then, SCB shall pay to Bancorp the sum of Two Hundred Thousand Dollars ($200,000), in cash; provided, however, that if an Acquisition Agreement occurs involving SCB within one hundred eighty (180) days following any termination by Bancorp to which this Section 8.5.2 applies, SCB shall pay to Bancorp an additional Three Hundred Thousand Dollars ($300,000) in cash.

                  8.5.3 In the event of the termination of this Agreement by Bancorp pursuant to (i) Section 8.1.2 (no approval by Bancorp Shareholders), or
(ii) 8.1.4 (breach of representations and warranties of Bancorp) or Section
8.1.6 (Default), or Section 8.1.9 (disclosure in Closing Schedules of a Bancorp Material Adverse Event), where such breach of representation or warranty, or such Default or Bancorp Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of Bancorp or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any action or inaction outside of the control of Bancorp, its Subsidiaries and their directors and executive officers, such as, by way of example only, the filing of a lawsuit against Bancorp, shall not come within this Section 8.5.3), then, Bancorp shall pay to SCB the sum of Two Hundred Thousand Dollars ($200,000), in cash.

                  8.5.4 The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.3, 5.5 and 9.5.

                  8.5.5 In the event of the termination of this Agreement by Bancorp or SCB and for any reason other than as specified in Sections 8.5.1,
8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.4, 5.5 and 9.5.

                          ARTICLE 9. GENERAL PROVISIONS

         Section 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

         Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

         If to SCB at:

                  Sentinel Community Bank
                  229 South Washington Street
                  Sonora, California 95370
                  Fax No. (209) 533-2449
                  Attention: Donald M. Cusey, President/CEO

         with a copy to:

                  Bartel Eng Linn Schroder
                  300 Capitol Mall, Suite 1100
                  Sacramento, California 95814
                  Fax No. (916) 442-3442
                  Attention: Daniel B. Eng, Esq.

         If to Bancorp or WSNB at:

                  Western Sierra Bancorp
                  3550 Country Club Drive, Suite 202
                  Cameron Park, California 95682
                  Fax No. (530) 676-2817
                  Attention: Gary D. Gall, President/CEO

         with a copy to:

                  Gary Steven Findley & Associates
                  1470 North Hundley Street
                  Anaheim, California 92806
                  Fax No. (714) 630-7910
                  Attention: Gary Steven Findley, Esq.

         Section 9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.4 ENTIRE AGREEMENT/NO THIRD PARTY RIGHTS/ASSIGNMENT. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         Section 9.5 NONDISCLOSURE OF AGREEMENT. Bancorp and SCB agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

         Section 9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law, except where national banking law applies.

         Section 9.7 HEADINGS/TABLE OF CONTENTS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.8 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

         Section 9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, Bancorp, WSNB and SCB have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

WESTERN SIERRA BANCORP                      SENTINEL COMMUNITY BANK

By:  /s/ Gary D. Gall                       By:   /s/ Alan J. Kleinert
---------------------------------              -----------------------------
Name: GARY D. GALL, PRESIDENT/CEO           Name: Alan J. Kleinert
---------------------------------              -----------------------------


By:  /s/ Joseph A. Surra                    By:  /s/ Donald M. Cusey, Pres/CEO
--------------------------------               -------------------------------
Name:  Joseph A. Surra, Chairman            Name: Donald M. Cusey
--------------------------------               -------------------------------


WESTERN SIERRA NATIONAL BANK


By:  /s/ Gary D. Gall
--------------------------------
Name: Gary D. Gall, President/CEO
--------------------------------


By:  /s/ Joseph A. Surra
--------------------------------
Name:  Joseph A. Surra, Chairman
--------------------------------

                          FIRST AMENDMENT TO AGREEMENT
                      AND PLAN OF REORGANIZATION AND MERGER

This First Amendment to the Agreement and Plan of Reorganization and Merger dated as of March 17, 2000 (the "Amendment") is entered into by and among Western Sierra Bancorp ("Bancorp"), a California corporation, Western Sierra National Bank ("WSNB"), a national banking association, and Sentinel Community Bank, ("SCB") a federal savings and loan association.

                                    RECITALS

         WHEREAS, Bancorp, WSNB and SCB have entered into that the Agreement and Plan of Reorganization and Merger dated as of December 27, 1999 (the "Agreement"); and

         WHEREAS, Bancorp, WSNB and SCB each agree that it is in the best interests of the corporations to amend certain provisions of the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bancorp, WSNB and SCB hereby agree as follows:

1. AMENDMENT OF ARTICLE 1. DEFINITIONS. Article 1 shall be amended to delete the definition of the term "Aggregate Merger Price".

2. AMENDMENT OF ARTICLE 1. DEFINITIONS. "PER SHARE MERGER PRICE". The definition of "Per Share Merger Price" shall be added to Article 1 and shall read in the entirety as follows:

         "Per Share Merger Price" shall mean the total of $20.6819 less the amount, if any, of the quotient of the SCB Shareholders' Equity Adjustment divided by 514,943. The calculation of the Per Share Merger Price shall be performed by Perry-Smith LLP and agreed to by Moss Adams LLP or such other party agreed to by Bancorp and SCB.

3. AMENDMENT OF ARTICLE 1. DEFINITIONS. "CONVERSION RATE". The definition of "Conversion Rate" shall be amended in Article 1 to read in the entirety as follows:

         "Conversion Rate" shall mean the fraction equal to the Per Share Merger Price divided by the Bancorp Average Trading Price, provided however that for purposes of the calculation the Bancorp Average Trading Price shall not be less than $13.8710 or more than $17.9167 (except if the Bancorp Average Trading Price is less than $12 and Bancorp determines in its sole discretion to continue with the Merger, then such lower Bancorp Average Trading Price will be used). However, in the event that Bancorp announces the third party acquisition of a majority interest in Bancorp Common Stock by means of a merger prior to the Closing Date, the Bancorp Average Trading Price for purposes of the calculation shall not be less than $15.6364.

4. AMENDMENT OF ARTICLE 1. DEFINITIONS. "SCB SHAREHOLDERS' EQUITY ADJUSTMENT". The definition of "SCB SHAREHOLDERS' EQUITY ADJUSTMENT" shall be amended in Article 1 to read in the entirety as follows:

         "SCB Shareholders' Equity Adjustment" shall mean the amount by which SCB's shareholder equity as of the Determination Date, exclusive of (x) SCB's Costs Associated With the Transaction as of the Determination Date up to a maximum of $100,000 for legal and accounting fees, $368,000 for termination of the FISERV agreement, $75,000 for investment banking fees, and $235,000 for unrealized losses on securities available for sale, and (y) adjustments made to the loan loss reserves or other reserves requested by WSNB pursuant to Sections
         5.8.1 and 5.8.2 of this Agreement, is less than $5,600,000, excluding any payment received by SCB upon the exercise of any SCB Stock Options between the date of the Amendment of the Agreement and the Effective Time.

5. AMENDMENT OF SECTION 2.5. Section 2.5 of the Agreement shall be amended to read in the entirety as follows:

         Section 2.5 CONVERSION OF SCB STOCK OPTIONS. At the Effective Time, all outstanding rights with respect to SCB Common Stock pursuant to stock options under the SCB Stock Option Plan shall be converted into and become equivalent rights with respect to Bancorp Common Stock at the applicable Conversion Rate with a corresponding adjustment in the option price, and Bancorp shall assume each SCB Stock Option in accordance with the terms of SCB Stock Option Plan and the stock option agreement by which it is evidenced.

6.       AMENDMENT OF SECTION 6.2.20 AND SECTION 6.2.21 OF THE AGREEMENT.
         Section 6.2.20 and 6.2.21 of the Agreement shall be amended to read in the entirety as follows:

                           6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a) of the IRC as a tax-free reorganization;

                           6.2.21 Take or cause to be taken into OREO any property without (a) an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to Bancorp prior to taking such property into OREO; and (b) the written consent of Bancorp, which shall not be unreasonably withheld; or

7.       AMENDMENT TO ADD A NEW SECTION 6.2.22 OF THE AGREEMENT. A new Section
         6.2.22 shall be added to the Agreement and shall read in the entirety as follows:

                           6.2.22 Make any payments or distributions for the cancellation or termination of any SCB Stock Option or make any amendments to the SCB Stock Option Plan.

8. REFERENCES. Upon execution and delivery of this Amendment, all references in the Agreement to the "Agreement," and the provisions thereof, shall be deemed to refer to the Agreement, as amended by this Amendment.

9. NO OTHER AMENDMENTS OR CHANGES. Except as expressly amended or modified by this Agreement, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

10. DEFINITIONS. All capitalized terms used herein and not otherwise defined or amended shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, Bancorp, WSNB, SCB have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

WESTERN SIERRA BANCORP                      WESTERN SIERRA NATIONAL BANK

By:  /s/ Gary D. Gall                       By: /s/ Gary D. Gall
---------------------                          ---------------------
Name:  Gary D. Gall                         Name: Gary D. Gall
---------------------                            -------------------


By:  /s/ Lesa Fynes                         By: /s/ Lesa Fynes
---------------------                         ----------------------
Name:  Lesa Fynes                           Name: Lesa Fynes
---------------------                           --------------------


SENTINEL COMMUNITY BANK


By: /s/ Alan J. Kleinert
------------------------
Name:  Alan J. Kleinet
------------------------


By: /s/ Donald M. Cusey
------------------------
Name:  Donald M. Cusey
------------------------

                                   EXHIBIT II

                                 Hoefer & Arnett
                                  (Letterhead)

March 17, 2000

Members of the Board of Directors
Sentinel Community Bank
229 North Washington Street
Sonoma, CA 95370

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, $10.00 par value, of Sentinel Community Bank ("SENC") of the Conversion Ratio, as defined in Section 2.6 of the Agreement and Plan of Reorganization and Merger dated as of December 27, 1999, as amended on March 17, 2000 (the "Agreement"), in the proposed merger (the "Merger") of SENC and Western Sierra Bancorp ("WSBA").

Hoefer & Arnett Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, of SENC or WSBA for its own account and for the accounts of customers. We are familiar with SENC having acted as its financial advisor in connection with the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report to Shareholders of SENC and WSBA for the years ended December 31, 1997 and 1998; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of WSBA; certain other communications from SENC and WSBA to the their respective shareholders; and certain internal financial analyses and forecasts for SENC and WSBA prepared by their respective managements including forecasts for certain costs savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of SENC and WSBA regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of SENC and WSBA, compared certain financial and stock market information for SENC and WSBA with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of SENC and WSBA and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of SENC and WSBA are in the aggregate adequate to cover all such losses.
In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of SENC, WSBA or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on SENC, WSBA or the combined company pursuant to the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to SENC.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of SENC in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of SENC should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the outstanding shares of Common Stock of Sentinel Community Bank.

Very truly yours,

/s/ Hoefer & Arnett

HOEFER & ARNETT INCORPORATED

                                   EXHIBIT III

                                  CHAPTER 13 OF
                       CALIFORNIA GENERAL CORPORATION LAW

CHAPTER 13.  DISSENTERS' RIGHTS

SECTION 1300. RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED
         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.
         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:
         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.
         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.
         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.
         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.
         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES
         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE - TIME FOR PAYMENT
         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT
         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT - PAYMENT - COSTS
         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.
         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.
         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR
         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT
         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS
         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:
         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.
         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.
         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.
         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION
         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES
         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER
         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.
         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   EXHIBIT IV

                  SECTION 552.14 DISSENTER AND APPRAISAL RIGHTS

(a) RIGHT TO DEMAND PAYMENT OF FAIR OR APPRAISED VALUE. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

(b) EXCEPTIONS. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System (""NASDAQ"") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

(c)      PROCEDURE

         (1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

         (2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

         (3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall:

                  (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                  (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

                  (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and
                           (c)(6) of this section (set out in the notice) must be satisfied.

                  The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

         (4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

         (5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

         (6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

         (7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

         (8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

         (9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

         (10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): PROVIDED, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

         (11) STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                     PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of Western Sierra Bancorp ("Bancorp") provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. Bancorp's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

Bancorp's Bylaws provide that Bancorp shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Bancorp's Bylaws also provide that Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Bancorp would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Bancorp's Bylaws. Each of the directors and executive officers of Bancorp has an indemnification agreement with Bancorp that provides that Bancorp shall indemnify such person to the full extent authorized by the applicable provisions of California law and further provide advances to pay for any expenses which would be subject to reimbursement.

ITEM 21.  EXHIBITS

2.1 Agreement and Plan of Reorganization and Merger by and between the Bancorp and Sentinel dated as of December 27, 1999, as amended attached as Exhibit I to the Joint Proxy Statement-Prospectus contained in Part I of this Registration Statement.

3.1 Articles of Incorporation of Registrant filed in the registration statement of Registrant on Form S-4 file #333-66675 as Exhibit 3.1 is incorporated here by this reference.

3.2 Bylaws as amended of Registrant of Registrant filed in the registration statement of Registrant on Form S-4 file #333-66675 as Exhibit 3.2 is incorporated here by this reference..

5.1      Opinion re: legality.

8.1 Opinion re: tax matters as to the merger of Sentinel Community Bank with a subsidiary of Registrant by Perry-Smith & Co., LLP

10.1     Severance Compensation Agreement for Kirk Dowdell.

10.2     Stock option agreement dated September 22, 1997 for Kirk Dowdell

10.3     Stock option agreement date May 19, 1999 for Kirk Dowdell

10.4     Stock option agreement dated May 19, 1999 for Gary Gall

10.5 Lake Community Bank 1984 Stock Option Plan and form of stock option agreements is contained in the Registrant's registration statement on Form S-8 file #333-86653 as Exhibit 99.5 and is incorporated here by this reference.

10.6 Salary continuation agreement for Gary Gall is contained in the Registrant's registration statement on Form S-4 file #333-66675 as
         Exhibit 10.4 and is incorporated here by this reference.

10.7 Stock option agreement dated April 11, 1995 for Gary Gall is contained in the Registrant's registration statement on Form S-4 file #333-66675 as Exhibit 10.5 and is incorporated here by this reference.

10.8 Stock option agreement dated November 14, 1996 for Gary Gall is contained in the Registrant's registration statement on Form S-4 file #333-66675 as Exhibit 10.6 and is incorporated here by this reference.

10.9 Stock option agreement dated May 20, 1997 for Gary Gall is contained in the Registrant's registration statement on Form S-4 file #333-66675 as
         Exhibit 10.7 and is incorporated here by this reference.

10.10 Western Sierra Bancorp 1999 Stock Option Plan and form of stock option agreements is contained in the Registrant's registration statement on Form S-8 file #333-86653 as Exhibit 99.3 and is incorporated here by this reference.

10.11 Western Sierra National Bank 1989 Stock Option Plan and form of incentive stock option and nonqualified stock option agreement is contained in the Registrant's registration statement on Form S-4 file #333-66675 as Exhibit 10.10 and is incorporated here by this reference.

10.12 Western Sierra Bancorp 1997 Stock Option Plan and form of incentive stock option agreement and nonqualified stock option agreement is contained in the Registrant's registration statement on Form S-4 file #333-66675 as Exhibit 10.11 and is incorporated here by this reference.

10.13 Roseville 1st National Bank 1993 Stock Option Plan and form of stock option agreements is contained in the Registrant's registration statement on Form S-8 file #333-86653 as Exhibit 99.4 and is incorporated here by this reference.

10.14 Indemnification agreement for Gary Gall is contained in the Registrant's registration statement on Form S-4 file #333-66675 as
         Exhibit 10.13 and is incorporated here by this reference.

10.15    Indemnification agreement for Kirk Dowdell.

10.16 Indemnification agreement form for directors of Western Sierra National Bank is contained in the Registrant's registration statement on Form S-4 file #333-66675 as Exhibit 10.15 and is incorporated here by this reference.

10.17 Placerville Branch lease is contained in the Registrant's registration statement on Form S-4 file #333-66675 as Exhibit 10.1 and is incorporated here by this reference.

10.18     Shareholder's Agreement for the Sentinel-Western Sierra merger.

10.19 Severance benefits agreement for Gary Gall is contained in the Registrant's registration statement on Form S-4 file #333-66675 as
         Exhibit 10.2 and is incorporated here by this reference.

11. Statement re: computation of per share earnings is included in Note 1 to the financial statements to the prospectus included in Part I of this registration statement.

21. The subsidiaries of the registrant are Western Sierra National Bank, a national banking association Lake Community Bank, a California banking corporation, and Roseville 1st National Bank, a national banking association.

23.1 Consent of Counsel is included with the opinion re: legality as Exhibit 5 to this Registration Statement.

23.2     Consent of Perry-Smith & Co., LLP as accountants for the Registrant.

23.3     Consent of Moss Adams LLP as accountants for Sentinel Community Bank.

23.4     Consent of Grant Thornton, LLP as accountants for Sentinel Community
         Bank.

23.5     Consent of Hoeffer & Arnett as financial advisor to Sentinel Community
         Bank.

b)       Financial Statement Schedules

                  None.

c)       OPINIONS

         Opinion of Hoeffer & Arnett as financial advisor to Sentinel Community Bank (included as Exhibit II in the joint proxy statement/prospectus in Part I herein)

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus with is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cameron Park, State of California, on March 23, 2000.

                             WESTERN SIERRA BANCORP

                             /s/  GARY D. GALL
                             --------------------------------------------------
                             Gary D. Gall
                             President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  GARY D. GALL                 , Director and Principal       March 23, 2000
----------------------------------  Executive Officer
Gary D. Gall

/s/  JOSEPH A. SURRA              , Chairman                     March 23, 2000
----------------------------------
Joseph A. Surra

/s/  ROBERT G. ALBRECHT           , Director                     March 23, 2000
----------------------------------
Robert G. Albrecht

/s/  CHARLES W. BACCHI            , Director                     March 23, 2000
----------------------------------
Charles W. Bacchi

/s/  BARBARA L. COOK              , Director                     March 23, 2000
----------------------------------
Barbara L. Cook

/s/  KIRK DOYLE                   , Director                     March 23, 2000
----------------------------------
Kirk Doyle

/s/  WILLIAM J. FISHER            , Director                     March 23, 2000
----------------------------------
William J. Fisher

/s/  RICHARD L. GOLEMON           , Director                     March 23, 2000
----------------------------------
Richard L. Golemon

/s/  JOHN H. HELMS                , Director                     March 23, 2000
----------------------------------
John H. Helms

/s/  HOWARD JAHN                  , Director                     March 23, 2000
----------------------------------
Howard "Skip" Jahn

/s/  THOMAS MANZ                  , Director                     March 23, 2000
----------------------------------
Thomas Manz

/s/  HAROLD S. PRESCOTT, JR.      , Director                     March 23, 2000
----------------------------------
Harold S. Prescott, Jr.

/s/  DAROL B. RASMUSSEN           , Director                     March 23, 2000
----------------------------------
Darol B. Rasmussen

/s/  OSVALDO I. SCARIOT           , Director                     March 23, 2000
----------------------------------
Osvaldo I. Scariot

/s/  RICHARD C. SEEBA             , Director                     March 23, 2000
----------------------------------
Richard C. Seeba

/s/  HOWARD VAN LENTE             , Director                     March 23, 2000
----------------------------------
Howard "Bud" Van Lente

/s/  LESA FYNES                   , Principal Financial          March 23, 2000
----------------------------------  Officer and Principal
Lesa Fynes                          Accounting Officer

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

5.1               Opinion re: legality.

8.1 Opinion re: tax matters as to the merger of Sentinel Community Bank with a subsidiary of Registrant by Perry-Smith & Co., LLP

10.1              Severance compensation agreement for Kirk Dowdell.

10.2              Stock option agreement dated September 22, 1998 for Kirk
                  Dowdell

10.3              Stock option agreement dated May 19, 1999 for Kirk Dowdell.

10.4              Stock option agreement dated May 19, 1999 for Gary Gall

10.15             Indemnification agreement dated May 1, 1999 for Kirk Dowdell

10.18 Shareholder's Agreement for the Sentinel-Western Sierra merger.

23.2              Consent of Perry-Smith & Co., LLP as accountants for the
                  Registrant.

23.3              Consent of Moss Adams LLP as accountants for Sentinel
                  Community Bank.

23.4              Consent of Grant Thornton LLP as accountants for Sentinel
                  Community Bank.

23.5              Consent of Hoeffer & Arnett as financial advisor to Sentinel
                  Community Bank.


                                      viii